                      [LETTERHEAD OF SUMMIT HEALTH LTD.]

                                                                  March 14, 1994

Dear Stockholder:

  You are cordially invited to attend a special meeting of stockholders (the "Special Meeting") of Summit Health Ltd. ("Summit") to be held on April 19, 1994 at The Rihga Royal Hotel, 151 West 54th Street,
New York, New York at 9:00 A.M., local time. Official Notice of the Special Meeting, a Proxy Statement/Prospectus and a proxy card are enclosed with this letter. All holders of Common Stock of Summit as of February 25, 1994 (the "Record Date") will be entitled to notice of and to vote at the Special Meeting.

  At this meeting, you will be asked to consider and to vote upon a proposal to approve and adopt an Agreement and Plan of Merger dated as of December 2, 1993 as amended as of January 14, 1994 (as amended the "Summit Merger Agreement"), among OrNda HealthCorp ("OrNda"), SHL Acquisition Co., a wholly owned subsidiary of OrNda ("Merger Sub"), and Summit, pursuant to which (i) Merger Sub will be merged with and into Summit and (ii) each outstanding share of Common Stock of Summit will be converted into the right to receive 0.2157 of a share of Common Stock of OrNda and $5.50 in cash (the "Summit Merger").

  Consummation of the Summit Merger is subject to certain conditions, including receipt by OrNda of financing necessary to finance the cash merger consideration, finance the purchase by OrNda of certain real estate currently leased by Summit (as may be required under the Summit Merger Agreement), refinance Summit's 7 1/2% Exchangeable Subordinated Notes and the outstanding senior bank and institutional debt of OrNda and Summit and provide adequate working capital.

  The enclosed Proxy Statement/Prospectus also describes the proposed merger (the "AHM Merger") of OrNda and American Healthcare Management, Inc. ("AHM") pursuant to which AHM will be merged with and into OrNda and each outstanding share of AHM Common Stock will be converted into the right to receive 0.6 of a share of Common Stock of OrNda. Consummation of the Summit Merger is not conditioned upon consummation of the AHM Merger, nor is consummation of the AHM Merger conditioned upon consummation of the Summit Merger.

  Stockholders of Summit holding an aggregate of 20,176,100 shares of Summit Common Stock (representing approximately 62% of the Summit Common Stock outstanding on the Record Date) have agreed with OrNda to vote such shares of stock in favor of approval and adoption of the Summit Merger Agreement.

  Details of the proposed mergers and other important information concerning Summit, AHM and OrNda are set forth in the accompanying Proxy
Statement/Prospectus, which you are urged to read.

  Your Board of Directors has carefully reviewed and considered the terms and conditions of the proposed merger. In addition, the Board of Directors has received the written opinion dated the date hereof of its financial advisor, Smith Barney Shearson Inc., to the effect that, as of the date of such opinion and based upon and subject to certain matters stated therein, the consideration proposed to be received by the holders of Summit Common Stock pursuant to the Summit Merger Agreement is fair, from a financial point of view, to such stockholders. A copy of the written opinion of Smith Barney Shearson Inc. is included in the accompanying Proxy Statement/Prospectus and should be read carefully in its entirety.

  YOUR BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE SUMMIT MERGER AND RECOMMENDS THAT YOU VOTE FOR APPROVAL AND ADOPTION OF THE SUMMIT MERGER AGREEMENT.

  The Board of Directors believes that the proposed merger will provide Summit stockholders with a continuing equity interest in Summit's business, as well as an ownership interest in a combined enterprise which will be larger than Summit.

  Whether or not you plan to attend the Special Meeting and regardless of the number of shares you own, we urge you to complete, sign, date and return the enclosed proxy card promptly in the accompanying prepaid envelope. You may, of course, attend the Special Meeting and vote in person, even if you have previously returned your proxy card.

                                          Sincerely,

                                          /s/ Donald J. Amaral

                                          Donald J. Amaral
                                          Chief Executive Officer & President

                               SUMMIT HEALTH LTD.
                             2600 W. MAGNOLIA BLVD.
                             BURBANK, CA 91507-2100

                               ----------------

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                                 APRIL 19, 1994

                               ----------------

  Notice is Hereby Given that a special meeting of stockholders of SUMMIT HEALTH LTD., a California corporation ("Summit"), will be held at The Rihga Royal Hotel, 151 West 54th Street, New York, New York, on April 19, 1994 at 9:00 A.M. (local time), for the following purposes:

    1. To consider and vote upon a proposal to approve and adopt an Agreement and Plan of Merger dated as of December 2, 1993, as amended as of January 14, 1994 (as amended the "Summit Merger Agreement"), among OrNda HealthCorp ("OrNda"), SHL Acquisition Co., Inc., a wholly owned subsidiary of OrNda ("Merger Sub"), and Summit, pursuant to which (i) Merger Sub will be merged with and into Summit and (ii) each outstanding share of Common Stock, no par value (the "Summit Common Stock") (other than shares held by OrNda or any subsidiary of OrNda), will be converted into the right to receive
  0.2157 of a share of Common Stock, par value $.01 per share, of OrNda and $5.50 in cash.

    2. To transact such other and further business as may properly come before the meeting or any postponement or adjournment thereof.

  Holders of record of shares of Summit Common Stock at the close of business on February 25, 1994 are entitled to notice of and to vote at the meeting. The Proxy Statement/Prospectus of Summit, OrNda and American Healthcare Management, Inc. sets forth certain information regarding certain dissenters' rights which may exist in the event the merger is approved.

                                          By Order of the Board of Directors

                                          /s/ SHIRLEY HOUGH

                                          SHIRLEY HOUGH
                                          Secretary

Burbank, California
March 14, 1994

                             YOUR VOTE IS IMPORTANT

  YOUR PROXY CARD MUST BE SIGNED AND RETURNED TO BE VOTED. YOU ARE URGED TO EXERCISE YOUR RIGHT TO VOTE BY INDICATING YOUR CHOICES ON THE ENCLOSED PROXY CARD. PLEASE DATE, SIGN AND PROMPTLY RETURN YOUR PROXY CARD WHICH IS BEING SOLICITED BY THE BOARD OF DIRECTORS OF SUMMIT IN THE ENCLOSED POSTAGE-PAID ENVELOPE. YOU MAY NEVERTHELESS VOTE IN PERSON IF YOU ATTEND THE SPECIAL MEETING.

   AMERICAN HEALTHCARE           ORNDA HEALTHCORP          SUMMIT HEALTH LTD.
    MANAGEMENT, INC.           3401 WEST END AVENUE         2600 W. MAGNOLIA
  660 AMERICAN AVENUE,               SUITE 700                    BLVD.
        SUITE 200               NASHVILLE, TN 37203         BURBANK, CA 91507
   KING OF PRUSSIA, PA
          19406

                               ----------------

                           PROXY STATEMENT/PROSPECTUS

                               ----------------

                      ANNUAL MEETING OF STOCKHOLDERS OF
                              ORNDA HEALTHCORP
                         TO BE HELD ON APRIL 19, 1994

                               ----------------

                     SPECIAL MEETING OF STOCKHOLDERS OF
                    AMERICAN HEALTHCARE MANAGEMENT, INC.
                         TO BE HELD ON APRIL 19, 1994

                               ----------------

                     SPECIAL MEETING OF STOCKHOLDERS OF
                              SUMMIT HEALTH LTD.
                         TO BE HELD ON APRIL 19, 1994

                               ----------------

  This Proxy Statement/Prospectus constitutes the Proxy Statement of OrNda HealthCorp ("OrNda"), American Healthcare Management, Inc. ("AHM"), and Summit Health Ltd. ("Summit") to be used in connection with the solicitation of proxies from their respective stockholders in connection with the proposed mergers of (i) AHM with and into OrNda (the "AHM Merger") and (ii) SHL Acquisition Co., a wholly owned subsidiary of OrNda, with and into Summit (the "Summit Merger" and together with the AHM Merger, the "Mergers"). This Proxy Statement/Prospectus also constitutes the Prospectus of OrNda with respect to the shares of OrNda Common Stock, par value $.01 per share (the "OrNda Common Stock"), to be issued in connection with the Mergers. OrNda has filed a Registration Statement on Form S-4 (the "Registration Statement") under the Securities Act of 1933, as amended, with the Securities and Exchange Commission (the "Commission") covering a maximum of 27,857,447 shares of OrNda Common Stock to be issued in connection with the Mergers.

  This Proxy Statement/Prospectus is first being mailed to OrNda, AHM and Summit stockholders on or about March 17, 1994.

  NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROXY STATEMENT/PROSPECTUS AND, IF SO GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROXY STATEMENT/PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THOSE TO WHICH IT RELATES OR AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES IN ANY JURISDICTION IN WHICH, OR TO ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROXY STATEMENT/PROSPECTUS NOR THE SALE OF ANY SECURITIES HEREUNDER SHALL IMPLY THAT THE INFORMATION CONTAINED HEREIN OR IN THE DOCUMENTS INCORPORATED BY REFERENCE HEREIN IS CORRECT AT ANY TIME SUBSEQUENT TO THE DATE HEREOF OR THEREOF.

  SEE "RISK FACTORS" FOR A DISCUSSION OF CERTAIN MATTERS WHICH SHOULD BE CONSIDERED BY THE STOCKHOLDERS OF ORNDA, AHM AND SUMMIT WITH RESPECT TO THE MERGERS.

                               ----------------

  THE SHARES OF ORNDA COMMON STOCK TO BE ISSUED IN CONNECTION WITH THE MERGER HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROXY STATEMENT/ PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

         THE DATE OF THIS PROXY STATEMENT/PROSPECTUS IS MARCH 14, 1994.

                             AVAILABLE INFORMATION

  OrNda has filed a Registration Statement on Form S-4 (the "Registration Statement") with the Commission under the Securities Act of 1933, as amended (the "Securities Act"). This Proxy Statement/Prospectus does not contain all the information set forth in the Registration Statement, certain portions of which are omitted in accordance with the Rules and Regulations of the Commission. For further information pertaining to OrNda and the shares of OrNda Common Stock offered hereby, reference is made to the Registration Statement and the exhibits thereto, which may be inspected without charge at the office of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and copies of which may be obtained from the Commission at prescribed rates.

  In addition, each of OrNda, AHM and Summit are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and, in accordance therewith, file reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information can be inspected and copies made at the public reference facilities of the Commission, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549; and its regional offices located at 7 World Trade Center, 13th Floor, New York, New York 10048 and 500 West Madison, Chicago, Illinois 60661; and copies of such materials can be obtained from the public reference section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, material filed by OrNda and Summit can be inspected at the offices of the National Association of Securities Dealers, Inc. at 1735 K Street, Washington, D.C. 20006. The material filed by AHM can be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

                    INCORPORATION OF DOCUMENTS BY REFERENCE

  This Proxy Statement/Prospectus incorporates by reference certain documents relating to OrNda, AHM and Summit which are not delivered herewith. These documents (other than the exhibits to such documents, unless such exhibits are specifically incorporated by reference into such documents) are available without charge, on oral or written request by any person to whom this Proxy Statement/Prospectus is delivered, from OrNda, 3401 West End Avenue, Suite 700, Nashville, TN 37203, telephone number (615) 383-8599, Attention: James H. Johnson; or AHM, 660 American Avenue, Suite 200, King of Prussia, PA 19406, telephone number (215) 768-5900, Attention: Robert M. Dubbs; or Summit, 2600 W. Magnolia Blvd., Burbank, CA 91507, telephone number (818) 841-8750, Attention:
Frank S. Osen. In order to ensure timely delivery of the documents, any request should be made by April 8, 1994.

  The following OrNda documents are incorporated by reference herein:

    1. Annual Report on Form 10-K for the fiscal year ended August 31, 1993 as amended by Form 10-K/A No. 1, filed on December 23, 1993, 10-K/A No. 2, filed on January 19, 1994, 10-K/A No. 3, filed on March 11, 1994 and 10-K/A No. 4, filed on March 14, 1994 (the "OrNda 10-K").

    2. Current Report on Form 8-K filed on December 10, 1993.

    3. The description of OrNda's common stock contained in its Registration Statement on Form 10 (as filed with the Commission on May 16, 1990), including any amendment or report filed for the purpose of amending such description.

    4. Quarterly Report on Form 10-Q for the quarterly period ended November 30, 1993 as amended by Form 10-Q/A No. 1, filed on March 11, 1994.

    5. Current Report on Form 8-K filed on July 15, 1993 as amended by Form 8-K/A No. 1, filed on September 13, 1993, Form 8-K/A No. 2, filed on February 7, 1994 and Form 8-K/A No. 3, filed on March 11, 1994.

    6. Current Report on Form 8-K filed on March 10, 1994.

  The following AHM documents are incorporated by reference herein:

    1. Annual Report on Form 10-K for the year ended December 31, 1992, as amended by a Form 8 dated March 30, 1993, and a Form 10-K/A No.1 filed on February 7, 1994 (the "AHM 10-K").

    2. Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 1993, June 30, 1993 and September 30, 1993, each as amended by a Form 10-Q/A filed on February 7, 1994.

    3. Current Report on Form 8-K filed on December 7, 1993.

  The following Summit documents are incorporated by reference herein:

    1. Annual Report on Form 10-K for the fiscal year ended June 30, 1993 (the "Summit 10-K").

    2. Quarterly Reports on Form 10-Q for the quarterly periods ended September 30, 1993 and December 31, 1993.

    3. Current Report on Form 8-K dated December 2, 1993.

  All documents and reports subsequently filed by OrNda, Summit or AHM pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the date of the OrNda Meeting, the AHM Meeting and the Summit Meeting shall be deemed to be incorporated by reference herein, and shall be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein, or contained in this Proxy Statement/Prospectus, shall be deemed to be modified or superseded for purposes of this Proxy Statement/Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part of this Proxy Statement/Prospectus, except as so modified or superseded.

                                ORNDA HEALTHCORP

                      AMERICAN HEALTHCARE MANAGEMENT, INC.

                               SUMMIT HEALTH LTD.

                           PROXY STATEMENT/PROSPECTUS

                               TABLE OF CONTENTS

                                      PAGE
                                      ----
AVAILABLE INFORMATION...............    2
INCORPORATION OF DOCUMENTS BY REFER-
 ENCE...............................    2
SUMMARY.............................    6
  General...........................    6
  The Companies.....................    6
  The Meetings......................    7
  The Mergers.......................    8
  Comparative Stock Prices and Divi-
   dends............................   13
  Risk Factors......................   15
  Recent Events.....................   15
  OrNda HealthCorp and Subsidiaries
   Selected Historical Financial Da-
   ta...............................   16
  American Healthcare Management,
   Inc. Selected Historical Finan-
   cial Data........................   17
  Summit Health Ltd. Selected His-
   torical Financial Data...........   18
  OrNda HealthCorp, American
   Healthcare Management, Inc., and
   Summit Health Ltd. Selected Unau-
   dited Pro Forma Combined Finan-
   cial Data........................   19
  Comparative Per Share Data........   20
INTRODUCTION........................   21
  OrNda Annual Meeting..............   21
  AHM Special Meeting...............   22
  Summit Special Meeting............   22
VOTING RIGHTS AND PROXIES...........   23
RISK FACTORS........................   25
  Health Care Reform................   25
  Certain Financial Considerations..   25
  Factors Affecting Market Price of
   OrNda Common Stock...............   26
  Shares Eligible for Future Issu-
   ance and Sale....................   25
  Potential Summit Income Tax Lia-
   bility...........................   26
  Limits on Reimbursement...........   26
  Extensive Regulation..............   27
  Dependence on Key Personnel and
   Physicians.......................   27
  Liability and Insurance...........   27
THE MERGERS.........................   27
  Background of the AHM Merger......   27
  Recommendation of OrNda Board of
   Directors; Reasons for the AHM
   Merger...........................   29
  Opinion of Kidder, Peabody & Co.
   Incorporated Concerning the AHM
   Merger...........................   30
  Recommendation of AHM Board of Di-
   rectors; Reasons for the AHM
   Merger...........................   38
  Opinion of Donaldson, Lufkin &
   Jenrette Securities Corporation..   40
  Background of the Summit Merger...   43
  Recommendation of OrNda Board of
   Directors; Reasons for the Summit
   Merger...........................   44
  Opinion of Kidder, Peabody & Co.
   Incorporated Concerning the Sum-
   mit Merger.......................   45
  Recommendation of Summit Board of
   Directors; Reasons for the Summit
   Merger ..........................   53
  Opinion of Smith Barney Shearson..   54
  Terms of the AHM Merger...........   58
    Effective Time of the AHM Merg-
     er.............................   58

                                      PAGE
                                      ----
    Conversion of AHM Common Stock
     in the AHM Merger..............   58
    Exchange of Certificates........   58
    Fractional Shares...............   59
    Conversion of Stock Options and
     Warrants.......................   59
    General Provisions..............   59
    Representations and Warranties..   59
    Directors of OrNda..............   59
    Registration Rights.............   59
    Conditions......................   59
    Consent Solicitation............   60
    Business of AHM and OrNda Pend-
     ing the AHM Merger.............   60
    Irrevocable Proxies.............   61
    Termination.....................   61
    Indemnification.................   62
    Amendment and Waiver............   62
    Expenses........................   62
    Termination Fee.................   63
  Federal Income Tax Consequences of
   the AHM Merger...................   63
  Accounting Treatment of the AHM
   Merger...........................   64
  Interests of Certain Persons in
   the AHM Merger...................   64
  No Dissenters' Rights in the AHM
   Merger...........................   65
  Terms of the Summit Merger........   65
    Effective Time of the Summit
     Merger.........................   65
    Conversion of Summit Common
     Stock in the Summit Merger.....   66
    Exchange of Certificates........   66
    Fractional Shares...............   66
    Conversion of Stock Options.....   66
    General Provisions..............   67
    Representations and Warranties..   67
    Real Estate Purchase............   67
    Directors of OrNda..............   67
    Registration Rights.............   67
    Conditions......................   68
    Dissenting Shares...............   68
    Business of Summit and OrNda
     Pending the Merger.............   68
    Stockholder Approval............   69
    Termination.....................   69
    Indemnification.................   70
    Voting Agreements...............   70
    Amendment and Waiver............   71
    Expenses........................   71
  Federal Income Tax Consequences of
   the Summit Merger................   71
  Accounting Treatment of the Summit
   Merger...........................   72
  Interests of Certain Persons in
   the Summit
   Merger...........................   72
  Dissenters' Rights in the Summit
   Merger...........................   76
  Regulatory Approval...............   77
  Consent Solicitation..............   78
  Pro Forma Financial Information...   79
  Comparative Rights of Stockhold-
   ers..............................  104
  Description of Certain Indebted-
   ness.............................  106
ELECTION OF ORNDA DIRECTORS.........  109

                                     PAGE
                                     ----
MANAGEMENT.........................  110
  Directors, Director Nominees and
   Executive Officers..............  110
  Committees of the OrNda Board of
   Directors and Meetings..........  113
  Management of OrNda following the
   Mergers.........................  114
RATIFICATION OF THE ORNDA
 HEALTHCORP INCENTIVE BONUS PLAN...  115
  General..........................  115
  Summary of Plan..................  115
  Certain Federal Income Tax Conse-
   quences of the Bonus Plan.......  115
  Vote Required For Approval.......  116
RATIFICATION OF THE 1994 MANAGEMENT
 EQUITY PLAN.......................  116
  General..........................  116
  Summary of the Plan and Amend-
   ment............................  116
  Certain Federal Income Tax Conse-
   quences.........................  118
  Vote Required for Approval.......  119
APPROVAL OF AMENDMENT TO ORNDA'S
 RESTATED CERTIFICATE OF INCORPORA-
 TION..............................  119
  Vote Required for Approval.......  120
EXECUTIVE COMPENSATION.............  121
  Summary Compensation Table.......  121
  Compensation Committee Report on
   Executive Compensation..........  122

                                     PAGE
                                     ----
  Comparison of Five-Year Cumula-
   tive Total Returns..............  123
  Martin Employment Agreement......  124
  Indemnification Agreements and
   Trust...........................  125
CERTAIN TRANSACTIONS...............  125
  JLL Fund Stock Purchase Agree-
   ment............................  125
  PAH Exchange Agreement...........  126
  Stockholders Agreement...........  126
  Marsal Termination Agreement.....  127
  Other............................  127
PRINCIPAL STOCKHOLDERS AND SECURITY
 OWNERSHIP OF MANAGEMENT OF ORNDA..  128
SECURITY OWNERSHIP OF CERTAIN BENE-
 FICIAL OWNERS AND MANAGEMENT OF
 AHM...............................  130
SECURITY OWNERSHIP OF CERTAIN BENE-
 FICIAL OWNERS AND MANAGEMENT OF
 SUMMIT............................  132
COMPLIANCE WITH SECTION 16(a) OF
 THE SECURITIES EXCHANGE ACT OF
 1934..............................  133
RELATIONSHIP WITH INDEPENDENT PUB-
 LIC ACCOUNTANTS...................  133
LEGAL MATTERS......................  133
EXPERTS............................  133
STOCKHOLDER PROPOSALS FOR THE 1995
 ANNUAL MEETING OF STOCKHOLDERS....  133


Annex A --Amended and Restated Agreement and Plan of Merger dated as of
          January 14, 1994, by and between OrNda HealthCorp and American Healthcare Management, Inc.
Annex B --Agreement and Plan of Merger dated as of December 2, 1993 by and between OrNda HealthCorp, SHL Acquisition Co., and Summit Health Ltd., as amended by Amendment No. 1, dated as of January 14, 1994
Annex C --Opinion of Kidder, Peabody & Co. Incorporated
Annex D --Opinion of Kidder, Peabody & Co. Incorporated
Annex E --Opinion of Donaldson, Lufkin & Jenrette Securities Corporation Annex F --Opinion of Smith Barney Shearson Inc.
Annex G --California General Corporation Law--Chapter 13--Dissenters' Rights Annex H --OrNda HealthCorp Incentive Bonus Plan
Annex I --Amendment to Article Four of Restated Certificate of Incorporation
          of OrNda HealthCorp
Annex J --OrNda HealthCorp 1994 Management Equity Plan

                                    SUMMARY

  The following is a brief summary of certain information contained, or incorporated by reference, elsewhere in this Proxy Statement/Prospectus. This summary is not intended to be complete and is qualified in its entirety by reference to the more detailed information appearing, or incorporated by reference, elsewhere herein. Stockholders are urged to review the entire Proxy Statement/Prospectus, the Annexes hereto and the documents incorporated herein by reference.

GENERAL

  This Proxy Statement/Prospectus relates to the solicitation of proxies in connection with (i) the proposed merger (the "AHM Merger") of American Healthcare Management, Inc., a Delaware corporation ("AHM"), with and into OrNda HealthCorp, a Delaware corporation ("OrNda"), and (ii) the proposed merger (the "Summit Merger" and together with the AHM Merger, the "Mergers") of SHL Acquisition Co. ("Merger Sub"), a newly formed, wholly owned subsidiary of OrNda, with and into Summit Health Ltd., a California corporation ("Summit"). In addition, this Proxy Statement/Prospectus is furnished in connection with the solicitation by the Board of Directors of OrNda of proxies to be voted at the annual meeting of stockholders of OrNda (the "OrNda Meeting"). Upon effectiveness of the AHM Merger, each outstanding share of common stock, $0.01 par value per share, of AHM ("AHM Common Stock") will be converted into the right to receive 0.6 of a share of common stock, $0.01 par value per share, of OrNda ("OrNda Common Stock"). As a result of the AHM Merger, AHM will be merged with and into OrNda. Upon effectiveness of the Summit Merger, each outstanding share of common stock, no par value, of Summit ("Summit Common Stock") will be converted into the right to receive $5.50 in cash and 0.2157 of a share of OrNda Common Stock. As a result of the Summit Merger, Summit will become a wholly owned subsidiary of OrNda.

  The AHM Merger will be effected pursuant to an Agreement and Plan of Merger dated as of November 18, 1993, as amended as of January 14, 1994 (as amended the "AHM Merger Agreement"), by and between OrNda and AHM, a copy of which, as amended and restated, is attached hereto as Annex A. The Summit Merger will be effected pursuant to an Agreement and Plan of Merger dated as of December 2, 1993, as amended as of January 14, 1994 (the "Summit Merger Agreement"), by and among OrNda, Merger Sub and Summit, a copy of which is attached hereto as Annex
B. See "The Mergers."

THE COMPANIES

  OrNda. OrNda is a hospital-based health care services company that owns and operates acute care hospitals and related health care facilities. Through its subsidiaries and affiliated partnerships, OrNda owns or operates 18 acute care medical-surgical hospitals with 4,073 licensed beds, including one managed for another, and two psychiatric hospitals with 138 licensed beds. The average size of OrNda's acute care hospitals is 226 beds with a range of 92 to 495 beds. OrNda's hospitals are located in California, Florida, Georgia, Indiana, Mississippi, Missouri, Tennessee, Texas and Wyoming. OrNda also owns 43% of Horizon Mental Health Services, Inc., which operates one psychiatric hospital with 60 licensed beds and 53 specialty psychiatric and chemical dependency units with 1,101 licensed beds.

  AHM. AHM is a health care services company engaged in the operation of 16 general acute care hospitals with a total of 2,028 licensed beds. AHM owns 14 of these hospitals and operates two under leases. The average size of the hospitals operated by AHM is 126 licensed beds with a range of 91 to 209 licensed beds. AHM's hospitals are located in California, Oregon, Washington, Nevada, Texas, Louisiana, Tennessee, West Virginia and Florida. AHM's hospitals provide a range of medical/surgical inpatient and outpatient services, including obstetrics, pediatrics and minimally invasive and routine surgeries.

  Summit. Summit is a health care company, which offers a broad range of primary health care services in both inpatient and outpatient settings, with an increasing emphasis on outpatient services and alternative site care. Summit has facilities located in California, Texas, Arizona and Iowa. Summit owns or operates 12 acute care hospitals with 1,611 licensed beds and four free-standing outpatient surgery centers with a total of 62 surgery suites. Through its subsidiary Health Choice Arizona Inc., a Medicaid HMO, Summit has an enrollment of approximately 21,000 in the state of Arizona. Summit also provides health care services through its majority-owned subsidiary, Summit Care Corporation, which operates 20 skilled nursing centers with 2,534 licensed beds and four retirement centers with 468 beds.

THE MEETINGS

  OrNda. The OrNda Meeting will be held on April 19, 1994, at 9:00 A.M. (local time) at The Rihga Royal Hotel, 151 West 54th Street, New York, New York. At the OrNda Meeting, holders of shares of OrNda Common Stock will be asked to consider and vote upon (i) the approval and adoption of the AHM Merger Agreement (the "AHM Merger Proposal"); (ii) the issuance of up to 9,892,102 shares of OrNda Common Stock pursuant to the Summit Merger Agreement (the "Summit Merger Proposal"); (iii) the election of two Class I directors as members of the Board of Directors to serve until the 1997 annual meeting of stockholders or until their respective successors are duly elected and qualified; (iv) the adoption of the OrNda HealthCorp Incentive Bonus Plan; (v) the adoption of the OrNda HealthCorp 1994 Management Equity Plan (the "Management Equity Plan"); and (vi) an amendment to OrNda's Certificate of Incorporation to increase the number of authorized shares of OrNda Common Stock from 100,000,000 shares to 200,000,000 shares. Approval and adoption of the AHM Merger Agreement shall also constitute approval of the issuance of up to 17,965,345 shares of OrNda Common Stock in connection with the AHM Merger. The AHM Merger Proposal and the Summit Merger Proposal are being presented to stockholders as separate proposals. Consummation of the AHM Merger is not conditioned upon consummation of the Summit Merger, nor is consummation of the Summit Merger conditioned upon consummation of the AHM Merger.

  Only holders of record of OrNda Common Stock at the close of business on February 25, 1994 (the "OrNda Record Date") are entitled to notice of and to vote at the OrNda Meeting. Holders of record of OrNda Common Stock are entitled to one vote per share on any matter which may properly come before the OrNda Meeting. The presence, in person or by proxy, of the holders of at least a majority of the shares entitled to vote at the OrNda Meeting is necessary to constitute a quorum. The affirmative vote of the holders of a majority of the voting power of the shares of the OrNda Common Stock present in person or by proxy at the OrNda Meeting is required to approve the Summit Merger. The affirmative vote of the holders of a majority of the outstanding shares of OrNda Common Stock is required to approve the AHM Merger. See "Voting Rights and Proxies." Any proxy may be revoked by any stockholder who attends the OrNda Meeting and gives oral notice of his or her intention to vote in person without compliance with any other formalities. In addition, any OrNda stockholder may revoke a proxy at any time before it is voted by executing a subsequent proxy or by delivering a written notice to the Secretary of OrNda stating that the proxy is revoked.

  Stockholders of OrNda holding an aggregate of 9,036,744 shares of OrNda Common Stock (representing approximately 49% of the OrNda Common Stock outstanding as of the OrNda Record Date) have granted irrevocable proxies to AHM pursuant to which such stockholders have agreed to vote in favor of the approval of the AHM Merger. (Such proxies are herein referred to as the "AHM Irrevocable Proxies"). See "The Mergers--Terms of the AHM Merger--Irrevocable Proxies."

  Stockholders of OrNda holding an aggregate of 9,036,744 shares of OrNda Common Stock (representing approximately 49% of the OrNda Common Stock outstanding as of the OrNda Record Date) have agreed with Summit to vote such shares of stock in favor of the Summit Merger Agreement. (Such agreements are herein referred to as the "Summit Voting Agreements".) See "The Mergers--Terms of the Summit Merger--Voting Agreements."

  In addition, the directors and executive officers of OrNda, who collectively owned 9,140,334 shares of OrNda Common Stock as of the OrNda Record Date, have advised OrNda that they intend to vote such shares in favor of the AHM Merger Proposal, the Summit Merger Proposal, the election of the Class I directors, the adoption of the OrNda HealthCorp Incentive Bonus Plan, the adoption of the Management Equity Plan and the adoption of the amendment to the OrNda Restated Certificate of Incorporation.

  AHM. A special meeting of stockholders of AHM (the "AHM Meeting"), will be held on April 19, 1994, at 9:00 A.M. (local time), at the New York Marriott East Side Hotel, 525 Lexington Avenue, New York, New York. At the AHM Meeting, holders of shares of AHM Common Stock will be asked to consider and vote upon a proposal to approve and adopt the AHM Merger Agreement. Only holders of record of AHM Common Stock at the close of business on March 4, 1994 (the "AHM Record Date") are entitled to notice of and to vote at the AHM Meeting. Holders of record on the AHM Record Date are entitled to one vote per share on any matter that may properly come before the AHM Meeting. The presence, in person or by proxy, of the holders of a majority of the shares of AHM Common Stock entitled to vote at the AHM Meeting is necessary to constitute a quorum. The affirmative vote of the holders of a majority of the outstanding shares of AHM Common Stock is necessary to approve and adopt the AHM Merger Agreement. Any proxy may be revoked by any stockholder who attends the AHM Meeting and gives oral notice of his or her intention to vote in person without compliance with any other formalities. In addition, any AHM stockholder may revoke a proxy at any time before it is voted by executing a subsequent proxy or by delivering a written notice to the Secretary of AHM stating that the proxy is revoked. On the AHM Record Date, there were 27,491,715 shares of AHM Common Stock issued and outstanding and each share is entitled to one vote. Stockholders of AHM holding an aggregate of 12,015,000 shares of AHM Common Stock (representing approximately 44% of the AHM Common Stock outstanding as of the AHM Record
Date) have informed AHM that they intend to vote such shares in favor of the AHM Merger Agreement.

  Summit. A special meeting of stockholders of Summit (the "Summit Meeting"), will be held on April 19, 1994, at 9:00 A.M. (local time), at The Rihga Royal Hotel, 151 West 54th Street, New York, New York. At the Summit Meeting, holders of shares of Summit Common Stock will be asked to consider and vote upon a proposal to approve and adopt the Summit Merger Agreement. Only holders of record of Summit Common Stock at the close of business on February 25, 1994 (the "Summit Record Date") are entitled to notice of and to vote at the Summit Meeting. Holders of record on the Summit Record Date are entitled to one vote per share on any matter that may properly come before the Summit Meeting. The presence, in person or by proxy, of the holders of a majority of the shares of Summit Common Stock entitled to vote at the Summit Meeting is necessary to constitute a quorum. The affirmative vote of the holders of a majority of the outstanding shares of Summit Common Stock is necessary to approve and adopt the Summit Merger Agreement. Any proxy may be revoked by any stockholder who attends the Summit Meeting and gives oral notice of his or her intention to vote in person without compliance with any other formalities. In addition, any Summit stockholder may revoke a proxy at any time before it is voted by executing a subsequent proxy or by delivering a written notice to the Secretary of Summit stating that the proxy is revoked.

  Stockholders of Summit holding an aggregate of 20,176,100 shares of Summit Common Stock (representing approximately 62% of the Summit Common Stock outstanding as of the Summit Record Date) have agreed with OrNda to vote such shares of stock in favor of the Summit Merger Agreement. As a result, approval and adoption of the Summit Merger Agreement is assured without any other affirmative votes. (Such agreements are herein referred to as the "OrNda Voting Agreements.") See "The Mergers--Terms of the Summit Merger--Voting Agreements."

THE MERGERS

  General. Pursuant to the AHM Merger Agreement, AHM will be merged with and into OrNda. As a result of the Merger, each outstanding share of AHM Common Stock will be converted into 0.6 of a share of

OrNda Common Stock (the "AHM Exchange Ratio"). The terms of the AHM Merger Agreement are more fully described in "The Mergers--Terms of the AHM Merger." Pursuant to the Summit Merger Agreement, Merger Sub will be merged with and into Summit. As a result of the Summit Merger, Summit will become a wholly owned subsidiary of OrNda and each outstanding share of Summit Common Stock will be converted into the right to receive $5.50 in cash and 0.2157 of a share of OrNda Common Stock (collectively, the "Summit Exchange Ratio"). The terms of the Summit Merger Agreement are more fully described in "The Mergers--Terms of the Summit Merger."

  Effective Time of the AHM Merger. The AHM Merger will be consummated at the time and on the date that a certificate of merger is filed with the Delaware Secretary of State or such later time as is specified in the certificate of merger (the "AHM Effective Time"). It is presently contemplated that the AHM Effective Time will occur as soon as practicable after the requisite approvals of the stockholders of OrNda and AHM have been obtained and the other conditions specified in the AHM Merger Agreement are satisfied or waived.

  Effective Time of the Summit Merger. The Summit Merger will be consummated at the time and on the date that an agreement of merger and certain officers' certificates are filed with and accepted by the California Secretary of State (the "Summit Effective Time" and together with the AHM Effective Time, the "Effective Time"). It is presently contemplated that the Summit Effective Time will occur as soon as practicable after the requisite approvals of the stockholders of OrNda and Summit have been obtained and other conditions specified in the Summit Merger Agreement are satisfied or waived.

  Exchange of AHM and Summit Stock Certificates. As soon as practicable after the Effective Time, instructions with regard to the surrender of stock certificates, together with a letter of transmittal to be used for this purpose, will be furnished to all AHM and Summit stockholders for use in exchanging their stock certificates for the consideration they will be entitled to receive as a result of the Mergers. STOCKHOLDERS OF AHM AND SUMMIT SHOULD NOT SUBMIT THEIR STOCK CERTIFICATES FOR EXCHANGE UNTIL SUCH INSTRUCTIONS AND LETTER OF TRANSMITTAL ARE RECEIVED.

  Conditions to the AHM Merger; Financing; Consent Solicitation. In addition to approval by the stockholders of AHM and OrNda, the obligations of the parties to consummate the AHM Merger are subject to the satisfaction of certain conditions, including, among other things, any waiting period applicable to the consummation of the AHM Merger under the HSR Act (as defined below) having expired or been terminated, and the receipt by OrNda and AHM of financing in an amount sufficient to (i) refinance the outstanding senior and institutional indebtedness of OrNda and AHM; (ii) provide adequate working capital; and (iii) satisfy the change of control repurchase rights of the holders of AHM's 10% Senior Subordinated Notes due 2003 (the "AHM Notes") arising by reason of the AHM Merger. See "The Mergers--Terms of the AHM Merger--Conditions" and "-- Description of Certain Indebtedness."

  The obligations of OrNda and AHM to consummate the AHM Merger are also conditioned upon, among other things, the receipt by AHM of such consents and waivers from the holders of the AHM Notes as OrNda, AHM and their senior institutional and bank lenders shall agree are reasonably required. Pursuant to a Waiver and Consent Agreement by and among OrNda and the holders of a majority in principal amount of the outstanding AHM Notes, OrNda has agreed, upon consummation of the AHM Merger, to make certain consent payments and to increase the interest rate on the AHM Notes in exchange for the agreement of such holders to the amendment and waiver of certain terms of the AHM Notes. See "The Mergers--Terms of the AHM Merger--Conditions" and "--Consent Solicitation."

  Conditions to the Summit Merger; Financing; Real Estate Purchase. In addition to the approval by the stockholders of OrNda and Summit, the obligations of the parties to consummate the Summit Merger are subject to the satisfaction of certain conditions, including, among other things, any waiting period applicable to the consummation of the Summit Merger under the HSR Act having expired or been terminated, and the receipt by OrNda and Summit of financing in an amount sufficient to (i) finance the transactions contemplated by the Summit Merger Agreement; (ii) if necessary, finance the Real Estate Purchase (as defined below); (iii) refinance the outstanding senior and institutional indebtedness of OrNda and Summit; (iv) provide adequate working capital; and (v) satisfy the change in control repurchase rights of the holders of Summit's 7 1/2% Exchangeable Subordinated Notes due 2003 (the "Summit Notes") arising by reason of the Summit Merger. See "The Mergers--Terms of the Summit Merger--Conditions" and "--Description of Certain Indebtedness."

  Pursuant to the Summit Merger Agreement, OrNda agreed to negotiate in good faith with Sierra Land Group, Inc. ("Sierra") and Summit Properties ("SP") concerning the purchase by either OrNda or a third party for an aggregate purchase price of $85.4 million of certain real property and improvements currently owned by Sierra or SP and leased to Summit (the "Real Estate Purchase"). Sierra and SP are affiliates of Don Freeberg, the Chairman of the Board of Summit and the beneficial owner of 55.4% of the outstanding Summit Common Stock. OrNda currently intends to purchase approximately $57 million of such real estate and to seek a third party purchaser for the remaining real estate. The obligations of OrNda and Summit to consummate the Summit Merger as well as the obligations of the Summit stockholders party to the OrNda Voting Agreements to vote for the Summit Merger are conditioned upon either such transaction having been consummated or all conditions to the consummation of such transactions having been satisfied or waived. See "The Mergers--Terms of the Summit Merger--Real Estate Purchase" and "--Voting Agreements" and "Interests of Certain Persons in the Summit Merger."

  Antitrust Matters. The Mergers are subject to the requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder (the "HSR Act"), which provides that certain acquisition transactions (including the Mergers) may not be consummated until certain information has been furnished to the Antitrust Division of the Department of Justice (the "Division") and the Federal Trade Commission (the "FTC") and unless certain waiting period requirements are met. On December 10, 1993, the Notification and Report Forms for the AHM Merger required pursuant to the HSR Act were filed by both OrNda and AHM and on January 7, 1994, the Notification and Report Forms for the Summit Merger required pursuant to the HSR Act were filed by both OrNda and Summit. OrNda and AHM have received notice of early termination of the HSR Act waiting period and the HSR Act waiting period has expired with respect to the Summit Merger. See "The Mergers--Regulatory Approval," "--Terms of the AHM Merger--Conditions" and "--Terms of the Summit Merger--Conditions."

  Management of OrNda After the Mergers. It is anticipated that after consummation of the Mergers, the Board of Directors of OrNda will consist of 13 members. Pursuant to the AHM Merger Agreement, three of such directors will be current directors of AHM. It is currently expected that such AHM designees will be Steven L. Volla, currently Chairman, President and Chief Executive Officer of AHM and John F. Nickoll and John J. O'Shaugnessy each of whom is currently a director of AHM. OrNda has agreed to cause Donald J. Amaral, currently President and Chief Executive Officer of Summit, and one designee of Don Freeberg, currently Chairman of the Board of Summit, to be appointed to the OrNda Board of Directors. It is also anticipated that after consummation of the Mergers, Charles N. Martin, Jr. will continue to serve as Chairman of the Board and Chief Executive Officer of OrNda, Steven L. Volla will serve as Chairman of the Executive Committee of the Board of Directors of OrNda and Donald J. Amaral will serve as President and Chief Operating Officer of OrNda. See "The Mergers--Terms of the AHM Merger--Directors of OrNda", "The Mergers--Terms of the Summit Merger--Directors of OrNda", "--Interests of Certain Persons in the AHM Merger" and "--Interests of Certain Persons in the Summit Merger."

  Interests of Certain Persons in the Mergers. In considering the recommendation of the Board of Directors of AHM with respect to the AHM Merger Agreement and the transactions contemplated thereby, AHM stockholders should be aware that certain members of the management of AHM and the Board of Directors of AHM have certain interests in the AHM Merger that are in addition to the interests of stockholders of AHM generally. See "The Mergers--Interests of Certain Persons in the AHM Merger." In considering the recommendation of the Board of Directors of Summit with respect to the Summit Merger Agreement and the transactions contemplated thereby, Summit stockholders should be aware that certain members of the management of Summit and the Board of Directors of Summit have certain interests in the Summit Merger that are in addition to the interests of stockholders of Summit generally. See "The Mergers--Interests of Certain Persons in the Summit Merger."

  Termination. The AHM Merger Agreement may be terminated at any time prior to the AHM Effective Time whether before or after stockholder approval: (i) by mutual written consent of OrNda and AHM, (ii) by OrNda, on the one hand, and AHM, on the other hand, if the AHM Merger has not been consummated on or before July 31, 1994, or (iii) by OrNda or AHM, if any of the conditions precedent to their respective obligations under the AHM Merger Agreement have not been met or waived prior to or at such time such condition can no longer be satisfied. See "The Mergers--Terms of the AHM Merger--Termination."

  The Summit Merger Agreement may be terminated at any time prior to the Summit Effective Time whether before or after stockholder approval: (i) by mutual written consent of OrNda, Summit and Merger Sub, (ii) by either OrNda or Merger Sub, on the one hand, and Summit, on the other hand, if the Merger has not been consummated on or before July 31, 1994, (iii) by either OrNda or Summit, if any of the conditions precedent to their respective obligations under the Summit Merger Agreement have not been met or waived prior to or at such time such condition can no longer be satisfied or (iv) by Summit on or after March 31, 1994 if OrNda has not received commitments for the requisite financing. See "The Mergers--Terms of the Summit Merger--Termination."

  Termination Fees. If prior to the AHM Meeting, AHM receives a competing acquisition proposal relating to AHM, and either (i) the AHM stockholders fail to approve the AHM Merger at the AHM Meeting or (ii) AHM breaches its covenant to recommend acceptance of the AHM Merger to its stockholders, and such acquisition proposal is thereafter consummated within 12 months of the date of termination of the AHM Merger Agreement, AHM (or the successor thereto) must pay OrNda a fee in cash equal to $5 million. See "The Mergers--Terms of the AHM Merger--Termination Fee."

  In the event that OrNda is unable to obtain the requisite financing to effect the Summit Merger, the Real Estate Purchase and the refinancing of outstanding debt of OrNda and Summit, OrNda will pay as liquidated damages $1.5 million to Summit, if such inability is not due to a material breach by Summit of any agreement, representation or warranty in the Summit Merger Agreement or the agreement relating to the Real Estate Purchase. See "The Mergers--Terms of the Summit Merger--Expenses."

  Federal Income Tax Consequences of the AHM Merger. OrNda and AHM will each receive at or prior to the AHM Effective Time an opinion of counsel that for Federal income tax purposes the Merger will constitute a tax-free reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and that no gain or loss will be recognized by any AHM stockholder upon the receipt solely of OrNda Common Stock pursuant to the AHM Merger (except to the extent that cash is received in lieu of a fractional share interest) nor will OrNda or AHM recognize income, gain or loss as a result of the Merger. See "The Mergers--Federal Income Tax Consequences of the AHM Merger."

  Federal Income Tax Consequences of the Summit Merger. The receipt by Summit stockholders of cash and OrNda Common Stock in exchange for the Summit Common Stock in the Summit Merger (or the receipt of cash upon the exercise of dissenters' rights) will be a taxable transaction for Federal income tax purposes under the Code and may be taxable under state, local or foreign tax laws as well. A Summit stockholder will recognize gain or loss equal to the difference between the tax basis for the Summit Common Stock surrendered in the Summit Merger and the sum of the (i) cash and (ii) fair market value of the OrNda Common Stock received in the Summit Merger. Such gain or loss will be capital gain or loss if the Summit Common Stock exchanged in the Merger was a capital asset in the hands of the Summit stockholder and will be long-term gain or loss if the holding period for the Summit Common Stock is more than one year. See "The Mergers--Federal Income Tax Consequences of the Summit Merger."

  Dissenters' Rights. Holders of shares of AHM Common Stock are not entitled to appraisal rights of dissenting stockholders under Delaware Law with respect to the transactions contemplated by the AHM Merger Agreement. See "The Mergers--No Dissenters' Rights in the AHM Merger." Holders of Summit Common Stock who vote against the Summit Merger may, subject to certain conditions, be entitled to dissenters' rights under California Law in connection with the Summit Merger. The Summit Merger Agreement provides that OrNda's obligation to consummate the Summit Merger is subject to the condition that the holders of fewer than 5.0% of the number of shares of Summit Common Stock outstanding shall have validly exercised dissenters' rights. See "The Mergers--Dissenters' Rights in the Summit Merger."

  Accounting Treatment. Both OrNda and AHM believe that the AHM Merger will qualify as a pooling- of-interests for accounting and financial reporting purposes and have been so advised by Ernst & Young, their independent public accountants. Consummation of the AHM Merger is conditioned upon the receipt by each of OrNda and AHM of a letter from Ernst & Young stating that the AHM Merger will qualify for pooling of interests accounting treatment. It is contemplated that the Summit Merger will be accounted for as a purchase transaction. See "The Mergers--Terms of the AHM Merger--Conditions" and "-- Accounting Treatment of the AHM Merger" and "--Accounting Treatment of the Summit Merger."

  Recommendation of the Boards of Directors. The Board of Directors of OrNda has unanimously approved the Merger Agreements and unanimously recommends that OrNda stockholders vote FOR the AHM Merger Proposal and FOR the Summit Merger Proposal. The Board of Directors of AHM has unanimously approved the AHM Merger Agreement and unanimously recommends a vote FOR approval and adoption of the AHM Merger Agreement by the stockholders of AHM. The Board of Directors of Summit has unanimously approved the Summit Merger Agreement and unanimously recommends a vote FOR approval and adoption of the Summit Merger Agreement by the stockholders of Summit.

  For a discussion of the factors considered by the respective Boards of Directors in reaching their decisions, see "The Mergers--Recommendation of OrNda Board of Directors; Reasons for the AHM Merger," "--Recommendation of OrNda Board of Directors; Reasons for the Summit Merger," "--Recommendation of AHM Board of Directors; Reasons for the AHM Merger" and "--Recommendation of Summit Board of Directors; Reasons for the Summit Merger."

  Opinions of Financial Advisors. On November 18, 1993, Kidder, Peabody & Co. Incorporated ("Kidder, Peabody") delivered its oral opinion to OrNda's Board of Directors to the effect that, as of the date of such opinion, the AHM Exchange Ratio was fair, from a financial point of view, to OrNda. Kidder, Peabody subsequently confirmed its earlier oral opinion and delivered to OrNda's Board of Directors its written opinion dated as of March 14, 1994, to the effect that, as of such date, the AHM Exchange Ratio is fair, from a financial point of view, to OrNda. A copy of this opinion is attached hereto as Annex C. OrNda's shareholders are urged to read this opinion in its entirety for a description of the assumptions made, procedures followed, matters considered, limitations on and the scope of review by Kidder, Peabody. See "The Mergers-- Opinion of Kidder, Peabody & Co. Incorporated Concerning the AHM Merger."

  On November 18, 1993, Donaldson, Lufkin & Jenrette Securities Corporation ("DLJ") delivered its oral opinion to AHM's Board of Directors to the effect that, based upon various considerations and assumptions, the consideration to be received by the holders of AHM Common Stock pursuant to the AHM Merger was fair from a financial point of view. On December 2, 1993, DLJ delivered its oral opinion to AHM's Board of Directors to the effect that, as of such date, whether or not the Summit Merger is consummated, the consideration to be received by the holders of AHM Common Stock remained fair from a financial point of view to AHM's stockholders. DLJ subsequently confirmed such oral opinions in writing. A copy of this opinion is attached hereto as Annex E.

  On December 2, 1993, Kidder, Peabody delivered its oral opinion to OrNda's Board of Directors to the effect that, as of the date of such opinion, the Summit Exchange Ratio was fair, from a financial point of view, to OrNda. Kidder, Peabody subsequently confirmed its earlier oral opinion and delivered to OrNda's

Board of Directors its written opinion dated as of March 14, 1994, to the effect that, as of such date, the Summit Exchange Ratio is fair, from a financial point of view, to OrNda. A copy of this opinion is attached hereto as Annex D. OrNda's shareholders are urged to read this opinion in its entirety for a description of the assumptions made, procedures followed, matters considered, limitations on and the scope of review by Kidder, Peabody. See "The Mergers--Opinion of Kidder, Peabody & Co. Incorporated Concerning the Summit Merger."

  On December 2, 1993, Smith Barney Shearson Inc. ("Smith Barney Shearson") delivered its oral opinion (subsequently confirmed by a written opinion dated such date) to Summit's Board of Directors to the effect that, as of the date of such opinion and based upon and subject to certain considerations and assumptions, the Summit Exchange Ratio was fair, from a financial point of view, to the holders of Summit Common Stock. Smith Barney Shearson subsequently confirmed such opinion by delivery of a written opinion dated the date hereof. A copy of this opinion is attached hereto as Annex F.

  Copies of the full texts of the written opinions of Kidder, Peabody, DLJ and Smith Barney Shearson, which set forth the assumptions made, procedures followed, matters considered and limits of their respective reviews are attached to this Proxy Statement/Prospectus as Annexes C, D, E and F and should be read carefully in their entirety. See "The Mergers--Opinion of Kidder, Peabody & Co. Incorporated Concerning the AHM Merger," "--Opinion of Donaldson, Lufkin & Jenrette Securities Corporation," "--Opinion of Kidder, Peabody & Co. Incorporated Concerning the Summit Merger," and "--Opinion of Smith Barney Shearson."

COMPARATIVE STOCK PRICES AND DIVIDENDS

  OrNda Common Stock is traded on the NASDAQ National Market System under the symbol ORND. AHM Common Stock is traded on the New York Stock Exchange (NYSE) under the symbol AHI. Summit Common Stock is traded on the NASDAQ National Market System under the symbol SUMH. Prior to being listed on the NYSE in April 1993, AHM Common Stock was listed and traded on the American Stock Exchange
(AMSE).

  The following table sets forth, for the calendar periods indicated, the high and low closing prices per share of OrNda Common Stock and Summit Common Stock as reported by the NASDAQ National Market System, and cash dividends declared by Summit. Also set forth below, for the calendar periods indicated, are the high and low closing prices per share of AHM Common Stock on the NYSE Composite Tape for periods subsequent to April 1993 and on the AMSE for periods prior to April 1993. Neither OrNda nor AHM has paid dividends on its Common Stock in the past three years.

                                                                                SUMMIT
                                                                       ------------------------
                                              ORNDA           AHM
                                           COMMON STOCK  COMMON STOCK   COMMON STOCK    CASH
                                          -------------- ------------- -------------- DIVIDENDS
                                           HIGH    LOW    HIGH   LOW    HIGH    LOW   DECLARED
                                          ------- ------ ------ ------ ------- ------ ---------
1991
  Third Quarter.......................... $ 12.50 $ 6.75 $3.375 $ 2.00 $ 4.125 $3.125    --
  Fourth Quarter.........................   14.75  10.25  4.875  2.625    6.25  3.625    --
1992
  First Quarter.......................... $14.625 $11.50 $ 6.00 $ 4.00 $ 8.625 $ 5.50    --
  Second Quarter.........................   11.75   9.25   5.50  4.125    7.00   5.00   $.02
  Third Quarter..........................    9.50   7.25  5.125  3.875    7.25   4.50    --
  Fourth Quarter.........................    9.50   6.00  5.375   3.50    6.25  3.625   $.03
1993
  First Quarter.......................... $  9.00 $ 5.50 $6.125 $ 4.25 $  9.50 $5.125    --
  Second Quarter.........................    9.00   5.50  5.125   4.00    7.00   5.00   $.03
  Third Quarter..........................   14.75   9.00  5.875   4.75    8.75   6.00    --
  Fourth Quarter ........................   15.75  12.00  9.125   5.50    9.00   7.38   $.04
1994
  First Quarter (through March 11, 1994). $ 20.50 $14.75 $11.75 $8.625 $  9.69 $8.125    --

  OrNda has never paid dividends on the OrNda Common Stock. OrNda's Board of Directors currently intends to retain earnings for further development of OrNda's business and, therefore, does not intend to pay cash dividends on its Common Stock in the foreseeable future. OrNda's existing senior credit agreement and the Indenture relating to OrNda's Senior Subordinated Notes (the "OrNda Notes") contain significant restrictions on the payment of dividends on shares of OrNda Common Stock. Moreover, the Indenture relating to the AHM Notes, which will be assumed by OrNda as a result of the AHM Merger, will also contain significant restrictions on the payment of such dividends. Also, OrNda expects that the new credit facility currently being sought will contain similar restrictions on dividends. See "The Mergers--Description of Certain Indebtedness."

  Holders of AHM Stock are entitled to receive dividends when and as declared by the Board of Directors. Under the terms of a Credit Agreement between AHM and its principal lenders, AHM may pay dividends after July 22, 1994. However, dividends in any fiscal year may not exceed the lesser of ten percent of net income or $3.0 million. The Indenture relating to the AHM Notes also contains significant restrictions on the payment of dividends on AHM Common Stock.

  Holders of Summit Common Stock are entitled to receive dividends when and as declared by Summit's Board of Directors. Under the terms of a Credit Agreement between Summit and its principal lenders, Summit may not pay dividends (other than dividends of its capital stock) in excess of 50% of net income if any indebtedness is outstanding under such credit facility or related letters of credit.

  Pursuant to the Merger Agreements, each of OrNda, AHM and Summit have agreed not to declare, set aside or pay any dividend or other distribution in cash, stock or other property prior to the Effective Time, other than a dividend declared by Summit on November 22, 1993 of $.04 per share to holders of record of Summit Common Stock on December 16, 1993.

  The reported closing sale price of OrNda Common Stock on the NASDAQ National Market System on November 18, 1993, the last full day of trading for OrNda Common Stock prior to the announcement by OrNda and AHM of the execution of the AHM Merger Agreement, was $14.125 per share. The closing sale price of AHM Common Stock on the NYSE Composite Tape on such date was $7.00 per share. On an equivalent per share basis calculated by multiplying the closing sale price in OrNda Common Stock on that day by 0.6, the AHM Exchange Ratio, the value of OrNda shares to be received by holders of AHM Common Stock was $8.475 per AHM share.

  The reported closing sale price of OrNda Common Stock on the NASDAQ National Market System on December 1, 1993, the last full day of trading for OrNda Common Stock prior to the announcement by OrNda and Summit of the execution of the Summit Merger Agreement, was $12.75 per share. The closing sale price of Summit Common Stock on the NASDAQ National Market System on such date was $9.00 per share, and the average closing sale price of Summit Common Stock on the NASDAQ National Market System for the 30 trading days prior to the announcement by OrNda and Summit of the execution of the Summit Merger Agreement was $7.05 per share. On an equivalent per share basis calculated by multiplying the closing sale price of OrNda Common Stock on December 1, 1993 by 0.2157 and adding $5.50, the Summit Exchange Ratio, the value of the merger consideration to be received by holders of Summit Common Stock was $8.25 per Summit share.

  On March 11, 1994, the last full day of trading prior to the printing of this Proxy Statement/Prospectus, the reported closing sale prices of OrNda Common Stock and Summit Common Stock in the NASDAQ National Market System were $18.00 per share and $9.00 per share respectively, and the reported closing sales price of AHM on the NYSE was $10.25 per share.

  Because each of the AHM Exchange Ratio and the Summit Exchange Ratio is fixed and because the market price of OrNda Common Stock is subject to fluctuation, the market value of the shares of OrNda Common Stock that holders of AHM Common Stock and Summit Common Stock will receive in the Mergers may increase or decrease prior to and following the Mergers. Stockholders are urged to obtain current market quotations.

RISK FACTORS

  Certain factors should be considered in evaluating the Mergers and the ownership of the OrNda Common Stock to be issued in the Mergers. See "Risk Factors."

RECENT EVENTS

  On March 7, 1994, OrNda announced that based on discussions with the staff of the Commission, it has restated (the "Restatement") its financial statements for the fiscal years ended August 31, 1990, 1991, 1992 and 1993 and for the quarter ended November 30, 1993 as a result of a change in the application of the equity method of accounting to combine all of its investments in Houston Northwest Medical Center, Inc. ("HNW") in applying the equity method. The Restatement reduced previously reported earnings by an aggregate amount of $48.3 million and reduced assets and shareholders' equity by $49.9 million at November 30, 1993. In addition, OrNda announced that it had adopted Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities" ("SFAS No. 115"). The adoption of SFAS No. 115 caused OrNda to record an increase of approximately $81.7 million in assets and shareholders' equity at September 1, 1993. The net effect resulting from both accounting changes is an increase in assets and shareholders' equity of $35.6 million at November 30, 1993. See "OrNda HealthCorp and Subsidiaries Selected Historical Financial Data" and Notes 1 and 5 of OrNda's consolidated financial statements included in OrNda's August 31, 1993 Form 10-K/A No. 4 incorporated by reference in this Proxy Statement/Prospectus.

                       ORNDA HEALTHCORP AND SUBSIDIARIES
                       SELECTED HISTORICAL FINANCIAL DATA
                (DOLLARS IN THOUSANDS EXCEPT PER SHARE AMOUNTS)
  The following table sets forth selected historical financial data and other operating information of OrNda HealthCorp. The selected historical financial data for the five years ended August 31, 1993 are derived from the consolidated financial statements of OrNda HealthCorp. The historical financial data for the three months ended November 30, 1993 and 1992 is derived from unaudited financial statements. The data should be read in conjunction with the consolidated financial statements and related notes incorporated by reference in this Proxy Statement/Prospectus. The statements of operations and operating data for the year ended 1989 and the first eight months of the year ended August 31, 1990, and the balance sheet data as of August 31, 1989, present information for REPH Acquisition Company ("REPH"), the former parent corporation of OrNda. On April 16, 1990, REPH merged with and into OrNda as part of a "pre-packaged" plan of reorganization ("the Reorganization").

                                FOR THE
                             THREE MONTHS
                          ENDED NOVEMBER 30,           FOR THE YEARS ENDED AUGUST 31,
                          --------------------  -------------------------------------------------
                            1993       1992       1993      1992      1991      1990       1989
                          ---------  ---------  --------  --------  --------  ---------  --------
STATEMENTS OF OPERA-
 TIONS:
Total Revenue (1).......  $ 182,952  $ 142,521  $624,847  $501,770  $461,871  $ 507,668  $496,317
Costs and Expenses
 Operating expenses.....    142,796    116,459   495,437   427,829   378,650    426,278   398,060
 Provision for doubtful
  accounts..............     13,853      7,847    42,976    34,629    26,673     29,860    29,726
 Depreciation and amor-
  tization..............      9,346      6,645    28,944    22,753    15,749     23,148    32,010
 Interest expense.......     15,108     13,455    55,330    31,800    40,161     52,650    96,764
 Interest income........       (318)    (1,050)   (3,380)   (3,226)   (3,541)    (5,316)   (3,500)
 Minority interest......        574        504     4,601     7,610     3,955      5,315     8,289
 Special executive com-
  pensation(2)..........        --         --        --      6,140       --         --        --
 Severance agreements...        --         --        --      5,090       --         --        --
 Loss (gain) on disposal
  of
  hospitals/investments.        --         --        --     44,903       --      74,299      (536)
 Costs associated with
  1990 recapitalization.        --         --        --        --        --       6,245     5,124
 Corporate office relo-
  cation expense........        --         --        --      1,800       --         --        --
                          ---------  ---------  --------  --------  --------  ---------  --------
                              1,593     (1,339)      939   (77,558)      224   (104,811)  (69,620)
Income (loss) from in-
 vestments in Houston
 Northwest Medical Cen-
 ter....................     (1,820)    (1,506)      173   (8,210)    (6,147)   (1,834)        --
                          ---------  ---------  --------  --------  --------  ---------  --------
Income (loss) before in-
 come tax expense and
 extraordinary item.....       (227)    (2,845)    1,112   (85,768)   (5,923)  (106,645)  (69,620)
Income tax expense......        217         43       342        87       123         22       --
                          ---------  ---------  --------  --------  --------  ---------  --------
Income (loss) before ex-
 traordinary item.......       (444)    (2,888)      770   (85,855)   (6,046)  (106,667)  (69,620)
Extraordinary item......        --         --        --     (5,904)      --         --        --
                          ---------  ---------  --------  --------  --------  ---------  --------
Net income (loss).......       (444)    (2,888)      770   (91,759)   (6,046)  (106,667)  (69,620)
Preferred stock dividend
 requirements...........        431        410    (1,699)   (1,363)      --      (3,931)  (12,182)
                          ---------  ---------  --------  --------  --------  ---------  --------
Net income (loss) appli-
 cable to common and
 common equivalent
 shares.................  $    (875) $  (3,298) $   (929) $(93,122) $ (6,046) $(110,598) $(81,802)
                          =========  =========  ========  ========  ========  =========  ========
Net income (loss) per
 common and common
 equivalent share before
 extraordinary item.....  $   (0.05) $   (0.19) $  (0.05) $  (6.00) $  (1.03)        (3)       (3)
                          =========  =========  ========  ========  ========
Net income (loss) per
 common and common
 equivalent share.......  $   (0.05) $   (0.19) $  (0.05) $  (6.40) $  (1.03)        (3)       (3)
                          =========  =========  ========  ========  ========
Net income (loss) per
 common and common
 equivalent share before
 extraordinary item as-
 suming full dilution...         (4)        (4)       (4)       (4)       (4)        (3)       (3)
Net income (loss) per
 common and common
 equivalent share assum-
 ing full dilution......         (4)        (4)       (4)       (4)       (4)        (3)       (3)
Shares used in earnings
 per common and common
 equivalent share compu-
 tations (in thousands).     18,273     17,143    17,612    14,543     5,860         (3)       (3)
OPERATING DATA:
EBDAIT (5)..............  $  26,303  $  18,215  $ 86,434  $ 39,312  $ 56,548  $  51,530  $ 68,531
Number of hospitals
 owned at period end....         19         17        19        16        11         16        17
Licensed beds at period
 end....................      4,086      3,275     4,086     3,182     2,543      3,336     3,429

                                                        AUGUST 31,
                          NOVEMBER 30, -----------------------------------------------
                              1993       1993     1992     1991      1990      1989
                          ------------ -------- -------- --------  --------  ---------
BALANCE SHEET DATA:
Cash and cash equiva-
 lents..................    $  8,194   $  9,996 $ 60,619 $ 14,394  $ 23,739  $  38,979
Working capital (6).....      39,429      1,905   43,441   (8,704)  (37,043)  (594,028)
Net property, plant and
 equipment..............     531,479    531,910  408,354  311,224   310,989    316,363
Total assets............     922,610    830,564  649,322  515,606   562,977    555,271
Long-term debt (exclud-
 ing current maturities)
 (6)....................     566,519    536,947  422,550  289,727   359,286     94,471
Preferred stock.........      16,077     18,062   16,363      --        --         --
Total shareholders' eq-
 uity (deficit).........     164,002     78,287   61,172   45,102    33,875   (421,957)

- --------
(1) Total revenue is comprised of patient revenue, net of contractual adjustments, and other revenue.
(2) Special executive compensation includes: (i) $3.0 million of compensation expense related to the Company's sale of Common Stock and granting of options to Mr. Martin on January 15, 1992 and (ii) a non-cash reserve of $1.9 million established for payments to be made in connection with the termination of employment with the Company of Mr. Marsal and Mr. Bondi in 1992. The payments related to the Marsal and Bondi terminations will be made monthly through October 1994.
(3) Per share information for the years August 31, 1990 and 1989 is not presented because a different capital structure existed prior to the Reorganization.
(4) Result is anti-dilutive.
(5) Earnings before depreciation, amortization, interest, minority interest, income (loss) from investments in Houston Northwest Medical Center, income taxes and non-recurring items. While EBDAIT should not be construed as a substitute for income from operations or a better indicator of liquidity than cash flow from operating activities, which are determined in accordance with generally accepted accounting principles, it is included herein to provide additional information with respect to the ability of OrNda to meet its future debt service, capital expenditure and working capital requirements.
(6) Long-term debt of $493,510 is classified as current at August 31, 1989.

                    AMERICAN HEALTHCARE MANAGEMENT, INC.
                     SELECTED HISTORICAL FINANCIAL DATA
                (DOLLARS IN THOUSANDS EXCEPT PER SHARE AMOUNTS)

  The following table sets forth selected historical financial data and other operating information of American Healthcare Management, Inc. The selected historical financial data for the five years ended December 31, 1992, are derived from the consolidated financial statements of American Healthcare Management, Inc. The historical financial data for the nine months ended September 30, 1993 and 1992 is derived from unaudited financial statements. The data should be read in conjunction with the consolidated financial statements and related notes of American Healthcare Management, Inc. incorporated by reference in this Proxy Statement/Prospectus.

                              FOR NINE
                            MONTHS ENDED
                            SEPTEMBER 30,           FOR THE YEARS ENDED DECEMBER 31,
                          ------------------ ------------------------------------------------
                            1993      1992     1992     1991      1990       1989      1988
                          --------  -------- -------- -------- ----------  --------  --------
STATEMENTS OF OPERA-
 TIONS:
Total Revenue(1)........  $256,065  $232,314 $313,197 $289,466  $ 298,833  $292,498  $319,320
Costs and Expenses
 Operating expenses.....   203,526   186,710  253,490  232,289    248,094   248,362   258,171
 Provision for doubtful
  accounts..............    16,759    13,012   17,184   17,142     17,074    20,554    22,040
 Depreciation and amor-
  tization..............    14,118    12,759   17,366   16,452     17,182    16,816    17,051
 Interest expense,
  net(2)................    10,596     6,667    9,401   15,267     19,871    19,361     9,663
 Special items--write
  down of assets and
  other charges(3)......       --        --       --       --      11,412    17,466     8,201
                          --------  -------- -------- -------- ----------  --------  --------
Income (loss) before
 income tax expense and
 extraordinary item.....    11,066    13,166   15,756    8,316    (14,800)  (30,061)    4,194
Income tax expense......       746       208      249      280         70        96     1,654
                          --------  -------- -------- -------- ----------  --------  --------
Income (loss) before ex-
 traordinary item.......    10,320    12,958   15,507    8,036    (14,870)  (30,157)    2,540
Extraordinary Item......    (3,842)   55,571   55,571      --         --     30,455     1,295
                          --------  -------- -------- -------- ----------  --------  --------
Net income (loss).......  $  6,478  $ 68,529 $ 71,078 $  8,036  $ (14,870) $    298  $  3,835
                          ========  ======== ======== ======== ==========  ========  ========
Net income (loss) per
 common and common
 equivalent share before
 extraordinary item.....  $   0.36  $   0.45 $   0.54 $   0.43 $    (0.98)       (5)       (5)
                          ========  ======== ======== ======== ==========  ========  ========
Net income (loss) per
 common and common
 equivalent share.......  $   0.23  $   2.40 $   2.49 $   0.43 $    (0.98)       (5)       (5)
                          ========  ======== ======== ======== ==========  ========  ========
Shares used in earnings
 per common and common
 equivalent share compu-
 tations (in thousands).    28,617    28,566   28,548   18,811     15,160        (5)       (5)
OPERATING DATA:
EBDAIT(6)...............  $ 35,780  $ 32,592 $ 42,523 $ 40,035  $  33,665  $ 23,582  $ 39,109
Number of hospitals at
 period end.............        16        16       16       16         17        18        23
Licensed beds at period
 end....................     2,028     2,028    2,028    2,028      2,187     2,353     2,753

                                                       DECEMBER 31,
                          SEPTEMBER 30, ---------------------------------------------
                              1993       1992        1991     1990     1989    1988
                          ------------- -------    -------- --------- ------- -------
BALANCE SHEET DATA:
Cash and cash equiva-
 lents..................     $15,918    $   -- (7) $ 15,749 $  11,649 $21,551 $29,383
Working capital.........      24,268      2,800(7)   19,361    17,263  21,414  25,828
Net property, plant, and
 equipment..............     272,084    268,284     261,963   263,589 287,914 317,955
Total assets                 357,705    337,836     334,931   353,731 399,820 463,723
Long-term debt (exclud-
 ing current maturi-
 ties)..................     168,478    143,822     227,275   274,248 290,972 395,153
Total shareholders' eq-
 uity (deficit).........     134,662    128,084      56,840    22,325  37,195 (18,229)

- --------
(1) Total revenue is comprised of patient revenue, net of contractual adjustments, and other revenue.
(2) For the years ended December 31, 1990 and 1991 and for the nine months ended September 30, 1993, long-term debt issued in connection with a debt restructuring following the Company's emergence from bankruptcy on December 29, 1989 was accounted for under Financial Accounting Standards Board Statement No. 15 "Accounting by Debtors and Creditors for Troubled Debt Restructurings," which rules had the effect of reducing reported interest expense by $7.0 million, $8.7 million, and $5.9 million, respectively.
(3) Special items for 1988, 1989 and 1990 include net noncash write downs of assets and other charges of $8.2 million, $17.5 million and $11.4 million, respectively. These adjustments primarily resulted from a provision for pre-disposition losses and adjustments in 1988 to the net value of assets held for disposal, a valuation adjustment in 1989 to notes receivable received in connection with previously disposed operations and management's decision in the fourth quarter of 1990 (i) to dispose of three subsidiaries, including two hospitals, and (ii) to recognize diminution in value of two hospitals where the Company was in process of disposition negotiations.
(4) Extraordinary items consist of utilization of tax loss carryforwards in 1988, a gain on troubled debt restructuring in 1989, a gain on early extinguishment of debt in 1992 and a loss on early extinguishment of debt in 1993.
(5) Per share information for the years December 31, 1989 and 1988 is not presented because a different capital structure existed.
(6) Earnings before depreciation, amortization, interest, income taxes and nonrecurring items. While EBDAIT should not be construed as a substitute for income from operations or a better indicator of liquidity than cash flow from operating activities, which are determined in accordance with generally accepted accounting principles, it is included herein to provide additional information with respect to the ability of AHM to meet its future debt service, capital expenditure and working capital requirements.
(7) Indebtedness under the AHM Senior Revolving Facility is recorded as long-term debt. Short-term obligations are funded therefrom and cash on hand is used to reduce the AHM Senior Revolving Facility. At any given time, AHM has bank checks outstanding that will be funded by the AHM Senior Revolving Facility upon presentation for payment. Consequently, there is no cash reported on the balance sheet and bank checks outstanding, less cash in bank, are reported as a current liability.

                               SUMMIT HEALTH LTD.
                       SELECTED HISTORICAL FINANCIAL DATA
                (DOLLARS IN THOUSANDS EXCEPT PER SHARE AMOUNTS)

  The following table sets forth selected historical financial data and other operating information of Summit Health Ltd. The selected historical financial data for the five years ended June 30, 1993, are derived from the consolidated financial statements of Summit Health Ltd. The historical financial data for the six months ended December 31, 1993 are derived from unaudited financial statements. The data should be read in conjunction with the consolidated financial statements and related notes incorporated by reference in this Proxy Statement/Prospectus.

                            FOR SIX
                          MONTHS ENDED          FOR THE YEARS ENDED JUNE 30,
                          DECEMBER 31, ------------------------------------------------
                              1993       1993     1992      1991      1990      1989
                          ------------ -------- --------  --------- --------- ---------
STATEMENTS OF OPERA-
 TIONS:
Total Revenue (1).......    $263,129   $508,504 $475,218  $ 415,667 $ 393,566 $ 394,064
Costs and Expenses
  Operating expenses....     216,084    425,242  406,632    355,631   344,842   358,559
  Provision for doubtful
   accounts.............      11,179     23,113   23,584     23,389    18,278    18,240
  Depreciation and amor-
   tization.............      10,420     19,185   14,620     13,940    13,379    17,066
  Interest expense, net.       3,525      5,772    8,291     10,819    12,838    14,489
  Minority interest.....       1,409      2,421      519        --        --        --
                            --------   -------- --------  --------- --------- ---------
Income (loss) before
 income tax expense and
 extraordinary item (2).      20,512     32,771   21,572     11,888     4,229   (14,290)
Income tax expense (ben-
 efit)..................       9,517     14,201    8,629      4,703     1,848    (5,904)
                            --------   -------- --------  --------- --------- ---------
Income (loss) before
 extraordinary item.....      10,995     18,570   12,943      7,185     2,381    (8,386)
Extraordinary item, net
 of taxes (3)...........         --         --    (1,779)       --        --        --
                            --------   -------- --------  --------- --------- ---------
Net income (loss).......    $ 10,995   $ 18,570 $ 11,164  $   7,185 $   2,381 $  (8,386)
                            ========   ======== ========  ========= ========= =========
Net income (loss) per
 common and common
 equivalent share before
 extraordinary item.....    $   0.33   $   0.56 $   0.40  $    0.23 $    0.08 $   (0.27)
                            ========   ======== ========  ========= ========= =========
Net income (loss) per
 common and common
 equivalent share.......    $   0.33   $   0.56 $   0.34  $    0.23 $    0.08 $   (0.27)
                            ========   ======== ========  ========= ========= =========
Shares used in earnings
 per common and common
 equivalent share
 computations (in
 thousands).............      33,751     33,201   32,750     31,251    31,250    31,250
OPERATING DATA:
EBDAIT (4)..............    $ 35,866   $ 60,149 $ 45,002  $  36,647 $  32,765 $  19,347
Number of hospitals at
 period end.............          12         12       12         12        12        21
Licensed beds at period
 end....................       1,618      1,611    1,629      1,648     1,648     2,855
                                                          JUNE 30,
                          DECEMBER 31, ------------------------------------------------
                              1993       1993     1992      1991      1990      1989
                          ------------ -------- --------  --------- --------- ---------
BALANCE SHEET DATA:
Cash and cash equiva-
 lents..................    $ 25,915   $ 40,857 $ 24,937  $   5,766 $   3,727 $   8,049
Working capital.........      17,503     10,057    1,138     21,788    23,364    45,837
Net property, plant, and
 equipment..............     229,133    221,945  187,051    175,577   171,822   174,352
Total assets............     394,710    394,559  353,568    296,566   299,019   323,514
Long-term debt (exclud-
 ing current maturi-
 ties)..................      88,848     84,711   62,300    101,302   112,457   136,676
Total shareholders' eq-
 uity...................     125,636    114,123   98,628     79,169    71,956    69,575

- --------
(1) Total revenue is comprised of patient revenue, net of contractual adjustments, and other revenue.
(2) Net of losses of $15,532,000 and $1,056,000 in fiscal 1989 and 1990, respectively, resulting principally from the closure of a 76-bed hospital located in Lubbock, Texas and the sale of a 78-bed hospital located in Levelland, Texas, the closure of a 122-bed hospital located in Colorado Springs, Colorado, and the sale of a partnership interest involving eight hospitals which were managed in the Kingdom of Saudi Arabia.
(3) Net of income tax benefit of $1,186,000 from the redemption and retirement of the 14% Senior Subordinated Debentures due 2005.
(4) Earnings before depreciation, amortization, interest, minority interest and income taxes. While EBDAIT should not be construed as a substitute for income from operations or a better indicator of liquidity than cash flow from operating activities, which are determined in accordance with generally accepted accounting principles, it is included herein to provide additional information with respect to the ability of Summit to meet its future debt service, capital expenditure and working capital requirements.

 ORNDA HEALTHCORP, AMERICAN HEALTHCARE MANAGEMENT, INC. AND SUMMIT HEALTH LTD.

              SELECTED UNAUDITED PRO FORMA COMBINED FINANCIAL DATA

                (DOLLARS IN THOUSANDS EXCEPT PER SHARE AMOUNTS)
  The following table presents selected pro forma condensed combined financial data derived from the unaudited pro forma condensed combined financial statements included elsewhere in this Proxy Statement/Prospectus. (See pages 79 through 83 for pro forma combined data giving effect to the combination of OrNda with AHM and pages 84 through 92 for pro forma combined data giving effect to the combination of OrNda with Summit.) The selected pro forma condensed combined financial data gives effect to the following transactions and events as if they had occurred on September 1, 1992, for purposes of the pro forma statement of operations and operating data for the three months ended November 30, 1993 and for the year ended August 31, 1993, and on November 30, 1993, for purposes of the pro forma condensed combined balance sheet data: (i) the June 30, 1993 acquisition of Florida Medical Center by OrNda, (ii) the AHM Merger (applying the pooling-of-interests method of accounting) and (iii) the Summit Merger (applying the purchase method of accounting). The selected pro forma statement of operations and operating data for the year ended August 31, 1993 includes OrNda's historical results of operations for the fiscal year ended August 31, 1993, Summit's historical results of operations for the fiscal year ended June 30, 1993, and AHM's historical results of operations for the twelve-months ended September 30, 1993. The selected pro forma statement of operations and operating data for the three months ended November 30, 1993 includes OrNda's historical results of operations for the three months ended November 30, 1993, Summit's historical results of operations for the three months ended September 30, 1993, and AHM's historical results of operations for the three months ended September 30, 1993. The unaudited pro forma condensed combined balance sheet data presents the historical balance sheet of OrNda as of November 30, 1993, the historical balance sheet of AHM as of September 30, 1993, and the historical balance sheet of Summit as of September 30, 1993. The following selected unaudited pro forma financial data does not reflect cost savings, if any, which may be realized by OrNda after consummation of the Mergers.

                                                       FOR THE        FOR THE
                                                     THREE MONTHS    YEAR ENDED
                                                  ENDED NOVEMBER 30, AUGUST 31,
                                                         1993           1993
                                                  ------------------ ----------
STATEMENT OF OPERATIONS:
Total Revenue(1)................................      $  374,991     $1,485,175
Costs and Expenses
  Operating expenses............................         294,827      1,184,407
  Provision for doubtful accounts...............          26,975         92,309
  Depreciation and amortization.................          21,278         78,920
  Interest expense..............................          24,634         97,525
  Interest income...............................            (791)        (5,086)
  Minority interest.............................             574          4,601
                                                      ----------     ----------
                                                           7,494         32,499
Income (loss) from investments in Houston North-
 west Medical Center............................          (1,820)           173
                                                      ----------     ----------
Income from continuing operations...............           5,674         32,672
Income tax expense..............................           2,726          8,666
                                                      ----------     ----------
Income from continuing operations...............           2,948         24,006
Preferred stock dividend requirements...........            (431)        (1,699)
                                                      ----------     ----------
Income from continuing operations applicable to
 common and common equivalent shares............      $    2,517     $   22,307
                                                      ==========     ==========
Earnings per common and common equivalent share
 from continuing operations.....................      $     0.06     $     0.52
                                                      ==========     ==========
Shares used in earnings per common and common
 equivalent share computations (in thousands)...          43,671         42,560
OPERATING DATA:
EBDAIT(2).......................................      $   53,189     $  208,459
Number of hospitals owned at period end.........              47             47
Licensed beds at period end.....................           7,725          7,725
                                                  NOVEMBER 30, 1993
BALANCE SHEET DATA:                               ------------------
Total assets....................................      $1,806,593
Working capital.................................          45,843
Long-term debt, including amounts due within one
 year...........................................       1,037,887
Total stockholders' equity......................         395,212

- --------
(1) Total revenue is comprised of patient revenue, net of contractual adjustments, and other revenue.
(2) Earnings before depreciation, amortization, interest, minority interest, income (loss) from investments in Houston Northwest Medical Center and income taxes. While EBDAIT should not be construed as a substitute for income from operations or a better indicator of liquidity than cash flow from operating activities, which are determined in accordance with generally accepted accounting principles, it is included herein to provide additional information with respect to the ability of OrNda to meet its future debt service, capital expenditure and working capital requirements.

                           COMPARATIVE PER SHARE DATA
                                  (UNAUDITED)

  The following table sets forth for the OrNda Common Stock, the AHM Common Stock and the Summit Common Stock certain historical, pro forma and pro forma equivalent per share financial data. The pro forma data does not purport to be indicative of the results of future operations or the results that would have occurred had the Mergers been consummated at the beginning of the periods presented. The information presented herein should be read in conjunction with the unaudited pro forma combined financial information, including the notes thereto, appearing elsewhere in this Proxy Statement/Prospectus.

                                                           ORNDA/       AHM       ORNDA/
                           ORNDA       AHM       SUMMIT      AHM     EQUIVALENT   SUMMIT    PRO FORMA
                         HISTORICAL HISTORICAL HISTORICAL PRO FORMA PRO FORMA(1) PRO FORMA COMBINED(2)
                         ---------- ---------- ---------- --------- ------------ --------- -----------
Earnings per common
 share from continuing
 operations:
 Years ended August
  31 (3):
   1991.................   $(1.03)    $(0.73)      --      $(1.15)     $(0.69)       --      $(1.15)
   1992.................    (6.00)      0.58       --       (2.23)     $(1.34)       --       (2.23)
   1993.................    (0.05)      0.45     $0.56       0.50      $ 0.30      $0.37       0.52
 Three months ended No-
  vember 30, 1993 (4)...    (0.05)      0.05      0.15       0.01        0.08       0.05       0.06
Book value per common
 share as of:
 August 31, 1993 (3)....     4.31       4.96      3.56       6.18        3.71       6.97       7.48
 November 30, 1993 (4)..     8.87       4.96      3.71       8.58        5.15      10.25       9.48

- --------
(1) The AHM equivalent pro forma per share amounts are calculated by multiplying the respective OrNda/AHM Pro Forma per share amount by the AHM Exchange Ratio of 0.6.
(2) The unaudited pro forma combined earnings per common share from continuing operations and the other unaudited pro forma combined per share data are based on the combined average number of common shares of OrNda Common Stock, Summit Common Stock and Options and AHM Common Stock outstanding for each period and on the Exchange Ratios of 0.2157 and 0.6 of a share of OrNda Common Stock for each share of Summit Common Stock and Options and AHM Common Stock, respectively.
(3) The historical data for AHM and Summit are for the year ended September 30 and June 30, respectively.
(4) The historical data for AHM and Summit are for the three months ended September 30, 1993.

                                  INTRODUCTION

  This Proxy Statement/Prospectus is being furnished to the stockholders of OrNda HealthCorp ("OrNda"), American Healthcare Management, Inc. ("AHM") and Summit Health Ltd. ("Summit") in connection with (i) the proposed merger (the "AHM Merger") of AHM with and into OrNda and (ii) the proposed merger (the "Summit Merger" and together with the AHM Merger, the "Mergers") of SHL Acquisition Co. ("Merger Sub"), a newly formed, wholly owned subsidiary of OrNda, with and into Summit, and for the purposes set forth below. The AHM Merger will be effected on the terms and conditions described elsewhere in this Proxy Statement/Prospectus pursuant to an Agreement and Plan of Merger, dated as of November 18, 1993, and amended as of January 14, 1994 (as amended the "AHM Merger Agreement"), by and between OrNda and AHM, a copy of which is annexed hereto as Annex A and incorporated herein by reference. The Summit Merger will be effected on the terms and conditions described elsewhere in this Proxy Statement/Prospectus pursuant to an Agreement and Plan of Merger, dated as of December 2, 1993 and amended as of January 14, 1993 (as amended the "Summit Merger Agreement" and together with the AHM Merger Agreement, the "Merger Agreements"), by and among OrNda, Summit and Merger Sub, a copy of which is annexed hereto as Annex B and incorporated herein by reference. See "The Mergers."

  The information herein concerning OrNda has been supplied by OrNda. The information herein concerning AHM has been supplied by AHM. The information herein concerning Summit has been supplied by Summit.

  This Proxy Statement/Prospectus and the enclosed form of proxy will first be mailed to stockholders of OrNda, AHM and Summit on or about March 14, 1994.

  This Proxy Statement/Prospectus also constitutes the Prospectus of OrNda with respect to the shares of common stock, par value $0.01 per share, of OrNda (the "OrNda Common Stock") to be issued in the Mergers.

ORNDA ANNUAL MEETING

  This Proxy Statement/Prospectus is being furnished to the stockholders of OrNda in connection with the solicitation of proxies by the Board of Directors of OrNda from the holders of the OrNda Common Stock, for use at an Annual Meeting of Stockholders of OrNda (the "OrNda Meeting"), to be held on April 19, 1994, at 9:00 A.M. (local time), at The Rihga Royal Hotel, 151 West 54th Street, New York, New York, and at any meeting held upon adjournment or postponement thereof.

  At the OrNda Meeting, the stockholders of OrNda will be asked to consider and vote upon (i) the approval and adoption of the AHM Merger Agreement (the "AHM Merger Proposal"); (ii) the issuance of up to 9,892,102 shares of OrNda Common Stock pursuant to the Summit Merger Agreement (the "Summit Merger Proposal");
(iii) the election of two Class I directors as members of the Board of Directors to serve until the 1997 annual meeting of stockholders or until their respective successors are duly elected and qualified; (iv) the adoption of the OrNda HealthCorp Incentive Bonus Plan (the "Bonus Plan"); (v) the adoption of the OrNda HealthCorp 1994 Management Equity Plan (the "Management Equity Plan"); and (vi) an amendment to OrNda's Certificate of Incorporation to increase the number of authorized shares of OrNda Common Stock from 100,000,000 shares to 200,000,000 shares. Approval and adoption of the AHM Merger Agreement shall also constitute approval of the issuance of shares of OrNda Common Stock in connection with the AHM Merger.

  The AHM Merger Proposal and the Summit Merger Proposal are being presented to OrNda stockholders as separate proposals. Consummation of the AHM Merger is not conditioned upon consummation of the Summit Merger, nor is consummation of the Summit Merger a condition to the consummation of the AHM Merger.

  Representatives of Ernst & Young, OrNda's principal independent public accountants are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

  The presence, in person or by proxy, of holders of record of a majority of the shares entitled to vote constitutes a quorum for action at the OrNda Meeting.

  ORNDA'S BOARD OF DIRECTORS BELIEVES THAT THE AHM MERGER AND THE SUMMIT MERGER ARE FAIR TO AND IN THE BEST INTERESTS OF ORNDA AND ITS STOCKHOLDERS, HAS UNANIMOUSLY APPROVED THE AHM MERGER AND THE SUMMIT MERGER AND UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS OF ORNDA VOTE IN FAVOR OF THE AHM MERGER PROPOSAL AND THE SUMMIT MERGER PROPOSAL.

AHM SPECIAL MEETING

  This Proxy Statement/Prospectus is also being furnished to stockholders of AHM in connection with the solicitation of proxies by the Board of Directors of AHM from the holders of common stock, $0.01 par value per share, of AHM (the "AHM Common Stock"), for use at the Special Meeting of Stockholders of AHM (the "AHM Meeting") to be held on April 19, 1994, at 9:00 o'clock A.M. (local time), at the New York Marriott East Side Hotel, 525 Lexington Avenue, New York, New York, and at any meeting held upon adjournment or postponement thereof.

  At the AHM Meeting, the stockholders of AHM will be asked to approve and adopt the AHM Merger Agreement. In the AHM Merger, each outstanding share of AHM Common Stock will be converted into the right to receive 0.6 of a share of OrNda Common Stock (the "AHM Exchange Ratio"). See "The Mergers--Terms of the AHM Merger." As a result of the AHM Merger, AHM will be merged with and into OrNda.

  Representatives of Ernst & Young, independent public accountants to AHM are expected to be present at the AHM Meeting, will have the opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

  The presence, in person or by proxy, of holders of record of a majority of the shares entitled to vote constitutes a quorum for action at the AHM Meeting.

  AHM'S BOARD OF DIRECTORS BELIEVES THAT THE AHM MERGER IS FAIR TO AND IN THE BEST INTERESTS OF AHM AND ITS STOCKHOLDERS, HAS UNANIMOUSLY APPROVED THE AHM MERGER AND UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS OF AHM VOTE FOR APPROVAL AND ADOPTION OF THE AHM MERGER AGREEMENT.

SUMMIT SPECIAL MEETING

  This Proxy Statement/Prospectus is also being furnished to stockholders of Summit in connection with the solicitation of proxies by the Board of Directors of Summit from the holders of common stock, no par value, of Summit ("Summit Common Stock"), for use at the Special Meeting of Stockholders of Summit (the "Summit Meeting" and together with the OrNda Meeting and the AHM Meeting, the "Meetings") to be held on April 19, 1994, at 9:00 o'clock A.M. (local time), at The Rihga Royal Hotel, 151 West 54th Street, New York, New York and at any meeting held upon adjournment or postponement thereof.

  At the Summit Meeting, the stockholders of Summit will be asked to approve and adopt the Summit Merger Agreement. In the Summit Merger, each outstanding share of Summit Common Stock (other than shares as to which appraisal rights have been validly exercised and other than shares held by OrNda or any subsidiary of OrNda) will be converted into the right to receive $5.50 in cash and 0.2157 of a share of OrNda Common Stock (collectively, the "Summit Exchange Ratio"). See "The Mergers--Terms of the Summit Merger." As a result of the Summit Merger, Summit will become a wholly owned subsidiary of OrNda.

  Representatives of Ernst & Young, independent public accountants to Summit are expected to be present at the Summit Meeting, will have the opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

  The presence, in person or by proxy, of holders of record of a majority of the shares entitled to vote constitutes a quorum for action at the Summit Meeting.

  SUMMIT'S BOARD OF DIRECTORS BELIEVES THAT THE SUMMIT MERGER IS FAIR TO AND IN THE BEST INTERESTS OF SUMMIT AND ITS STOCKHOLDERS, HAS UNANIMOUSLY APPROVED THE SUMMIT MERGER AND UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR APPROVAL AND ADOPTION OF THE SUMMIT MERGER AGREEMENT.

                           VOTING RIGHTS AND PROXIES

  Holders of record of OrNda Common Stock at the close of business on February 25, 1994 (the "OrNda Record Date") will be entitled to notice of and to vote at the OrNda Meeting. As of the OrNda Record Date, there were outstanding 18,517,584 shares of OrNda Common Stock held of record by approximately 257 holders. Each share of OrNda Common Stock is entitled to one vote at the OrNda Meeting.

  Stockholders of OrNda holding an aggregate of 9,036,744 shares of OrNda Common Stock (representing approximately 49% of the OrNda Common Stock outstanding as of the OrNda Record Date), have granted irrevocable proxies to AHM (the "AHM Proxies") pursuant to which AHM has the power to vote such shares of stock in favor of the AHM Merger Proposal. As of the OrNda Record Date, the directors and officers of OrNda collectively owned 9,140,334 shares of OrNda Common Stock. Each of the directors and executive officers of OrNda that have not previously granted AHM an AHM Proxy has advised OrNda that he or she intends to vote all of such shares in favor of each of the AHM Merger Proposal and the Summit Merger Proposal. See "The Mergers--Terms of the AHM Merger-- Irrevocable Proxies." In addition, stockholders of OrNda holding an aggregate of 9,036,744 shares of OrNda Common Stock (representing approximately 49% of the OrNda Common Stock outstanding as of the OrNda Record Date) have entered into Voting Agreements with Summit (the "Summit Voting Agreements") pursuant to which they have agreed with Summit to vote such shares of stock in favor of the Summit Merger Agreement. See "The Mergers--Terms of the Summit Merger--Voting Agreements."

  Holders of record of AHM Common Stock at the close of business on March 4, 1994 (the "AHM Record Date") will be entitled to notice of, and to vote at, the AHM Meeting. As of the AHM Record Date, there were outstanding 27,491,715 shares of AHM Common Stock held of record by approximately 585 holders. Each share of AHM Common Stock is entitled to one vote at the AHM Meeting. As of the AHM Record Date, the directors and officers of AHM collectively beneficially owned 6,851,012 shares of AHM Common Stock, exclusive of shares of which they have the right to acquire under presently exercisable options and warrants. Each of the directors and executive officers of AHM has advised AHM that he or she intends to vote all of such shares in favor of the approval and adoption of the AHM Merger Agreement.

  Holders of record of Summit Common Stock at the close of business on February 25, 1994 (the "Summit Record Date") will be entitled to notice of, and to vote at, the Summit Meeting. As of the Summit Record Date, there were outstanding 32,510,670 shares of Summit Common Stock held of record by approximately 1,070 holders. Each share of Summit Common Stock is entitled to one vote at the Summit Meeting. As of the Summit Record Date, the directors and executive officers of Summit collectively owned 20,241,100 shares of Summit Common Stock. Each of the directors and executive officers of Summit has advised Summit that he or she intends to vote all of such shares in favor of the approval and adoption of the Summit Merger Agreement.

  Stockholders of Summit holding an aggregate of 20,176,100 shares of common stock (representing approximately 62% of the Summit Common Stock outstanding as of the Summit Record Date) have entered into Voting Agreements with OrNda (the "OrNda Voting Agreements") pursuant to which they have agreed with OrNda to vote such shares of stock in favor of the Summit Merger Agreement. The shares of Summit Common Stock subject to the OrNda Voting Agreements represent a sufficient percentage of the outstanding shares of Summit Common Stock to approve and adopt the Summit Merger Agreement regardless of the vote of any other Summit stockholder. See "The Mergers--Terms of the Summit Merger --Voting Agreements."

  All proxies in the enclosed form that are properly executed and returned to OrNda, AHM or Summit, as the case may be, will be voted at the applicable Meeting or any adjournments or postponements thereof, in accordance with any specifications thereon, or, if no specifications are made will be voted (i) in the case of OrNda, FOR approval of the AHM Merger Proposal, the Summit Merger Proposal, the Class I directors, the Bonus Plan, the Management Equity Plan and the Charter Amendment; (ii) in the case of AHM, FOR approval and adoption of the AHM Merger Agreement, and
(iii) in the case of Summit, FOR approval and adoption of the Summit Merger Agreement. Any proxy may be revoked by any stockholder who attends his or her respective Meeting and gives oral notice of his or her intention to vote in person without compliance with any other formalities. In addition, any OrNda, AHM or Summit stockholder may revoke a proxy at any time before it is voted by executing a subsequent proxy or by delivering a written notice to the Secretary of OrNda, AHM or Summit, as applicable, stating that the proxy is revoked.

  The Boards of Directors of each of OrNda, AHM and Summit do not know of any matters other than those set forth herein which may come before the respective Meetings. If any other matters are properly presented to any Meeting for action, it is intended that the persons named in the applicable form of proxy and acting thereunder will vote in accordance with their best judgment on such matters.

  The cost of solicitation of the stockholders of OrNda, AHM and Summit will be paid by the party incurring such cost. In addition to the use of the mails, proxies may be solicited by directors and officers and regular employees of OrNda, AHM or Summit and such companies may also request brokerage firms, nominees, custodians and fiduciaries to forward proxy materials to beneficial owners of shares of OrNda Common Stock, AHM Common Stock or Summit Common Stock held of record and will provide reimbursement for their reasonable expenses in so doing. OrNda and AHM each independently regularly retain Corporate Communications, Inc. as their respective investor relations counsel. Corporate Communications, Inc. will assist in the solicitation of proxies from stockholders of OrNda and AHM and it is estimated that approximately $3,000 of the normal retainer paid by each of OrNda and AHM will be attributable to such proxy solicitation services.

  The Class I directors of OrNda shall be elected at the OrNda Meeting by a plurality of the votes cast in the election of directors. Under applicable Delaware law, in tabulating the vote, broker non-votes will be disregarded and will have no effect on the outcome of the vote.

  Approval of each of the Summit Merger Proposal, the Incentive Bonus Plan and the Management Equity Plan at the OrNda Meeting requires the affirmative vote of a majority of stockholders of OrNda Common Stock present, in person or by proxy, at the Annual Meeting at which there is a quorum. For each proposal, under applicable Delaware law, in determining whether the particular proposal has received the requisite number of affirmative votes, abstentions and broker non-votes will have the same effect as a vote against the proposal.

  Approval of each of the AHM Merger Proposal and the amendment to OrNda's Restated Certificate of Incorporation at the OrNda Meeting requires the affirmative vote of a majority of the outstanding shares of OrNda Common Stock entitled to vote thereon. Under applicable Delaware law, in determining whether the particular proposal has received the requisite number of affirmative votes, abstentions and broker non-votes will have the same effect as a vote against the proposal.

  Approval of the AHM Merger Proposal at the AHM Meeting requires the affirmative vote of a majority of the outstanding shares of AHM Common Stock entitled to vote thereon. Under applicable Delaware law, in determining whether the proposal has received the requisite number of affirmative votes, abstentions and broker non-votes will have the same effect as a vote against the proposal.

  Approval of the Summit Merger Proposal at the Summit Meeting requires the affirmative vote of the holders of a majority of the outstanding shares of Summit Common Stock entitled to vote thereon. Under applicable California law, in determining whether the proposal has received the requisite number of votes, abstentions and broker non-votes will have the same effect as a vote against the proposal.

                                  RISK FACTORS

  The following are certain factors which should be considered by the stockholders of OrNda, AHM and Summit in evaluating the Mergers as well as an investment in OrNda Common Stock after the Mergers.

HEALTH CARE REFORM

  In recent years, an increasing number of legislative proposals have been introduced or proposed in Congress and in some state legislatures that would effect major changes in the health care system, either nationally or at the state level. Among the proposals under consideration are cost controls on hospitals, insurance market reforms to increase the availability of group health insurance to small businesses, requirements that all businesses offer health insurance coverage to their employees and the creation of a single government health insurance plan that would cover all citizens. President Clinton has stated that one of his primary objectives is to reform the nation's health care system to insure universal coverage and address the rising costs of care. In early 1993, President Clinton appointed Hillary Rodham Clinton to lead a health care reform task force with the objective of developing a health care reform proposal which could be submitted by the President. On September 22, 1993, before a Joint Session of Congress, President Clinton outlined the basic principles of his upcoming health care reform proposal. President Clinton's health care reform bill, introduced as legislation on November 22, 1993, includes certain measures that could be viewed as advancing the scope of government regulation on the health care industry. Key elements in the President's proposal include various insurance market reforms, the requirement that businesses provide health insurance coverage for their full-time and part-time employees, significant reductions in future Medicare and Medicaid payments to providers, and stringent government cost controls that would directly control insurance premiums and indirectly effect the fees of hospitals, physicians and other health care providers. In addition to the President's reform proposal, several other health care reform bills have recently been introduced, including the Managed Competition Act of 1993, Affordable HealthCare Now Act of 1993 and Health Equity & Access Reform Today. Neither OrNda, AHM nor Summit can predict whether any such proposals will be adopted, or if adopted what effect, if any, such proposals would have on their respective businesses or their combined business after consummation of the Mergers.

CERTAIN FINANCIAL CONSIDERATIONS

  The obligations of the parties to the AHM Merger Agreement to consummate the AHM Merger are conditioned upon, among other things, receipt of financing necessary to (i) refinance the outstanding senior bank and institutional indebtedness of OrNda and AHM; (ii) provide adequate working capital; and (iii) satisfy the change of control repurchase rights of the holders of the AHM 10% Senior Subordinated Notes due 2003 (the "AHM Notes") arising by reason of the AHM Merger. The obligations of the parties to the Summit Merger Agreement to consummate the Summit Merger are conditioned upon, among other things, receipt of financing necessary to (i) finance the cash component of the Summit Merger Consideration; (ii) if necessary, finance the Real Estate Purchase (as defined below); (iii) refinance the outstanding senior and institutional indebtedness of OrNda and Summit; (iv) provide adequate working capital; and (v) satisfy the change in control repurchase rights (if any) of the holders of Summit's 7 1/2% Exchangeable Subordinated Notes due 2003 (the "Summit Notes") arising by reason of the Summit Merger. See "The Mergers--Description of Certain Indebtedness."

  In connection with the consummation of the Mergers, OrNda intends to replace its existing $160 million credit facilities (the "Existing Credit Facilities"), AHM's existing $122.5 million credit facility (the "AHM Credit Facility") and Summit's existing $25 million credit facility (the "Summit Credit Facility") with a new credit facility (the "New Credit Facility"). The Bank of Nova Scotia ("Scotiabank") and Citicorp USA ("Citicorp") have committed to provide OrNda with a $325 million term loan facility, a $75 million delayed term loan facility and $300 million in revolving credit facilities, subject to certain specified conditions. OrNda expects that the New Credit Facility will include among other things various affirmative, negative and financial covenants including, limits on the sale of assets, the making of acquisitions and other investments, capital expenditures, the incurrence of additional debt and liens, the payment of dividends and a minimum consolidated tangible net worth requirement and certain ratio coverage tests and financial covenants. In addition, OrNda anticipates that the New Credit Facility will contain customary events of default. See "The Mergers--Description of Certain Indebtedness."

  Accordingly, OrNda will remain highly leveraged following consummation of the Mergers. As of November 30, 1993, OrNda's long-term indebtedness was 77.5% of its total capitalization. As adjusted on a pro forma basis to give effect to
(i) the AHM Merger (and the requisite financing), OrNda's long-term indebtedness would have been 71.1% of its total capitalization, (ii) the Summit Merger (and the requisite financing), OrNda's long-term indebtedness would have been 76.6% of its total capitalization and (iii) the AHM Merger and the Summit Merger (and the requisite financing), OrNda's long-term indebtedness would have been 72.1% of its total capitalization. Such leverage may adversely affect OrNda's ability to finance its future operations and capital needs and may limit its ability to pursue other business opportunities that may be in the interests of OrNda and its stockholders.

FACTORS AFFECTING MARKET PRICE OF ORNDA COMMON STOCK

  Because each of the AHM Exchange Ratio and Summit Exchange Ratio is fixed and because the market price of OrNda Common Stock is subject to fluctuation, the market value of the shares of OrNda Common Stock that holders of AHM Common Stock and Summit Common Stock will receive in the Mergers may increase or decrease prior to and following the Mergers. There can be no assurance that at or after the effective times of the Mergers such shares of OrNda Common Stock will maintain or equal the prices at which such shares have traded in the past. The prices at which OrNda Common Stock trades after the Mergers may be influenced by many factors, including, among others, the liquidity of the market for OrNda Common Stock, investor perceptions of OrNda and the industry in which it operates, the operating results of OrNda and its subsidiary companies, OrNda's dividend policy and general economic and market conditions. Similar factors affect the prices at which AHM Common Stock and Summit Common Stock currently trade. See "Summary--Comparative Stock Prices and Dividends."

SHARES ELIGIBLE FOR FUTURE ISSUANCE AND SALE

  At the OrNda Record Date, 18,517,584 shares of OrNda Common Stock were outstanding and 1,249,612 shares of OrNda preferred stock were outstanding, and 3,420,341 shares of OrNda Common Stock were reserved for issuance in connection with the exercise of outstanding options, warrants and conversion rights. In addition to the 23,507,581 shares of OrNda Common Stock proposed to be issued in the Mergers and the 4,349,866 shares of OrNda Common Stock to be reserved for issuance to the holders of the AHM and Summit stock options that may be converted into options to acquire OrNda Common Stock pursuant to the Merger Agreements, OrNda may issue additional shares of OrNda Common Stock and preferred stock in the future in connection with acquisitions, corporate combinations, financing activities or employee compensation plans, including the employee benefit plans being submitted to the OrNda stockholders for approval at the OrNda Meeting. Sales of substantial amounts of OrNda Common Stock in the open market or the availability of such shares for sale could adversely affect the market for OrNda Common Stock.

POTENTIAL SUMMIT INCOME TAX LIABILITY

  The Internal Revenue Service (the "IRS") is currently engaged in an examination of Summit's Federal income tax returns for fiscal years 1984, 1985 and 1986. The IRS has challenged the propriety of certain accounting methods utilized at that time for tax purposes, as well as certain other issues. The most significant area of dispute involves the cash method of accounting used by certain of Summit's subsidiaries prior to fiscal year 1988. Although Summit's management believes that the cash method of accounting for tax purposes was appropriate for use at such time, if the IRS prevails in its challenges, approximately $29.5 million of income tax and interest would have to be paid, of which $19.5 million has previously been provided for in Summit's financial statements.

LIMITS ON REIMBURSEMENT

  There are increasing pressures from many payor sources to control health care costs. In addition, there are increasing pressures from public and private payors to limit increases in reimbursement rates for medical services. Significant decreases in utilization and limits on reimbursement could have an adverse effect on the results of operations of the combined companies.

EXTENSIVE REGULATION

  The health care industry, including hospitals, is subject to extensive federal, state and local regulation relating to licensure, conduct of operations, ownership of facilities, addition of facilities and services and prices for services, and there can be no assurance that future regulatory changes will not have an adverse impact on the combined companies. In particular, Medicare and Medicaid antifraud and abuse amendments codified under
Section 1128B(b) of the Social Security Act (the "Antifraud Amendments") prohibit certain business practices and relationships that might affect the provision and cost of health care services reimbursable under Medicare and Medicaid. Sanctions for violating the Antifraud Amendments include criminal penalties and civil sanctions, including fines and possible exclusion from the Medicare and Medicaid programs. Pursuant to the Medicare and Medicaid Patient and Program Protection Act of 1987, the Department of Health and Human Services has issued regulations which describe some of the conduct and business relationships permissible under the Antifraud Amendments ("Safe Harbors"). Each of OrNda, AHM and Summit believes its business arrangements comply with applicable law in all material respects. However, as a result of not complying with the applicable Safe Harbors, certain of such business arrangements risk scrutiny by enforcement authorities and may be subject to enforcement action. OrNda, AHM and Summit are unable to predict the future course of federal, state and local regulation or legislation, including Medicare and Medicaid statutes and regulations. Further changes in the regulatory framework could have an adverse impact on the combined companies results of operations.

DEPENDENCE ON KEY PERSONNEL AND PHYSICIANS

  OrNda's operations are dependent on the efforts, ability and experience of Charles N. Martin, Jr. and its other key executive officers. In addition, since physicians generally control the majority of hospital admissions, the success of the combined companies, in part, is dependent upon the number and quality of physicians on its hospitals' medical staffs. The loss of some or all of these key personnel or an inability to attract and retain sufficient numbers of qualified physicians could have an adverse impact on the combined company's future results of operations.

LIABILITY AND INSURANCE

  As is typical in the health care industry, OrNda is subject to claims and legal actions by patients and others in the ordinary course of business. OrNda is partially self-insured for its professional liability risks and maintains an unfunded reserve for such risks. While OrNda's professional and other liability insurance have been adequate in the past to provide for liability claims, there can be no assurance that adequate insurance will continue to be available at current price levels. OrNda's reserves for self-insured liabilities have been adequate in the past to provide for such self-insured liabilities, and believes that it has adequately provided for future self-insured liabilities and incurred but not reported liabilities. However, if actual payments of claims with respect to OrNda's self-insured liabilities exceed projected payments of claims, the results of operations of OrNda could be adversely affected.

                                  THE MERGERS

  Pursuant to the AHM Merger Agreement, it is contemplated that AHM will be merged with and into OrNda, effective upon the filing of an executed certificate of merger with the Delaware Secretary of State (the "AHM Effective Time"). Pursuant to the Summit Merger Agreement, it is contemplated that Merger Sub will merge with and into Summit, effective upon the filing with and acceptance by the California Secretary of State of an executed agreement of merger and certain officers' certificates and the filing with the Delaware Secretary of State of an executed certificate of merger (the "Summit Effective Time" and together with the AHM Effective Time, the "Effective Time"). Upon consummation of the Summit Merger, Summit will become a wholly owned subsidiary of OrNda.

BACKGROUND OF THE AHM MERGER

  The terms of the AHM Merger Agreement are the result of arm's length negotiations between representatives of OrNda and AHM. The following is a brief discussion of the background of these negotiations, the AHM Merger and related transactions.

  In April 1993, Steven L. Volla, Chairman, President and Chief Executive Officer of AHM, met with Charles N. Martin, Jr., the Chairman, Chief Executive Officer and President of OrNda at an industry conference. At that time, Mr. Volla described to Mr. Martin some of AHM's centralized hospital management information systems ("MIS") capabilities. In April and May of 1993, various members of OrNda management visited AHM's headquarters to learn of AHM's MIS capabilities, with the objective of contracting with AHM for MIS support. OrNda subsequently concluded that for various business reasons it would be impractical to implement such an arrangement at that time. On May 27, 1993 OrNda and AHM entered into a confidentiality agreement.

  In late July 1993, Mr. Martin met with Mr. Volla at AHM's headquarters and indicated that OrNda management believed that some form of business alliance or combination between OrNda and AHM might be in the best interests of the shareholders of both OrNda and AHM. However, there was no discussion of what the terms or conditions of any such transaction would be. AHM was also, during that period, pursuing other acquisition possibilities and not interested in an alliance with OrNda on terms likely to be satisfactory to OrNda.

  In September 1993, Mr. Volla held an informal discussion with Donald J. Amaral, President and Chief Executive Officer of Summit regarding a possible business combination transaction. They agreed to gather and exchange further information on each company's operations. On October 15, 1993, Mr. Volla and Mr. Amaral met and reviewed with each other such additional information and decided to have their respective investment bankers commence discussions with each other. In addition, Mr. Volla and Mr. Amaral had further telephone discussions on November 5, 1993 and November 9, 1993. On November 11, 1993, Mr. Volla had a telephone discussion with representatives of Smith Barney Shearson Inc. ("Smith Barney Shearson"), Summit's financial advisor, in order to review potential options with respect to a merger of AHM and Summit.

  On October 14, 1993, October 27, 1993 and November 5, 1993, Mr. Volla and Mr. Martin met or held telephone conversations to discuss a possible business combination of OrNda and AHM. On November 12, 1993, Mr. Volla, Mr. Martin and certain advisers to AHM, met and discussed specific terms on which a business combination between OrNda and AHM might be effected.

  On November 16, 1993, Mr. Martin and other representatives of and advisers to OrNda met with Mr. Volla and other representatives of and advisers to AHM to discuss various aspects of the proposed combination in a effort to resolve various open issues. On November 17, 1993, representatives of OrNda and AHM continued to meet to discuss and finalize the terms of the AHM Merger Agreement and the related transactions. On November 17, 1993, the Board of Directors of AHM met at length and discussed the terms of the proposed transaction and its benefits for the AHM stockholders. On November 18, 1993, the Board of Directors met again and after considering various factors and receiving the oral opinion of Donaldson Lufkin & Jenrette Securities Corporation ("DLJ") to the effect that the AHM Exchange Ratio was fair, from a financial point of view, to the AHM stockholders, the Board of Directors of AHM unanimously approved the AHM Merger Agreement and the related transactions. The Board of Directors of OrNda also met on November 18, 1993 to discuss the proposed transaction. After receiving the oral opinion of Kidder, Peabody & Co. Incorporated ("Kidder, Peabody") to the effect that the AHM Exchange Ratio was fair, from a financial point of view, to OrNda, the Board of Directors of OrNda unanimously approved the AHM Merger Agreement and the related transactions. On November 18, 1993, OrNda and AHM executed and delivered the Merger Agreement, which was subsequently amended on January 14, 1994 to provide that AHM merge with and into OrNda, rather than into a wholly owned subsidiary of OrNda as contemplated by the AHM Merger Agreement prior to the January 14 amendment.

  On December 1, 1993 and December 2, 1993, the Board of Directors of AHM met to consider the Summit Merger Agreement, which pursuant to the terms of the AHM Merger Agreement was subject to AHM's consent. At the meeting on December 2, 1993, after receiving the oral opinion of DLJ to the effect that, as of such date, whether or not the Summit Merger was consummated, the consideration to be received by the holders of AHM Common Stock under the AHM Merger Agreement remained fair from a financial point of view to the AHM stockholders, the AHM Board of Directors unanimously approved and consented to the execution and delivery by OrNda of the Summit Merger Agreement.

  On March 7, 1994, OrNda announced that based on discussions with the staff of the Commission, it has restated (the "Restatement") its financial statements for the fiscal years ended August 31, 1990, 1991, 1992 and 1993 and for the quarter ended November 30, 1993 as a result of a change in the application of the equity method of accounting to combine all of its investments in Houston Northwest Medical Center, Inc. ("HNW") in applying the equity method. The Restatement reduced previously reported earnings by an aggregate amount of $48.3 million and reduced assets and shareholders' equity by $49.9 million at November 30, 1993. In addition, OrNda announced that it had adopted Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities" ("SFAS No. 115"). The adoption of SFAS No. 115 caused OrNda to record an increase of approximately $81.7 million in assets and shareholders' equity at September 1, 1993. The net effect resulting from both accounting changes is an increase in assets and shareholders' equity of $35.6 million at November 30, 1993. See "OrNda HealthCorp and Subsidiaries Selected Historical Financial Data" and Notes 1 and 5 of OrNda's consolidated financial statements included in OrNda's August 31, 1993 Form 10-K/A No. 4 incorporated by reference in this Proxy Statement/Prospectus. On March 7, 1994, the AHM Board of Directors met to consider the effect, if any, of such accounting changes on the AHM Merger Agreement and the terms of the AHM Merger. After the receipt of DLJ's oral opinion to the effect that, subject only to its review of the final financial data contained herein, the Restatement would not cause DLJ to change the conclusions reached by it in its opinions of November 18, 1993 and December 2, 1993, that, as of such dates, the consideration to be received by the AHM stockholders pursuant to the terms of the AHM Merger Agreement was fair to the stockholders of AHM from a financial point of view, whether or not the Summit Merger was effected, the AHM directors resolved that, subject to the receipt of DLJ's written opinion following its final review of the financial data appearing herein, AHM proceed with the AHM Merger under the terms of the AHM Merger Agreement. After its review of the financial data contained herein, DLJ confirmed its oral advice to the AHM Board in a letter dated March 14, 1994.

RECOMMENDATION OF ORNDA BOARD OF DIRECTORS; REASONS FOR THE AHM MERGER

  THE BOARD OF DIRECTORS OF ORNDA HAS APPROVED THE AHM MERGER AND RECOMMENDS THAT STOCKHOLDERS OF ORNDA VOTE FOR APPROVAL OF THE AHM MERGER. THE BOARD OF DIRECTORS OF ORNDA BELIEVES THAT THE AHM MERGER WILL RESULT IN AN ORGANIZATION WITH THE COMPETITIVE STRENGTH REQUIRED BY THE INCREASING CONSOLIDATION AFFECTING THE HEALTH CARE INDUSTRY.

  In reaching its determination, the OrNda Board of Directors consulted with OrNda management as well as its financial and legal advisors, and considered a number of factors, including, without limitation, the following:

    (i) by providing OrNda with the opportunity to combine with a company having a substantial portfolio of hospitals known for high quality of care and strong financial performance, the AHM Merger will support a major strategic objective of OrNda to become a significant provider of healthcare services in targeted communities throughout the United States;

    (ii) based on the relative earnings of both companies and the AHM Exchange Ratio, the AHM Merger should be accretive to OrNda's current stockholders, assuming certain reductions in corporate overhead are achieved;

    (iii) the market capitalization of the combined company will be almost double that of OrNda's current market capitalization, providing enhanced liquidity for OrNda's stockholders;

    (iv) the AHM Merger will diversify OrNda's hospital portfolio, making OrNda's overall results of operations less affected by fluctuations in the operating performance of individual hospitals;

    (v) information with respect to the financial condition, business, operations and prospects of both OrNda and AHM on both a historical and prospective basis, including certain information reflecting the two companies on a pro forma combined basis;

    (vi) the potential efficiencies and synergies expected to be realized by the combined operations of OrNda and AHM, which are expected to result from the integration of office facilities, support functions and the increased purchasing power of the combined companies;

    (vii) the oral opinion of Kidder, Peabody to the effect that, as of November 18, 1993 (and confirmed in writing as of March 14, 1994), the AHM Exchange Ratio was fair, from a financial point of view, to OrNda (See "-- Opinion of Kidder, Peabody & Co. Incorporated Concerning the AHM Merger");

    (viii) the terms of the AHM Merger Agreement; and

    (ix) the treatment of the AHM Merger as a "pooling-of-interests" transaction for accounting purposes--which would not require a revaluation of the amounts recorded for AHM's assets and liabilities or the potential recording of goodwill to reflect the allocation of the consideration paid by OrNda in the AHM Merger, and would thus increase the accretive effect of the AHM Merger upon earnings per share for the holders of OrNda Common Stock.

  These factors were considered collectively by the OrNda Board of Directors, without giving specific weight to any particular factor.

OPINION OF KIDDER, PEABODY & CO. INCORPORATED CONCERNING THE AHM MERGER

  Kidder, Peabody has acted as the financial advisor to OrNda in connection with the AHM Merger and has assisted the Board of Directors of OrNda in its examination of the fairness, from a financial point of view, of the AHM Exchange Ratio to OrNda.

  On November 18, 1993, Kidder, Peabody rendered its oral opinion to the Board of Directors to the effect that, as of the date of such opinion, the AHM Exchange Ratio was fair, from a financial point of view, to OrNda. Kidder, Peabody subsequently rendered a written opinion confirming its earlier oral opinion that, as of March 14, 1994, the AHM Exchange Ratio is fair, from a financial point of view, to OrNda. THE FULL TEXT OF THE WRITTEN OPINION OF KIDDER, PEABODY WHICH SETS FORTH THE ASSUMPTIONS MADE, PROCEDURES FOLLOWED, MATTERS CONSIDERED, LIMITATIONS ON AND THE SCOPE OF THE REVIEW BY KIDDER, PEABODY IN RENDERING ITS OPINION IS ATTACHED AS ANNEX C TO THIS PROXY STATEMENT/PROSPECTUS AND IS INCORPORATED HEREIN BY REFERENCE. ORNDA STOCKHOLDERS ARE URGED TO READ KIDDER, PEABODY'S OPINION IN ITS ENTIRETY.

  In connection with its opinion, Kidder, Peabody reviewed, among other things, the AHM Merger Agreement and in connection with its written opinion dated March 14, 1994, the Summit Merger Agreement and the Proxy Statement/Prospectus as filed with the Commission. Kidder, Peabody also reviewed certain financial and other information of OrNda, AHM and Summit that was publicly available or furnished to Kidder, Peabody by or on behalf of OrNda, AHM and Summit, including certain financial analyses, financial forecasts, reports and other information prepared by their respective managements and representatives. Kidder, Peabody held discussions with various members of management of OrNda, AHM and Summit concerning each company's historical and current operations, financial condition and prospects, as well as the strategic and operating benefits anticipated from the AHM Merger and the Summit Merger. In addition, Kidder, Peabody: (i) reviewed the price and trading history of the OrNda Common Stock and the AHM Common Stock and compared such prices and trading histories with those of publicly traded companies it deemed relevant for purposes of its opinion; (ii) compared the financial positions and operating results of OrNda and AHM with those of publicly traded companies it deemed relevant for purposes of its opinion; (iii) compared certain financial terms of the AHM Merger to certain financial terms of selected other business combinations it deemed relevant for purposes of its opinion; (iv) reviewed the potential pro forma financial effects of the AHM Merger and the Summit Merger on OrNda; and (v) conducted such other financial studies, analyses and investigations and reviewed such other factors as it deemed appropriate for purposes of its opinion.

  In rendering its opinion, Kidder, Peabody relied, without independent verification, on the accuracy and completeness of all financial and other information reviewed by Kidder, Peabody that was publicly available or furnished to it by or on behalf of OrNda, AHM and Summit. Kidder, Peabody assumed that the financial forecasts which it examined were reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the respective managements of OrNda, AHM and Summit. Kidder, Peabody also assumed, with OrNda's consent, that: (i) certain strategic and operating benefits will result from the AHM Merger; (ii) the AHM Merger will be treated as a tax-free reorganization; (iii) the AHM Merger will be accounted for under the pooling-of-interests method of accounting; (iv) no adjustment will be made to the AHM Exchange Ratio; and (v) in connection with its written opinion dated March 14, 1994, all material assets and liabilities (contingent and otherwise, known or unknown) of OrNda, AHM and Summit are as set forth in the consolidated financial statements of OrNda, AHM and Summit, respectively, contained in the Proxy Statement/Prospectus. Kidder, Peabody was not requested to, and did not, participate in the structuring or negotiation of the AHM Merger. Kidder, Peabody did not make an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of OrNda, AHM or Summit nor was Kidder, Peabody furnished with any such evaluations or appraisals. Kidder, Peabody's opinion is based upon the economic, monetary and market conditions existing on the date of such opinion. Furthermore, Kidder, Peabody expressed no opinion as to the range at which shares of the OrNda Common Stock will trade following the AHM Merger or the Mergers. The AHM Exchange Ratio was determined by OrNda and AHM in arm's-length negotiations. OrNda did not place any limitations upon Kidder, Peabody with respect to the procedures followed or factors considered by Kidder, Peabody in rendering its opinion.

  Kidder, Peabody believes that its analyses must be considered as a whole and that selecting portions of its analyses and of the factors considered by it, without considering all factors and analyses, could create a misleading view of the processes underlying its opinion. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. In its analyses, Kidder, Peabody made numerous assumptions with respect to industry performance, general business, regulatory and economic conditions and other matters, many of which are beyond the control of OrNda, AHM and Summit. Any estimates contained therein are not necessarily indicative of future results or actual values, which may be significantly more or less favorable than such estimates. Estimates of values of companies or assets do not purport to be appraisals or necessarily reflect the prices at which companies or assets may actually be sold. Because such estimates are inherently subject to uncertainty, none of OrNda, AHM, Summit, Kidder, Peabody or any other person assumes responsibility for their accuracy.

  In connection with rendering its oral opinion and preparing its oral presentation to the Board of Directors of OrNda, Kidder, Peabody performed a variety of financial analyses, including those summarized below. The summary set forth below does not purport to be a complete description of the analyses performed by Kidder, Peabody in this regard.

Analyses Relating to AHM

  Comparative Company Analysis. Kidder, Peabody compared the historical, current and relevant projected financial and operating results of AHM with that of such financial and operating results of selected publicly traded hospital management companies it deemed relevant (the "AHM Comparative Companies"). The AHM Comparative Companies were chosen based upon conversations with OrNda management as to companies which possess general business, operating and financial characteristics representative of the industry in which AHM operates. The AHM Comparative Companies consisted of Community Health Systems, Inc., Health Management Associates, Inc., OrNda, and Universal Health Services, Inc. In addition, Kidder, Peabody compared the historical, current and relevant projected financial and operating results of AHM with that of such financial and operating results of selected large capitalization hospital management companies it deemed relevant which included American Medical Holdings, Inc., Columbia Healthcare Corporation (pro forma for the pending acquisition of HCA-- Hospital Corporation of America) and Healthtrust, Inc.--The Hospital Company (the "Large Capitalization Hospital Management Companies"). However, Kidder, Peabody accorded less weight to the analysis relating to the Large Capitalization Hospital

Management Companies primarily due to the size differential between AHM and the Large Capitalization Hospital Management Companies.

  In order to measure AHM's current operating performance with that of the AHM Comparative Companies, Kidder, Peabody considered, among other things, that:
(i) AHM's 1990 to latest four quarters compounded annual growth rate in net revenues was 4.5% compared with a median 1990 to latest four quarters compounded annual growth rate in net revenues for the AHM Comparative Companies of 12.7%; (ii) AHM's 1990 to latest four quarters compounded annual growth rate in earnings before interest, taxes, depreciation and amortization ("EBITDA") was 12.6% compared with a median 1990 to latest four quarters compounded annual growth rate in EBITDA for the AHM Comparative Companies of 22.4%; (iii) AHM's 1990 to latest four quarters compounded annual growth rate in earnings before interest and taxes ("EBIT") was 19.6% compared with a median 1990 to latest four quarters compounded annual growth rate in EBIT for the AHM Comparative Companies of 27.2%; (iv) AHM's projected one-year growth rate in net income (as per the Institutional Brokers Estimate Service; "IBES") was 20.4% compared with a median projected one-year growth rate in net income (as per IBES) for the AHM Comparative Companies of 22.4%; and (v) AHM's projected five-year compounded annual growth rate in net income (as per IBES) was 13.5% compared with a median projected five-year compounded annual growth rate in net income (as per IBES) for the AHM Comparative Companies of 20.0%

  In order to measure AHM's profitability with that of the AHM Comparative Companies, Kidder, Peabody considered, among other things, that: (i) AHM's 1990 to latest four quarters average EBITDA margin was 13.1% compared with a median 1990 to latest four quarters average EBITDA margin for the AHM Comparative Companies of 14.8%; (ii) AHM's 1990 to latest four quarters average EBIT margin was 7.4% compared with a median 1990 to latest four quarters average EBIT margin for the AHM Comparative Companies of 10.1%; (iii) AHM's 1990 to latest four quarters average net income margin was 2.5% compared with a median 1990 to latest four quarters average net income margin for the AHM Comparative Companies of 3.4%; (iv) AHM's 1990 to latest four quarters average return on assets (tax-effected EBIT divided by average total assets; "ROA") was 4.0% compared with a median 1990 to latest four quarters average ROA for the AHM Comparative Companies of 6.2%; and (v) AHM's 1990 to latest four quarters average return on equity (net income divided by average total equity; "ROE") was 11.9% compared with a median 1990 to latest four quarters average ROE for the AHM Comparative Companies of 18.2%.

  In order to assess the relative public market valuations of AHM and the AHM Comparative Companies, Kidder, Peabody performed a market analysis of AHM and the AHM Comparative Companies. With respect to such analysis, Kidder, Peabody calculated a range of market multiples for each of the AHM Comparative Companies based on dividing: (i) the market capitalization (total common shares outstanding times closing market price per share on November 16, 1993 plus latest reported total debt, capitalized leases and preferred stock, minus cash and cash equivalents; the "Market Capitalization") of each of the AHM Comparative Companies by such company's latest four quarters net revenues, EBITDA and EBIT; (ii) the market price (the closing market price per share on November 16, 1993 for the analysis performed in connection with the AHM Merger or the closing market price per share on December 1, 1993 for the analysis performed in connection with the Summit Merger; the "Market Price") of each of the AHM Comparative Companies by such company's latest four quarters earnings per share ("EPS") and estimated calendar 1993 and calendar 1994 EPS (as per IBES); and (iii) the market value (total common shares outstanding times Market Price; the "Market Value") of each of the AHM Comparative Companies by such company's latest reported book value. The range of market multiples for the AHM Comparative Companies included: (i) Market Capitalization to latest four quarters net revenues multiples of 0.49x to 2.24x; (ii) Market Capitalization to latest four quarters EBITDA multiples of 4.7x to 10.7x; (iii) Market Capitalization to latest four quarters EBIT multiples of 9.2x to 13.2x; (iv) Market Price to latest four quarters EPS multiples of 16.3x to 37.4x; (v) Market Price to estimated calendar 1993 EPS (as per IBES) multiples of 12.7x to 21.8x; (vi) Market Price to estimated calendar 1994 EPS (as per IBES) multiples of 10.9x to 17.5x; and (vii) Market Value to latest reported book value multiples of 1.22x to 4.08x. Based on the above measures, Kidder, Peabody then compared AHM's market multiples, based on its Market Price, with the AHM Comparative Companies' median market multiples in order to establish the relationship between AHM's market multiples and those of the AHM Comparative Companies. With respect to such review, Kidder, Peabody noted that: (i) AHM's Market Capitalization to latest four quarters net revenues multiple was 0.99x compared with a median Market Capitalization to latest four quarters net revenues multiple of 1.36x for the AHM Comparative Companies; (ii) AHM's Market Capitalization to latest four quarters EBITDA multiple was 7.1x compared with a median Market Capitalization to latest four quarters EBITDA multiple of 8.1x for the AHM Comparative Companies; (iii) AHM's Market Capitalization to latest four quarters EBIT multiple was 12.3x compared with a median Market Capitalization to latest four quarters EBIT multiple of 11.6x for the AHM Comparative Companies; (iv) AHM's Market Price to latest four quarters EPS multiple was 14.2x compared with a median Market Price to latest four quarters EPS multiple of 25.9x for the AHM Comparative Companies; (v) AHM's Market Price to estimated calendar 1993 EPS (as per IBES) multiple was 13.0x compared with a median Market Price to estimated calendar 1993 EPS (as per IBES) multiple of 17.6x for the AHM Comparative Companies; (vi) AHM's Market Price to estimated calendar 1994 EPS (as per IBES) multiple was 10.8x compared with a median Market Price to estimated calendar 1994 EPS (as per IBES) multiple of 12.4x for the AHM Comparative Companies; and (vii) AHM's Market Value to latest reported book value multiple was 1.29x compared with a median Market Value to latest reported book value multiple of 2.60x for the AHM Comparative Companies.

  Using such information, Kidder, Peabody derived a range of implied enterprise values (a theoretical aggregate valuation of a corporate entity before adjustments for non-operating assets and liabilities) for AHM of $312.0 million to $456.7 million by applying the aforementioned market multiples of the AHM Comparative Companies to the appropriate financial statistics of AHM. The range of implied enterprise values of AHM was then adjusted for non-operating assets and liabilities, where relevant, including: (i) total debt of $174.9 million as of September 30, 1993; (ii) cash and cash equivalents of $15.9 million as of September 30, 1993; and (iii) proceeds from the assumed exercise of the options exercisable as of October 31, 1993, at an average exercise price of $2.38 per share, of $6.6 million to yield implied equity values for AHM of $159.6 million to $356.6 million. A hypothetical change of control premium of 55.9%, derived from the precedent described in Comparative Transaction Analysis below, was applied to such figures to yield implied equity values of $248.8 to $555.8 million. The range of implied equity values of AHM was then divided by 29,942,242 fully diluted shares of AHM Common Stock outstanding as of October 31, 1993 (representing 27,174,730 shares of AHM Common Stock outstanding and 2,767,512 shares of AHM Common Stock issuable upon exercise of warrants and options) to yield implied values of $8.31 to $18.56 per fully diluted share.

  Discounted Cash Flow Analysis. A discounted cash flow analysis is a traditional valuation methodology used to derive a valuation of a corporate entity by capitalizing the estimated future earnings and calculating the estimated future free cash flows of such corporate entity and discounting such aggregated results back to the present. Kidder, Peabody performed a discounted cash flow analysis of AHM based on the fiscal 1994 to 1998 financial forecast for AHM provided by AHM management (the "AHM Financial Forecast"). Using the information set forth in the AHM Financial Forecast, Kidder, Peabody calculated the estimated "free cash flow" based on projected unleveraged net income (earnings before interest and after taxes; "EBIAT") adjusted for: (i) certain projected non-cash items (i.e., depreciation and amortization); (ii) projected capital expenditures; and (iii) projected non-cash working capital investment.

  Kidder, Peabody analyzed the AHM Financial Forecast and discounted the stream of free cash flows provided in such projections back to December 31, 1993 using discount rates of 10.0% to 14.0%. To estimate the residual value of AHM at the end of the AHM Financial Forecast period, Kidder, Peabody applied terminal multiples of 5.0x to 7.0x to the projected fiscal 1998 EBITDA and discounted such value estimates back to December 31, 1993 using discount rates of 10.0% to 14.0%. Kidder, Peabody then summed the present values of the free cash flows and the present values of the residual values to derive a range of implied enterprise values for AHM of $299.5 million to $456.0 million. The range of implied enterprise values of

AHM was then adjusted for non-operating assets and liabilities including: (i) total debt of $173.4 million as of December 31, 1993 (as per the AHM Financial Forecast); (ii) cash and cash equivalents of $15.1 million as of December 31, 1993 (as per the AHM Financial Forecast); and (iii) proceeds from the assumed exercise of the options exercisable as of October 31, 1993, at an average exercise price of $2.38 per share, of $6.6 million to yield implied equity values of AHM of $147.8 million to $304.3 million. The range of implied equity values of AHM was divided by the 29,942,242 fully diluted shares of AHM Common Stock outstanding as of October 31, 1993 (representing 27,174,730 shares of AHM Common Stock outstanding and 2,767,512 shares of AHM Common Stock issuable upon exercise of warrants and options) to yield implied values of $4.94 to $10.16 per fully diluted share.

  Comparative Transaction Analysis. Kidder, Peabody compared certain financial and operating statistics of AHM with such financial and operating statistics of selected relevant hospital management companies (the "Acquired Comparative Companies") immediately prior to being acquired. The transactions involving the Acquired Comparative Companies were chosen based upon conversations with OrNda management as to acquired companies which possessed general business, operating and financial characteristics representative of the companies in the industry in which AHM operates. The selected acquisition transactions involving the Acquired Comparative Companies, which occurred or were announced between January 1, 1992 and November 1, 1993, included (acquiror/acquired company):
Columbia Healthcare Corporation/HCA-- Hospital Corporation of America (acquisition pending), Columbia Hospital Corporation/Galen Health Care, Inc., Columbia Hospital Corporation/Basic American Medical, Inc., OrNda HealthCorp/SAFECARE Health Services, Inc. and PSG Acquisition Group/Hospital Group of America, Inc.

  In order to measure AHM's current operating performance and profitability with that of the Acquired Comparative Companies immediately prior to being acquired, Kidder, Peabody considered, among other things, that: (i) AHM's latest four quarters EBITDA margin was 13.8% compared with a median latest four quarters EBITDA margin for the Acquired Comparative Companies immediately prior to being acquired of 17.5%; (ii) AHM's latest four quarters EBIT margin was 8.0% compared with a median latest four quarters EBIT margin for the Acquired Comparative Companies immediately prior to being acquired of 11.2%; (iii) AHM's latest four quarters net income margin was 3.8% compared with a median latest four quarters net income margin for the Acquired Comparative Companies immediately prior to being acquired of 5.0%; (iv) AHM's latest four quarters ROA was 4.9% compared with a median latest four quarters ROA for the Acquired Comparative Companies immediately prior to being acquired of 7.9%; and (v) AHM's latest four quarters ROE was 9.9% compared with a median latest four quarters ROE for the Acquired Comparative Companies immediately prior to being acquired of 18.8%.

  Kidder, Peabody also performed an analysis of the multiples paid in the selected acquisition transactions involving the Acquired Comparative Companies in which it analyzed the adjusted purchase price (the Equity Cost, as defined below, plus latest reported total debt and capitalized leases, minus cash, cash equivalents and cash proceeds from the assumed exercise of in-the-money options; "Adjusted Purchase Price") for each of the Acquired Comparative Companies and divided such amount by each of such company's respective latest four quarters net revenues, EBITDA and EBIT immediately prior to being acquired to give a range of purchase price multiples. Kidder, Peabody also analyzed the equity cost (offer price per share multiplied by total common shares outstanding; the "Equity Cost") for each of the Acquired Comparative Companies acquired in the selected transactions and divided such amount by each of such company's respective latest four quarters net income and book value immediately prior to being acquired to give a range of purchase price multiples. Additionally Kidder, Peabody analyzed the premium paid over the pre-announcement stock price (the percent increase of the offer price per share over the pre-announcement closing market price; the "Premium over Stock Price") for each of the Acquired Comparative Companies acquired in the selected transactions. The range of purchase price multiples and Premium over Stock Price paid in the selected acquisition transactions involving the Acquired Comparative Companies included: (i) Adjusted Purchase Price to latest four quarters (pre-acquisition) net revenues multiples of 0.98x to 1.52x; (ii) Adjusted Purchase Price to latest four quarters (pre-acquisition) EBITDA multiples of 4.6x to 7.6x; (iii) Adjusted Purchase Price to latest four quarters (pre-acquisition) EBIT multiples of 5.3x to 10.2x; (iv) Equity Cost to latest four quarters (pre-acquisition) net income multiples of 7.1x to 22.2x; (v) Equity Cost to latest reported (pre-acquisition) book value multiples of 0.97x to 9.01x; and (vi) Premium over Stock Price of 26.6% to 61.6%.

  Using such information, Kidder, Peabody derived a range of implied enterprise values for AHM of $193.9 million to $442.7 million by applying the aforementioned purchase price multiples and Premium over Stock Price paid in the selected acquisition transactions involving the Acquired Comparative Companies to the appropriate financial statistics of AHM. The range of implied enterprise values of AHM was then adjusted for non-operating assets and liabilities, where relevant, including: (i) total debt of $174.9 million as of September 30, 1993; (ii) cash and cash equivalents of $15.9 million as of September 30, 1993; and (iii) proceeds from the assumed exercise of the options exercisable as of October 31, 1993, at an average exercise price of $2.38 per share, of $6.6 million to yield implied equity values for AHM of $104.2 million to $449.3 million. The range of implied equity values of AHM was then divided by the 29,942,242 fully diluted shares of AHM Common Stock outstanding as of October 31, 1993 (representing 27,174,730 shares of AHM Common Stock outstanding and 2,767,512 shares of AHM Common Stock issuable upon exercise of warrants and options) to yield implied values of $3.48 to $15.00 per fully diluted share.

  Using such information, Kidder, Peabody also compared the implied purchase price multiples and Premium over Stock Price of the AHM Exchange Ratio to the median purchase price multiples and Premium over Stock Price paid in the aforementioned acquisition transactions. Such analysis illustrated that: (i) the implied Adjusted Purchase Price to the latest four quarters net revenues multiple of the AHM Exchange Ratio was 1.20x compared with a median latest four quarters net revenues multiple of 1.13x in the selected transactions; (ii) the implied Adjusted Purchase Price to latest four quarters EBITDA multiple of the AHM Exchange Ratio was 8.7x compared with a median latest four quarters EBITDA multiple of 6.4x in the selected transactions; (iii) the implied Adjusted Purchase price to latest four quarters EBIT multiple of the AHM Exchange Ratio was 15.0x compared with a median latest four quarters EBIT multiple of 9.5x in the selected transactions; (iv) the implied Equity Cost to latest four quarters net income multiple of the AHM Exchange Ratio was 19.0x compared with a median latest four quarters net income multiple of 15.1x in the selected transactions;
(v) the implied Equity Cost to latest reported book value multiple of the AHM Exchange Ratio was 1.82x compared with a median latest reported book value multiple of 3.29x in the selected transactions; and (vi) the Premium over Stock Price of the AHM Exchange Ratio was 40.0% compared with a median Premium over Stock Price of 55.9% in the selected transactions.

  Other Factors. In rendering its opinion, Kidder, Peabody considered certain other factors of which the material factors included: (i) a review of AHM's business and operations and the industry in which AHM operates to increase its understanding of AHM's business and its position within the industry in which it operates; (ii) a review of AHM's historical operating results and the AHM Financial Forecast to increase its understanding of the financial performance and prospects of AHM's business; (iii) a review of the current book value of AHM; and (iv) a review of the stock price performance of AHM, the AHM Comparative Companies and selected market indices over a one-year and five-year period to provide perspective on current and historical public market valuations and stock price performance of AHM relative to selected market indices.

 Analyses Relating to OrNda

  Comparative Company Analysis. Kidder, Peabody compared the historical, current and relevant projected financial and operating results of OrNda with that of such financial and operating results of selected publicly traded hospital management companies it deemed relevant (the "OrNda Comparative Companies"). The OrNda Comparative Companies were chosen based on conversations with OrNda management as to companies which possess general business, operating and financial characteristics representative of companies in the industry in which OrNda operates. The OrNda Comparative Companies consisted of AHM, Community Health Systems, Inc., Health Management Associates, Inc. and Universal Health Services, Inc. In addition, Kidder, Peabody compared the historical, current and relevant projected financial and operating results of OrNda with that of such financial and operating results of the Large Capitalization Hospital Management Companies. However, Kidder, Peabody accorded less weight to the analysis relating to the Large Capitalization Hospital Management Companies primarily due to the size differential between OrNda and the Large Capitalization Hospital Management Companies.

  In order to measure OrNda's current operating performance with that of the OrNda Comparative Companies, Kidder, Peabody considered, among other things, that: (i) OrNda's 1990 to latest four quarters compounded annual growth rate in net revenues was 7.5% compared with a median 1990 to latest four quarters compounded annual growth rate in net revenues for the OrNda Comparative Companies of 11.2%; (ii) OrNda's 1990 to latest four quarters compounded annual growth rate in EBITDA was 22.6% compared with a median 1990 to latest four quarters compounded annual growth rate in EBITDA for the OrNda Comparative Companies of 17.4%; (iii) OrNda's 1990 to latest four quarters compounded annual growth rate in EBIT was 33.1% compared with a median 1990 to latest four quarters compounded annual growth rate in EBIT for the OrNda Comparative Companies of 21.3% (iv) OrNda's 1990 to latest four quarters compounded annual growth rate in net income was not meaningful due to a net loss in 1990 compared with a median 1990 to latest four quarters compounded annual growth rate in net income for the OrNda Comparative Companies of 57.8%; (v) OrNda's projected one-year growth rate in net income (as per IBES) was 76.7% compared with a median projected one-year growth rate in net income (as per IBES) for the OrNda Comparative Companies of 20.6%; and (vi) OrNda's projected five-year compounded annual growth in net income (as per IBES) was 20.0% compared with a median projected five year compounded annual growth rate in net income (as per IBES) for the OrNda Comparative Companies of 16.8%.

  In order to measure OrNda's profitability with that of the OrNda Comparative Companies, Kidder, Peabody considered, among other things, that: (i) OrNda's 1990 to latest four quarters average EBITDA margin was 11.1% compared with a median 1990 to latest four quarters average EBITDA margin for the OrNda Comparative Companies of 15.8%; (ii) OrNda's 1990 to latest four quarters average EBIT margin was 6.8% compared with a median 1990 to latest four quarters average EBIT margin for the OrNda Comparative Companies of 10.3%;
(iii) OrNda's 1990 to latest four quarters average net income margin was (4.9%) compared with a median 1990 to latest four quarters average net income margin for the OrNda Comparative Companies of 3.7%; (iv) OrNda's 1990 to latest four quarters average ROA was 3.6% compared with a median 1990 to latest four quarters average ROA for the OrNda's Comparative Companies of 6.2%; and (v) OrNda's 1990 to latest four quarters average ROE was 14.0% compared with a median 1990 to latest four quarters average ROE for the OrNda Comparative Companies of 17.2%.

  In order to assess the relative public market valuations of OrNda and the OrNda Comparative Companies, Kidder, Peabody performed a market analysis of OrNda and the OrNda Comparative Companies. With respect to such analysis, Kidder, Peabody calculated a range of market multiples for each of the OrNda Comparative Companies based on dividing: (i) the Market Capitalization of each of the OrNda Comparative Companies by such company's latest four quarters net revenues, EBITDA and EBIT; (ii) the Market Price of each of the OrNda Comparative Companies by such company's latest four quarters EPS and estimated calendar 1993 and calendar 1994 EPS (as per IBES); and (iii) the Market Value of each of the OrNda Comparative Companies by such company's latest reported book value. The range of market multiples for the OrNda Comparative Companies included: (i) Market Capitalization to latest four quarters net revenues multiples of 0.49x to 2.24x; (ii) Market Capitalization to latest four quarters EBITDA multiples of 4.7x to 10.7x; (iii) Market Capitalization to latest four quarters EBIT multiples of 9.2x to 13.2x; (iv) Market Price to latest four quarters EPS multiples of 14.2x to 37.4x; (v) Market Price to estimated calendar 1993 EPS (as per IBES) multiples of 12.7x to 21.8x; (vi) Market Price to estimated calendar 1994 EPS (as per IBES) multiples of 10.8x to 17.5x; and
(vii) Market Value to latest reported book value multiples of 1.22x to 4.08x. Based on the above measures, Kidder, Peabody then compared OrNda's market multiples, based on its Market Price, with the OrNda Comparative Companies' median market multiples in order to establish the relationship between OrNda's market multiples and those of the OrNda Comparative Companies. With respect to such review, Kidder, Peabody noted that: (i) OrNda's Market Capitalization to latest four quarters net revenues multiple was 1.27x compared with a median Market Capitalization to latest four quarters net revenues multiple of 1.21x for the OrNda Comparative Companies; (ii) OrNda's Market Capitalization to latest four quarters EBITDA multiple was 8.8x compared with a median Market Capitalization to latest four quarters EBITDA multiple of 7.3x for the OrNda Comparative Companies; (iii) OrNda's Market Capitalization to latest four quarters EBIT multiple was 12.9x compared with a median Market Capitalization to latest four quarters EBIT multiple of 11.3x for the OrNda Comparative Companies; (iv) OrNda's Market Price to latest four quarters EPS multiple was 26.9x compared with a median Market Price to latest four quarters EPS multiple of 20.6x for the OrNda Comparative Companies; (v) OrNda's Market Price to estimated calendar 1993 EPS (as per IBES) multiple was 19.2x compared with a median Market Price to estimated calendar 1993 EPS (as per IBES) multiple of 14.6x for the OrNda Comparative Companies; (vi) OrNda's Market Price to estimated calendar 1994 EPS (as per IBES) multiple was 10.9x compared with a median Market Price to estimated calendar 1994 EPS (as per IBES) multiple of 12.4x for the OrNda Comparative Companies; and (vii) OrNda's Market Value to latest reported book value multiple was 2.45x compared with a median Market Value to latest reported book value multiple of 2.02x for the OrNda Comparative Companies.

  Pro Forma Merger Analysis of AHM Merger. Kidder, Peabody's analysis of the potential pro forma financial effects of the AHM Merger on OrNda was based principally upon the fiscal 1994 to 1998 financial forecast for OrNda provided by OrNda management (the "OrNda Financial Forecast") and the AHM Financial Forecast. Kidder, Peabody's pro forma financial analysis included AHM Merger-related fees and expenses assumed to be $15.0 million and also assumed, among other things, that the AHM Merger: (i) will provide 0.6 of a share of OrNda Common Stock in exchange for each share of AHM Common Stock; (ii) will be accounted for under the pooling-of-interests method of accounting; (iii) will be treated as a tax free reorganization; and (iv) will result in the realization of certain strategic and operating benefits. Among other things, Kidder, Peabody's pro forma analysis is dependent upon the ability of both AHM and OrNda to realize the projected operating performance assumptions of the OrNda Financial Forecast and the AHM Financial Forecast.

  Using the data and other information referred to above, Kidder, Peabody's pro forma financial analysis suggested that the AHM Merger should result in accretion to OrNda's earnings per share on a tax-normalized basis (applying a 40% tax rate to the combined company's pre-tax income thereby effectively ignoring any net operating loss carryforwards; "Tax-Normalized EPS") in each of fiscal years 1994 to 1998 with such accretion declining in each year over the same period. Kidder, Peabody's pro forma financial analysis also suggested that: (i) OrNda's total debt as a percent of total capitalization should decrease as a result of the AHM Merger; and (ii) OrNda's EBITDA coverage (EBITDA divided by net interest expense; "EBITDA Coverage") should increase as a result of the AHM Merger.

  In connection with its written opinion dated March 14, 1994, Kidder, Peabody performed an analysis of the pro forma effects of the Mergers on OrNda. See "The Mergers--Opinion of Kidder, Peabody & Co. Incorporated Concerning the Summit Merger--Analyses Related to OrNda--Pro Forma Analysis of Mergers."

  Other Factors. In rendering its opinion, Kidder, Peabody considered certain other factors of which the material factors included: (i) a review of OrNda's business and operations and the industry in which OrNda operates to increase its understanding of OrNda's business and its position within the industry in which it operates; (ii) a review of OrNda's historical operating results and the OrNda Financial Forecast to increase its understanding of the financial performance and prospects of OrNda's business; (iii) a review of the current book value of OrNda; and (iv) a review of the stock price performance of OrNda and the OrNda Comparative Companies and selected market indices over a one-year period to provide perspective on current and historical public market valuations and stock price performance of OrNda and the OrNda Comparative Companies relative to selected market indices.

  In connection with its written opinion dated March 14, 1994, Kidder, Peabody confirmed the appropriateness of its reliance on the analyses used to render its oral opinion by performing procedures to update certain of such analyses and by reviewing the assumptions on which such analyses were based and the factors considered herewith.

  Kidder, Peabody is a nationally recognized investment banking firm and as part of its investment banking business, Kidder, Peabody is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. OrNda selected Kidder, Peabody as its financial advisor to render a fairness opinion because of Kidder, Peabody's experience in transactions similar to the AHM Merger as well as Kidder, Peabody's prior relationship and familiarity with OrNda. Since 1990, Kidder Peabody has provided investment banking services, from time to time, to OrNda including acting as underwriter in connection with one financing and acting as financial advisor in other matters unrelated to the Mergers. Kidder, Peabody has received customary compensation for such services. Kidder, Peabody may provide investment banking and financial advisory services to OrNda in the future.

  As compensation for its services as financial advisor to OrNda, OrNda has agreed to pay Kidder, Peabody a fee of $400,000. OrNda has also agreed to reimburse Kidder, Peabody for its out-of-pocket expenses, including the fees and expenses of its legal counsel, and to indemnify Kidder, Peabody and its affiliates against certain liabilities, including liabilities under the Federal securities laws, relating to, arising out of or in connection with its engagement. In the ordinary course of its business, Kidder, Peabody actively trades the debt and equity securities of OrNda for its own account and for the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities. As of March 4, 1994, Kidder, Peabody held, for its own account, 69 shares of OrNda Common Stock and approximately $0.8 million principal amount of OrNda Senior Subordinated Notes.

RECOMMENDATION OF AHM BOARD OF DIRECTORS; REASONS FOR THE AHM MERGER

  AT A MEETING HELD ON NOVEMBER 18, 1993, THE BOARD OF DIRECTORS OF AHM UNANIMOUSLY APPROVED THE AHM MERGER AGREEMENT AND THE AHM PROXIES, UNANIMOUSLY CONCLUDED THAT THE AHM MERGER WAS FAIR TO AND IN THE BEST INTERESTS OF THE STOCKHOLDERS OF AHM AND UNANIMOUSLY RECOMMENDED THAT THE STOCKHOLDERS OF AHM APPROVE AND ADOPT THE AHM MERGER AGREEMENT.

  In reaching its determination, the AHM Board of Directors consulted with its financial and legal advisors and with AHM Management, and considered a number of factors, including, without limitation, the following:

    (i) the immediate and potential long-term benefits to AHM's stockholders inherent in the terms of the merger and the long-term prospects for the combined entities;

    (ii) the opinion of DLJ that the consideration to be received by the holders of AHM Common Stock pursuant to the AHM Merger was fair, from a financial point of view, to the AHM stockholders;

    (iii) a conclusion that further consolidations in the proprietary acute care hospital industry were inevitable, that AHM could be at a competitive disadvantage as a stand-alone entity in such an environment, and that market conditions were favorable to a transaction in the current time frame;

    (iv) a conclusion that AHM and OrNda had similar management philosophies with a common emphasis on low-cost, efficient primary care delivery systems in an increasingly fixed reimbursement, managed care environment;

    (v) the potential cost savings in management and general and administrative expenses;

    (vi) the potential to realize economies and increased margins in OrNda's facilities with the application of AHM's centralized management information and quality outcome measurement systems and cost savings techniques;

    (vii) the ability of the combined enterprise to offer a broader range of services in their respective markets;

    (viii) the diversification of market risks inherent in the combination of the two hospital portfolios;

    (ix) the relative prospects for growth and growth in shareholder values, as a stand-alone entity and a part of a substantially larger organization operating in economically diversified trading areas;

    (x) the relative prospects for raising capital in current industry conditions as a stand-alone entity and as part of a larger organization;

    (xi) the tax-free nature of the transaction to AHM stockholders and the advantageous effects on the combined enterprise as treating the transaction as a pooling for accounting purposes;

    (xii) the larger market capitalization of the combined entity as providing potentially greater market liquidity for AHM stockholders than they presently have in AHM as a stand-alone entity;

    (xiii) the effect of the AHM Merger on the future utilization of AHM's tax loss carryforwards; and

    (xiv) the terms of the AHM Merger Agreement.

  The reasons for the AHM Board's approval of the Summit Merger Agreement included the following:

    (i) the enhancement that Summit's portfolio of hospitals gave to the combined OrNda/AHM competitive position in various markets;

    (ii) the opinion of DLJ that, whether or not the Summit Merger is consummated, the consideration to be received by the holders of AHM Common Stock remained fair, from a financial point of view, to the AHM stockholders;

    (iii) the value to the combined enterprise of Summit's expertise in managed care contract administration, particularly in the context of Summit's contractual arrangements with the State of Arizona; and

    (iv) the terms of the Summit Merger Agreement.

  All of the factors listed above on which the AHM Board based its approval of the AHM Merger Agreement and the Summit Merger Agreement were considered without assigning special weight to any particular factor.

  On March 7, 1994, OrNda announced the adoption of SFAS No. 115 and the Restatement. See "--Background of the AHM Merger." On March 3, 1994, prior to such announcement, the AHM Board met to discuss the accounting issues then causing OrNda to consider such action and whether such issues had any effect on the AHM Merger Agreement. On March 7, 1994, following OrNda's announcement of the adoption of such accounting changes, the AHM Board of Directors met again to consider the effect, if any, of such accounting changes on the AHM Merger and the terms of the AHM Merger Agreement. In such deliberations, the AHM Board was advised as to accounting matters by Ernst & Young and as to financial matters by DLJ. The AHM Board conducted a thorough discussion of the consequences of such changes in accounting, including the fact that such changes had no effect on OrNda's historic net increases or decreases in cash or on the anticipated cash flows from the combined enterprises. DLJ expressed its oral opinion that, after analyzing the effects of such accounting changes on the work performed by it in connection with its opinions of November 18, 1993 and December 2, 1993, and subject only to its review of the final financial data appearing herein, such accounting changes would not cause DLJ to change the conclusions reached by it in such opinions that, as of such dates, the consideration to be received by the AHM stockholders pursuant to the terms of the AHM Merger Agreement was fair to the stockholders of AHM from a financial point of view, whether or not the Summit Merger was effected. Based on such review and opinion, the AHM directors resolved that, subject to the receipt of DLJ's written opinion following its final review of the financial data appearing herein, AHM proceed with the AHM Merger under the terms of the AHM Merger Agreement. After its review of the financial data contained herein, DLJ confirmed its oral advice to the Board in a letter dated March 14, 1994.


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

OPINION OF DONALDSON, LUFKIN & JENRETTE SECURITIES CORPORATION

  AHM retained DLJ to act as exclusive financial advisor in connection with the proposed merger of AHM with OrNda and to render an opinion as to the fairness, from a financial point of view, to the stockholders of AHM of the consideration to be received by such stockholders pursuant to the AHM Merger Agreement. On November 18, 1993, pursuant to AHM's request, DLJ delivered its oral opinion to the Board of Directors of AHM (the "AHM Board") to the effect that, as of such date, the consideration to be received by such stockholders pursuant to the AHM Merger Agreement was fair, from a financial point of view, to the AHM stockholders. Subsequently, as a result of the proposed acquisition of Summit by OrNda, the AHM Board requested that DLJ reaffirm its opinion. On December 2, 1993, DLJ delivered its oral opinion to the AHM Board to the effect that, as of such date, whether or not the Summit Merger Agreement is consummated, the consideration to be received by such stockholders pursuant to the AHM Merger Agreement remained fair, from a financial point of view, to the AHM stockholders. DLJ's opinions were subsequently confirmed in writing. DLJ's opinions were necessarily based on economic, market and financial and other conditions as they existed on the dates DLJ delivered its opinions, the information made available to DLJ as of such dates and the review and analysis conducted by DLJ as of such dates. AHM did not request that DLJ update or reaffirm its opinions as of any date subsequent to December 2, 1993, and DLJ has not performed the review or analysis necessary to reaffirm or update the opinion and has not reaffirmed or updated such opinion.

  A COPY OF DLJ'S DECEMBER 2, 1993 OPINION IS ATTACHED HERETO AS ANNEX E. AHM STOCKHOLDERS ARE URGED TO READ THE OPINION IN ITS ENTIRETY FOR ASSUMPTIONS MADE, PROCEDURES FOLLOWED, OTHER MATTERS CONSIDERED AND LIMITS OF THE REVIEW BY DLJ. THE SUMMARY OF THE OPINION OF DLJ SET FORTH IN THIS PROXY STATEMENT/PROSPECTUS IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF SUCH OPINION. DLJ'S OPINION WAS PREPARED FOR THE AHM BOARD OF DIRECTORS, IS DIRECTED ONLY TO THE FAIRNESS TO THE STOCKHOLDERS OF AHM AS OF DECEMBER 2, 1993 FROM A FINANCIAL POINT OF VIEW, OF THE CONSIDERATION TO BE RECEIVED BY SUCH STOCKHOLDERS PURSUANT TO THE AHM MERGER AGREEMENT AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY AHM STOCKHOLDERS AS TO HOW TO VOTE AT THE AHM MEETING.

  In arriving at its opinion, DLJ reviewed the AHM Merger Agreement, the terms and conditions of the Summit Merger and financial and other information that was publicly available or furnished to DLJ by AHM, OrNda and Summit including information provided during discussions with their respective managements. Included in the information provided during discussions with the respective managements were certain financial projections of AHM for the period beginning January 1, 1993 and ending December 31, 2000 prepared by the management of AHM, certain financial projections of OrNda for the period beginning September 1, 1993 and ending August 31, 1997 prepared by the management of OrNda, certain financial projections of Summit for the period beginning July 1, 1993 and ending June 30, 1998 prepared by the management of Summit and certain financial projections for the combined entity prepared jointly by the managements of AHM, OrNda and Summit. These financial projections have not been disseminated to any party other than the managements of AHM, OrNda and Summit and their respective financial advisors. In addition, DLJ compared certain financial and securities data of AHM with various other publicly traded companies it deemed relevant, reviewed prices paid in other business combinations and conducted such other financial studies, analyses and investigations as DLJ deemed appropriate for purposes of its opinion.

  In rendering its opinions, DLJ relied upon and assumed, without independent verification, the accuracy, completeness and fairness of all of the financial and other information that was available to it from public sources, that was provided to it by AHM, OrNda and Summit or their representatives, or that was otherwise reviewed by DLJ. These estimates and judgments are, in many instances, based on assumptions that are inherently uncertain, and actual results of operations may be substantially different than those projected. Neither the projections nor DLJ's use of them in connection with its opinion implies any assurance as to the future performance of AHM, OrNda or Summit. DLJ did not make any independent evaluation of AHM assets or liabilities nor did DLJ verify any of the information reviewed by it. DLJ has relied as to all legal matters on advice of counsel to AHM.


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

  The following is a summary of certain financial analyses performed by DLJ in arriving at its opinion dated December 2, 1993 and discussed with the AHM Board.

  1. Contribution Analysis. DLJ reviewed certain historical and estimated future operating and financial information (including, among other things, revenue, earnings before depreciation, amortization, interest and taxes ("EBDAIT"), pretax income, net income, book value and total assets) for AHM, OrNda and Summit and the pro forma combined company. Based on such review, DLJ analyzed the contribution of each of AHM, OrNda and Summit to the pro forma combined company assuming the terms and conditions described in the AHM Merger Agreement and the Summit Merger Agreement. AHM stockholders, as a result of the AHM Merger and the Summit Merger, would have an approximate interest of 39% in the pro forma combined entity assuming exercise of all AHM, OrNda and Summit stock options and AHM warrants. Such analysis indicated that, for the twelve months ended September 30, 1993, AHM would have contributed 22.8% of revenues, 22.9% of EBDAIT, 17.5% of pretax income, 25.3% of net income, 37.4% of book value and 22.1% of total assets. The results of this contribution analysis are not necessarily indicative of the contributions that the respective businesses might have in the future.

  2. Pro Forma Merger Analysis. DLJ analyzed certain financial information for the pro forma combined company resulting exclusively from the AHM Merger and the pro forma combined company resulting from both the AHM Merger and the Summit Merger based on the consensus financial forecasts for each of AHM, OrNda, Summit and the respective pro forma combined companies. Such analysis indicated that earnings per share ("EPS") for the pro forma combined company would be approximately equal to the forecasted EPS for OrNda as a stand alone entity. The results of the pro forma combination analysis are not necessarily indicative of future operating results or financial position.

  3. Selected Publicly Traded Companies Analysis. DLJ compared selected historical and estimated earnings and operating and financial ratios for AHM to the corresponding data and ratios of certain other publicly traded acute care hospital management companies that it deemed relevant. These companies were divided into two groups: large capitalization companies (the "Large Cap Group") and small capitalization companies (the "Small Cap Group"). The Large Cap Group, defined as those selected companies with a market capitalization in excess of $1 billion, includes American Medical Holdings, Inc., HCA Hospital Corporation of America, Healthtrust, Inc.--The Hospital Company, Columbia Healthcare Corporation and National Medical Enterprises. The Small Cap Group, defined as those selected companies with a market capitalization of less than $1 billion, includes, in addition to AHM, OrNda and Summit, Community Health Systems, Inc., Health Management Associates, Inc. and Universal Health Services, Inc. Such data and ratios include, among other things, Enterprise Value (market capitalization of common stock plus long-term debt less cash) to latest twelve months ("LTM") revenues, EBDAIT, earnings before interest and taxes ("EBIT") as well as current stock price to LTM EPS and fiscal year 1993 and 1994 estimated EPS (as estimated by research analysts and compiled by Institutional Brokers Estimating Service), for the other publicly traded companies, and based on information provided by the management of AHM for AHM.

  Although DLJ used the companies named above for comparison purposes, none of such companies are identical to AHM. Such analysis indicated that (i) for the Large Cap Group, the mean values of Enterprise Value as a multiple of LTM revenues, EBDAIT and EBIT were 1.1x, 5.9x and 8.2x, respectively, (ii) of the Small Cap Group, the mean values of Enterprise Value as a multiple of LTM revenues, EBDAIT and EBIT were 1.1x, 7.2x and 10.8x, (iii) for AHM, based on the implied Enterprise Value indicated by OrNda's December 1, 1993 closing price (the latest available closing price at the date of DLJ's opinion), the revenue, EBDAIT and EBIT multiples were 1.1x, 7.8x and 13.1x, respectively,
(iv) for the Large Cap Group, the mean values of the LTM EPS, estimated 1993 EPS and estimated 1994 EPS price/earnings ratios were 17.9x, 13.9x and 11.6x, respectively, (v) for the Small Cap Group, the mean values of the LTM EPS, estimated 1993 EPS and estimated 1994 EPS price/earnings ratios were 17.5x, 13.1x and 11.3x, respectively, and (vi) for AHM, the LTM, estimated 1993 and estimated 1994 price/earnings multiples were 22.5x, 15.6x and 13.0x.

  4. Selected Transaction Analysis. DLJ reviewed publicly available information on certain mergers and acquisitions involving companies in the acute hospital care industry that it deemed relevant. The transactions reviewed by DLJ were the acquisitions of: (i) Rehab Systems Co. by Novacare, Inc.; (ii) SAFECARE Health Services by OrNda; (iii) Hospital Group of America by Cooper Companies, Inc.; (iv) Basic American Medical, Inc. by Columbia Hospital Corporation; (v) Galen Health Care, Inc. by Columbia Hospital Corporation; and (vi) HCA by Columbia Healthcare Corporation.

  DLJ calculated multiples for each transaction based on the ratio of the offer price to such acquired companies' respective pre-acquisition LTM EPS and the ratio of the Adjusted Purchase Price (market capitalization of common stock at the offer price plus long-term debt less cash) to such companies' respective pre-acquisition LTM revenues, EBITDA and EBIT.

  An analysis of the Adjusted Purchase Price to LTM revenues, EBDAIT and EBIT and the per share offer price to LTM EPS indicated mean values of the foregoing transactions of 1.0x, 6.3x, 8.9x and 16.3x, respectively, compared to the implied multiples for AHM of 1.1x, 7.8x, 13.1x and 22.5x, respectively.

  No company or transaction used in the analyses described above is directly comparable to AHM, OrNda, Summit or the proposed transaction. Accordingly, an analysis of the results of the foregoing is not mathematical nor necessarily precise; rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of companies and other factors that could affect public trading values.

  5. Discounted Cash Flow Analysis. DLJ also performed a discounted cash flow analysis on AHM. In conducting its analysis, DLJ relied on certain projections provided by AHM, OrNda and Summit management. Using the forecasted cash flows, defined as forecasted EBDAIT, DLJ calculated the terminal value (the "Terminal Value") of AHM for the years ended 1996, 1998 and 2000. The analysis assumes that all interim cash flows are utilized to reduce indebtedness or are reinvested. As used in DLJ's analysis, Terminal Value is defined as, for each of the fiscal years mentioned above, EBDAIT multiplied by terminal multiples of 5.0x to 8.0x (as indicated by the selected publicly-traded companies analysis and the selected transaction analysis). The net present value of the equity was computed by subtracting from the Terminal Value AHM's net debt (ending long-term debt balance less cash balance for each of the three periods mentioned above) and discounting the difference using discount rates ranging from 15% to 20%. Based on this analysis, DLJ calculated per share equity values of AHM ranging from: $5.05 to $10.76 for the analysis period ending December 31, 1996; $5.41 to $11.27 for the analysis period ending December 31, 1998; and $5.29 to $11.25 for the analysis period ending December 31, 2000.

  On March 7, 1994, OrNda announced the adoption of SFAS No. 115 and the Restatement. See "--Background of the AHM Merger." At the time of such announcement, DLJ analyzed the effects of such accounting changes on the work performed by it in connection with its opinions of November 18, 1993 and December 2, 1993. DLJ concluded, and orally advised the AHM Board on March 7, 1994, that, subject only to its review of the final financial data appearing herein, such accounting changes would not cause it to change the conclusions in its opinions of November 18, 1993 and December 2, 1993 as to the fairness, as of such dates, from a financial point of view, of the consideration to be received by the AHM stockholders pursuant to the terms of the AHM Merger Agreement. After its review of the financial data contained herein, DLJ confirmed its oral advice to the Board in a letter dated March 14, 1994.

  The summary set forth above does not purport to be a complete description of the analyses performed by DLJ. The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant methods of financial analysis and the application of these methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to summary description. Accordingly, notwithstanding the separate factors summarized above, DLJ believes that its analyses must be considered as a whole and that selecting portions of its analyses and the factors considered by it, without considering the analyses and factors as a whole, could create an incomplete or misleading view of the evaluation process underlying its opinion.

  The analyses performed by DLJ are not necessarily indicative of actual values of future results, which may be significantly more or less favorable than those suggested by such analyses. In addition, analyses relating to the value of businesses do not purport to be appraisals or to reflect the prices at which a business may actually be sold. DLJ is not opining as to the future trading value of AHM or OrNda Common Stock.

  Pursuant to an engagement letter dated October 11, 1993 between DLJ and AHM, AHM has agreed to pay to DLJ fees totaling (assuming the AHM Merger was consummated as of December 20, 1993) approximately $2.8 million, $300,000 of which is payable for DLJ's opinion delivered to the AHM Board on November 18, 1993, $150,000 of which is payable for DLJ's opinion delivered to the AHM Board on December 2, 1993, $250,000 of which is payable upon execution of the AHM Merger Agreement, and the remainder of which is payable upon consummation of the AHM Merger in connection with DLJ's acting as exclusive financial advisor to AHM. AHM has agreed to reimburse DLJ for its out-of-pocket expenses, including the reasonable fees and expenses of its legal counsel, and to indemnify DLJ against certain liabilities, including liabilities under the federal securities laws, arising out of or in connection with the services rendered by DLJ under the engagement. The terms of the fee arrangement with DLJ, which are customary in transactions of this nature, were negotiated at arm's length between DLJ and AHM, and the AHM Board approved such arrangement.

  DLJ is a nationally recognized investment banking firm. As part of its investment banking business, DLJ is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated primary and secondary underwritings, private placements and valuations for estate, corporate and other purposes. While DLJ has not performed investment banking or other services for AHM in the past, it has performed investment banking and other services for OrNda and Summit, including managing an offering of $400 million of senior subordinated notes in 1992 for OrNda, assisting with OrNda's restructuring and managing an offering of $37.4 million of exchangeable subordinated notes for Summit. DLJ was compensated for such services. In addition, DLJ owns approximately 3% of the OrNda Common Stock outstanding.

BACKGROUND OF THE SUMMIT MERGER

  The terms of the Summit Merger Agreement are the result of arm's length negotiations between representatives of OrNda and Summit. The following is a brief discussion of the background of these negotiations, the Summit Merger and the related transactions.

  In July 1993, senior management of Summit, having reviewed the healthcare climate, determined to explore the possibility of creating one or more strategic alliances. Towards this end, Summit engaged Smith Barney Shearson as its financial advisor in July 1993.

  In the summer of 1993, Summit became aware that management of OrNda was seeking acquisition candidates. On July 21, 1993, Charles N. Martin, Jr., Chairman, President and Chief Executive Officer of OrNda met with Donald J. Amaral, President and Chief Executive Officer of Summit, at the offices of Kidder, Peabody to discuss healthcare reform, consolidation within the industry and a possible business combination between OrNda and Summit. On July 26, 1993, OrNda and Summit entered into a confidentiality agreement. Following this meeting, Mr. Martin and other representatives of OrNda, accompanied by Randolph Speer, Senior Vice President and Treasurer of Summit, spent the next several days conducting a due diligence investigation of the Summit facilities in Iowa, Texas, Arizona and throughout California and met with various representatives of Summit to explore further the possibility of a business combination between Summit and OrNda.

  From August until November 1993, representatives of OrNda and Summit had further telephone discussions relating to a potential business combination.

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

  On November 5, 1993, Mr. Amaral received a call from Mr. Martin to discuss a business combination. At that time, Mr. Martin proposed a merger whereby OrNda would be the surviving entity.

  On November 10 and November 11, 1993, Messrs. Martin and Amaral as well as other representatives of Summit and OrNda met at a high yield bond conference held in Las Vegas, Nevada. At that time, Mr. Martin indicated to Mr. Amaral that OrNda management believed that a business combination between OrNda and Summit might be in the best interests of the stockholders of both OrNda and Summit. On November 18 and 19, the representatives of both OrNda, AHM and Summit met again at another industry conference in Phoenix, Arizona and had further more detailed discussions of the proposed terms of such a combination.

  On November 21, 1993, representatives of OrNda, AHM and Summit, as well as the legal advisors of OrNda and Summit and Summit's financial advisor, met in Nashville, Tennessee. A preliminary draft of a merger agreement was circulated at this meeting and the parties attempted to negotiate the terms of a proposed agreement. The discussions in Nashville reached an impasse, however, over the proposed exchange ratio.

  On November 29, 1993, Messrs. Amaral and Martin resumed negotiations and on November 30 through December 2, 1993, representatives of Summit, AHM and OrNda as well as their respective legal and financial advisors met in New York to discuss further the details of the proposed merger.

  On December 2, 1993, the Boards of Directors of Summit and OrNda met to discuss the proposed merger agreement and related transactions. After receiving the oral opinion of Kidder, Peabody to the effect that the Summit Exchange Ratio was fair, from a financial point of view, to OrNda, the OrNda Board of Directors unanimously approved the Summit Merger Agreement and the related transactions. At its meeting on December 2, 1993, the Summit Board of Directors received the oral opinion of Smith Barney Shearson to the effect that, as of such date, the Summit Exchange Ratio was fair, from a financial point of view, to the holders of Summit Common Stock, and unanimously approved the Summit Merger Agreement and the related transactions. See "--Background of the AHM Merger" for a description of the AHM Board action with respect to the Summit Merger.

  On March 3, 1994, the Board of Directors of Summit met informally by telephone to discuss preliminarily the Restatement. Over the next several days, Summit management, together with Summit's financial and legal advisors, met repeatedly with OrNda and AHM to discuss the Restatement and its impact on the Mergers.

  On March 8, 1994, the Summit Board of Directors met with its financial and legal advisors to discuss the effect of the Restatement on the Mergers. At such meeting, the Summit Board of Directors received the oral opinion of Smith Barney Shearson to the effect that, as of such date, the Summit Exchange Ratio remained fair from a financial point of view to the holders of Summit Common Stock, and unanimously approved proceeding with the Summit Merger as originally contemplated.

RECOMMENDATION OF ORNDA BOARD OF DIRECTORS; REASONS FOR THE SUMMIT MERGER

  THE BOARD OF DIRECTORS OF ORNDA HAS APPROVED THE SUMMIT MERGER AND RECOMMENDS THAT STOCKHOLDERS OF ORNDA VOTE FOR APPROVAL OF THE SUMMIT MERGER. THE BOARD OF DIRECTORS OF ORNDA BELIEVES THAT THE SUMMIT MERGER WILL CREATE A COMPANY WITH THE FINANCIAL RESOURCES NEEDED TO MORE EFFECTIVELY COMPETE IN THE DEVELOPING HEALTH CARE MARKET.

  In reaching its determination, the OrNda Board of Directors consulted with OrNda management as well as its financial and legal advisors, and considered a number of factors, including, without limitation, the following:

    (i) the acquisition of the Summit hospital portfolio will support OrNda's strategic objective to become a significant provider of healthcare services in targeted communities throughout the United

  States, will enhance the geographic diversity of the OrNda hospital portfolio and will enhance OrNda's market presence in certain important markets;

    (ii) based on the relative earnings of both companies and the Summit Exchange Ratio, the Summit Merger would be accretive to OrNda's current stockholders;

    (iii) the significant expertise of Summit's management with the administration of managed care contracts which the OrNda Board of Directors believes will be valuable as OrNda adjusts to the changes affecting the acute care hospital business;

    (iv) information with respect to the financial condition, business, operations and prospects of both OrNda and Summit on both a historical and prospective basis, including certain information reflecting the two companies on a pro forma combined basis;

    (v) the potential efficiencies and synergies expected to be realized by the combined operations of OrNda and Summit, which are expected to result from the integration of office facilities, support functions and the increased purchasing power of the combined companies;

    (vi) the oral opinion of Kidder, Peabody to the effect that, as of December 2, 1993, the Summit Exchange Ratio was fair, from a financial point of view, to OrNda (See "--Opinion of Kidder, Peabody & Co. Incorporated concerning the Summit Merger"); and

    (vii) the terms of the Summit Merger Agreement.

  These factors were considered collectively by the OrNda Board of Directors, without giving specific weight to any particular factor.

OPINION OF KIDDER, PEABODY & CO. INCORPORATED CONCERNING THE SUMMIT MERGER

  Kidder, Peabody has acted as financial advisor to OrNda in connection with the Summit Merger and has assisted the Board of Directors of OrNda in its examination of the fairness, from a financial point of view, of the Summit Exchange Ratio to OrNda.

  On December 2, 1993, Kidder, Peabody rendered its oral opinion to the Board of Directors to the effect that, as of the date of such opinion, the Summit Exchange Ratio was fair, from a financial point of view, to OrNda. Kidder, Peabody subsequently rendered a written opinion confirming its earlier oral opinion that, as of March 14, 1994, the Summit Exchange Ratio is fair, from a financial point of view, to OrNda. THE FULL TEXT OF THE WRITTEN OPINION OF KIDDER, PEABODY WHICH SETS FORTH THE ASSUMPTIONS MADE, PROCEDURES FOLLOWED, MATTERS CONSIDERED, LIMITATIONS ON AND THE SCOPE OF THE REVIEW BY KIDDER, PEABODY IN RENDERING ITS OPINION IS ATTACHED AS ANNEX D TO THIS PROXY STATEMENT/PROSPECTUS AND IS INCORPORATED HEREIN BY REFERENCE. ORNDA STOCKHOLDERS ARE URGED TO READ KIDDER, PEABODY'S OPINION IN ITS ENTIRETY.

  In connection with its opinion, Kidder, Peabody reviewed, among other things, the AHM Merger Agreement, the Summit Merger Agreement and, in connection with its written opinion dated March 14, 1994, the Proxy Statement/Prospectus as filed with the Commission. Kidder, Peabody also reviewed certain financial and other information of OrNda, AHM and Summit that was publicly available or furnished to Kidder, Peabody by or on behalf of OrNda, AHM and Summit, including certain financial analyses, financial forecasts, reports and other information prepared by their respective managements and representatives. Kidder, Peabody held discussions with various members of management of OrNda, AHM and Summit concerning each company's historical and current operations, financial condition and prospects, as well as the strategic and operating benefits anticipated from each of the Mergers. In addition, Kidder, Peabody:
(i) reviewed the price and trading history of the Summit Common Stock and the OrNda Common Stock and compared such prices and trading histories with those of publicly traded companies it deemed relevant for purposes of its opinion; (ii) compared the financial positions and operating results of OrNda and Summit with those of publicly traded companies it deemed relevant for purposes of its opinion; (iii) compared certain financial terms of the Summit Merger to certain financial terms of selected other business combinations it deemed relevant for purposes of its opinion;
(iv) reviewed the potential pro forma financial effects of the Summit Merger and the AHM Merger on OrNda; and (v) conducted such other financial studies, analyses and investigations and reviewed such other factors as it deemed appropriate for purposes of its opinion.

  In rendering its opinion, Kidder, Peabody relied, without independent verification, on the accuracy and completeness of all financial and other information reviewed by Kidder, Peabody that was publicly available or furnished to it by or on behalf of OrNda, AHM and Summit. Kidder, Peabody assumed that the financial forecasts which it examined were reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the respective managements of OrNda, AHM and Summit. Kidder, Peabody also assumed, with OrNda's consent, that: (i) certain strategic and operating benefits will result from the Summit Merger; (ii) the Summit Merger will be accounted for under the purchase method of accounting; (iii) no adjustment will be made to the Summit Exchange Ratio; and (iv) in connection with its written opinion dated March 14, 1994, all material assets and liabilities (contingent and otherwise, known or unknown) of OrNda, AHM and Summit are as set forth in the consolidated financial statements of OrNda, AHM and Summit, respectively, contained in the Proxy Statement/Prospectus. Kidder, Peabody did not make an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of OrNda, AHM or Summit nor was Kidder, Peabody furnished with any such evaluations or appraisals. Kidder, Peabody's opinion is based upon the economic, monetary and market conditions existing on the date of such opinion. Furthermore, Kidder, Peabody expressed no opinion as to the range at which shares of OrNda Common Stock will trade following the Summit Merger or the Mergers. The Summit Exchange Ratio was determined by OrNda and Summit in arm's-length negotiations. OrNda did not place any limitations upon Kidder, Peabody with respect to the procedures followed or factors considered by Kidder, Peabody in rendering its opinion.

  Kidder, Peabody believes that its analyses must be considered as a whole and that selecting portions of its analyses and of the factors considered by it, without considering all factors and analyses, could create a misleading view of the processes underlying its opinion. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. In its analyses, Kidder, Peabody made numerous assumptions with respect to industry performance, general business, regulatory and economic conditions and other matters, many of which are beyond the control of OrNda, AHM and Summit. Any estimates contained therein are not necessarily indicative of future results or actual values, which may be significantly more or less favorable than such estimates. Estimates of values of companies or assets do not purport to be appraisals or necessarily reflect the prices at which companies or assets may actually be sold. Because such estimates are inherently subject to uncertainty, none of OrNda, AHM, Summit, Kidder, Peabody or any other person assumes responsibility for their accuracy.

  In connection with rendering its oral opinion and preparing its oral presentation to the Board of Directors of OrNda, Kidder, Peabody performed a variety of financial analyses, including those summarized below. The summary set forth below does not purport to be a complete description of the analyses performed by Kidder, Peabody in this regard and includes certain terms defined in "--Opinion of Kidder, Peabody & Co. Incorporated concerning the AHM Merger."

Analyses Relating to Summit

  Comparative Company Analysis. Kidder, Peabody compared the historical, current and relevant projected financial and operating results of Summit with that of such financial and operating results of selected publicly traded hospital management companies it deemed relevant (the "Summit Comparative Companies"). The Summit Comparative Companies were chosen based upon conversations with OrNda management as to companies which possess general business, operating and financial characteristics representative of the industry in which Summit operates. The Summit Comparative Companies selected consisted of AHM (utilizing its stock price prior to the announcement of the AHM Merger), Community Health Systems, Inc., Health Management Associates, Inc., OrNda (pro forma for the AHM Merger, where appropriate) and Universal Health Services, Inc. In addition, Kidder, Peabody compared the historical, current and relevant projected financial and operating results of Summit with that of such financial and operating results of the Large Capitalization Hospital Management Companies. However, Kidder, Peabody accorded less weight to the analysis relating to the Large Capitalization Hospital Management Companies primarily due to the size differential between Summit and the Large Capitalization Hospital Management Companies.

  In order to measure Summit's current operating performance with that of the Summit Comparative Companies, Kidder, Peabody considered, among other things, that: (i) Summit's 1991 to latest four quarters compounded annual growth rate in net revenues was 10.1% compared with a median 1990 to latest four quarters compounded annual growth rate in net revenues for the Summit Comparative Companies of 7.5%; (ii) Summit's 1991 to latest four quarters compounded annual growth rate in EBITDA was 26.1% compared with a median 1990 to latest four quarters compounded annual growth rate in EBITDA for the Summit Comparative Companies of 22.2%; (iii) Summit's 1991 to latest four quarters compounded annual growth rate in EBIT was 30.7% compared with a median 1990 to latest four quarters compounded annual growth rate in EBIT for the Summit Comparative Companies of 22.9%; (iv) Summit's 1991 to latest four quarters compounded annual growth in net income was 56.4% compared with a median 1990 to latest four quarters compounded annual growth rate in net income for the Summit Comparative Companies of 57.8%, (v) Summit's projected one-year growth rate in net income (as per IBES) was 14.8% compared with a median projected one-year growth rate in net income (as per IBES) for the Summit Comparative Companies of 20.7%; and (vi) Summit's projected five-year compounded annual growth rate in net income (as per IBES) was 17.5% compared with a median projected five-year compounded annual growth rate in net income (as per IBES) for the Summit Comparative Companies of 20.0%.

  In order to measure Summit's profitability with that of the Summit Comparative Companies, Kidder, Peabody considered, among other things, that:
(i) Summit's 1991 to latest four quarters average EBITDA margin was 10.1% compared with a median 1990 to latest four quarters average EBITDA margin for the Summit Comparative Companies of 13.1%; (ii) Summit's 1991 to latest four quarters average EBIT margin was 6.7% compared with a median 1990 to latest four quarters average EBIT margin for the Summit Comparative Companies of 7.4%,
(iii) Summit's 1991 to latest four quarters average net income margin was 2.8% compared with a median 1990 to latest four quarters average net income margin for the Summit Comparative Companies of 2.5%; (iv) Summit's 1991 to latest four quarters average ROA was 5.8% compared with a median 1990 to latest four quarters average ROA for the Summit Comparative Companies of 4.6%; and (v) Summit's 1991 to latest four quarters average ROE was 14.1% compared with a median 1990 to latest four quarters average ROE for the Summit Comparative Companies of 14.0%.

  In order to assess the relative public market valuations of Summit and the Summit Comparative Companies, Kidder, Peabody performed a market analysis of Summit and the Summit Comparative Companies. With respect to such analysis, Kidder, Peabody calculated a range of market multiples for each of the Summit Comparative Companies based on dividing: (i) the Market Capitalization of each of the Summit Comparative Companies by such company's latest four quarters net revenues, EBITDA and EBIT; (ii) the Market Price of each of the Summit Comparative Companies by such company's latest four quarters EPS and estimated calendar 1993 and calendar 1994 EPS (as per IBES); and (iii) the Market Value of each Summit Comparative Company by such company's latest reported book value. The range of market multiples for the Summit Comparative Companies included: (i) Market Capitalization to latest four quarters net revenues multiples of 0.49x to 2.21x; (ii) Market Capitalization to latest four quarters EBITDA multiples of 4.6x to 10.6x; (iii) Market Capitalization to latest four quarters EBIT multiples of 9.1x to 13.0x; (iv) Market Price to latest four quarters EPS multiples of 14.2x to 36.9x; (v) Market Price to estimated calendar 1993 EPS (as per IBES) multiples of 12.0x to 21.5x; (vi) Market Price to estimated calendar 1994 EPS (as per IBES) multiples of 10.8x to 17.5x; and
(vii) Market Value to latest reported book value multiples of 1.20x to 4.02x. Based on the above measures, Kidder, Peabody then compared Summit's market multiples, based on its Market Price, with the Summit Comparative Companies' median market multiples in order to establish the relationship between Summit's market multiples and those of the Summit Comparative Companies. With respect to such review, Kidder, Peabody noted that: (i) Summit's Market Capitalization to latest four quarters net revenues multiple was 0.73x compared with a median Market Capitalization to latest four quarters net revenues multiple of 1.18x for the Summit Comparative Companies; (ii) Summit's Market Capitalization to latest four quarters EBITDA multiple was 6.1x compared with a median Market Capitalization to latest four quarters EBITDA multiple of 7.7x for the Summit Comparative Companies; (iii) Summit's Market Capitalization to latest four quarters EBIT multiple was 9.0x compared with a median Market Capitalization to latest four quarters EBIT multiple of 12.1x for the Summit Comparative Companies; (iv) Summit's Market Price to latest four quarters EPS multiple was 15.3x compared with a median Market Price to latest four quarters EPS multiple of 20.1x for the Summit Comparative Companies; (v) Summit's Market Price to estimated calendar 1993 EPS (as per IBES) multiple was 14.9x compared with a median Market Price to estimated calendar 1993 EPS (as per IBES) multiple of 16.8x for the Summit Comparative Companies; (vi) Summit's Market Price to estimated calendar 1994 EPS (as per IBES) multiple was 12.9x compared with a median Market Price to estimated calendar 1994 EPS (as per IBES) multiple of 12.6x for the Summit Comparative Companies; and (vii) Summit's Market Value to latest reported book value multiple was 2.45x compared with a median Market Value to latest reported book value multiple of 1.85x for the Summit Comparative Companies.

  Using such information, Kidder, Peabody derived a range of implied enterprise values for Summit of $219.8 million to $610.0 million by applying the aforementioned market multiples of the Summit Comparative Companies to the appropriate financial statistics of Summit. The range of implied enterprise values of Summit was then adjusted for non-operating assets and liabilities, where relevant, including: (i) total debt of $120.6 million as of September 30, 1993; (ii) cash and cash equivalents of $38.0 million as of September 30, 1993;
(iii) the Market Value of the minority interest in Summit Care Corporation ("Summit Care") of $42.3 million based on Summit Care's Market Price; and (iv) proceeds from the assumed exercise of the options exercisable as of October 29, 1993, at an average exercise price of $3.85 per share, of $13.0 million to yield implied equity values for Summit of $232.8 million to $498.0 million. A hypothetical change of control premium of 55.9%, derived from the precedent described in Comparative Transaction Analysis below, was applied to such figures to yield implied equity values of $363.0 to $776.4. The range of implied equity values of Summit was then divided by 35,429,150 fully diluted shares of Summit Common Stock outstanding as of October 29, 1993 (representing 32,049,100 shares of Summit Common Stock outstanding and 3,380,050 shares of Summit Common Stock issuable upon exercise of options) to yield implied values of $10.24 to $21.91 per fully diluted share.

  Discounted Cash Flow Analysis. Kidder, Peabody performed a discounted cash flow analysis of Summit based on the fiscal 1994 to 1998 financial forecast for Summit provided by Summit management (the "Summit Financial Forecast"). Using the information set forth in the Summit Financial Forecast, Kidder, Peabody calculated the estimated "free cash flow" based on projected unleveraged net income (EBIAT) adjusted for: (i) certain projected non-cash items (i.e., depreciation and amortization); (ii) projected capital expenditures; and (iii) projected non-cash working capital investment.

  Kidder, Peabody analyzed the Summit Financial Forecast and discounted the stream of free cash flows provided in such projections back to December 31, 1993 using discount rates of 10.0% to 14.0%. To estimate the residual value of Summit at the end of the Summit Financial Forecast period, Kidder, Peabody applied terminal multiples of 5.0x to 7.0x to the projected fiscal 1998 EBITDA and discounted such value estimates back to December 31, 1993 using discount rates of 10.0% to 14.0%. Kidder, Peabody then summed the present values of the free cash flows and the present values of the residual values to derive a range of implied enterprise values for Summit of $423.4 million to $619.6 million. The range of implied enterprise values of Summit was then adjusted for non-operating assets and liabilities including: (i) total debt of $120.6 million as of September 30, 1993; (ii) cash and cash equivalents of $38.0 million as of September 30, 1993; (iii) the Market Value of the minority interest in Summit Care of $42.3 million based on Summit Care's Market Price; and (iv) proceeds from the assumed exercise of the options exercisable as of October 29, 1993, at an average exercise price of $3.85 per share, of $13.0 million to yield implied equity values for Summit of $311.5 million to $507.7 million. The range of implied equity values for Summit was then divided by 35,429,150 fully diluted shares of Summit Common Stock outstanding as of October 29, 1993 (representing 32,049,100 shares of Summit common Stock outstanding and 3,380,050 shares of Summit Common Stock issuable upon exercise of options) to yield implied values of $8.79 to $14.33 per fully diluted share.

  Comparative Transaction Analysis. Kidder, Peabody compared certain financial and operating statistics of Summit with such financial and operating statistics of selected relevant hospital management companies, the Acquired Comparative Companies, immediately prior to being acquired. See "--Opinion of Kidder, Peabody & Co. Incorporated Concerning the AHM Merger--Analyses Related to AHM-- Comparative Transaction Analysis."

  In order to measure Summit's current operating performance and profitability with that of the Acquired Comparative Companies immediately prior to being acquired, Kidder, Peabody considered, among other things, that: (i) Summit's latest four quarters EBITDA margin was 12.0% compared with a median latest four quarters EBITDA margin for the Acquired Comparative Companies immediately prior to being acquired of 17.5%; (ii) Summit's latest four quarters EBIT margin was 8.0% compared with a median latest four quarters EBIT margin for the Acquired Comparative Companies immediately prior to being acquired of 11.2%; (iii) Summit's latest four quarters net income margin was 3.8% compared with a median latest four quarters net income margin for the Acquired Comparative Companies immediately prior to being acquired of 5.0%; (iv) Summit's latest four quarters ROA was 7.1% compared with a median latest four quarters ROA for the Acquired Comparative Companies immediately prior to being acquired of 7.9%; and (v) Summit's latest four quarters ROE was 17.7% compared with a median latest four quarters ROE for the Acquired Comparative Companies immediately prior to being acquired of 18.8%.

  Kidder, Peabody also performed an analysis of the multiples paid in the selected acquisition transactions involving the Acquired Comparative Companies in which it analyzed the Adjusted Purchase Price for each of the Acquired Comparative Companies and divided such amount by each of such company's respective latest four quarters net revenues, EBITDA and EBIT immediately prior to being acquired to give a range of purchase price multiples. Kidder, Peabody also analyzed the Equity Cost for each of the Acquired Comparative Companies acquired in the selected transactions and divided such amount by each of such company's respective latest four quarters net income and book value immediately prior to being acquired to give a range of purchase price multiples. Additionally, Kidder, Peabody analyzed the Premium over Stock Price for each of the Acquired Comparative Companies acquired in the selected transactions. The range of purchase price multiples and Premium over Stock Price paid in the selected acquisition transactions involving the Acquired Comparative Companies included: (i) Adjusted Purchase Price to latest four quarters (pre-acquisition) net revenues multiples of 0.98x to 1.52x; (ii) Adjusted Purchase Price to latest four quarters (pre-acquisition) EBITDA multiples of 4.6x to 7.6x; (iii) Adjusted Purchase Price to latest four quarters (pre-acquisition) EBIT multiples of 5.3x to 10.2x; (iv) Equity Cost to latest four quarters (pre-acquisition) net income multiples of 7.1x to 22.2x; (v) Equity Cost to latest reported (pre-acquisition) book value multiples of 0.97x to 9.01x; and (vi) Premium over Stock Price of 26.6% to 61.6%.

  Using such information, Kidder, Peabody derived a range of implied enterprise values for Summit of $296.1 million to $583.0 million by applying the aforementioned purchase price multiples and Premium over Stock Price paid in the selected acquisition transactions involving the Acquired Comparative Companies to the appropriate financial statistics of Summit. The range of implied enterprise values of Summit was then adjusted for non-operating assets and liabilities, where relevant, including: (i) total debt of $120.6 million as of September 30, 1993; (ii) cash and cash equivalents of $38.0 million as of September 30, 1993; (iii) the Market Value of the minority interest in Summit Care of $42.3 million based on Summit Care's Market Price; and (iv) proceeds from the assumed exercise of the options exercisable as of October 29, 1993, at an average exercise price of $3.85 per share, of $13.0 million to yield implied equity values for Summit of $280.7 million to $471.1 million. The range of implied equity values of Summit was then divided by 35,429,150 fully diluted shares of Summit Common Stock outstanding as of October 29, 1993 (representing 32,049,100 shares of

Summit Common Stock outstanding and 3,380,050 shares of Summit Common Stock issuable upon exercise of options) to yield implied values of $7.92 to $13.30 per fully diluted share.

  Using such information, Kidder, Peabody also compared the implied purchase price multiples and Premium over Stock Price of the Summit Exchange Ratio to the median purchase price multiples and Premium over Stock Price paid in the aforementioned acquisition transactions. Such analysis illustrated that: (i) the implied Adjusted Purchase Price to latest four quarters net revenues multiple of the Summit Exchange Ratio was 0.70x compared with a median latest four quarters net revenues multiple of 1.13x in the selected transactions; (ii) the implied Adjusted Purchase Price to latest four quarters EBITDA multiple of the Summit Exchange Ratio was 5.9x compared with a median latest four quarters EBITDA multiple of 6.4x in the selected transactions; (iii) the implied Adjusted Purchase Price to latest four quarters EBIT multiple of the Summit Exchange Ratio was 8.7x compared with a median latest four quarters EBIT multiple of 9.5x in the selected transactions; (iv) the implied Equity Cost to latest four quarters net income multiple of the Summit Exchange Ratio was 14.2x compared with a median latest four quarters net income multiple of 15.1x in the selected transactions; (v) the implied Equity Cost to latest reported book value multiple of the Summit Exchange Ratio was 2.35x compared with a median latest reported book value multiple of 3.29x in the selected transactions; and
(vi) the Premium over Stock Price of the Summit Exchange Ratio was 20.0% compared with a median Premium over Stock Price of 55.9% in the selected transactions.

  Other Factors. In rendering its opinion, Kidder, Peabody considered certain other factors of which the material factors included: (i) a review of Summit's business and operations and the industry in which Summit operates to increase its understanding of Summit's business and its position within the industry in which it operates; (ii) a review of Summit's historical operating results and the Summit Financial Forecast to increase its understanding of the financial performance and prospects of Summit's business; (iii) a review of the current book value of Summit; and (iv) a review of the stock price performance of Summit, the Summit Comparative Companies and selected market indices over a one-year and a five-year period to provide perspective on current and historical public market valuations and stock price performance of Summit relative to selected market indices.

Analyses Relating to OrNda

  Comparative Company Analysis. Kidder, Peabody compared the historical, current and relevant projected financial and operating results of OrNda with that of such financial and operating results of selected publicly traded hospital management companies it deemed relevant, the OrNda Comparative Companies which, for the purposes of the following analyses, includes Summit in addition to the OrNda Comparative Companies as previously defined. See "-- Opinion of Kidder, Peabody & Co. Incorporated Concerning the AHM Merger-- Analyses Related to OrNda--Comparative Company Analysis." In addition, Kidder, Peabody compared the historical, current and relevant projected financial and operating results of OrNda with that of such financial and operating results of the Large Capitalization Hospital Management Companies. However, Kidder, Peabody accorded less weight to the analysis relating to the Large Capitalization Hospital Management Companies primarily due to the size differential between OrNda and the Large Capitalization Hospital Management Companies.

  In order to measure OrNda's current operating performance with that of the OrNda Comparative Companies, Kidder, Peabody considered, among other things, that: (i) OrNda's 1990 to latest four quarters compounded annual growth rate in net revenues was 7.5% compared with a median latest four quarters to past three fiscal years compounded annual growth rate in net revenues for the OrNda Comparative Companies of 10.1%; (ii) OrNda's 1990 to latest four quarters compounded annual growth rate in EBITDA was 22.6% compared with a median latest four quarters to past three fiscal years compounded annual growth rate in EBITDA for the OrNda Comparative Companies of 22.2%; (iii) OrNda's 1990 to latest four quarters compounded annual growth rate in EBIT was 33.1% compared with a median latest four quarters to past three fiscal years compounded annual growth rate in EBIT for the OrNda Comparative Companies of 22.9%; (iv) OrNda's 1990 to latest four quarters compounded annual growth rate in net income was not meaningful due to a net loss in 1990 compared with a median latest four quarters to past three fiscal years compounded annual growth rate in net income for the OrNda Comparative Companies of 57.1%; (v) OrNda's projected one-year growth rate in net income (as per IBES) was 53.0% compared with a median projected one-year growth rate in net income (as per IBES) for the OrNda Comparative Companies of 20.4%; and (vi) OrNda's projected five-year compounded annual growth rate in net income (as per IBES) was 20.0% compared with a median projected five-year compounded annual growth rate in net income (as per IBES) for the OrNda Comparative Companies of 17.5%.

  In order to measure OrNda's profitability with that of the OrNda Comparative Companies, Kidder, Peabody considered, among other things, that: (i) OrNda's 1990 to latest four quarters average EBITDA margin was 11.1% compared with a median latest four quarters to past three fiscal years average EBITDA margin for the OrNda Comparative Companies of 13.1%; (ii) OrNda's 1990 to latest four quarters average EBIT margin was 6.8% compared with a median latest four quarters to past three fiscal years average EBIT margin for the OrNda Comparative Companies of 7.4%; (iii) OrNda's 1990 to latest four quarters average net income margin was (4.9%) compared with a median latest four quarters to past three fiscal years average net income margin for the OrNda Comparative Companies of 2.8%; (iv) OrNda's 1990 to latest four quarters average ROA was 3.6% compared with a median latest four quarters to past three fiscal years average ROA for the OrNda Comparative Companies of 5.8%; and (v) OrNda's 1990 to latest four quarters average ROE was 14.0% compared with a median latest four quarters to past three fiscal years average ROE for the OrNda Comparative Companies of 14.1%.

  In order to assess the relative public market valuations of OrNda and the OrNda Comparative Companies, Kidder, Peabody performed a market analysis of OrNda and the OrNda Comparative Companies. With respect to such analysis, Kidder, Peabody calculated a range of market multiples for each of the OrNda Comparative Companies based on dividing: (i) the Market Capitalization of each of the OrNda Comparative Companies by such company's latest four quarters net revenues, EBITDA and EBIT; (ii) the Market Price of each of the OrNda Comparative Companies by such company's latest four quarters EPS and estimated calendar 1993 and calendar 1994 EPS (as per IBES); and (iii) the Market Value of each of the OrNda Comparative Companies by such company's latest reported book value. The range of market multiples for the OrNda Comparative Companies included: (i) Market Capitalization to latest four quarters net revenues multiples of 0.49x to 2.21x; (ii) Market Capitalization to latest four quarters EBITDA multiples of 4.6x to 10.6x; (iii) Market Capitalization to latest four quarters EBIT multiples of 9.0x to 13.0x; (iv) Market Price to latest four quarters EPS multiples of 14.2x to 36.9x; (v) Market Price to estimated calendar 1993 EPS (as per IBES) multiples of 12.0x to 21.5x; (vi) Market Price to estimated calendar 1994 EPS (as per IBES) multiples of 10.8x to 17.5x; and
(vii) Market Value to latest reported book value multiples of 1.20x to 4.02x. Based on the above measures, Kidder, Peabody then compared OrNda's market multiples, based on its Market Price and financial data pro forma for the AHM Merger, where appropriate, with the OrNda Comparative Companies' median market multiples in order to establish the relationship between OrNda's market multiples and those of the OrNda Comparative Companies. With respect to such review, Kidder, Peabody noted that: (i) OrNda's Market Capitalization to latest four quarters net revenues multiple was 1.18x compared with a median Market Capitalization to latest four quarters net revenues multiple of 0.99x for the OrNda Comparative Companies; (ii) OrNda's Market Capitalization to latest four quarters EBITDA multiple was 8.0x compared with a median Market Capitalization to latest four quarters EBITDA multiple of 7.1x for the OrNda Comparative Companies; (iii) OrNda's Market Capitalization to latest four quarters EBIT multiple was 12.1x compared with a median Market Capitalization to latest four quarters EBIT multiple of 10.5x for the OrNda Comparative Companies; (iv) OrNda's Market Price to latest four quarters EPS multiple was 20.1x compared with a median Market Price to latest four quarters EPS multiple of 17.0x for the OrNda Comparative Companies; (v) OrNda's Market Price to estimated calendar 1993 EPS (as per IBES) multiple was 19.2x compared with a median Market Price to estimated calendar 1993 EPS (as per IBES) multiple of 14.9x for the OrNda Comparative Companies; (vi) OrNda's Market Price to estimated calendar 1994 EPS (as per IBES) multiple was 12.6x compared with a median Market Price to estimated calendar 1994 EPS (as per IBES) multiple of 12.9x for the OrNda Comparative Companies; and (vii) OrNda's Market Value to latest

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

reported book value multiple was 1.85x compared with a median Market Value to latest reported book value multiple of 2.45x for the OrNda Comparative Companies.

  Pro Forma Merger Analysis of Summit Merger. Kidder, Peabody's analysis of the potential pro forma financial effects of the Summit Merger on OrNda was based principally upon the OrNda Financial Forecast and the Summit Financial Forecast. Kidder, Peabody's pro forma financial analysis included Summit Merger-related fees and expenses assumed to be $10.0 million (excluding financing fees) and also assumed, among other things, that the Summit Merger:
(i) will provide 0.2157 of a share of OrNda Common Stock and $5.50 in cash for each share of Summit Common Stock; (ii) will be accounted for under the purchase method of accounting; and (iii) will result in the realization of certain strategic and operating benefits. Among other things, Kidder, Peabody's pro forma analysis is dependent upon the ability of both Summit and OrNda to realize the projected operating performance assumptions of the OrNda Financial Forecast and the Summit Financial Forecast.

  Using the data and other information referred to above, Kidder, Peabody's pro forma financial analysis suggested that the Summit Merger should result in accretion to OrNda's Tax-Normalized EPS in each of fiscal years 1994 to 1998 with such accretion declining in each year over the same period. Kidder, Peabody's pro forma financial analysis also suggested that: (i) OrNda's total debt as a percent of total capitalization should decrease as a result of the Merger; and (ii) OrNda's EBITDA Coverage should increase as a result of the Merger.

  Pro Forma Merger Analysis of Mergers. Kidder, Peabody's analysis of the potential pro forma financial effects of the Summit Merger on OrNda assuming consummation of the AHM Merger was based principally upon the OrNda Financial Forecast, the AHM Financial Forecast and the Summit Financial Forecast. Kidder, Peabody's pro forma financial analysis included Summit Merger-related fees and expenses, in aggregate, assumed to be $10.0 million and also assumed, among other things, that the Summit Merger: (i) will provide 0.2157 of a share of OrNda Common Stock and $5.50 in cash in exchange for each share of Summit Common Stock; (ii) will be accounted for under the purchase method of accounting; and (iii) will result in the realization of certain strategic and operating benefits. Among other things, Kidder, Peabody's pro forma analysis is dependent upon the ability of AHM, Summit and OrNda to realize the projected operating performance assumptions of the OrNda Financial Forecast, the AHM Financial Forecast and the Summit Financial Forecast.

  Using the data and other information referred to above, Kidder, Peabody's pro forma financial analysis suggested that the Summit Merger should result in accretion to OrNda's (pro forma for the AHM Merger) Tax-Normalized EPS in each of fiscal years 1994 to 1998 with such accretion declining in each year over the same period. Kidder, Peabody's pro forma financial analysis also suggested that (i) OrNda's (pro forma for the AHM Merger) total debt as a percent of total capitalization should not change by a material amount as a result of the Summit Merger and (ii) that OrNda's (pro forma for the AHM Merger) EBITDA Coverage should increase as a result of the Summit Merger.

  Other Factors. In rendering its opinion, Kidder, Peabody considered certain other factors of which the material factors included: (i) a review of OrNda's business and operations and the industry in which OrNda operates to increase its understanding of OrNda's business and its position within the industry in which it operates; (ii) a review of OrNda's historical operating results and the OrNda Financial Forecast to increase its understanding of the financial performance and prospects of OrNda's business; (iii) a review of the current book value of OrNda; and (iv) a review of the stock price performance of OrNda and the OrNda Comparative Companies and selected market indices over a one-year period to provide perspective on current and historical public market valuations and stock price performance of OrNda and the OrNda Comparative Companies relative to selected market indices.

  In connection with its written opinion dated March 14, 1994, Kidder, Peabody confirmed the appropriateness of its reliance on the analyses used to render its oral opinion by performing procedures to update certain of such analyses and by reviewing the assumptions on which such analyses were based and the factors considered herewith.

  Kidder, Peabody is a nationally recognized investment banking firm and as part of its investment banking business, Kidder, Peabody is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. OrNda selected Kidder, Peabody as its financial advisor in connection with the Summit Merger because of Kidder, Peabody's experience in transactions similar to the Summit Merger as well as Kidder, Peabody's prior relationship and familiarity with OrNda. Since 1990, Kidder, Peabody has provided investment banking services, from time to time, to OrNda, including acting as underwriter in connection with one financing and acting as financial advisor in other matters unrelated to the Mergers. Kidder, Peabody received customary compensation for such services. Kidder, Peabody may provide investment banking and financial advisory service to OrNda in the future.

  As compensation for its services as financial advisor to OrNda, OrNda has agreed to pay Kidder, Peabody a fee of $400,000 payable upon delivery of its oral opinion with respect to the Summit Merger and a fee of 0.40% of the aggregate consideration (the aggregate value, whether in cash, securities, the assumption of (or purchase subject to) debt or liabilities paid or payable or otherwise assumed by OrNda in connection with the Summit Merger), less the $400,000 fee paid to Kidder, Peabody. OrNda has also agreed to reimburse Kidder, Peabody for its out-of-pocket expenses, including the fees and expenses of its legal counsel, and to indemnify Kidder, Peabody and its affiliates against certain liabilities, including liabilities under the Federal securities laws, relating to, arising out of or in connection with its engagement. In the ordinary course of its business, Kidder, Peabody actively trades the debt and equity securities of OrNda and its affiliates for its own account and for the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities. As of March 4, 1994, Kidder, Peabody held, for its own account, 69 shares of OrNda Common Stock and approximately $0.8 million principal amount of OrNda Senior Subordinated Notes.

RECOMMENDATION OF SUMMIT BOARD OF DIRECTORS; REASONS FOR THE SUMMIT MERGER

  The Summit Board of Directors believes that the terms of the Summit Merger Agreement and the transactions contemplated thereby are fair to and in the best interests of Summit and its stockholders. Accordingly, Summit's Board has unanimously approved the Summit Merger Agreement and recommends approval thereof by the stockholders of Summit. In reaching its determination, the Summit Board of Directors consulted with Summit management, as well as its legal counsel and its financial advisors, and considered a number of factors, including, without limitation, the following:

    (i) Summit's strategic alternatives, including remaining a separate company;

    (ii) information concerning the financial performance, condition and business operations of OrNda and Summit;

    (iii) the opportunities for economies of scale and operating efficiencies that should result from the Summit Merger, particularly in terms of the integration of office facilities, data centers, support functions and the combined purchasing power of the two corporations;

    (iv) the combined entity will be better positioned to develop a new comprehensive integrated healthcare delivery network with physicians and other healthcare providers in certain of Summit's markets and to deal with uncertainties which may face the industry due to healthcare reform, including increased competition and continued consolidation of competition in the industry;

    (v) the management strengths of OrNda and Summit;

    (vi) the merger consideration provided for in the Summit Merger Agreement and recent trading prices for Summit Common Stock and OrNda Common Stock;

    (vii) the Summit Merger would provide the holders of Summit Common Stock with an opportunity to receive a premium over the market price for their shares (the Summit Merger Consideration represents a premium of approximately 17% over the average closing sales price of $7.05 per share of Summit Common Stock between October 20, 1993 and December 1, 1993, the last trading day prior to the announcement of the Summit Merger, based upon $5.50 in cash plus 0.2157 times the average closing sales price per share of OrNda Common Stock ($14.14) during such period); and

    (viii) the oral opinion of Smith Barney Shearson on December 2, 1993 to the effect that, as of such date and based upon and subject to certain considerations and assumptions, the Summit Exchange Ratio was fair, from a financial point of view, to the holders of Summit Common Stock.


  The Board of Directors of Summit believes that the Summit Merger offers the opportunity to create a combined company with greater financial resources, competitive strengths and business opportunities than would be possible for Summit alone.

  In view of the wide variety of factors considered in connection with its evaluation of the proposed Summit Merger, the Summit Board of Directors did not quantify or otherwise attempt to assign relative weights to the specific factors considered in reaching its determination.

  After review of OrNda's restated financial statements, the Summit Board of Directors resolved to proceed with the Summit Merger as originally contemplated under the Summit Merger Agreement. In making such determination, the Summit Board of Directors considered at a meeting of the Summit Board of Directors on March 8, 1994, the recommendation of Summit management that the Summit Merger be consummated and the oral opinion of Smith Barney Shearson to the effect that, as of such date, the Summit Exchange Ratio remained fair from a financial point of view to the holders of Summit Common Stock. The Summit Board of Directors also consulted Summit's other advisors and was advised that the accounting changes reflected in the Restatement would have no material effect on the future cash flows or the future financial performance of the combined company. The Summit Board of Directors concluded, based in part on the foregoing and without giving any quantifiable weight to any one factor, that the substantial benefits to be derived from the Summit Merger remain unchanged and that the Summit Merger continues to be in the best interest of Summit and its stockholders.

  THE BOARD OF DIRECTORS OF SUMMIT HAS UNANIMOUSLY APPROVED THE SUMMIT MERGER
    AND UNANIMOUSLY RECOMMENDS THAT SUMMIT STOCKHOLDERS VOTE TO APPROVE AND
                       ADOPT THE SUMMIT MERGER AGREEMENT.

OPINION OF SMITH BARNEY SHEARSON

  Smith Barney Shearson was retained by Summit to act as its financial advisor in connection with the Summit Merger. In connection with such engagement, Summit requested that Smith Barney Shearson evaluate the fairness, from a financial point of view, to the stockholders of Summit of the consideration to be received by such stockholders in the Summit Merger. On December 2, 1993, Smith Barney Shearson rendered to the Board of Directors of Summit an oral opinion (subsequently confirmed by a written opinion dated such date) to the effect that, as of such date and based upon and subject to certain considerations and assumptions, the Summit Exchange Ratio was fair, from a financial point of view, to the holders of Summit Common Stock. Smith Barney Shearson subsequently confirmed such opinion by delivery of a written opinion dated the date hereof.

  In arriving at its opinion, Smith Barney Shearson reviewed the Summit Merger Agreement and held discussions with certain senior officers, directors and other representatives and advisors of Summit and certain senior officers and other representatives and advisors of OrNda concerning the business, operations and prospects of Summit and OrNda. Smith Barney Shearson examined certain publicly available business and financial information relating to Summit and OrNda as well as certain financial forecasts and other data for

Summit and OrNda which were provided to Smith Barney Shearson by the respective managements of Summit and OrNda, including information relating to certain strategic implications and operational benefits anticipated from the Summit Merger. Smith Barney Shearson reviewed the financial terms of the Summit Merger as set forth in the Summit Merger Agreement in relation to, among other things: current and historical market prices and trading volumes of the Summit Common Stock and OrNda Common Stock; the historical and projected earnings of Summit and OrNda; and the capitalization and financial condition of Summit and OrNda. Smith Barney Shearson considered, to the extent publicly available, the financial terms of certain other similar transactions recently effected which Smith Barney Shearson considered comparable to the Summit Merger and analyzed certain financial, stock market and other publicly available information relating to the businesses of other companies whose operations Smith Barney Shearson considered comparable to those of Summit and OrNda. Smith Barney Shearson also evaluated the pro forma financial impact of the Summit Merger on OrNda. Smith Barney Shearson also considered, without independent verification, certain publicly available business and financial information relating to AHM as well as certain financial forecasts and other data relating to AHM provided to Smith Barney Shearson by AHM and OrNda in connection with its review of the Summit Merger. In addition to the foregoing, Smith Barney Shearson conducted such other analyses and examinations and considered such other financial, economic and market criteria as Smith Barney Shearson deemed necessary to arrive at its opinion. Smith Barney Shearson noted that its opinion was necessarily based upon financial, stock market and other conditions and circumstances existing and disclosed to Smith Barney Shearson as of the date of its opinion. Although Smith Barney Shearson, in its evaluation of OrNda and the Summit Merger, reviewed certain financial and other information relating to AHM, Smith Barney Shearson's opinion was not conditioned upon the consummation of the AHM Merger.

  In rendering its opinion, Smith Barney Shearson assumed and relied, without independent verification, upon the accuracy and completeness of the financial and other information publicly available or furnished to or otherwise discussed with Smith Barney Shearson. With respect to financial forecasts and other information provided to or otherwise discussed with Smith Barney Shearson, Smith Barney Shearson assumed that such forecasts and other information were reasonably prepared on bases reflecting the best currently available estimates and judgments of the respective managements of Summit, OrNda and AHM as to the expected future financial performance of Summit, OrNda and AHM. Smith Barney Shearson did not express any opinion as to what the value of the OrNda Common Stock actually will be when issued to Summit stockholders pursuant to the Summit Merger or the price at which the OrNda Common Stock will trade subsequent to the Summit Merger. In addition, Smith Barney Shearson did not make or obtain an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of Summit, OrNda or AHM nor did Smith Barney Shearson make any physical inspection of the properties or assets of Summit, OrNda or AHM. Although Smith Barney Shearson evaluated the financial terms of the Summit Merger, Smith Barney Shearson was not asked to and did not recommend the specific consideration to be paid by OrNda in the Summit Merger. No other limitations were imposed by Summit on Smith Barney Shearson with respect to the investigations made or procedures followed by Smith Barney Shearson in rendering its opinion.

  THE FULL TEXT OF THE WRITTEN OPINION OF SMITH BARNEY SHEARSON DATED THE DATE HEREOF, WHICH SETS FORTH THE ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITATIONS ON THE REVIEW UNDERTAKEN, IS ATTACHED AS ANNEX F TO THIS PROXY STATEMENT/PROSPECTUS AND IS INCORPORATED HEREIN BY REFERENCE. SUMMIT STOCKHOLDERS ARE URGED TO READ THIS OPINION CAREFULLY IN ITS ENTIRETY. SMITH BARNEY SHEARSON'S OPINION IS DIRECTED ONLY TO THE FAIRNESS OF THE SUMMIT EXCHANGE RATIO FROM A FINANCIAL POINT OF VIEW AND HAS BEEN PROVIDED SOLELY FOR THE USE OF THE SUMMIT BOARD OF DIRECTORS IN ITS EVALUATION OF THE SUMMIT MERGER, DOES NOT ADDRESS ANY OTHER ASPECT OF THE SUMMIT MERGER OR ANY RELATED TRANSACTION AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY SUMMIT STOCKHOLDER AS TO HOW SUCH STOCKHOLDER SHOULD VOTE AT THE SUMMIT MEETING. THE SUMMARY OF THE OPINION OF SMITH BARNEY SHEARSON SET FORTH IN THIS PROXY STATEMENT/PROSPECTUS IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF SUCH OPINION.

  In preparing its opinion to the Board of Directors of Summit, Smith Barney Shearson performed a variety of financial and comparative analyses, including those described below. The summary of such analyses does not purport to be a complete description of the analyses underlying Smith Barney Shearson's opinion. The preparation of a fairness opinion is a complex analytic process involving various determinations as to the most appropriate and relevant methods of financial analyses and the application of those methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to summary description. In arriving at its opinion, Smith Barney Shearson did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, Smith Barney Shearson believes that its analyses must be considered as a whole and that selecting portions of its of its analyses and factors, without considering all analyses and factors, could create a misleading or incomplete view of the processes underlying such analyses and its opinion. In its analyses, Smith Barney Shearson made numerous assumptions with respect to Summit, OrNda and AHM, industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of Summit, OrNda and AHM. The estimates contained in such analyses are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by such analyses. In addition, analyses relating to the value of businesses or securities do not purport to be appraisals or to reflect the prices at which businesses or securities actually may be sold. Accordingly, such analyses and estimates are inherently subject to substantial uncertainty.

  Comparable Company Analysis. Using publicly available information, Smith Barney Shearson analyzed, among other things, the market values and trading multiples of Summit, AHM, OrNda and selected hospital companies, including:
American Medical Holdings, Inc.; Columbia Healthcare Corp.; Community Health Systems, Inc.; Hallmark Healthcare Corporation; Health Management Associates, Inc.; Healthtrust, Inc.--The Hospital Company; National Medical Enterprises, Inc.; and Universal Health Services, Inc. (collectively, the "Comparable Companies"). Smith Barney Shearson compared market values as multiples of, among other things, historical net income and projected calendar 1994 net income. The multiples of latest 12 months net income and projected calendar 1994 net income of the Comparable Companies were between the following ranges:
(i) latest 12 months net income: 6.6x to 44.2x (with a mean of 20.8x and a median of 19.9x); and (ii) projected calendar 1994 net income: 7.8x to 23.4x (with a mean and median of 15.8x). The Summit Exchange Ratio, based on a closing sale price for OrNda Common Stock on March 7, 1994 of $18.75, equated to multiples of Summit net income for the latest 12 months and projected calendar 1994 net income of 17.3x and 13.6x, respectively.

  Smith Barney Shearson compared adjusted market values (equity market value, plus the book value of debt and preferred stock, less cash and cash equivalents) to, among other things, historical net revenues and earnings before interest, taxes, depreciation and amortization ("EBITDA"). The multiples of latest 12 months net revenues and EBITDA of the Comparable Companies were between the following ranges: (i) latest 12 months net revenues: 0.6x to 2.8x (with a mean and median of 1.3x); and (ii) latest 12 months EBITDA: 5.0x to 12.8x (with a mean of 7.7x and a median of 7.4x). The Summit Exchange Ratio, based on a closing sale price for OrNda Common Stock of $18.75, equated to multiples of Summit net revenues and EBITDA for the latest 12 months of 0.8x and 6.3x, respectively.

  Smith Barney Shearson also compared the profit margins, debt to capitalization ratios, historic revenue growth and projected earnings per share ("EPS") growth of the Comparable Companies with those of Summit and OrNda. All projected EPS figures for the Comparable Companies were based on the consensus net income estimates of selected investment banking firms and all EPS estimates for Summit, AHM and OrNda were based on internal estimates of the respective companies. All multiples were based on closing stock prices as of March 7, 1994.

  Selected Merger and Acquisition Transactions Analysis. Using publicly available information, Smith Barney Shearson analyzed the purchase prices and implied transaction multiples in the following selected mergers and acquisition transactions in the hospital industry: Healthtrust, Inc. -- The Hospital

Company/Epic Holdings, Inc.; OrNda/AHM; Columbia Healthcare Corp./HCA Hospital Corporation of America; Columbia Healthcare Corp./Galen Health Care, Inc.; Columbia Healthcare Corp./Basic American Medical, Inc.; SAFECARE Health Services/OrNda; and Health Management Associates, Inc./HMA Acquisition Corp. (the "Selected Acquisitions"). Smith Barney Shearson compared purchase prices as multiples of net income and projected net income of the Selected Acquisitions and transaction values as multiples of revenues, EBITDA and earnings before interest and taxes ("EBIT") of the Selected Acquisitions and compared these multiples to the multiples of Summit's performance implied by the Summit Merger Consideration as set forth above under "Comparable Company Analysis." The multiples of net income and projected net income of the Selected Acquisitions were between the following ranges: (i) net income: 15.4x to 20.5x (with a mean of 18.2x and a median of 18.8x); and (ii) projected net income:
12.1x to 17.4x (with a mean of 15.1x and a median of 15.3x). The multiples of revenues, EBITDA and EBIT of the Selected Acquisitions were between the following ranges: (i) revenues: 0.88x to 1.52x (with a mean of 1.14x and a median of 1.06x); (ii) EBITDA: 5.6x to 8.7x (with a mean of 6.7x and a median of 6.3x); and (iii) EBIT: 9.0x to 14.8x (with a mean of 10.4x and a median of 9.5x). All projected net income multiples were based on the consensus net income estimates of selected investment banking firms.

  No company, transaction or business used in the comparable company and selected merger and acquisition transactions analyses as a comparison is identical to Summit, OrNda or the Summit Merger. Accordingly, an analysis of the results of the foregoing is not entirely mathematical; rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics and other factors that could affect the acquisition or public trading value of the comparable companies or the business segment or company to which they are being compared.

  Discounted Cash Flow Analysis. Smith Barney Shearson performed a discounted cash flow analysis of the projected free cash flow of Summit for the fiscal year ended June 30, 1994 through fiscal year 1998, assuming, among other things, discount rates of 13.0%, 15.0% and 17.0% and terminal multiples of net income of 10.0x to 16.0x. Smith Barney Shearson performed this analysis based on two different sets of operating projections prepared by Summit management, a "Plan Case" reflecting management's current operating plan and a "Conservative Case" reflecting more conservative assumptions for Summit's projected performance and general market conditions. These analyses resulted in the following ranges of values per share of the Summit Common Stock: (i) Plan Case:
$7.04 to $11.90; and (ii) Conservative Case: $5.74 to $9.63.

  Pro Forma Merger Analysis. Smith Barney Shearson analyzed certain pro forma effects resulting from the Summit Merger (considering OrNda both having completed and not having completed the proposed AHM Merger), including the impact of the Summit Merger on OrNda's projected EPS for fiscal years ended August 31, 1994 and 1995. Based upon the estimates of the respective managements of OrNda, Summit and AHM, the results of the pro forma merger analysis suggest that the Summit Merger will be accretive to OrNda's EPS in fiscal years 1994 and 1995. The actual results achieved by the combined company may vary from projected results and the variations may be material.

  Other Factors and Comparative Analyses. In rendering its opinion, Smith Barney Shearson considered certain other factors and conducted certain other comparative analyses, including, among other things, a review of (i) Summit, OrNda and AHM historical and projected financial results; (ii) the history of trading prices for Summit Common Stock, OrNda Common Stock and AHM Common Stock and the relationship between movements of such common stock, movements of the common stock of comparable companies and movements in the S&P 400 Industrial Index; (iii) the implied value of the consideration to be paid by OrNda in the Summit Merger and the relationship between the Summit Exchange Ratio and historical trading prices of Summit Common Stock; and (iv) the pro forma ownership of the combined company.

  Pursuant to the terms of Smith Barney Shearson's engagement, Summit has agreed to pay Smith Barney Shearson for its services in connection with the Summit Merger an aggregate financial advisory fee equal to 0.4% of the total consideration to be paid in the Summit Merger for the Summit Common Stock, plus the liabilities of Summit to be assumed in the Summit Merger. Summit also has agreed to reimburse Smith Barney Shearson for travel and other out-of-pocket expenses incurred by Smith Barney Shearson in performing its services, including the reasonable fees and expenses of its legal counsel, and to indemnify Smith Barney Shearson and related persons against certain liabilities, including liabilities under the federal securities laws, arising out of Smith Barney Shearson's engagement.

  Smith Barney Shearson has advised Summit that, in the ordinary course of business, it may actively trade the equity and debt securities of Summit, OrNda and AHM for its own account or for the account of its customers and, accordingly, may at any time hold a long or short position in such securities. In addition, Smith Barney Shearson has provided Summit and its affiliates with financial advisory and investment banking services in the past, including acting as lead manager for a public offering by Summit in March 1993 of 7 1/2% Exchangeable Subordinated Notes Due 2003, and has received customary fees from Summit for such services.

  Smith Barney Shearson is a nationally recognized investment banking firm and was selected by Summit based on Smith Barney Shearson's experience and expertise. Smith Barney Shearson regularly engages in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive bids, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes.

TERMS OF THE AHM MERGER

  Set forth below is a brief description of certain terms of the AHM Merger Agreement. This description does not purport to be complete and is qualified in its entirety by reference to the AHM Merger Agreement which is attached as Annex A and is incorporated herein by reference.

  Effective Time of the AHM Merger. Upon the satisfaction or waiver of certain conditions, AHM will be merged with and into OrNda, and OrNda will continue as the surviving corporation and the separate existence of AHM will cease.

  The AHM Merger will become effective upon the filing by the surviving corporation with the Delaware Secretary of State of a duly executed certificate of merger. It is currently anticipated that the filing of the certificate of merger will be made as soon as practicable after the date on which the later to occur of AHM's and OrNda's stockholders' meetings shall have occurred. Such filing will be made, however, only upon satisfaction or, if permissible, waiver of the conditions contained in the AHM Merger Agreement.

  Conversion of AHM Common Stock in the AHM Merger. At the AHM Effective Time
(i) each share of AHM Common Stock issued and outstanding immediately prior to the Effective Time will be converted into the right to receive 0.6 shares of OrNda Common Stock; and (ii) each share held in the treasury of AHM immediately prior to the AHM Effective Time shall be cancelled and retired and cease to exist.

  Exchange of Certificates. Shortly after the AHM Effective Time, an exchange agent to be appointed by OrNda (the "Exchange Agent") will send transmittal forms to the former AHM stockholders, to be used in forwarding their certificates representing shares of AHM Common Stock for surrender and exchange for (i) certificates representing the number of shares of OrNda Common Stock into which their shares of AHM Common Stock were converted in the AHM Merger and (ii) cash for any fractional share interests in OrNda Common Stock to which such holders otherwise would be entitled. Until such surrender, certificates representing shares of AHM Common Stock will be deemed to represent the number of shares of OrNda Common Stock into which such AHM shares were converted in the AHM Merger, except that holders of AHM certificates will not be entitled to receive dividends or any other distribution from OrNda until such certificates are so surrendered. When such certificates are surrendered, the holders of the OrNda certificates issued in exchange therefor will be paid, without interest, any dividends or other distributions which may have become payable with respect to such shares of OrNda Common Stock since the AHM Effective Time.

  Fractional Shares. No certificates or scrip representing a fractional share interest in OrNda Common Stock will be issued, and no OrNda dividends, stock split or other change in the capital structure of OrNda will relate to any fractional share interest. A fractional share interest will not entitle the owner thereof to vote or to any rights of a stockholder of OrNda. In lieu of any such fractional share interest, each holder of AHM Common Stock who otherwise would be entitled to receive a fractional share interest in OrNda Common Stock in the AHM Merger will be paid cash upon surrender of shares of AHM Common Stock in an amount equal to the product of such fraction multiplied by the closing sale price of OrNda Common Stock on the NASDAQ National Market System on the day of the AHM Effective Time, or if OrNda Common Stock is not so traded on such day, such closing sale price on the next preceding day on which such stock was traded on the NASDAQ National Market System.

  Conversion of Stock Options and Warrants. At the AHM Effective Time each outstanding option to purchase shares of AHM Common Stock (an "AHM Stock Option") granted under AHM's director and employee stock option plans and under certain executive employment agreements of AHM, whether or not exercisable, shall be converted into an option to acquire shares of OrNda Common Stock (an "OrNda Stock Option"). The shares subject to the AHM Stock Option shall be a number of shares of AHM Common Stock determined by multiplying the number of shares of AHM Common Stock covered by such AHM Stock Option by 0.6 and rounding down to the nearest whole number, and the exercise price per share for the OrNda Stock Option shall be determined by dividing the exercise price per share of such AHM Stock Option by 0.6 and rounding up to the nearest whole cent. At the AHM Effective Time, each outstanding warrant to purchase shares of AHM Common Stock will be converted into a warrant to purchase OrNda Common Stock on the same basis as will be applied to the AHM Stock Options.

  General Provisions. The AHM Merger Agreement contains various customary general provisions relating to, among other things, the survival of representations and warranties and agreements, brokers, notices, governing law and certain definitions.

  Representations and Warranties. The AHM Merger Agreement contains various customary representations and warranties relating to, among other things, (a) each of AHM's and OrNda's and certain of their respective subsidiaries, organization and similar corporate matters; (b) each of AHM's and OrNda's capital structure; (c) authorization, execution, delivery, performance and enforceability of the AHM Merger Agreement and related matters; (d) conflicts under certificates of incorporation or by-laws, required consents or approvals and violations of any instruments or law; (e) documents filed by each of OrNda and AHM with the Commission and the accuracy of the information contained therein; (f) the accuracy of information supplied by each of OrNda and AHM in connection with the Registration Statement and the Proxy Statement/Prospectus;
(g) absence of certain specified material changes or events, brokers or finders and undisclosed liabilities and compliance with applicable law, litigation and employee plans; (h) in the case of OrNda, the receipt of an opinion of Kidder, Peabody that the AHM Exchange Ratio is fair to OrNda from a financial point of view, and (i) in the case of AHM, the receipt of an opinion of DLJ that the consideration to be received by the AHM stockholders is fair to such stockholders from a financial point of view.

  Directors of OrNda. Promptly after the AHM Effective Time, OrNda will take such action as may be necessary to enable three of the present directors of AHM to be appointed to the OrNda Board of Directors. OrNda shall use its best efforts to cause the OrNda Board of Directors to consist of eleven members.

  Registration Rights. OrNda has agreed in the AHM Merger Agreement to negotiate in good faith with each of John W. Gildea and John F. Nicholl an agreement providing for registration rights covering the shares of OrNda Common Stock owned at the AHM Effective Time by Messrs. Gildea and Nicholl and their affiliates.

  Conditions. The respective obligations of AHM and OrNda to effect the AHM Merger are subject to the following conditions: (a) the approval and adoption of the AHM Merger Agreement and the transactions contemplated thereby by the requisite vote of AHM and OrNda stockholders, (b) the effectiveness of the

Registration Statement and the absence of a stop order in effect at the AHM Effective Time, (c) the receipt by OrNda and AHM of the requisite consents from governmental entities, (d) the absence of a preliminary or permanent injunction or other order by any Federal or state court in the United States prohibiting consummation of the AHM Merger, (e) the receipt by OrNda and AHM of financing in an amount sufficient to refinance the outstanding senior bank and institutional indebtedness of OrNda and AHM and the AHM Notes, (f) the receipt by AHM of consents relating to the AHM Notes and (g) the receipt by OrNda and AHM of a letter from Ernst & Young stating that the AHM Merger will qualify as a "pooling-of-interests" transaction.

  In addition, the obligations of AHM to effect the AHM Merger are subject to the satisfaction at or prior to the AHM Effective Time of the conditions that:
(a) OrNda shall have performed in all material respects its obligations under the AHM Merger Agreement required to be performed by OrNda at or prior to the AHM Effective Time and the representations and warranties of OrNda contained in the AHM Merger Agreement shall be true and correct in all material respects at and as of the AHM Effective Time as if made at and as of such time, except as contemplated by the AHM Merger Agreement and (b) the receipt by AHM of certain opinions of counsel.

  In addition, the obligations of OrNda to effect the AHM Merger are subject to the satisfaction at or prior to the AHM Effective Time of the conditions that:
(a) AHM shall have performed in all material respects its obligations under the AHM Merger Agreement required to be performed by it at or prior to the AHM Effective Time and the representations and warranties of AHM contained in the AHM Merger Agreement shall be true and correct in all material respects at and as of the AHM Effective Time as if made at and as of such time, except as contemplated by the AHM Merger Agreement, (b) the receipt by OrNda of certain opinions of counsel and (c) the receipt by OrNda of a comfort letter from Ernst & Young.

  Consent Solicitation. The obligations of OrNda and AHM to consummate the AHM Merger are conditioned upon, among other things, the receipt by AHM of such consents and waivers from the holders of the AHM Notes as OrNda, AHM and their senior institutional and bank lenders shall agree are reasonably required. Pursuant to a Waiver and Consent Agreement by and among OrNda and the holders of a majority in principal amount of the outstanding AHM Notes, OrNda has agreed, upon consummation of the AHM Merger, to make certain consent payments and to increase the interest rate on the AHM Notes in exchange for the agreement of such holders to the amendment and waiver of certain terms of the AHM Notes. See "--Consent Solicitation."

  Business of AHM and OrNda Pending the AHM Merger. AHM has agreed that, among other things, prior to consummation of the AHM Merger, unless OrNda shall otherwise agree in writing or unless otherwise contemplated by the AHM Merger Agreement, it will conduct its business and the businesses of its subsidiaries only in the ordinary course and consistent with past practice and it will not: sell, pledge or agree to sell or pledge any stock owned by it in any of its subsidiaries; amend the AHM Certificate of Incorporation or By-Laws; or split, combine or reclassify any shares of its outstanding capital stock or declare, set aside or pay any dividends or other distributions payable in cash, stock or property, or redeem or otherwise acquire any shares of its capital stock or shares of the capital stock of any of its subsidiaries. AHM has further agreed that neither it nor any of the subsidiaries shall authorize for issuance, issue or sell or agree to issue or sell any additional shares of, or rights of any kind to acquire any shares of, its capital stock of any class, except for unissued shares of AHM Common Stock reserved for issuance upon the exercise of employee stock options and warrants; acquire, dispose of or encumber any fixed assets or any other substantial assets other than in the ordinary course of business and consistent with past practices; incur, assume, or prepay any indebtedness or any other material liabilities other than in the ordinary course of business and consistent with past practices; authorize capital expenditures in excess of the amounts currently contemplated therefor and as previously disclosed to OrNda or its advisors; or enter into any contract, agreement, commitment or arrangement with respect to any of the foregoing. AHM has further agreed that neither it nor any of its subsidiaries will enter into any new employment agreements with any of their respective officers or employees or grant any increases in the compensation of their respective officers and employees other than increases in the ordinary course of the business and consistent with past practice, or enter into, adopt or amend any employee benefit plan.

  OrNda has agreed that prior to the AHM Effective Time, unless AHM shall otherwise agree in writing, it will conduct its businesses and the businesses of its subsidiaries only in the ordinary course and consistent with past practice and it will not: sell or pledge or agree to sell or pledge any stock owned by it in any of its subsidiaries; amend its Certificate of Incorporation, except to increase the number of shares of OrNda Common Stock authorized, or By-Laws; split, combine or reclassify any shares of its outstanding capital stock; declare, set aside or pay any dividend or other distribution payable in cash, stock or property (other than dividends on OrNda's payable in kind Convertible Preferred Stock (the "OrNda PIK Preferred"); or redeem or otherwise acquire any shares of its capital stock or shares of the capital stock of any subsidiary except for the repurchase of limited partnership interests in Brotman Partners, L.P . OrNda has also agreed that neither it nor any of its subsidiaries will, subject to certain exceptions (i) authorize for issuance, issue or sell or agree to issue or sell any additional shares of, or rights of any kind to acquire any shares of, its capital stock of any class (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise), except to OrNda or a wholly owned subsidiary of OrNda, except for unissued shares of OrNda Common Stock reserved for issuance upon the exercise of certain specified stock options or the OrNda PIK Preferred and except for the authorization for issuance of shares of OrNda Common Stock and options and rights to acquire OrNda Common Stock pursuant to the Management Equity Plan; (ii) incur, assume or prepay any indebtedness or any other material liabilities, other than in the ordinary course of business and consistent with past practices; (iii) assume, guarantee, endorse or otherwise become liable or responsible for obligations of any other person other than a subsidiary in the ordinary course of business and consistent with past practice; or (iv) enter into any contract, agreement, commitment or arrangement with respect to any of the foregoing.

  On December 2, 1993, AHM delivered a letter to OrNda pursuant to which AHM consented to the execution and delivery by OrNda of the Summit Merger Agreement.

  Both OrNda and AHM have agreed that, during the period from November 18, 1993 until the AHM Effective Time, except as otherwise contemplated by the AHM Merger Agreement, neither OrNda nor AHM will knowingly take or knowingly fail to take any action which would jeopardize the treatment of the AHM Merger as a "pooling-of-interests" for accounting purposes or as a reorganization within the meaning of Section 368(a) of the Code.

  Irrevocable Proxies. As an inducement and a condition to entering into the AHM Merger Agreement, AHM was granted proxies (collectively, the "AHM Proxies" and, individually, a "Proxy") by each of Joseph Littlejohn & Levy Fund, L.P., Charles N. Martin, Jr. and M. Lee Pearce, M.D. (the "Proxy Stockholders"). The AHM Proxies entitle AHM to vote an aggregate of 9,036,744 shares of OrNda Common Stock (the "Proxy Shares") (representing approximately 49% of the shares entitled to vote at the OrNda Meeting as of the OrNda Record Date), in favor of the AHM Merger Agreement and any transactions contemplated thereby, and, in addition, except as agreed to by AHM and OrNda to vote against (but not in favor of) any proposals for any merger (other than the AHM Merger), consolidation, sale or purchase of any assets, reorganization, recapitalization, liquidation or winding up of or by OrNda.

  The Proxy Stockholders have agreed not to, directly or indirectly, sell, transfer, further pledge or otherwise dispose of the Proxy Shares unless such transferee agrees to be bound by the terms of the AHM Proxy. In addition, until the AHM Proxies are terminated, the Proxy Stockholders have agreed not to initiate or solicit any inquiries or proposals with respect to, or, subject to fiduciary duties, engage in negotiations concerning or provide any confidential information relating to, any acquisition, business combination or purchase of all or any significant portion of the assets of, or any equity interest in (other than the Proxy Shares), OrNda or any of its subsidiaries.


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  Forms of the AHM Proxies are exhibits to the AHM Merger Agreement which is annexed hereto as Annex A. Subsequent to the execution and delivery of the AHM Proxies, each of the Proxy Stockholders executed letter agreements with AHM consenting to the amendment to the AHM Merger Agreement and confirming that the AHM Proxies relate to the AHM Merger as defined in the Amended and Restated Agreement and Plan of Merger.

  Termination. The AHM Merger Agreement may be terminated at any time prior to the AHM Effective Time, whether before or after approval of the AHM Merger Agreement by the stockholders of AHM or OrNda, (i) by mutual consent of OrNda and AHM; (ii) by either OrNda or AHM if the AHM Merger has not been consummated on or before July 31, 1994; or (iii) by either OrNda or AHM if any one of the conditions to their respective obligations to effect the AHM Merger has not been met or waived prior to or at such time as such condition can no longer be satisfied.

  Except as set forth below, under "Termination Fee," in the event of any such termination, the AHM Merger Agreement shall forthwith become void, and, except for a termination resulting from a willful breach by a party to the AHM Merger Agreement, there shall be no liability on the part of any party or their respective officers or directors, except with respect to the payment and sharing of certain expenses.

  Indemnification. The AHM Merger Agreement provides that for a period of six years from and after the AHM Effective Time, OrNda will indemnify, and advance expenses in matters that may be subject to indemnification to, persons who served as directors and officers of AHM or any subsidiary of AHM on or before the AHM Effective Time with respect to liabilities and claims (and related expenses) made against them resulting from their service as such prior to the AHM Effective Time with and subject to the requirements and other provisions of the OrNda Certificate of Incorporation and By-laws in effect on the date of the AHM Merger Agreement and applicable provisions of law to the same extent as OrNda is obligated thereunder to indemnify and advance expenses to its own directors and officers with respect to liabilities and claims made against them resulting from their service for OrNda.

  The AHM Merger Agreement also provides that OrNda shall cause to be maintained in effect for a period ending not sooner than the sixth anniversary of the AHM Effective Time directors' and officers' liability insurance providing at least the same coverage with respect to AHM's officers and directors as the policies maintained on behalf of directors and officers of AHM as of the date hereof, and containing terms and conditions which are no less advantageous, with respect to matters occurring on or prior to the AHM Effective Time (to the extent such insurance is available with respect to such matters). Notwithstanding the foregoing, from and after the third anniversary of the AHM Effective Time, OrNda shall not be obligated to provide any greater officers' and directors' liability insurance than that generally afforded to officers and directors of OrNda under policies maintained by OrNda with respect to its directors and officers.

  Amendment and Waiver. Any of the provisions of the AHM Merger Agreement may be amended by or pursuant to action of the respective parties at any time before or after the approval of the AHM Merger Agreement by the OrNda and AHM stockholders; provided however, that after any such approval, no amendment shall be made which alters the AHM Exchange Ratio. Prior to the AHM Effective Time, the parties may extend the time for performance of the obligations of the other parties to the AHM Merger Agreement and may waive any inaccuracies in the representations and warranties or compliance with any agreements or conditions for their respective benefit contained in the AHM Merger Agreement.

  Expenses. Whether or not the AHM Merger is consummated, all costs and expenses incurred in connection with the AHM Merger Agreement and the transactions contemplated thereby shall be paid by the party incurring such expenses, except that expenses incurred in connection with printing the Registration Statement and the related Proxy Statement/Prospectus as well as the filing fee relating to the Registration Statement will be shared equally by OrNda and AHM.


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  Termination Fee. If prior to the AHM Meeting, AHM receives a competing acquisition proposal relating to AHM, and either (i) the AHM stockholders fail to approve the AHM Merger at the AHM Meeting or (ii) AHM breaches its covenant to recommend acceptance of the AHM Merger to its stockholders, and such acquisition proposal is thereafter consummated within 12 months of the date of termination of the AHM Merger Agreement, AHM (or the successor thereto) must pay OrNda a fee in cash equal to $5 million.

FEDERAL INCOME TAX CONSEQUENCES OF THE AHM MERGER

  Consequences to AHM Stockholders. The following is a summary of the principal Federal income tax consequences of the AHM Merger to the stockholders of AHM. The discussion set forth below is based on currently existing provisions of the Code, Treasury Regulations thereunder, current administrative rulings and court decisions. All of the foregoing are subject to change and any such change could affect the continuing validity of this discussion. The Federal income tax discussion set forth below is for general information only and may not apply to particular categories of stockholders of AHM common stock, options, or warrants subject to special treatment under the Code, such as foreign holders and holders whose stock, options, or warrants, were acquired pursuant to the exercise of an employee stock option or otherwise as compensation. In addition, there may be relevant state, local or other tax consequences, none of which are described below. AHM STOCKHOLDERS ARE URGED TO CONSULT THEIR TAX ADVISORS TO DETERMINE THE SPECIFIC TAX CONSEQUENCES OF THE AHM MERGER.

  Consummation of the Merger is conditioned upon receipt by OrNda of an opinion of Skadden, Arps, Slate, Meagher & Flom (the "Skadden Opinion") and receipt by AHM of an opinion of Drinker Biddle & Reath (the "Drinker Opinion"), each dated as of the AHM Effective Time. The Skadden Opinion and the Drinker Opinion will be substantially to the effect that, on the basis of facts, representations and assumptions set forth in such opinions, which are consistent with the facts existing at the AHM Effective Time, the AHM Merger will be treated for Federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code, and that accordingly, (i) no gain or loss will be recognized by the stockholders of AHM who exchange all their AHM Common Stock solely for OrNda Common Stock pursuant to the AHM Merger (except to the extent that cash is received in lieu of a fractional share interest), (ii) the aggregate basis of the OrNda Common Stock received in the AHM Merger will be the same as the aggregate basis of the AHM Common Stock surrendered in exchange therefor (reduced by any amount allocable to a fractional share interest for which cash is received), (iii) the holding period of the OrNda Common Stock received in the AHM Merger will include the period during which the AHM Common Stock surrendered in exchange therefor were held, provided the shares were held as a capital asset at the AHM Effective Time, and (iv) no gain or loss will be recognized by OrNda or AHM as a result of the AHM Merger.

  Any cash received by the holders of AHM Common Stock in lieu of a fractional share of OrNda Common Stock will be treated as having been received in redemption of the fractional share interest, and will result in a taxable gain or loss. The receipt of such cash generally should result in gain or loss in an amount equal to the difference between the amount of cash received and the basis of the fractional share interest surrendered in exchange therefor. Such gain or loss will be capital gain or loss if the fractional share interest was held as a capital asset at the AHM Effective Time, and such capital gain or loss will be long-term capital gain or loss if the holding period for such fractional share interest was greater than one year.

  Consequences to OrNda and AHM. The AHM Merger will cause an "ownership change" within the meaning of Section 382(g) of the Code with respect to both OrNda and AHM. Consequently, OrNda's and AHM's net operating loss ("NOL") and credit carryovers from periods before the AHM Merger will be subject to annual limitations. Nonetheless, OrNda does not expect that these annual limitations will have a material adverse effect on OrNda's or AHM's ability to fully utilize NOLs existing as of the Effective Date of the AHM Merger.


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

ACCOUNTING TREATMENT OF THE AHM MERGER

  Both OrNda and AHM believe that the AHM Merger will qualify as a pooling-of-interests for accounting and financial reporting purposes and have been so advised by Ernst & Young their independent public accountants. Consummation of the AHM Merger is conditioned upon the receipt by each of OrNda and AHM of a letter from Ernst & Young stating that the AHM Merger will qualify for pooling-of-interests accounting treatment.

INTERESTS OF CERTAIN PERSONS IN THE AHM MERGER

  Stock Options and Warrants. Directors and executive officers of AHM are the beneficial owners of approximately 7,857,792 shares of AHM Common Stock. Included within the foregoing are vested options to purchase approximately 1,006,780 shares of AHM Common Stock at prices from $1.00 to $5.63 per share and warrants to purchase approximately 113 shares of AHM Common Stock at $2.67 per share at March 1, 1994. Under the AHM Merger Agreement, options and warrants remaining unexercised at the AHM Effective Time will be converted into options and warrants to purchase shares of OrNda Common Stock as more fully described under "The Mergers--Terms of the AHM Merger--Conversion of Stock Options and Warrants." In addition, on the AHM Record Date, the Foothill Group, Inc., of which John F. Nickoll, a director of AHM, is the President and Co-Chief Executive Officer, was the beneficial owner of approximately 6,550,726 shares, of which 3,610,511 shares are included in the 7,857,792 shares referred to in the first sentence of this paragraph.

  Officer and Director Indemnification and Insurance. Under the terms of the AHM Merger Agreement, officers and directors of AHM are entitled to be indemnified by OrNda subsequent to the AHM Effective Time and OrNda is required to maintain directors and officers liability coverage for such persons for a period of six years following the AHM Effective Time. See "The Mergers--Terms of the AHM Merger--Indemnification."

  Registration Rights. Under the AHM Merger Agreement, OrNda is obligated to negotiate in good faith with John F. Nickoll and John W. Gildea, directors of AHM, with respect to rights of entities with which they are affiliated to obtain registration under the Securities Act of 1933 of shares of OrNda Common Stock to be acquired by such entities in the AHM Merger. Such entities owned on the AHM Record Date in the aggregate approximately 11,037,600 shares of AHM Common Stock which will be converted into approximately 6,622,560 shares of OrNda Common Stock in the AHM Merger. See "The Mergers--Terms of the AHM Merger--Registration Rights."

  Forgiveness of Indebtedness. In December, 1991, AHM provided certain key employees an aggregate of $749,993 in interest free loans (of which an aggregate of $698,198 was provided to executive officers) to enable them to purchase shares of AHM's Common Stock. Under the terms of such loans which are still outstanding at November 30, 1993, the principal amount thereof would have been due and payable in December, 1995; provided that AHM was obligated to forgive 29% of the principal amount thereof due from any employee who remained employed on the maturity date. Under the terms of such loans, the entire principal amount thereof is required to be forgiven by AHM upon a change of control of AHM, as defined in such loans. The AHM Merger will constitute a change in control of AHM under the terms of such loans and, accordingly, at the AHM Effective Time, the entire principal amount of all such loans will be forgiven by AHM.

  Employment Agreement with Steven L. Volla. AHM is party to an employment agreement with Steven L. Volla, the Chairman, President and Chief Executive Officer of AHM, which provides for Mr. Volla to receive an initial base salary of $550,000, to be increased annually by not less than the higher of: (i) such amount as may be determined by AHM's Board of Directors; or (ii) the average percentage increase in base compensation of other executive officers of AHM. The agreement with Mr. Volla expires on March 26, 1997, and may be extended for additional periods upon the written agreement of the parties. In addition to base salary amounts, Mr. Volla is eligible to receive incentive cash compensation in an amount approved by the

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

AHM Board of Directors. Under his 1990 employment contract, Mr. Volla was granted options to purchase 450,000 shares of the AHM Common Stock at $1.89 per share. These options have fully vested and expire on April 5, 1995. Pursuant to his 1992 amended and restated employment agreement, which was approved by the AHM Board of Directors, Mr. Volla was granted a loan in the amount of $225,000. The principal on this loan is due and payable on April 6, 1995, provided, however, that AHM shall, prior to the due date, forgive the entire unpaid amount of the loan at such time as Mr. Volla exercises the 450,000 options granted him in 1990. The contract also provides that if Mr. Volla resigns following a change in control, his loan is forgiven in full. If the options are exercised in part, the unpaid amount of the loan shall be forgiven pro rata. In February, 1993, Mr. Volla was granted 300,000 additional options at $5.375 per share, 100,000 of which vested on February 2, 1994.

  Mr. Volla's employment agreement provides that, under certain circumstances in connection with a change in control, Mr. Volla will receive severance payments following his voluntary resignation. These payments are based directly upon the then remaining term of Mr. Volla's employment agreement, his initial base salary and accrued incentive compensation for the year of termination. The AHM Merger will constitute a change in control under Mr. Volla's employment agreement, giving Mr. Volla the right to elect to resign and receive such payments. No different contractual arrangements have been made for the continued employment of Mr. Volla by OrNda. If Mr. Volla were to resign immediately following the AHM Effective Time, he would be entitled to receive an aggregate of approximately $1,700,000 in severance payments, payable over three years, plus accrued incentive compensation in the year of his resignation. See "Ratification of the 1994 Management Equity Plan--Summary of Plan and Amendment" for a discussion of options that subject to certain conditions may be granted to Mr. Volla upon consummation of the Mergers.

  Change in Control Severance Contracts for Other Officers. The employment agreements of Robert M. Dubbs, Senior Vice President, General Counsel and Secretary of AHM, and William S. Harrigan, Senior Vice President, Chief Financial Officer, and Treasurer of AHM, each provide that if a "change in control," as defined in the agreements, occurs, the employee may terminate the agreement within six months thereafter if his duties are increased or if his compensation is decreased or if other actions specified therein are taken. The AHM Merger will be a change of control under such agreements. In the event of such termination by the employee, he would be entitled to severance pay equal to one year, in the case of Mr. Dubbs, and six months, in the case of Mr. Harrigan, of his base compensation plus all accrued incentive compensation and an amount in respect of all unused vacation. At current compensation levels, such amounts would approximate $167,000 for Mr. Dubbs and $78,000 for Mr. Harrigan. In addition, unvested options with respect to 33,333 shares of AHM Common Stock held by Mr. Harrigan would vest.

NO DISSENTERS' RIGHTS IN THE AHM MERGER

  Holders of shares of AHM Common Stock are not entitled to appraisal rights of dissenting stockholders under Delaware Law with respect to the transactions contemplated by the AHM Merger Agreement.

TERMS OF THE SUMMIT MERGER

  Set forth below is a brief description of certain terms of the Summit Merger Agreement. This description does not purport to be complete and is qualified in its entirety by reference to the Summit Merger Agreement which is attached as Annex B and is incorporated herein by reference.

  Effective Time of the Summit Merger. Upon the satisfaction or waiver of certain conditions, Merger Sub will be merged with and into Summit, and Summit will continue as the surviving corporation (the "Surviving Corporation") and the separate existence of Merger Sub will cease.

  The Merger will become effective upon the filing of and acceptance by the California Secretary of State of the required officer's certificate and an agreement of merger and the filing of a duly executed certificate of merger with the Delaware Secretary of State. It is currently anticipated that such filings will be made as promptly as practicable after the date on which the later to occur of the Summit Meeting and the OrNda

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

Meeting shall have occurred. Such filings will be made, however, only upon satisfaction or, if permissible, waiver of the conditions contained in the Summit Merger Agreement.

  The Summit Merger Agreement provides that (i) the Articles of Incorporation and the By-Laws of Summit shall be the Articles of Incorporation and the By-Laws of the Surviving Corporation, (ii) the directors of Merger Sub at the Summit Effective Time shall be the initial directors of the Surviving Corporation, provided however that Mr. Don Freeberg and Mr. John Anderson will remain directors of the Surviving Corporation for a period of not less than six months commencing at the Summit Effective Time and (iii) the officers of Summit at the Summit Effective Time shall be the initial officers of the Surviving Corporation.

  Conversion of Summit Common Stock in the Summit Merger. At the Summit Effective Time (i) each share of Summit Common Stock issued and outstanding immediately prior to the Summit Effective Time (other than shares held by OrNda or any subsidiary of OrNda) will be converted into the right to receive 0.2157 shares of OrNda Common Stock and $5.50 cash; (ii) each share held in the treasury of Summit and each share held by OrNda or any subsidiary of OrNda immediately prior to the Summit Effective Time shall be cancelled and retired and cease to exist; and (iii) each share of Common Stock, par value $.01 per share, of Merger Sub issued and outstanding immediately prior to the Summit Effective Time shall be converted into and exchangeable for one share of common stock of the Surviving Corporation.

  Exchange of Certificates. At or before the Summit Effective Time, OrNda shall deposit in trust, with an exchange agent (the "Summit Exchange Agent") for the benefit of holders of Summit Common Stock, immediately available funds in an aggregate amount equal to the cash component of the Summit Exchange Ratio to be paid to the holders of Summit Common Stock as provided by the Summit Merger Agreement. Shortly after the Summit Effective Time, the Summit Exchange Agent will send transmittal forms to the former Summit stockholders, to be used in forwarding their certificates representing shares of Summit Common Stock for surrender and exchange for (i) certificates representing the number of shares of OrNda Common Stock into which their shares of Summit Common Stock were converted in the Summit Merger; (ii) $5.50 cash per share of Summit Common Stock surrendered; and (iii) cash for any fractional share interests in OrNda Common Stock to which such holders otherwise would be entitled. Until such surrender, certificates representing shares of Summit Common Stock will be deemed to represent the number of shares of OrNda Common Stock into which such Summit shares were converted in the Summit Merger, except that holders of Summit certificates will not be entitled to receive dividends or any other distribution from OrNda until such certificates are so surrendered. When such certificates are surrendered, the holders of the OrNda certificates issued in exchange therefor will be paid, without interest, any dividends or other distributions which may have become payable with respect to such shares of OrNda Common Stock since the Summit Effective Time.

  Fractional Shares. No certificates or scrip representing a fractional share interest in OrNda Common Stock will be issued, and no OrNda dividends, stock split or other change in the capital structure of OrNda will relate to any fractional share interest. A fractional share interest will not entitle the owner thereof to vote or to any rights of a stockholder of OrNda. In lieu of any such fractional share interest, each holder of Summit Common Stock who otherwise would be entitled to receive a fractional share interest in OrNda Common Stock in the Summit Merger will be paid cash upon surrender of shares of Summit Common Stock in an amount equal to the product of such fraction multiplied by the closing sale price of OrNda Common Stock on the NASDAQ National Market System on the day of the Summit Effective Time (or if OrNda Common Stock is not so traded on such day, such closing sale price on the next preceding day on which such stock was traded in the NASDAQ National Market System.)

  Conversion of Stock Options. Immediately prior to the Summit Effective Time, all outstanding options to purchase Summit Common Stock ("Summit Options") shall vest. Each holder (other than officers, directors and beneficial owners of more than 10% of any class of equity security of Summit registered under the Exchange Act) of an option that is outstanding within ten days prior to the Summit Effective Time shall elect to receive in lieu of the Summit Options either (i) payment equal to the per share consideration under

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

the Summit Merger Agreement less the exercise price of a share of Summit Common Stock multiplied by the number of such shares subject to such option, provided that the exercise price shall be applied first to reduce the cash portion of the consideration under the Summit Merger Agreement, and then, to the extent the exercise price exceeds $5.50, to reduce the OrNda Common Stock portion of such consideration (valuing such shares at $12.75); or (ii) an option to purchase shares of OrNda Common Stock under a stock option plan maintained by OrNda, provided that the number of shares, exercise price and terms and conditions of such an option (x) preserve the aggregate gain (or loss) on the Summit Option prior to such substitution, and (y) preserve the ratio of exercise price per share of Summit Common Stock to the fair market value of such stock (as determined immediately prior to substitution). Officers, directors and 10% beneficial owners of Summit securities will only be entitled to receive such replacement options. Additionally, OrNda undertakes to file and maintain effective a registration statement with respect to the shares subject to such replacement options.

  General Provisions. The Summit Merger Agreement contains various customary general provisions relating to, among other things, the survival of representations and warranties and agreements, brokers, notices, governing law and certain definitions.

  Representations and Warranties. The Summit Merger Agreement contains various customary representations and warranties relating to, among other things, (a) each of Summit's and OrNda's and certain of their respective subsidiaries' organization and similar corporate matters; (b) each of Summit's and OrNda's capital structure and the ownership of Merger Sub by OrNda; (c) authorization, execution, delivery, performance and enforceability of the Summit Merger Agreement and related matters; (d) conflicts under certificates of incorporation or by-laws, required consents or approvals and violations of any instruments or law; (e) documents filed by each of OrNda and Summit with the Commission and the accuracy of the information contained therein; (f) the accuracy of information supplied by each of OrNda and Summit in connection with the Registration Statement and this Proxy Statement/Prospectus; (g) subject to certain exceptions, absence of certain specified material changes or events, brokers or finders and undisclosed liabilities and compliance with applicable law, litigation and employee plans; (h) in the case of OrNda, the receipt of an opinion of Kidder, Peabody to the effect that the consideration to be paid by OrNda is fair to OrNda from a financial point of view; and (i) in the case of Summit, the receipt of an opinion of Smith Barney Shearson to the effect that the consideration to be received in the Summit Merger by the Summit stockholders is fair to such stockholders from a financial point of view.

  Real Estate Purchase. OrNda has agreed in the Summit Merger Agreement to negotiate with Sierra Land Group, Inc. and its affiliates ("Sierra") and Summit Properties ( with Sierra, the "Real Estate Sellers") concerning the purchase (the "Real Estate Purchase") by either OrNda or a third party of certain real estate currently owned by Sierra or Summit Properties and leased to Summit for an aggregate purchase price of $85.4 million. Sierra and Summit Properties are affiliates of Don Freeberg, the Chairman of the Board of Summit and the beneficial owner of 55.4% of the outstanding Summit Common Stock. OrNda currently intends to purchase approximately $57 million of such real estate and to seek a third party purchaser for the remaining real estate. The obligations of OrNda and Summit to consummate the Summit Merger as well as the obligations of the Summit stockholders party to Voting Agreements with OrNda to vote for the Summit Merger are conditioned upon either of such transactions having been consummated or all conditions to the consummation of such transactions having been satisfied or waived. See "Interests of Certain Persons in the Summit Merger".

  Directors of OrNda. Promptly after the Summit Effective Time, OrNda will take such action as may be necessary to enable Donald J. Amaral and a designee of Don Freeberg (for such time as Don Freeberg and John Anderson beneficially own in the aggregate at least 5% of the outstanding shares of OrNda Common Stock) to be appointed to the OrNda Board of Directors.

  Registration Rights. Prior to the Summit Effective Time, OrNda will enter into an agreement with each of Don Freeberg, John E. Anderson and Donald J. Amaral granting them certain registration rights subject

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

to certain conditions, as they will negotiate in good faith, taking into account OrNda's obligation under the AHM Merger Agreement to negotiate a mutually acceptable Registration Rights Agreement with John Nickoll and John Gildea.

  Conditions. The respective obligations of Summit and OrNda to effect the Summit Merger are subject to the following conditions: (a) the approval and adoption of the Summit Merger Agreement and the transactions contemplated thereby by the requisite vote of Summit stockholders; (b) the effectiveness of the Registration Statement and the absence of a stop order in effect at the Summit Effective Time; (c) the receipt by OrNda of the requisite consents from governmental entities; (d) the receipt by OrNda and Summit of financing in an amount sufficient to finance the Real Estate Purchase, the outstanding senior bank and institutional indebtedness of OrNda and Summit and the Summit Notes;
(e) the Real Estate Purchase shall have been consummated or all conditions to the obligations of the parties to such transaction shall have been satisfied or waived; (f) the absence of a preliminary or permanent injunction or other order by any Federal or state court in the United States prohibiting consummation of the Summit Merger and (g) any waiting period applicable to the consummation of the Summit Merger under the HSR Act shall have expired or been terminated.

  In addition, the obligations of Summit to effect the Summit Merger are subject to the satisfaction at or prior to the Summit Effective Time of the conditions that: (a) OrNda and Merger Sub each shall have performed in all material respects their obligations under the Summit Merger Agreement required to be performed by it at or prior to the Summit Effective Time and the representations and warranties of OrNda and Merger Sub contained in the Summit Merger Agreement shall be true and correct in all material respects at and as of the Summit Effective Time as if made at and as of such time, except as contemplated by the Summit Merger Agreement; (b) the receipt by Summit of certain opinions of counsel; and (c) the receipt from Ernst & Young of a comfort letter.

  The obligations of OrNda and Merger Sub to effect the Summit Merger are subject to the satisfaction at or prior to the Summit Effective Time of the conditions that: (a) Summit shall have performed in all material respects its obligations under the Summit Merger Agreement required to be performed by it at or prior to the Summit Effective Time and the representations and warranties of Summit contained in the Summit Merger Agreement shall be true and correct in all material respects at and as of the Summit Effective Time as if made at and as of such time, except as contemplated by the Summit Merger Agreement; (b) the receipt by OrNda of certain opinions of counsel; (c) the receipt from Ernst & Young of a comfort letter; and (d) Summit shall have, at OrNda's option, either increased the size of the board of directors of Summit Care or secured the resignations of such number of Summit Care directors as is necessary to enable OrNda designees to be elected to constitute a majority of the Summit Care board of directors.

  Dissenting Shares. In addition to the foregoing, in the event that the number of dissenting shares from whom a demand has been received that they intend to seek dissenter's rights under California law exceeds 4.99% of the number of shares outstanding as of the date of the Summit Meeting and immediately prior to the Summit Effective Time, OrNda's obligations under the Summit Merger Agreement will not mature.

  Business of Summit and OrNda Pending the Merger. Summit has agreed that, among other things, prior to consummation of the Summit Merger, unless OrNda shall otherwise agree in writing or unless otherwise contemplated by the Summit Merger Agreement, it will conduct its business and the businesses of its subsidiaries only in the ordinary course and consistent with past practice and it will not: sell, pledge or agree to sell or pledge any stock owned by it in any of its subsidiaries; amend the Summit Articles of Incorporation or By-Laws; or split, combine or reclassify any shares of its outstanding capital stock or declare, set aside or except for the dividend declared on November 22, 1993, pay any dividends or other distributions payable in cash, stock, property, or redeem or otherwise acquire any shares of its capital stock or shares of the capital stock of any of its subsidiaries. Summit has further agreed that neither it nor any of the subsidiaries shall authorize for issuance, issue or sell or agree to issue or sell any additional shares of, or rights of any kind to acquire any shares of, its capital stock of any class, except for unissued shares of Summit Common Stock reserved for issuance upon the exercise of employee stock options; acquire dispose of or encumber any fixed assets or any other substantial assets other than in the ordinary course of business and consistent with past practices; incur, assume, or prepay any indebtedness or any other material liabilities other than in the ordinary course of business and consistent with past practices; authorize capital expenditures in excess of the amounts currently contemplated therefor and as previously disclosed to OrNda or its advisors; or enter into any contract, agreement, commitment or arrangement with respect to any of the foregoing. Summit has further agreed that neither it nor any of its subsidiaries will enter into any new employment agreements with any of their respective officers or employees or grant any increases in the compensation of their respective officers and employees other than increases in the ordinary course of the business and consistent with past practice, or enter into, adopt or amend any employee benefit plan.

  OrNda has agreed that prior to the Summit Effective Time, unless Summit shall otherwise agree in writing, it will conduct its businesses and the businesses of its subsidiaries only in the ordinary course and consistent with past practice and it will not: sell or pledge or agree to sell or pledge any stock owned by it in any of its subsidiaries, amend its Certificate of Incorporation, except to increase the number of shares of OrNda Common Stock authorized, or By-Laws; split, combine or reclassify any shares of its outstanding capital stock; declare, set aside or pay any dividend or other distribution payable in cash, stock or property other than dividends on the OrNda PIK Preferred; or redeem or otherwise acquire any shares of its capital stock or shares of the capital stock of any subsidiary except for the repurchase of limited partnership interests in Brotman Partners, L.P. OrNda has also agreed that neither it nor any of its subsidiaries will, subject to certain exceptions (i) authorize for issuance, issue or sell or agree to issue or sell any additional shares of, or rights of any kind to acquire any shares of, its capital stock of any class (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise), except for unissued shares of OrNda Common Stock reserved for issuance upon the exercise of certain specified stock options, warrants or the OrNda PIK Preferred, dividends on the OrNda PIK Preferred payable in shares of the OrNda PIK Preferred, the authorization of an additional 100 million shares of OrNda Common Stock pursuant to the proposed amendment to the OrNda charter and the authorization for issuance and issuance of shares of OrNda Common Stock and certain options and rights to acquire OrNda Common Stock pursuant to the Bonus Plan and the Management Equity Plan; (ii) incur, assume or prepay any indebtedness or any other material liabilities, other than in the ordinary course of business and consistent with past practices; (iii) assume, guarantee, endorse or otherwise become liable or responsible for obligations of any other person other than a subsidiary in the ordinary course of business and consistent with past practices; or (iv) enter into any contract, agreement, commitment or arrangement with respect to any of the foregoing.

  Pursuant to the Summit Merger Agreement, from the date of the Summit Merger Agreement to the Summit Effective Time, Merger Sub will not engage in any activities of any nature except as provided in or contemplated by the Summit Merger Agreement.

  Stockholder Approval. The Summit Merger Agreement provides that the respective obligations of each party to effect the Summit Merger are subject to the approval and adoption of the Summit Merger Agreement and the transactions contemplated thereby by the requisite vote of the stockholders of each of Summit and OrNda in accordance with applicable law.

  Termination. The Summit Merger Agreement may be terminated at any time prior to the Summit Effective Time, whether before or after approval of the Summit Merger Agreement by the stockholders of OrNda or Summit, (i) by mutual consent of OrNda, Summit and Merger Sub; (ii) by either OrNda and Merger Sub or Summit if the Merger has not been consummated on or before July 31, 1994; (iii) by either OrNda and Merger Sub or Summit if any one of the conditions to their respective obligations to effect the Summit Merger has not been met or waived prior to or at such time as such condition can no longer be satisfied, or (iv) by Summit on or after March 31, 1994 if OrNda has not received commitments for requisite financing.

  In the event of any such termination, the Summit Merger Agreement shall forthwith become void, and, except for a termination resulting from a willful breach by a party to the Summit Merger Agreement, there shall be no liability on the part of any party or their respective officers or directors, except with respect to the payment and sharing of certain expenses.

  Indemnification. The Summit Merger Agreement provides that Summit shall, and from and after the Summit Effective Time, OrNda shall, indemnify, defend and hold harmless each person who is now, or has been at any time prior to the date of the Summit Merger Agreement, an officer or director of Summit or any of its subsidiaries (the "Indemnified Parties") against all losses, claims, damages, costs, expenses or liabilities or in connection with any claim, action, suit, proceeding or investigation arising out of the fact that such person is or was a director or officer of Summit or any of its subsidiaries (or out of any action taken by any such person on behalf of Summit), pertaining to any matter existing or occurring at or prior to the Summit Effective Time (including, without limitation, the transactions contemplated by the Summit Merger Agreement), whether asserted or claimed prior to, or at or after, the Summit Effective Time. In each case such indemnification shall be at the full extent a corporation is permitted under the California GCL to indemnify its own directors and officers, as the case may be.

  The Summit Merger Agreement also provides that OrNda will cause the Surviving Corporation to keep in effect in its Articles of Incorporation a provision for a period of not less than six years from the Summit Effective Time (or, in the case of matters occurring prior to the Summit Effective Time which have not been resolved prior to the sixth anniversary of the Summit Effective Time, until such matters are finally resolved) which provides for indemnification of the past and present officers and directors of Summit to the fullest extent permitted by the California GCL.

  The Summit Merger Agreement also provides that OrNda will cause to be maintained in effect for a period ending not sooner than the sixth anniversary of the Summit Effective Time directors' and officers' liability insurance providing at least the same coverage with respect to Summit's officers and directors as the policies maintained on behalf of directors and officers of Summit as of the date hereof, and containing terms and conditions which are no less advantageous, with respect to matters occurring on or prior to the Summit Effective Time (to the extent such insurance is available with respect to such matters). Notwithstanding the foregoing, from and after the third anniversary of the Summit Effective Time, OrNda shall not be obligated to provide any greater officers' and directors' liability insurance than that generally afforded to officers and directors of OrNda under policies maintained by OrNda with respect to its directors and officers.

  Voting Agreements. As a condition and inducement to entering into the Summit Merger Agreement, OrNda and Summit have entered into voting agreements (in the case of OrNda, the "OrNda Voting Agreements" and in the case of Summit, the "Summit Voting Agreements" and together the "Voting Agreements") with certain stockholders of Summit and OrNda respectively, whereby such stockholders have agreed to vote their respective shares in favor of the Summit Merger at their respective meetings. Joseph Littlejohn & Levy Fund, L.P., Charles Martin Jr. and M. Lee Pearce, M.D. (the "OrNda Stockholders") have agreed to vote an aggregate of 9,036,744, (representing approximately 49% of the shares entitled to vote at the OrNda Meeting as of the OrNda Record Date), in favor of the Summit Merger Agreement and the transactions contemplated thereby, and, in addition, except as agreed to by OrNda and Summit to vote against (but not in favor of) any proposals for any merger (other than the Mergers), consolidation, sale or purchase of any assets, reorganization, recapitalization, liquidation or winding up of OrNda. Don Freeberg, Don Freeberg as trustee under a Voting Trust Agreement, Meridian Life Insurance Co., Sierra Land Development, L.P., Sierra Land Group, Inc., John E. Anderson and Topa Equities, Ltd., (the "Summit Stockholders") have agreed to vote an aggregate of 20,176,100, (representing approximately 62% of the shares entitled to vote at the Summit Meeting as of the Summit Record Date), in favor of the Summit Merger Agreement and any transactions contemplated thereby, and, in addition, except as agreed to by OrNda and Summit to vote against (but not in favor of) any proposals for any merger (other than the Summit Merger), consolidation, sale or purchase of any assets, reorganization, recapitalization, liquidation or winding up of Summit. The Summit Voting Agreements will not be effective and will not be deemed to require the Summit

Stockholders to vote their shares in favor of the Summit Merger unless OrNda or a third party has entered into an agreement to purchase the Real Estate for an aggregate purchase price of not less than $85.4 million. See "--Real Estate Purchase."

  The OrNda Stockholders and the Summit Stockholders have agreed not to, directly or indirectly, sell, transfer, further pledge or otherwise dispose of their shares unless such transferee agrees to be bound by the terms of the Voting Agreement. The OrNda Stockholders and the Summit Stockholders have also agreed not to grant any subsequent proxies with respect to their shares that would be inconsistent with the terms of the Voting Agreements. In addition, subject to certain exceptions, the OrNda Stockholders and the Summit Stockholders have agreed not to initiate or solicit any inquiries or proposals with respect to, or, subject to fiduciary duties, engage in negotiations concerning or provide any confidential information relating to, any acquisition, business combination or purchase of all or any significant portion of the assets of, or any equity interest in (other than their shares), OrNda or Summit, as the case may be, or any of their subsidiaries.

  Forms of the Voting Agreements are filed as exhibits to the Summit Merger Agreement which is annexed hereto as Annex B.

  Amendment and Waiver. Any of the provisions of the Summit Merger Agreement may be amended by or pursuant to action of the respective parties at any time before or after the approval of the Summit Merger Agreement by the OrNda and Summit stockholders; provided however, that after any such approval, no amendment shall be made which alters the Summit Exchange Ratio. Prior to the Summit Effective Time, the parties may extend the time for performance of the obligations of the other parties to the Summit Merger Agreement and may waive any inaccuracies in the representations and warranties or compliance with any agreements or conditions for their respective benefit contained in the Summit Merger Agreement.

  Expenses. Whether or not the Summit Merger is consummated, all costs and expenses incurred in connection with the Summit Merger Agreement and the transactions contemplated thereby shall be paid by the party incurring such expenses, except that expenses incurred in connection with printing the Registration Statement and this Proxy Statement/Prospectus as well as the filing fee relating to the Registration Statement will be shared equally by OrNda, Summit and AHM. In the event that OrNda and Summit are unable to obtain the financing referred to in clause (d) of the first paragraph under "-- Conditions" above, OrNda will pay as liquidated damages $1.5 million to Summit, provided such inability shall not be due to a material breach by Summit of any agreement, representation or warranty in the Summit Merger Agreement or the Real Estate Purchase Agreement.

FEDERAL INCOME TAX CONSEQUENCES OF THE SUMMIT MERGER

  The following is for general information only and is based on currently existing provisions of the Code, Treasury Regulations thereunder, current administrative rulings and court decisions. The tax treatment of each Summit stockholder will depend in part upon its particular situation. In addition, there may be relevant state, local or other tax consequences, none of which are described below. SUMMIT STOCKHOLDERS ARE URGED TO CONSULT THEIR TAX ADVISORS TO DETERMINE THE SPECIFIC TAX CONSEQUENCES OF THE SUMMIT MERGER.

  The receipt by Summit stockholders of cash and OrNda Common Stock in exchange for the Summit Common Stock in the Summit Merger (or the receipt of cash upon the exercise of appraisal rights) will be a taxable transaction for federal income tax purposes under the Code and may be taxable under state, local or foreign tax laws as well.

  A Summit stockholder will recognize gain or loss equal to the difference between the tax basis for the Summit Common Stock surrendered in the Summit Merger and the sum of the (i) cash and (ii) fair market value of the OrNda Common Stock received in the Summit Merger. Gain or loss must be calculated separately for each block of Summit Common Stock exchanged in the Summit Merger (that is, Summit Common Stock acquired in the same transaction and at the same price). Such gain or loss will be recognized by the Summit stockholder at the Summit Effective Time. Such gain or loss will be capital gain or loss if the Summit Common Stock exchanged in the Summit Merger was a capital asset in the hands of the Summit stockholder and will be long-term gain or loss if the holding period for the Summit Common Stock is more than one year.

  Summit stockholders will take a basis in the OrNda Common Stock received in the Summit Merger equal to its fair market value at the Summit Effective Time.

ACCOUNTING TREATMENT OF THE SUMMIT MERGER

  It is contemplated that the Summit Merger will be accounted for as a purchase transaction.

INTERESTS OF CERTAIN PERSONS IN THE SUMMIT MERGER

  Real Estate Transactions. Summit currently leases the land and buildings associated with many of its facilities (collectively, the "Summit Real Estate") from Sierra Land Group, Inc. (or its subsidiaries) (collectively, "Sierra") and Summit Properties, a general partnership ("SP"). Don Freeberg, Chairman of the Board of Summit, owns approximately 93% of Sierra; the balance is owned by a trust for the benefit of his adult sons, Daniel and James Freeberg, of which Don Freeberg is trustee. Sierra is a principal shareholder of Summit. SP is principally owned by Don Freeberg (who holds a 93% interest therein), and a trust for the benefit of his adult sons, Daniel and James Freeberg, of which Don Freeberg is trustee.

  The terms of Summit's leases with SP and Sierra extend to July 31, 2003. Through 2003, these leases provide for periodic rent increases based on the Consumer Price Index; the leases with Sierra also provide, in some cases, for a market rate adjustment in 1998. Each of the leases with SP and Sierra grants Summit two ten-year extension options with periodic rent increases based on increases in the Consumer Price Index or, at the option of the lessor, in an amount equal to 5% of each leased facility's yearly increase in revenues. The leases also provide Summit with a right of first refusal in the event that the lessor proposes to sell a particular facility.

  The following table summarizes the facilities leased to Summit or its subsidiaries by Sierra during the fiscal year ended June 30, 1993 (including facilities leased to Summit Care):

                                                                        AGGREGATE
                                                                         MONTHLY
TYPE OF FACILITY                                        NUMBER           RENTAL
- ----------------                                        ------          ---------
Hospitals..............................................    3            $248,072
Nursing care centers...................................    5(/1/)(/2/)    99,818
Retirement care centers................................    4(/2/)(/3/)    34,653
Medical office buildings...............................    3               9,974
                                                         ---            --------
  Totals...............................................   15            $392,517
                                                         ===            ========

- --------
(1) Includes two facilities subleased by a subsidiary of Summit to unrelated third parties.
(2) Leased by Summit Care until purchased by Summit Care in December 1992.
(3) Includes one facility subleased by a subsidiary of Summit to an unrelated third party.

  The following table summarizes the facilities leased to Summit or its subsidiaries by SP during the fiscal year ended June 30, 1993 (including facilities leased to Summit Care):

                                                                        AGGREGATE
                                                                         MONTHLY
TYPE OF FACILITY                                      NUMBER(/1/)        RENTAL
- ----------------                                      -----------       ---------
Hospitals............................................       4(/1/)      $560,188
Nursing care centers.................................       5(/1/)(/2/)  102,152
Medical office buildings.............................       6            285,319
Administrative offices...............................       2(/3/)        20,483
                                                          ---           --------
  Totals.............................................      17           $968,142
                                                          ===           ========

- --------
(1) Includes one hospital whose lease was terminated effective May 15, 1992 and one nursing care facility that is subleased by a subsidiary of Summit to an unrelated third party.
(2) Leased by Summit Care until purchased by Summit Care in December 1992.
(3) Includes the administrative office purchased by Summit Care in June 1993 for approximately $240,000.

  Prior to the initial public stock offering by Summit in 1983, three partnerships were formed among Summit and certain of its officers, directors and employees to acquire or construct various administrative and medical office buildings and to lease them to subsidiaries of Summit. These partnerships, Lubbock Associates, Arizona Associates and Apache Trails Associates (collectively, the "Partnerships"), each owned a medical office building that was leased to a subsidiary of Summit. These partnerships were dissolved in June 1993 when the three properties were purchased by Summit. Summit was the general partner of Lubbock Associates and Mr. Anderson and Mr. Clark McQuay, a director of Summit, among others, were limited partners therein. Sierra was the general partner of Arizona Associates and Messrs. Don Freeberg, Anderson and McQuay, among others, were limited partners therein. A corporation owned by Mr. Freeberg was the general partner of Apache Trails Associates, and Messrs. Anderson and McQuay, among others, were limited partners therein. The monthly rentals as of June 30, 1992 for the three buildings aggregated approximately $27,015, on long-term leases expiring in or after 2003. The leases generally required certain fair market rental adjustments and generally contained rights of first refusal to purchase the property or renew the lease.

  Under the Summit Merger Agreement, OrNda has agreed that it will negotiate in good faith with Sierra and SP (collectively, the "Sellers") concerning the purchase by either OrNda or a third party of the Summit Real Estate for an aggregate purchase price of $85.4 million. Such purchase will be pursuant to the terms and conditions of a Real Estate Purchase Agreement reasonably satisfactory to OrNda and the Sellers. If OrNda purchases the Summit Real Estate, OrNda's obligation will be subject to (i) the receipt by OrNda of financing, the terms and conditions of which are satisfactory to OrNda, in an amount sufficient to purchase the Real Estate and (ii) the closing of the transactions contemplated by the Summit Merger Agreement. The consummation of the transactions contemplated by the Real Estate Purchase Agreement and the satisfaction (unless waived) of all obligations of the parties to the Real Estate Purchase Agreement is a condition precedent to the effectiveness of the Summit Merger under the Summit Merger Agreement and to each of Messrs. Freeberg and Anderson's obligation to vote in favor of the Summit Merger. See "Terms of the Summit Merger--Real Estate Purchase."

  Insurance. Summit insures its general and professional liability and its directors' and officers' liability with Meridian Insurance Ltd. ("Meridian"), which is owned by SP. Summit insures its property and excess automobile liability risks with Topa Insurance Company, a corporation owned by Mr. Anderson. The rates for such coverage are established by the insurer and are adjusted for Summit's loss experience.

  Since January 1991, Topa Insurance Company has also insured the workers' compensation risks for Summit's California operations and Summit Care's California nursing care centers, retirement centers and pharmacy. Prior to that time, similar risks were insured by a non-affiliated insurance company. In both cases, such risks have been reinsured by an affiliated insurance company. The rates of such workers' compensation insurance are set by a California rating agency and are adjusted for the combined loss experience of Summit Care and Summit. Premiums are allocated between Summit Care and Summit on the basis of employee job classification.

  Summit believes that the premiums it pays to affiliates are in the aggregate no less favorable that would be the case if Summit insured such risks with unaffiliated parties. For the year ended June 30, 1993, Summit paid directly or indirectly through reinsurance, approximately $12.6 million in premiums to affiliated companies. Of this amount, approximately $11.4 million in premiums was paid to Meridian.

  Directors and Officers of OrNda and Surviving Corporation. Under the Summit Merger Agreement, OrNda has agreed that promptly after the Summit Effective Time, OrNda will take such action as may be necessary to enable Donald J. Amaral and one designee of Don Freeberg (the "Freeberg Designee") to be appointed to the Board of Directors of OrNda. For so long as John E. Anderson and Don Freeberg and their respective affiliates (the "Anderson-Freeberg Group") will be the Beneficial Owner (as defined in Rule 13d-3(a) under the Exchange Act) in the aggregate of not less than 5% of the issued and outstanding OrNda Shares, OrNda will nominate such Freeberg Designee for election to the Board of Directors of OrNda and will use its best efforts to cause such Freeberg Designee to be elected; provided, however, that prior to his election, such Freeberg Designee will agree to resign as a director in the event the Anderson-Freeberg Group will be the Beneficial Owner of less than 5% of the issued and outstanding OrNda Shares.

  The Summit Merger Agreement further provides that the directors of Merger Sub at the Summit Effective Time will be the initial directors of the Surviving Corporation and will hold office from the Summit Effective Time until their respective successors are duly elected or appointed and qualify in the manner provided in the Certificate of Incorporation and By-Laws of the Surviving Corporation or as otherwise provided by law, provided, however that Mr. Don Freeberg and Mr. John Anderson will remain directors of the Surviving Corporation for a period of not less than six months commencing at the Summit Effective Time. It further provides that the officers of Summit at the Summit Effective Time will be the initial officers of the Surviving Corporation and will hold office from the Summit Effective Time until their respective successors are duly elected or appointed and qualify in the manner provided in the Certificate of Incorporation and By-Laws of the Surviving Corporation, or as otherwise provided by law. In addition, it is anticipated that after consummation of the Summit Merger, Donald J. Amaral, the current Chief Executive Officer and President of Summit, will become the President and Chief Operating Officer of OrNda.

  Stock Options. At the Summit Effective Time, each Summit Option granted by Summit to purchase shares of Summit Common Stock pursuant to any stock option plan or plans of Summit or otherwise (collectively the "Summit Stock Option Plans") that is outstanding and unexercised immediately prior to the Summit Effective Time, will become fully vested and immediately exercisable. Each holder (other than officers, directors and beneficial owners of more than 10% of any class of equity security of Summit registered under the Exchange Act) of a Summit Option that is outstanding within 10 days prior to the Summit Effective Time, must elect, within 10 days prior to the Summit Effective Time, to receive, in lieu of each such Summit Option, either (1) a payment equal to the Summit Exchange Ratio minus the exercise price of a share of Summit Common Stock subject to such Summit Option times the number of shares of Summit Common Stock subject to such option, provided that in determining the payment to be made to such holder the exercise price will be applied first to reduce the cash portion of the Summit Exchange Ratio and then, to the extent the exercise price exceeds $5.50, to reduce the portion of the Summit Exchange Ratio payable in OrNda Common Stock (valuing the shares of OrNda Common Stock at $12.75) or (2) an option to purchase shares of OrNda Common Stock (a "Substituted Option") under a stock option plan maintained by OrNda, in an amount and at an exercise price as determined below. Officers, directors and 10% beneficial owners of Summit equity securities will only be entitled to receive Substituted Options. Any holder who fails to make a timely election, will receive a Substituted Option for each outstanding Summit Option (and otherwise subject to the terms of Summit Stock Option Plans).

  The number of shares, the exercise price and the terms and conditions of a Substituted Option will be determined in a manner that preserves both (1) the aggregate gain (or loss) on the Summit Option immediately prior to the time of substitution, and (2) the ratio of the exercise price per share of Summit Common Stock subject to such Summit Option to the fair market value (determined immediately prior to the time of substitution) per share subject to such Summit Option; provided, however, that in the case of any Summit Option that is an "incentive stock option" as defined in section 422 of the Code, the adjustment described above will be, and is intended to be, effected in a manner that is consistent with section 424(a) of the Code. The duration and other terms of the new option will be the same as the original option, except that all references to Summit will be deemed to be references to OrNda.

  As of December 15, 1993, the following Summit Options have been granted and remain outstanding and unexercised: options for 1,050,000 shares to Mr. Amaral; options for 240,000 shares to Mr. Anderson; options for 800,000 shares to Mr. Freeberg; an option for 31,800 shares to Randolph Speer, Senior Vice President and Treasurer of Summit; an option for 78,000 shares to A. Dean Staley, Senior Vice President and Chief Financial Officer of Summit; options for 2,037,100 shares in the aggregate to all current executive officers as a group; options for 279,000 shares in the aggregate to all current directors who are not executive officers as a group; and 590,150 shares in the aggregate to all employees, including all current officers who are not executive officers or directors, as a group. The exercise prices of all of the foregoing grants are equal to the fair market value of Summit Common Stock on the date of the grant.

  Indemnification and Insurance. The Summit Merger Agreement provides that OrNda will cause the Surviving Corporation to keep in effect in its By-Laws a provision for a period of not less than six years from the Summit Effective Time (or, in the case of matters occurring prior to the Summit Effective Time which have not been resolved prior to the sixth anniversary of the Summit Effective Time, until such matters are finally resolved) which provides for indemnification of the past and present officers and directors of Summit to the fullest extent permitted by the California GCL. OrNda will cause to be maintained in effect for a period ending not sooner than the sixth anniversary of the Summit Effective Time directors' and officers' liability insurance providing at least the same coverage with respect to Summit's officers and directors as the policies maintained on behalf of directors and officers of Summit as of the date hereof, and containing terms and conditions which are no less advantageous, with respect to matters occurring on or prior to the Summit Effective Time (to the extent such insurance is available with respect to such matters). Notwithstanding the foregoing, from and after the third anniversary of the Summit Effective Time, OrNda will not be obligated to provide any greater officers' and directors' liability insurance than that generally afforded to officers and directors of OrNda under policies maintained by OrNda with respect to its directors and officers.

  Registration Rights. The Summit Merger Agreement provides that prior to the Summit Effective Time, OrNda will enter into an agreement with each of Don Freeberg, John E. Anderson and Don Amaral covering their shares of OrNda Common Stock, their Substituted Options and the shares of OrNda Common Stock subject to such Substituted Options owned at the Summit Effective Time by Messrs. Freeberg, Anderson and Amaral and their affiliates pursuant to which Messrs. Freeberg and Anderson will be granted the right to three "demand" registration requests and which will contain such other customary terms and conditions as OrNda and Messrs. Freeberg, Anderson and Amaral will negotiate in good faith, taking into account OrNda's obligations under the AHM Merger Agreement to negotiate a mutually acceptable registration rights agreement with John Nickoll and John Gildea. Such registration rights agreement will provide that one of such demand registrations will require as a condition to the effectiveness thereof the concurrence of Mr. Amaral.

  Severance Agreements. The Summit Merger Agreement requires OrNda and Summit, in consultation with AHM, to develop and implement a mutually acceptable consulting and severance plan covering their respective employees. Such plan will be applied consistently to the employees of all three companies.

DISSENTERS' RIGHTS IN THE SUMMIT MERGER

  Record holders of Summit Common Stock will have the right to dissent with respect to the Summit Merger and, subject to certain conditions, receive a cash payment equal to the fair market value of their shares under the California GCL, but, except in the case of shares which are restricted by Summit, or applicable law or regulation as to transfer, only if demand for payment is made with respect to five percent or more of the outstanding shares of Summit Common Stock. In order to perfect his or her dissenter's rights, a record holder of Summit Common Stock must (i) vote his or her dissenting shares against the Summit Merger, (ii) make written demand to purchase his or her dissenting shares upon Summit not later than the date of the Summit Meeting, (iii) submit the stock certificates representing his or her dissenting shares to Summit or its transfer agent, for notation that they represent dissenting shares, within 30 days after the mailing by Summit to shareholders who voted against the Summit Merger of a notice stating that the Summit Merger Agreement has been approved and adopted by the shareholders (the "Approval Notice"), and (iv) file an action in court within six months after the date on which notice stating that the Summit Merger Agreement has been approved and adopted by the shareholders is mailed to Summit shareholders who voted against the Summit Merger Agreement, but only if Summit and the shareholder are unable to reach agreement on the price to be paid for the dissenting shares, all as more particularly described below. If demands for payment referred to in clause (ii) above are not filed with respect to five percent or more of the outstanding shares of Summit Common Stock, no shareholder of Summit, other than a holder of shares which are restricted by Summit, or applicable law or regulation as to transfer, will have dissenters' rights, even if all of the above conditions are otherwise satisfied. However, completion of the Summit Merger is conditioned upon, among other things, the aggregate number of shares of Summit Common Stock with respect to which such demands are filed not exceeding 4.99% of the number of shares of Summit Common Stock outstanding (i) as of the date of the Summit Meeting and (ii) immediately prior to the closing of the Summit Merger.

  Dissenters' rights cannot be validly exercised by persons other than the record holders of Summit Common Stock, regardless of the beneficial ownership thereof. Persons who are beneficial owners of Summit Common Stock but whose shares are held of record by another person, such as a broker, a bank or a nominee, should instruct the record holder to follow the procedure outlined below if they wish to dissent from the Summit Merger with respect to any or all of their shares.

  Under Sections 1300 to 1312 of the California GCL, any shareholder of record of Summit who votes any and all of his or her shares against the Summit Merger and who intends to enforce his or her dissenter's rights must, on or before the date of the Summit Meeting April 19, 1994, submit to Summit at its principal executive offices, 2600 W. Magnolia Blvd., Burbank, California 91507 Attention:
President, or Summit's transfer agent, Chemical Bank, 300 South Grand Avenue, Second Floor, Los Angeles California 90071. Attention: Maryanne McElroy, a written demand that Summit purchase for cash some or all of his or her shares voted against the Summit Merger, which demand shall state the number and class of shares which he or she demands that Summit purchase and the amount which the shareholder claims to be the fair market value of those shares as of December 1, 1993, the day before the first announcement of the terms of the proposed Summit Merger, excluding any appreciation or depreciation in consequence of the proposed Summit Merger.

  Dissenters' rights may not be perfected with respect to any shares unless such shares are voted against the Summit Merger. A record shareholder may vote part of the shares which he or she is entitled to vote in favor of or in abstention with respect to the Summit Merger without jeopardizing dissenters' rights as to shares voted against the Summit Merger; however, if a record shareholder votes part of the shares he or she is entitled to vote in favor of the Summit Merger and fails to specify the number of shares he or she is voting in favor of the Summit Merger, it is conclusively presumed under the California GCL that his or her approving vote is with respect to all shares which he or she is entitled to vote. A vote to abstain will not constitute a vote against the Summit Merger for purposes of dissenters' rights. Further, voting against the Summit Merger will not of itself, absent compliance with the provisions summarized herein, satisfy the requirements of the California GCL for exercise of dissenters' rights.

  If any shareholder of Summit has a right to require Summit to purchase his or her shares for cash under the provisions of the California GCL, Summit will mail to each such shareholder an Approval Notice within ten (10) days after approval of the Summit Merger, stating the price determined by Summit to represent the fair market value of the dissenting shares and briefly describing the procedure to be followed if the shareholder desires to exercise his or her dissenters' rights.

  A dissenting shareholder must, within 30 days after Summit mails to him or her the Approval Notice, submit to Summit or its transfer agent at the addresses set forth above certificates representing the dissenting shares which he or she demands that Summit purchase so that such certificates may be stamped or endorsed with a statement that the shares are dissenting shares or exchanged for certificates of appropriate denomination so stamped or endorsed. The Approval Notice will specify the date by which the submission of certificates for endorsement must be made to Summit and a submission made after such date will not be effective for any purpose.

  If Summit and a dissenting shareholder agree that the shares are dissenting shares entitled to receive payment therefor and agree upon the price of such shares, Summit, upon surrender of the certificates evidencing such shares, will make payment of such amount (plus interest thereon from the date of such agreement) within 30 days after such agreement. Any agreement fixing the fair market value of any dissenting shares between a dissenting shareholder and Summit shall be filed with the Secretary of Summit.

  If Summit denies that the shares are dissenting shares entitled to receive payment therefor, or Summit and the dissenting shareholder fail to agree respecting the fair market value of the shares, the dissenting shareholder may, within six months after the date on which the Approval Notice was mailed to the shareholder, but not thereafter, file a complaint in the Superior Court of the County of Los Angeles, State of California, requesting that the Court determine whether the shares are dissenting shares and/or the fair market value of such dissenting shares. The costs of the action will be assessed or apportioned as the Court considers equitable, but, if the fair market value is determined to exceed the price offered to the shareholder by Summit, Summit will be required to pay the costs of the action and may be required to pay counsel fees.

  A dissenting shareholder may not withdraw his or her dissent or demand for payment without the consent of Summit by its Board of Directors. The rights of dissenting shareholders to demand payment terminate if, among other things, the Summit Merger is abandoned or if the shares are transferred prior to submission for endorsement as dissenting shares.

  The foregoing is a brief summary of the rights of dissenting shareholders, does not purport to be a complete statement thereof and is qualified in its entirety by reference to the applicable statutory provisions of the California GCL which are set forth in Annex G hereto.

REGULATORY APPROVAL

  Under the HSR Act, and the rules promulgated thereunder by the Federal Trade Commission (the "FTC"), the Mergers could not be consummated until notifications have been given and certain information has been furnished to the FTC and the Antitrust Division of the Department of Justice (the "Antitrust Division") and specified waiting period requirements have been satisfied.

  OrNda and AHM each filed notification and report forms under the HSR Act with the FTC and the Antitrust Division on December 10, 1993 with respect to the AHM Merger. OrNda and Summit filed notification and report forms under the HSR Act with the FTC and the Antitrust Division on January 7, 1994 with respect to the Summit Merger. OrNda and AHM have received notice of early termination of the HSR Act waiting period and the required waiting period expired on February 6, 1994 with respect to the Summit Merger. At any time before or after consummation of the AHM Merger or the Summit Merger as the case may be, the Antitrust Division or the FTC could take such action under the antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the consummation of the AHM Merger or the Summit Merger as the case may be, or seeking divestiture of substantial assets of OrNda, AHM or Summit. At any time before or after the AHM Effective Time or the Summit Effective Time, as the case may be, and notwithstanding that the HSR Act waiting period has expired, any state could take such action under the antitrust laws as it deems necessary or desirable. Such action could include seeking to enjoin the consummation of the AHM Merger or the Summit Merger as the case may be, or seeking divestiture of OrNda, AHM or Summit. Private parties may also seek to take legal action under the antitrust laws under certain circumstances.

CONSENT SOLICITATION

  Pursuant to the Waiver and Consent Agreement by and among OrNda and the holders of a majority in principal amount of the outstanding AHM Notes (the "AHM Holders"), dated as of February 3, 1994, the AHM Holders have agreed, subject to the effectiveness of the AHM Merger, to the waiver of Section 1009 of the AHM Indenture, "Limitation on Layered and Junior Debt", to exclude the OrNda Notes from the indebtedness otherwise prohibited by such section. In addition, pursuant to the Waiver and Consent Agreement, the AHM Holders have agreed to the amendment of (i) the definition of "Consolidated Cash Flow Ratio" in Section 101 of the AHM Indenture to permit the pro forma use of certain cash flows when calculating the Consolidated Cash Flow Ratio and (ii) Section 1015 of the AHM Indenture, "Limitation on Certain Asset Dispositions", to permit OrNda to engage in property for property exchanges and other dispositions involving a substantial amount of non-cash consideration (the "Amendments").

  OrNda and the trustee of the AHM Notes (the "Trustee") will execute upon consummation of the AHM Merger a supplemental indenture which will provide for the Amendments, and which will also provide for the assumption by OrNda of the due and punctual payment of the principal of (and premium, if any) and interest on all the AHM Notes and the performance of every covenant of the AHM Indenture to be performed or observed by AHM as if OrNda had been originally named in the AHM Indenture as the "Company" (as such term is defined in the AHM Indenture).

  OrNda will make consent payments on the closing date of the AHM Merger to the Trustee for the benefit of each holder of record of AHM Notes as of the close of business on January 12, 1994 (the "Consent Record Date") of $15.00 for each $1,000 principal amount of the AHM Notes held by such holder on the Consent Record Date. In addition, OrNda will pay interest on the AHM Notes at the rate of 10 1/4% per annum following the consummation of the AHM Merger and execution of a supplemental indenture.

PRO FORMA FINANCIAL INFORMATION

                       ORNDA HEALTHCORP AND SUBSIDIARIES
             AMERICAN HEALTHCARE MANAGEMENT, INC. AND SUBSIDIARIES UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
                            (DOLLARS IN THOUSANDS)

  The pro forma condensed combined balance sheet gives effect to the AHM Merger by combining the balance sheet of OrNda at November 30, 1993 with the balance sheet of AHM at September 30, 1993 applying the pooling-of-interests method of accounting. The pro forma condensed combined balance sheet should be read in conjunction with the respective historical financial statements and notes thereto of OrNda and AHM incorporated by reference in this Proxy Statement/Prospectus. The pro forma condensed combined balance sheet assumes that the AHM Merger was consummated on November 30, 1993 and gives effect to the issuance of 0.6 of a share of OrNda Common Stock in exchange for each outstanding share of AHM Common Stock. The pro forma condensed combined balance sheet is presented for comparative purposes only and is not necessarily indicative of what the combined financial position would have been had the AHM Merger been consummated as of the date for which this pro forma condensed combined balance sheet is presented.

  The pro forma condensed combined balance sheet also assumes that AHM's $100 million aggregate principal amount of AHM Notes remain outstanding. The AHM Merger will be a Change of Control allowing each AHM Noteholder to require AHM to repurchase all or a portion of their AHM Notes at 101% of the principal amount thereof. Based on current market conditions, OrNda does not expect AHM Noteholders to exercise their repurchase rights. See "The Mergers--Description of Certain Indebtedness."

                                              ORNDA          AHM        ORNDA/
                                           NOVEMBER 30, SEPTEMBER 30,    AHM
                                               1993         1993      PRO FORMA
                                           ------------ ------------- ----------
                 ASSETS
Current Assets
 Cash and cash equivalents...............    $  8,194     $ 15,918    $   24,112
 Patient accounts receivable, net of al-
  lowance for uncollectibles.............     130,592       44,592       175,184
 Supplies, at cost.......................      13,687        4,616        18,303
 Other...................................      17,750        4,144        21,894
                                             --------     --------    ----------
   Total Current Assets..................     170,223       69,270       239,493
Property Plant And Equipment, net of
 accumulated depreciation................     531,479      272,084       803,563
Other Assets.............................     220,908       16,351       237,259
                                             --------     --------    ----------
   Total Assets..........................    $922,610     $357,705    $1,280,315
                                             ========     ========    ==========
  LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities
 Accrued expenses and other liabilities..    $128,306     $ 38,579    $  166,885
 Current maturities of long-term debt....       2,488        6,423         8,911
                                             --------     --------    ----------
   Total Current Liabilities                  130,794       45,002       175,796
Long-Term Debt...........................     566,519      168,478       734,997
Other Liabilities........................      61,295        9,563        70,858
Shareholders' Equity.....................     164,002      134,662       298,664
                                             --------     --------    ----------
   Total Liabilities And Shareholders'
    Equity...............................    $922,610     $357,705    $1,280,315
                                             ========     ========    ==========

      See notes to unaudited pro forma condensed combined balance sheet.

         NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

NOTE 1

  The following tables outline OrNda's total common shares outstanding on November 30, 1993 as adjusted for the conversion of AHM Common Stock, warrants and options based on the exchange ratio of 0.6 shares of OrNda Common Stock, warrant or option for each share of AHM Common Stock, warrant or option, respectively. The AHM Merger should not affect the outstanding OrNda stock options.

      OrNda shares outstanding on November 30, 1993.....             18,493,675
      AHM shares outstanding on November 30, 1993....... 27,182,843
      Conversion rate...................................      60.00%
                                                         ----------
      AHM shares outstanding converted to OrNda Shares..             16,309,706
                                                                     ----------
          Total outstanding.............................             34,803,381
                                                                     ==========
      OrNda options outstanding on November 30, 1993....              1,719,479
      AHM options and warrants outstanding on November
       30, 1993.........................................  2,759,399
      Conversion Rate...................................      60.00%
                                                         ----------
      AHM options and warrants outstanding converted to
       OrNda options and warrants ......................              1,655,639
                                                                     ----------
          Total outstanding.............................              3,375,118
                                                                     ==========

NOTE 2

  As a result of the AHM Merger, the combined company will be subject to
Section 382 annual limitations which will limit the combined company's ability to claim net operating loss deductions. OrNda does not expect that these annual limitations will have a material adverse effect on the combined company's ability to fully utilize net operating loss carryforwards existing as of the AHM Effective Time. Accordingly, the pro forma financial statements do not reflect any adjustments to the deferred tax assets of the combined company.

                       ORNDA HEALTHCORP AND SUBSIDIARIES
             AMERICAN HEALTHCARE MANAGEMENT, INC. AND SUBSIDIARIES
            UNAUDITED PRO FORMA CONDENSED COMBINED INCOME STATEMENTS
                (DOLLARS IN THOUSANDS EXCEPT PER SHARE AMOUNTS)

  The pro forma condensed combined income statements for the fiscal years ended August 31, 1993, 1992 and 1991 give effect to the AHM Merger as if it occurred at the beginning of the earliest period presented by combining the results of operations of OrNda for the fiscal year ended August 31, (adjusted on a pro forma basis to include the acquisition of Florida Medical Center as described below) and the results of operations of AHM for the twelve months ended September 30, applying the pooling-of-interests method of accounting. The pro forma condensed combined income statements for the three months ended November 30, 1993 and 1992 give effect to the AHM Merger as if it occurred at the beginning of the earliest period presented by combining the results of operations of OrNda for the three months ended November 30, and the results of operations of AHM for the three months ended September 30, applying the pooling-of-interests method of accounting. These pro forma condensed combined income statements should be read in conjunction with the historical financial statements and notes thereto of OrNda and AHM incorporated by reference in this Proxy Statement/Prospectus. These pro forma condensed combined income statements are presented for comparative purposes only and are not necessarily indicative of the combined results of operations in the future or of what the combined results of operations would have been had the AHM Merger been consummated during the period for which these statements are presented. Income per common and common equivalent share and weighted average shares outstanding give effect to the issuance of 0.6 of a share of OrNda Common Stock in exchange for each outstanding share of AHM Common Stock. In addition, the pro forma condensed combined income statements do not give effect to the cost savings, if any, which may be realized by OrNda after consummation of the AHM Merger.

  OrNda acquired Florida Medical Center on June 30, 1993 in a transaction accounted for as a purchase. The OrNda pro forma condensed combined income statement for the year ended August 31, 1993 reflects the operating results of OrNda for the fiscal year ended August 31, 1993 as if the acquisition of Florida Medical Center had occurred on September 1, 1992 (see Note 1).

                          FOR THE THREE MONTHS        FOR THE YEARS ENDED
                           ENDED NOVEMBER 30,              AUGUST 31,
                          ----------------------  ------------------------------
                             1993        1992        1993       1992      1991
                          ----------  ----------  ----------  --------  --------
Total Revenue............ $  267,416  $  218,329  $1,060,663  $808,524  $752,162
Costs and Expenses
  Operating expenses.....    210,185     178,216     842,064   674,176   618,818
  Provision for doubtful
   accounts..............     20,706      12,494      69,730    52,426    40,978
  Depreciation and
   amortization..........     14,198      11,397      52,093    40,003    32,116
  Interest expense.......     19,335      17,020      75,511    40,229    59,167
  Interest income........      (521)      (1,294)     (3,380)   (3,226)   (3,541)
  Minority interest......        574         504       4,601     7,610     3,955
  Special executive
   compensation..........        --          --          --      6,140       --
  Severance agreements...        --          --          --      5,090       --
  Loss on disposal of
   hospitals/investments.        --          --          --     44,903    11,412
  Corporate office
   relocation expense....        --          --          --      1,800       --
                          ----------  ----------  ----------  --------  --------
                               2,939          (8)     20,044   (60,627)  (10,743)
Income (loss) from
 investments in Houston
 Northwest Medical
 Center..................    (1,820)      (1,506)        173    (8,210)   (6,147)
                          ----------  ----------  ----------  --------  --------
Income (loss) from
 continuing operations
 before income tax
 expense.................      1,119      (1,514)     20,217   (68,837)  (16,890)
Income tax expense
 (benefit)...............        265        (210)      1,129       425       306
                          ----------  ----------  ----------  --------  --------
Income (loss) from
 continuing operations...        854      (1,304)     19,088   (69,262)  (17,196)
Preferred stock dividend
 requirements............       (431)       (410)     (1,699)   (1,363)      --
                          ==========  ==========  ==========  ========  ========
Income (loss) from
 continuing operations
 applicable to common and
 common equivalent shares $      423  $   (1,714) $   17,389  $(70,625) $(17,196)
                          ==========  ==========  ==========  ========  ========
Earnings (loss) per
 common and common
 equivalent share from
 continuing operations    $     0.01  $    (0.05) $     0.50  $  (2.23) $  (1.15)
                          ==========  ==========  ==========  ========  ========
Shares used in earnings
 (loss) per common and
 common equivalent share
 computations (in
 thousands)..............     36,099      34,244      34,987    31,615    15,014

     See notes to unaudited pro forma condensed combined income statements.

                          NOTES TO UNAUDITED PRO FORMA
                      CONDENSED COMBINED INCOME STATEMENTS

NOTE 1

  After the AHM Merger, OrNda will continue to report its financial information on a fiscal year basis ending on August 31. Accordingly, the AHM results of operations, which are included in the accompanying unaudited pro forma condensed combined income statements, have been presented on a fiscal year basis ending on September 30.

  OrNda acquired Florida Medical Center on June 30, 1993, for an aggregate purchase price of $113.1 million. The unaudited pro forma condensed combined income statement for the year ended August 31, 1993, reflects the pro forma operations of OrNda as if its acquisition of Florida Medical Center had occurred on September 1, 1992. The historical results of Florida Medical Center have been adjusted using purchase accounting to give effect to the acquisition by OrNda and to eliminate the effect of significant nonrecurring transactions.

  The following combining unaudited pro forma condensed income statement for the year ended August 31, 1993 presents the historical operations of OrNda, and the incremental pro forma operations of Florida Medical Center as if the acquisition of Florida Medical Center by OrNda had occurred on September 1, 1992.

                  ORNDA HEALTHCORP AND FLORIDA MEDICAL CENTER
            UNAUDITED PRO FORMA CONDENSED COMBINED INCOME STATEMENT

                       FOR THE YEAR ENDED AUGUST 31, 1993
                (DOLLARS IN THOUSANDS EXCEPT PER SHARE AMOUNTS)

                                                           FLORIDA       ORNDA
                                               ORNDA    MEDICAL CENTER PRO FORMA
                                              --------  -------------- ---------
Total Revenue...............................  $624,847     $98,867     $723,714
Costs and Expenses
  Operating expenses........................   495,437      76,322      571,759
  Provision for doubtful accounts...........    42,976       5,822       48,798
  Depreciation and amortization.............    28,944       4,424       33,368
  Interest expense..........................    55,330       6,851       62,181
  Interest income...........................    (3,380)        --        (3,380)
  Minority interest.........................     4,601         --         4,601
                                              --------     -------     --------
                                                   939       5,448        6,387
Income from investments in Houston Northwest
 Medical Center.............................       173         --           173
                                              --------     -------     --------
Income from continuing operations before in-
 come tax expense...........................     1,112       5,448        6,560
Income tax expense..........................       342         --           342
                                              --------     -------     --------
Income from continuing operations...........       770       5,448        6,218
Preferred stock dividend requirements.......    (1,699)        --        (1,699)
                                              --------     -------     --------
Income (loss) from continuing operations ap-
 plicable to common and common equivalent
 shares.....................................  $   (929)    $ 5,448     $  4,519
                                              ========     =======     ========
Earnings (loss) per common and common equiv-
 alent share from
 continuing operations......................  $  (0.05)                $   0.25
                                              ========                 ========
Shares used in earnings (loss) per common
 and common equivalent share computations
 (in thousands).............................    17,612                   17,834

NOTE 2

  The table below sets forth information for the unaudited pro forma combined revenues, income from continuing operations and earnings per common share from continuing operations for the years ended August 31, 1993, 1992 and 1991 and for the three months ended November 30, 1993 and 1992, respectively. Such information is presented as if the AHM Merger had taken place at the beginning of each period presented.

                            FOR THE THREE
                               MONTHS
                           ENDED NOVEMBER
                                 30,               FOR THE YEARS ENDED
                          ------------------  -------------------------------
                            1993      1992       1993      1992       1991
                          --------  --------  ---------- ---------  ---------
Revenues:
  OrNda historical....... $182,952  $142,521  $  624,847 $ 501,770  $ 461,871
  Florida Medical Center
     pro forma...........      --        --       98,867       --         --
                          --------  --------  ---------- ---------  ---------
  OrNda pro forma........  182,952   142,521     723,714   501,770    461,871
  AHM historical.........   84,464    75,808     336,949   306,754    290,291
                          --------  --------  ---------- ---------  ---------
  Pro forma combined..... $267,416  $218,329  $1,060,663  $808,524   $752,162
                          ========  ========  ========== =========  =========
Income (loss) from con-
 tinuing operations:
  OrNda historical....... $   (444) $ (2,888) $      770 $ (85,855) $  (6,046)
  Florida Medical Center
     pro forma...........      --        --        5,448       --         --
                          --------  --------  ---------- ---------  ---------
  OrNda pro forma........     (444)   (2,888)      6,218   (85,855)    (6,046)
  AHM historical.........    1,298     1,584      12,870    16,593    (11,150)
                          --------  --------  ---------- ---------  ---------
  Pro forma combined..... $    854  $ (1,304) $   19,088 $ (69,262) $ (17,196)
                          ========  ========  ========== =========  =========
Earnings (loss) per
 common share from
 continuing operations:
  OrNda historical....... $  (0.05) $ (0.19)  $   (0.05) $   (6.00) $   (1.03)
  Florida Medical Center
     pro forma...........      --        --         0.30       --         --
                          --------  --------  ---------- ---------  ---------
  OrNda pro forma........    (0.05)    (0.19)       0.25     (6.00)     (1.03)
  AHM historical.........     0.05      0.06        0.45      0.58      (0.73)
  Pro forma combined.....     0.01     (0.05)       0.50     (2.23)     (1.15)

  No provision has been reflected in the unaudited pro forma condensed combined financial statements for expenses expected to be incurred by OrNda and AHM in connection with the AHM Merger. These expenses, consisting primarily of amounts related to the refinancing of the outstanding senior bank and institutional indebtedness of OrNda and AHM, obtaining the consents and waivers from the holders of the AHM Notes, investment advisory and professional fees, expenses for printing and distributing proxy materials and certain severance and relocation costs, are estimated at $10 million and will be charged as expense upon completion of the AHM Merger. No provision has been reflected in the unaudited pro forma condensed combined financial statements for the receipt by OrNda and AHM of financing in an amount sufficient to refinance the outstanding senior and institutional indebtedness of OrNda and AHM, which is approximately $198.7 million at November 30, 1993, and satisfy the change of control repurchase rights of the AHM Noteholders arising by reason of the AHM Merger. See "The Mergers--Terms of the AHM Merger--Conditions" and "--Description of Certain Indebtedness."

                       ORNDA HEALTHCORP AND SUBSIDIARIES
                      SUMMIT HEALTH LTD. AND SUBSIDIARIES
             UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
                            (DOLLARS IN THOUSANDS)

  The pro forma condensed combined balance sheet gives effect to the Summit Merger by combining the balance sheet of OrNda at November 30, 1993 with the balance sheet of Summit at September 30, 1993, applying the purchase method of accounting. The pro forma condensed combined balance sheet should be read in conjunction with the respective historical financial statements and notes thereto of OrNda and Summit incorporated by reference in this Proxy Statement/Prospectus. The pro forma condensed combined balance sheet assumes that the Summit Merger was consummated on November 30, 1993 and gives effect to the payment of $5.50 in cash and the issuance of 0.2157 of a share of OrNda Common Stock in exchange for each outstanding share of Summit Common Stock. The pro forma condensed combined balance sheet is presented for comparative purposes only and is not necessarily indicative of what the combined financial position would have been had the Summit Merger been consummated as of the date for which this pro forma condensed combined balance sheet is presented.

  The pro forma condensed combined balance sheet also assumes that the Real Estate Purchase is consummated and the $85.4 million purchase is financed by OrNda. See "The Mergers--Terms of the Summit Merger--Real Estate Purchase" and "--Interests of Certain Persons in the Summit Merger."

                               ORNDA        SUMMIT         PRO          ORNDA/
                            NOVEMBER 30, SEPTEMBER 30,    FORMA         SUMMIT
                                1993         1993      ADJUSTMENTS    PRO FORMA
                            ------------ ------------- -----------    ----------
          ASSETS
Current Assets
  Cash and cash
   equivalents.............   $  8,194     $ 37,952     $167,513 (1)  $      --
                                                        (183,720)(2)
                                                          (7,217)(2)
                                                         (22,722)(3)
  Patient accounts
   receivable net of
   allowance
   for uncollectibles......    130,592       73,619       (9,912)(2)     194,299
  Supplies, at cost .......     13,687        9,843       (1,254)(2)      22,276
  Other....................     17,750       16,531       (2,388)(2)      31,893
                              --------     --------     --------      ----------
    Total Current Assets...    170,223      137,945      (59,700)        248,468
Property Plant and
 Equipment, net of
 accumulated depreciation..    531,479      219,591       85,400 (1)     784,428
                                                         (52,042)(2)
Other Assets...............    220,908       30,485       20,000 (1)     415,992
                                                         (32,048)(2)
                                                         176,647 (2)
                              --------     --------     --------      ----------
    Total Assets...........   $922,610     $388,021     $138,257      $1,448,888
                              ========     ========     ========      ==========
      LIABILITIES AND
   SHAREHOLDERS' EQUITY
Current Liabilities
  Accrued expenses and
   other liabilities.......   $128,306     $117,867      $(4,327)(2)  $  219,124
                                                         (22,722)(3)
  Current maturities of
   long-term debt..........      2,488        6,628       (1,347)(2)       7,769
                              --------     --------     --------      ----------
    Total Current
     Liabilities...........    130,794      124,495      (28,396)        226,893
Long-Term Debt.............    566,519       82,137      272,913 (1)     855,217
                                                         (66,352)(2)
Other Liabilities..........     61,295       62,368      (17,435)(2)     106,228
Shareholders' Equity.......    164,002      119,021     (119,021)(2)     260,550
                                                          96,548 (2)
                              --------     --------     --------      ----------
    Total Liabilities and
     Shareholders' Equity..   $922,610     $388,021     $138,257      $1,448,888
                              ========     ========     ========      ==========

      See notes to unaudited pro forma condensed combined balance sheet.

         NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

NOTE 1

  To record the incremental borrowing related to the Summit Merger as follows:

   Cash for acquisition of stock including conversion of options.....  $183,720
   Cash for financing and transaction costs..........................    20,000
   Cash for purchase of hospital properties currently under operating
    lease............................................................    85,400
   Less Summit's cash, net of commercial paper.......................    (8,013)
   Less OrNda cash...................................................    (8,194)
                                                                       --------
     Additional debt adjustment......................................   272,913
   Less cash for financing and transaction costs.....................   (20,000)
   Less cash for purchase of hospital properties.....................   (85,400)
                                                                       --------
     Net cash adjustment.............................................  $167,513
                                                                       ========

  The Summit Merger Agreement provides that holders of Summit Options (other than officers, directors and beneficial owners of more than 10% of any class of equity security of Summit registered under the Exchange Act (collectively, the "Section 16 Insiders")) will have the right to convert such Options into either
(i) a payment equal to the per share Summit Exchange Ratio minus the per share exercise price of such Option (the "Option Spread") times the number of Summit shares subject to such Option or (ii) an option to purchase OrNda shares. Under the Summit Merger Agreement, Section 16 Insiders will only be entitled to receive such replacement options. See "The Merger--Terms of the Summit Merger-- Conversion of Stock Options." All holders of Summit Options (including Section 16 Insiders) will also have the right to exercise such Options prior to the consummation of the Summit Merger and have the shares of Summit Common Stock so received converted into the Summit Exchange Ratio. The pro forma balance sheet assumes the holders of the outstanding Summit Options, including the Section 16 Insiders, elect to exercise their Options prior to the consummation of the Summit Merger and receive the Summit Exchange Ratio. If holders of Summit Options chose either to receive the Option Spread or to receive replacement options to purchase OrNda shares, the impact on the pro forma balance sheet would be to reduce the amount of borrowing necessary for the acquisition of such options and reduce the excess cost of the net assets acquired over fair market value. The impact on the pro forma income statement would not be material.

  The cash required for acquisition of Summit Common Stock and Summit Options as noted above is calculated as follows:

   Summit Common Stock outstanding on November 30, 1993...............    32,495
   Cash exchange price per share......................................  $   5.50
                                                                        --------
                                                                        $178,722
   Net cash price for 2,906 Summit Options outstanding at November 30,
    1993..............................................................     4,998
                                                                        --------
                                                                        $183,720
                                                                        ========

NOTE 2

  To record the purchase of Summit Common Stock including the adjustment of Summit's balance sheet to reflect assets acquired by the Company.

   Cash used to acquire Summit Common Stock...............            $183,720
   Value of stock issued in exchange for Summit Common
    Stock.................................................              96,548
                                                                      --------
   Acquisition price......................................             280,268
   Less adjustments of Summit's historical balances of as-
    sets and liabilities including adjustments to account
    for investment in Summit Care as if the Exchangeable
    Notes are exchanged for Summit Care Common Stock as
    described below:
     Cash and cash equivalents............................  $  7,217
     Patient accounts receivable..........................     9,912
     Supplies.............................................     1,254
     Other current assets.................................     2,388
     Property, plant and equipment........................    52,042
     Other assets.........................................    32,048
     Accrued expenses and other liabilities...............    (4,327)
     Current maturities of long-term debt.................    (1,347)
     Long-term debt.......................................   (66,352)
     Other liabilities....................................   (17,435)
     Shareholders' equity.................................  (119,021) (103,621)
                                                            --------  --------
   To record excess cost of the net assets acquired from
    Summit over fair market value.........................            $176,647
                                                                      ========

OrNda believes that the recorded value of Summit's assets and liabilities approximates their estimated fair values.

  Summit currently owns 51.8% of Summit Care Corporation ("Summit Care"). Summit has $37.4 million of 7 1/2% Exchangeable Subordinated Notes due April 1, 2003 (the "Exchangeable Notes") which are exchangeable, at the option of the holders into Summit's 51.8% interest in Summit Care Common Stock on April 1, 1994. The pro forma condensed combined balance sheet at November 30, 1993 gives effect to the investment in Summit Care as if the holders of the Exchangeable Notes exchanged for the Summit Care Common Stock on November 30, 1993.

  The Summit Merger will be a Repurchase Event allowing each Summit Noteholder to require Summit to repurchase their Summit Notes at 100% of the principal amount thereof unless for any five trading days within a period of ten consecutive trading days ending immediately before the Summit Effective Time, the Market Price (as defined in the Summit Indenture) of the Summit Care Common Stock is at least equal to 105% of the Exchange Price (as defined in the Summit Indenture). Because the common stock of Summit Care Corporation is trading at a significant premium over the Exchange Price, it is unlikely the Summit Merger will constitute a Repurchase Event. Moreover, because such common stock is trading at a significant premium over the 100% principal amount a holder of Summit Notes would receive if he exercised his repurchase rights, OrNda believes it is unlikely that any Summit Noteholder would exercise such rights (if any). See "The Mergers--Description of Certain Indebtedness."

NOTE 3

  To record retirement of Summit commercial paper with excess cash.

NOTE 4

  OrNda and Summit have entered into a non-binding letter of intent with a third party purchaser for approximately $28 million of the Real Estate Purchase discussed above. If such sale is consummated, OrNda would lease such real estate from the third party under an operating lease agreement. If the transaction is consummated, long-term debt and property, plant and equipment would each be reduced by approximately $28 million dollars. There can be no assurance such transaction will be consummated.

                       ORNDA HEALTHCORP AND SUBSIDIARIES
                      SUMMIT HEALTH LTD. AND SUBSIDIARIES
            UNAUDITED PRO FORMA CONDENSED COMBINED INCOME STATEMENT

                  FOR THE THREE MONTHS ENDED NOVEMBER 30, 1993
                (DOLLARS IN THOUSANDS EXCEPT PER SHARE AMOUNTS)

  The pro forma condensed combined income statement for the three months ended November 30, 1993 gives effect to the Summit Merger as if it occurred on September 1, 1992 by combining the results of operations for OrNda for the three months ended November 30, 1993 and the results of operations of Summit for the three months ended September 30, 1993 applying the purchase method of accounting. This pro forma condensed combined income statement should be read in conjunction with the historical financial statements and notes thereto of OrNda and Summit incorporated by reference in this Proxy Statement/Prospectus. This pro forma condensed combined income statement is presented for comparative purposes only and is not necessarily indicative of the combined results of operations in the future or of what the combined results of operations would have been had the Summit Merger been consummated during the period for which this statement is presented. Pro forma earnings per common and common equivalent share and pro forma weighted average shares outstanding give effect to the payment of $5.50 in cash and the issuance of 0.2157 of a share of OrNda Common Stock for each outstanding share of Summit Common Stock. In addition, the pro forma condensed combined income statement does not give effect to the cost savings, if any, which may be recognized by OrNda after consummation of the Summit Merger.

                          ORNDA THREE MONTHS SUMMIT THREE MONTHS                  PRO
                          ENDED NOVEMBER 30, ENDED SEPTEMBER 30,  PRO FORMA      FORMA
                                 1993               1993         ADJUSTMENTS    COMBINED
                          ------------------ ------------------- -----------    --------
Total Revenue...........       $182,952           $129,684        $(22,109)(5)  $290,527
Costs and Expenses
  Operating expenses....        142,796            106,112          (2,769)(4)   227,438
                                                                   (18,701)(5)
  Provision for doubtful
   accounts.............         13,853              6,410            (141)(5)    20,122
  Depreciation and amor-
   tization.............          9,346              5,250           2,488 (1)    16,426
                                                                      (658)(5)
  Interest expense......         15,108              2,641           3,852 (2)    20,407
                                                                    (1,194)(5)
  Interest income.......           (318)              (430)            (83)(5)      (588)
                                                                       243 (2)
  Minority interest.....            574                600            (600)(5)       574
                               --------           --------        --------      --------
                                  1,593              9,101          (4,546)        6,148
Loss from investments in
 Houston Northwest Medi-
 cal Center.............         (1,820)               --              --         (1,820)
                               --------           --------        --------      --------
Income (loss) from con-
 tinuing operations be-
 fore income tax ex-
 pense..................           (227)             9,101          (4,546)        4,328
Income tax expense......            217              4,203            (887)(3)
                                                                      (855)(5)     2,678
                               --------           --------        --------      --------
Income (loss) continuing
 operations.............           (444)             4,898          (2,804)        1,650
Preferred stock dividend
 requirements...........           (431)               --              --           (431)
                               --------           --------        --------      --------
Income from continuing
 operations applicable
 to common and common
 equivalent shares......       $   (875)          $  4,898        $ (2,804)     $  1,219
                               ========           ========        ========      ========
Earnings per common and
 common equivalent share
 from continuing
 operations.............       $  (0.05)          $   0.15                      $   0.05
                               ========           ========                      ========
Shares used in earnings
 per common and common
 equivalent share
 computations (in
 thousands).............         18,273             33,753                        26,455

     See notes to unaudited pro forma condensed combined income statement.

                          NOTES TO UNAUDITED PRO FORMA
                      CONDENSED COMBINED INCOME STATEMENT

NOTE 1

   To adjust depreciation and amortization as follows:
     To record amortization related to the $191.6 million increase in excess of costs of net assets acquired over fair value assuming a
      30 year life...................................................... $1,597
     To record amortization on the $6 million increase in deferred
      financing costs assuming a 6 year life............................    250
     To record depreciation on the $85.4 million of properties to be
      acquired assuming a 30 year life..................................    641
                                                                         ------
                                                                         $2,488
                                                                         ======

  The pro forma condensed combined income statement assumes that the net assets acquired from Summit over fair market value will be amortized over 30 years. The amortization period was determined based upon the estimated economic life of the property, plant, and equipment acquired. OrNda evaluates the amortization period of intangible assets on an annual basis.

NOTE 2

   To record interest expense on borrowings of $272.9 million related to the New Credit Facility (assumes 5.5% interest rate)..........  $3,753
   To record commitment fee on unused portion of the New Credit Fa-
    cility...........................................................     286
   To eliminate historical interest expense related to Summit commer-
    cial paper.......................................................    (187)
                                                                       ------
                                                                       $3,852
                                                                       ======
   To eliminate interest income on excess cash.......................  $  243
                                                                       ======

  OrNda has received a commitment from a group of lenders to provide, subject to the fulfillment of certain customary conditions, the financing necessary to consummate the proposed merger transactions. The commitment provides for interest at the Base Rate + 1% or LIBOR +2%.

NOTE 3

  To record pro forma provision for income taxes on the above transactions at a statutory rate of 40%, except for goodwill amortization adjustments related to excess costs of net assets acquired over fair value which will not be deductible for tax purposes.

NOTE 4

  To record effect of the Real Estate Purchase. The pro forma financial statements assume OrNda acquires approximately $85.4 million of the properties under lease. OrNda and Summit have entered into a non-binding letter of intent with a third party purchaser for approximately $28 million of the Real Estate Purchase. If such sale is consummated OrNda would lease such real estate from the third party under an operating lease agreement. If the transaction is consummated, rent expense will increase and depreciation expense and interest expense will be reduced, resulting in a reduction of net income of approximately $0.125 million per quarter. There can be no assurance such transaction will be consummated.

NOTE 5

  To record the effect of accounting for the investment in Summit Care
   Corporation as if the Exchangeable Notes are exchanged for Summit Care Common Stock as described below:

   Total revenue..................................................... $(22,109)
   Operating expenses................................................  (18,701)
   Provision for doubtful accounts...................................     (141)
   Depreciation and amortization.....................................     (658)
   Interest expense..................................................   (1,194)
   Interest income...................................................      (83)
   Minority interest.................................................     (600)
   Income tax........................................................     (855)

  Summit currently owns 51.8% of Summit Care Corporation ("Summit Care").
   Summit has $37.4 million of 7 1/2% Exchangeable Subordinated Notes due April 1, 2003 (the "Exchangeable Notes") which are exchangeable, at the option of the holders, into Summit's 51.8% interest in Summit Care Common Stock, on April 1, 1994. The pro forma condensed combined income statement for the three months ended November 30, 1993 gives effect to the investment in Summit Care as if the holders of the Exchangeable Notes exchanged for the Summit Care Common Stock on September 1, 1992.

                       ORNDA HEALTHCORP AND SUBSIDIARIES
                      SUMMIT HEALTH LTD. AND SUBSIDIARIES
            UNAUDITED PRO FORMA CONDENSED COMBINED INCOME STATEMENT

                       FOR THE YEAR ENDED AUGUST 31, 1993
                (DOLLARS IN THOUSANDS EXCEPT PER SHARE AMOUNTS)

  The pro forma condensed combined income statement for the fiscal year ended August 31, 1993 gives effect to the Summit Merger as if it occurred on September 1, 1992 by combining the results of operations for OrNda for the fiscal year ended August 31, 1993 (adjusted on a pro forma basis to include the acquisition of Florida Medical Center as described below) and the results of operations of Summit for the fiscal year ended June 30, 1993 applying the purchase method of accounting. This pro forma condensed combined income statement should be read in conjunction with the historical financial statements and notes thereto of OrNda and Summit incorporated by reference in this Proxy Statement/Prospectus. This pro forma condensed combined income statement is presented for comparative purposes only and is not necessarily indicative of the combined results of operations in the future or of what the combined results of operations would have been had the Summit Merger been consummated during the period for which this statement is presented. Pro forma earnings per common and common equivalent share and pro forma weighted average shares outstanding give effect to the payment of $5.50 in cash and the issuance of 0.2157 of a share of OrNda Common Stock for each outstanding share of Summit Common Stock. In addition, the pro forma condensed combined income statement does not give effect to the cost savings, if any, which may be recognized by OrNda after consummation of the Summit Merger.

  OrNda acquired Florida Medical Center on June 30, 1993 for approximately $113.1 million in a transaction accounted for as a purchase. The OrNda pro forma condensed combined income statement for the year ended August 31, 1993 reflects the operating results of OrNda for the fiscal year ended August 31, 1993 as if the acquisition of Florida Medical Center had occurred on September 1, 1992 (see Note 1).

                               ORNDA                        PRO         ORNDA /
                             PRO FORMA       SUMMIT        FORMA         SUMMIT
                          AUGUST 31, 1993 JUNE 30, 1993 ADJUSTMENTS    PRO FORMA
                          --------------- ------------- -----------    ----------
Total Revenue...........     $723,714       $508,504     $(83,992)(6)  $1,148,226
Costs and Expenses
  Operating expenses....      571,759        425,242      (11,076)(5)     914,102
                                                          (71,823)(6)
  Provision for doubtful
   accounts.............       48,798         23,113         (534)(6)      71,377
  Depreciation and amor-
   tization.............       33,368         19,185        9,950 (2)      60,195
                                                           (2,308)(6)
  Interest expense......       62,181          7,377       15,407 (3)      83,529
                                                           (1,436)(6)
  Interest income.......       (3,380)        (1,605)         973 (3)      (4,420)
                                                             (408)(6)
  Minority interest.....        4,601          2,421       (2,421)(6)       4,601
                             --------       --------     --------      ----------
                                6,387         32,771      (20,316)         18,842
Income from investments
 in Houston Northwest
 Medical Center.........          173            --           --              173
                             --------       --------     --------      ----------
Income from continuing
 operations before in-
 come tax expense.......        6,560         32,771      (20,316)         19,015
Income tax expense......          342         14,201       (3,547)(4)       7,879
                                                           (3,117)(6)
                             --------       --------     --------      ----------
Income from continuing
 operations.............        6,218         18,570      (13,652)         11,136
Preferred stock dividend
 requirements...........       (1,699)           --           --           (1,699)
                             --------       --------     --------      ----------
Income from continuing
 operations applicable
 to common and common
 equivalent shares......     $  4,519       $ 18,570     $(13,652)     $    9,437
                             ========       ========     ========      ==========
Earnings per common and
 common equivalent share
 from continuing
 operations.............     $   0.25       $   0.56                   $     0.37
                             ========       ========                   ==========
Shares used in earnings
 per common and common
 equivalent share
 computations (in
 thousands).............       17,834         33,201                       25,407

     See notes to unaudited pro forma condensed combined income statement.

                          NOTES TO UNAUDITED PRO FORMA
                      CONDENSED COMBINED INCOME STATEMENT

NOTE 1

  After the Summit Merger, OrNda will continue to report its financial information on a fiscal year basis ending on August 31. Accordingly, the Summit results of operations, which are included in the accompanying unaudited pro forma condensed combined income statement has been presented on a fiscal year basis ending on June 30.

  OrNda acquired Florida Medical Center on June 30, 1993 for an aggregate purchase price of $113.1 million. The unaudited pro forma condensed combined income statement for the year ended August 31, 1993 reflects the pro forma operations of OrNda as if its acquisition of Florida Medical Center had occurred on September 1, 1992. The historical results of Florida Medical Center have been adjusted using purchase accounting to give effect to the acquisition by OrNda and to eliminate the effect of significant nonrecurring transactions.

  The following combining unaudited pro forma condensed income statement for the year ended August 31, 1993 presents the historical operations of OrNda, and the incremental pro forma operations of Florida Medical Center as if the acquisition of Florida Medical Center by OrNda had occurred on September 1, 1992.

                  ORNDA HEALTHCORP AND FLORIDA MEDICAL CENTER
            UNAUDITED PRO FORMA CONDENSED COMBINED INCOME STATEMENT

                       FOR THE YEAR ENDED AUGUST 31, 1993
                (DOLLARS IN THOUSANDS EXCEPT PER SHARE AMOUNTS)

                                                           FLORIDA
                                               ORNDA    MEDICAL CENTER   ORNDA
                                             HISTORICAL   PRO FORMA    PRO FORMA
                                             ---------- -------------- ---------
Total Revenue..............................   $624,847     $98,867     $723,714
Costs and Expenses
  Operating expenses.......................    495,437      76,322      571,759
  Provision for doubtful accounts..........     42,976       5,822       48,798
  Depreciation and amortization............     28,944       4,424       33,368
  Interest expense.........................     55,330       6,851       62,181
  Interest income..........................     (3,380)        --        (3,380)
  Minority interest........................      4,601         --         4,601
                                              --------     -------     --------
                                                   939       5,448        6,387
Income from investments in Houston
 Northwest Medical Center..................        173         --           173
                                              --------     -------     --------
Income from continuing operations before
 income tax expense........................      1,112       5,448        6,560
Income tax expense.........................        342          -           342
                                              --------     -------     --------
Income from continuing operations..........        770       5,448        6,218
Preferred stock dividend requirements......     (1,699)        --        (1,699)
                                              --------     -------     --------
Income (loss) from continuing operations
 applicable to common and common equivalent
 shares....................................   $   (929)    $ 5,448     $  4,519
                                              ========     =======     ========
Earnings (loss) per common and common
 equivalent share from continuing
 operations................................   $  (0.05)                $   0.25
                                              ========                 ========
Shares used in earnings per common and
 common equivalent share computations (in
 thousands)................................     17,612                   17,834

NOTE 2

   To adjust amortization as follows:
     To record amortization related to the $191.6 million increase in excess of costs of net assets acquired over fair value assuming a
      30 year life......................................................  $6,388
     To record amortization on the $6 million increase in deferred fi-
      nancing costs assuming a 6 year life..............................   1,000
     To record depreciation on the $85.4 million of properties to be ac-
      quired assuming a 30 year life....................................   2,562
                                                                          ------
                                                                          $9,950
                                                                          ======

  The pro forma condensed combined income statement assumes that the net assets acquired from Summit over fair market value will be amortized over 30 years. The amortization period was determined based upon the estimated economic life of the property, plant and equipment acquired. OrNda evaluates the amortization period of intangible assets on an annual basis.

NOTE 3

   To record interest expense on borrowings of $272.9 million related to the New Credit Facility (assumes 5.5% interest rate)..........  $15,010
   To record commitment fee on unused portion of the New Credit Fa-
    cility...........................................................    1,145
   To eliminate historical interest expense related to Summit commer-
    cial paper.......................................................     (748)
                                                                       -------
                                                                       $15,407
                                                                       =======
   To eliminate interest income on excess cash.......................  $   973
                                                                       =======

  OrNda has received a commitment from a group of lenders to provide, subject to the fulfillment of certain customary conditions, the financing necessary to consummate the proposed merger transactions. The commitment provides for interest at the Base Rate + 1% or LIBOR + 2%.

NOTE 4

  To record pro forma provision for income taxes on the above transactions at a statutory rate of 40%, except for goodwill amortization adjustments related to excess costs of net assets acquired over fair value which will not be deductible for tax purposes.

NOTE 5

  To record effect of the Real Estate Purchase. The pro forma financial statements assume OrNda acquires approximately $85.4 million of the properties currently under lease. OrNda and Summit have entered into a non-binding letter of intent with a third party purchaser for approximately $28 million of the Real Estate Purchase. If such sale is consummated OrNda would lease such real estate from the third party under an operating lease agreement. If the transaction is consummated, rent expense will increase and depreciation expense and interest expense will be reduced, resulting in a reduction of net income of approximately $0.5 million per year. There can be no assurance such transaction will be consummated.

NOTE 6

  To record the effect of accounting for the investment in Summit Care
   Corporation as if the Exchangeable Notes are exchanged for Summit Care Common Stock as described below:

   Total revenue..................................................... $(83,992)
   Operating expenses................................................  (71,823)
   Provision for doubtful accounts...................................     (534)
   Depreciation and amortization.....................................   (2,308)
   Interest expense..................................................   (1,436)
   Interest income...................................................     (408)
   Minority interest.................................................   (2,421)
   Income tax........................................................   (3,117)

  Summit currently owns 51.8% of Summit Care Corporation ("Summit Care").
   Summit has $37.4 million of 7 1/2% Exchangeable Subordinated Notes due April 1, 2003 (the "Exchangeable Notes") which are exchangeable, at the option of the holders, into Summit's, 51.8% interest in Summit Care Common Stock, on April 1, 1994. The pro forma condensed combined income statement for the fiscal year ended August 31, 1993 gives effect to the investment in Summit Care as if the holders of the Exchangeable Notes exchanged for the Summit Care Common Stock on September 1, 1992.

                       ORNDA HEALTHCORP AND SUBSIDIARIES
             AMERICAN HEALTHCARE MANAGEMENT, INC. AND SUBSIDIARIES
                      SUMMIT HEALTH LTD. AND SUBSIDIARIES
             UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
                            (DOLLARS IN THOUSANDS)

  The pro forma condensed combined balance sheet gives effect to the Mergers by combining (i) the balance sheet of OrNda at November 30, 1993 and the balance sheet of AHM at September 30, 1993 applying the pooling-of-interests method of accounting and (ii) the balance sheet of OrNda at November 30, 1993 and the balance sheet of Summit at September 30, 1993 applying the purchase method of accounting. The pro forma condensed combined balance sheet should be read in conjunction with the respective historical financial statements of OrNda, AHM and Summit incorporated by reference in this Proxy Statement/Prospectus. The pro forma condensed combined balance sheet gives effect to the Mergers as if they had been consummated on November 30, 1993. The pro forma condensed combined balance sheet is presented for comparative purposes only and is not necessarily indicative of what the combined financial position would have been had the Mergers been consummated as of the date for which this pro forma condensed combined balance sheet is presented.

  The pro forma condensed combined balance sheet also assumes that AHM's $100 million aggregate principal amount of AHM Notes remain outstanding. The AHM Merger will be a Change of Control allowing each AHM Noteholder to require AHM to repurchase all or a portion of their AHM Notes at 101% of the principal amount thereof. Based on current market conditions, OrNda does not expect the AHM Noteholders to exercise their repurchase rights. See "The Mergers-- Description of Certain Indebtedness."

  The pro forma condensed combined balance sheet also assumes that the Real Estate Purchase is consummated and the $85.4 million purchase is financed by OrNda. See "The Mergers--Terms of the Summit Merger--Real Estate Purchase" and "--Interests of Certain Persons in the Summit Merger."

                                                   ORNDA          AHM         SUMMIT
                                                NOVEMBER 30, SEPTEMBER 30, SEPTEMBER 30,  PRO FORMA     PRO FORMA
                                                    1993         1993          1993      ADJUSTMENTS     COMBINED
                                                ------------ ------------- ------------- -----------    ----------
                    ASSETS
Current Assets
 Cash and cash equivalents....................    $  8,194     $ 15,918      $ 37,952     $167,513 (1)  $   15,918
                                                                                          (183,720)(2)
                                                                                            (7,217)(2)
                                                                                           (22,722)(3)
 Patient accounts receivable net of allowance
  for uncollectibles..........................     130,592       44,592        73,619       (9,912)(2)     238,891
 Supplies, at cost............................      13,687        4,616         9,843       (1,254)(2)      26,892
 Other........................................      17,750        4,144        16,531       (2,388)(2)      36,037
                                                  --------     --------      --------     --------      ----------
   Total Current Assets.......................     170,223       69,270       137,945      (59,700)        317,738
Property, Plant and Equipment, net of
 accumulated depreciation.....................     531,479      272,084       219,591       85,400 (1)   1,056,512
                                                                                           (52,042)(2)
Other Assets..................................     220,908       16,351        30,485       20,000 (1)     432,343
                                                                                           (32,048)
                                                                                           176,647 (2)
                                                  --------     --------      --------     --------      ----------
   Total Assets...............................    $922,610     $357,705      $388,021     $138,257      $1,806,593
                                                  ========     ========      ========     ========      ==========
     LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities
 Accrued expenses and other liabilities.......    $128,306     $ 38,579      $117,867     $ (4,327)(2)  $  257,703
                                                                                           (22,722)(3)
 Current maturities of long-term debt.........       2,488        6,423         6,628       (1,347)(2)      14,192
                                                  --------     --------      --------     --------      ----------
   Total Current Liabilities..................     130,794       45,002       124,495      (28,396)        271,895
Long-Term Debt................................     566,519      168,478        82,137      272,913 (1)   1,023,695
                                                                                           (66,352)(2)
Other Liabilities.............................      61,295        9,563        62,368      (17,435)(2)     115,791
Shareholders' Equity..........................     164,002      134,662       119,021     (119,021)(2)     395,212
                                                                                            96,548 (2)
                                                  --------     --------      --------     --------      ----------
   Total Liabilities and Shareholders' Equity.    $922,610     $357,705      $388,021     $138,257      $1,806,593
                                                  ========     ========      ========     ========      ==========

      See notes to unaudited pro forma condensed combined balance sheet.

         NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

NOTE 1

To record the incremental borrowing related to the Summit Merger as follows:

   Cash for acquisition of stock including conversion of options.....  $183,720
   Cash for financing and transaction costs..........................    20,000
   Cash for purchase of hospital properties currently under operating
    lease............................................................    85,400
   Less Summit's cash, net of commercial paper.......................    (8,013)
   Less OrNda cash...................................................    (8,194)
                                                                       --------
     Additional debt adjustment......................................   272,913
   Less cash for financing and transaction costs.....................   (20,000)
   Less cash for purchase of hospital properties.....................   (85,400)
                                                                       --------
     Net cash adjustment.............................................  $167,513
                                                                       ========

  The Summit Merger Agreement provides that holders of Summit Options (other than the Section 16 Insiders) will have the right to convert such options into either (i) a payment equal to the Option Spread times the number of Summit shares subject to such option or (ii) an option to purchase OrNda shares. Under the Summit Merger Agreement Section 16 Insiders will only be entitled to receive such replacement options. See "The Mergers--Terms of the Summit Merger--Conversion of Stock Options." All holders of Summit Options (including
Section 16 Insiders) will also have the right to exercise such options prior to the consummation of the Summit Merger and have the shares of Summit Common Stock so received converted into the Summit Exchange Ratio. The pro forma balance sheet assumes the holders of the outstanding Summit options, including the Section 16 Insiders, elect to exercise their options prior to the consummation of the Summit Merger and receive the Summit Exchange Ratio. If holders of Summit Options chose either to receive the Option Spread or to receive replacement options to purchase OrNda shares, the impact on the pro forma balance sheet would be to reduce the amount of borrowing necessary for the acquisition of such options and reduce the excess cost of the net assets acquired over fair market value. The impact on the pro forma income statement would not be material.

  The cash required for acquisition of Summit Common Stock and Summit Options as noted above is calculated as follows:

   Summit Common Stock outstanding on November 30, 1993...........        32,495
   Cash exchange price per share..................................      $   5.50
                                                                        --------
                                                                        $178,722
   Net cash price for 2,906 Summit Options outstanding at November
    30, 1993......................................................         4,998
                                                                        --------
                                                                        $183,720
                                                                        ========

NOTE 2

   To record the purchase of Summit Common Stock including the adjustment of Summit's balance sheet to reflect assets acquired by OrNda.

   Cash used to acquire Summit Common Stock...............            $183,720
   Value of stock issued in exchange for Summit Common
    Stock.................................................              96,548
                                                                      --------
   Acquisition price......................................             280,268
   Less adjustments of Summit's historical balances of as-
    sets and liabilities including adjustments to account
    for investment in Summit Care as if the Exchangeable
    Notes are exchanged for Summit Care Common Stock as
    described below:
     Cash and cash equivalents............................  $  7,217
     Patient accounts receivable..........................     9,912
     Supplies.............................................     1,254
     Other current assets.................................     2,388
     Property, plant and equipment........................    52,042
     Other assets.........................................    32,048
     Accrued expenses and other liabilities...............    (4,327)
     Current maturities of long-term debt.................    (1,347)
     Long-term debt.......................................   (66,352)
     Other liabilities....................................   (17,435)
     Shareholder's equity.................................  (119,021) (103,621)
                                                            --------  --------
   To record excess cost of the net assets acquired from
    Summit over fair market value.........................            $176,647
                                                                      ========

  OrNda believes that the recorded value of Summit's assets and liabilities approximates their estimated fair values.

  Summit currently owns 51.8% of Summit Care. Summit has $37.4 million of the Exchangeable Notes which are exchangeable, at the option of the holders, into Summit's 51.8% interest in Summit Care Common Stock on April 1, 1994. The pro forma condensed combined balance sheet at November 30, 1993 gives effect to the investment in Summit Care as if the holders of the Exchangeable Notes exchanged for the Summit Care common stock on November 30, 1993.

  The Summit Merger will be a Repurchase Event allowing each Summit Noteholder to require Summit to repurchase their Summit Notes at 100% of the principal amount thereof unless for any five trading days within a period of ten consecutive trading days ending immediately before the Summit Effective Time, the Market Price (as defined in the Summit Indenture) of the Summit Care Common Stock is at least equal to 105% of the Exchange Price (as defined in the Summit Indenture). Because the common stock of Summit Care Corporation is trading at a significant premium over the Exchange Price, it is unlikely the Summit Merger will constitute a Repurchase Event. Moreover, because such common stock is trading at a significant premium over the 100% principal amount a holder of Summit Notes would receive if he exercised his repurchase rights, OrNda believes it is unlikely that any Summit Noteholder would exercise such rights (if any).

NOTE 3

  To record retirement of Summit commercial paper with excess cash.

NOTE 4

   Of the pro forma long-term debt of approximately $1 billion, approximately $49.8 million will mature variably over the next five years. The remaining $973.9 million will mature in 1999 or later.

NOTE 5

   As a result of the AHM Merger, the combined company will be subject to
   Section 382 annual limitations which will limit the combined Company's ability to claim net operating loss deductions. OrNda does not expect that these annual limitations will have a material adverse effect on the combined company's ability to fully utilize net operating loss carryforwards existing as of the AHM Effective Time. Accordingly, the pro forma financial statements do not reflect any adjustments to the deferred tax assets of the combined company.

NOTE 6

   OrNda and Summit have entered into a non-binding letter of intent with a third party purchaser for approximately $28 million of the Real Estate Purchase. If such sale is consummated, OrNda would lease such real estate from the third party under an operating lease agreement. If the transaction is consummated, long-term debt and property, plant and equipment would each be reduced by approximately $28 million dollars. There can be no assurance such transaction will be consummated.

NOTE 7

   As of November 30, 1993, OrNda had 1.1 million shares of $.01 par value Payable In Kind Cumulative Redeemable Convertible Preferred Stock (the "PIK Preferred") outstanding with an aggregate liquidation value of $16.1 million. Although OrNda has received a financing commitment to enable OrNda to redeem the PIK Preferred, OrNda has not decided whether to redeem the PIK Preferred. Moreover, the PIK Preferred is convertible into OrNda Common Stock on a share for share basis. Accordingly, because the PIK Preferred redemption price is $15 per share, OrNda believes that if the OrNda Common Stock price exceeds $15 per share on the redemption date the PIK Preferred shareholders will convert to OrNda Common Stock rather than accept the redemption price. The current OrNda Common Stock price exceeds $15. Consequently, even if OrNda were to redeem the PIK Preferred, OrNda believes it is unlikely the loan commitment would be utilized.

   If the financing commitment was utilized, pro forma long-term debt would increase approximately $16.1 million and shareholders' equity would be reduced $16.1 million. If PIK Preferred holders convert to OrNda Common Stock, the components of shareholders' equity change but total pro forma shareholders' equity would not change. The redemption of the PIK Preferred or the conversion of the PIK Preferred into OrNda Common Stock would not have a material impact on pro forma income.

                       ORNDA HEALTHCORP AND SUBSIDIARIES
             AMERICAN HEALTHCARE MANAGEMENT, INC. AND SUBSIDIARIES
                      SUMMIT HEALTH LTD. AND SUBSIDIARIES

            UNAUDITED PRO FORMA CONDENSED COMBINED INCOME STATEMENT
                 FOR THE THREE MONTHS ENDED NOVEMBER 30, 1993
                (DOLLARS IN THOUSANDS EXCEPT PER SHARE AMOUNTS)

  The pro forma condensed combined income statement for the three months ended November 30, 1993 gives effect to the Mergers as if they had occurred on September 1, 1992 by combining (i) the results of operations of OrNda for the three months ended November 30, 1993 and the results of operations of AHM for the three months ended September 30, 1993 applying the pooling-of-interest method of accounting and (ii) the results of operations of OrNda for the three months ended November 30, 1993 and the results of operations of Summit for the three months ended September 30, 1993 applying the purchase method of accounting. This pro forma condensed combined income statement should be read in conjunction with the historical financial statements and notes thereto of OrNda, AHM and Summit incorporated by reference in this Proxy Statement/Prospectus. This pro forma condensed combined income statement is presented for comparative purposes only and is not necessarily indicative of the combined results of operations in the future or of what the combined results of operations would have been had the Mergers been consummated during the period for which this statement is presented. Pro forma earnings per common and common equivalent share and pro forma weighted average shares outstanding give effect to the AHM Exchange Ratio and the Summit Exchange Ratio. In addition, the pro forma condensed combined income statement does not give effect to the cost savings, if any, which may be realized by OrNda after consummation of the Mergers.

                           ORNDA       AHM     SUMMIT
                           THREE      THREE     THREE
                           MONTHS    MONTHS    MONTHS
                           ENDED      ENDED     ENDED
                          NOVEMBER  SEPTEMBER SEPTEMBER
                            30,        30,       30,      PRO FORMA     PRO FORMA
                            1993      1993      1993     ADJUSTMENTS    COMBINED
                          --------  --------- ---------  -----------    ---------
Total Revenue............ $182,952   $84,464  $129,684    $(22,109)(5)  $374,991
Costs and Expenses
  Operating expenses.....  142,796    67,389   106,112      (2,769)(4)   294,827
                                                           (18,701)(5)
  Provision for doubtful
   accounts..............   13,853     6,853     6,410        (141)(5)    26,975
  Depreciation and amor-
   tization..............    9,346     4,852     5,250       2,488 (1)    21,278
                                                              (658)(5)
  Interest expense.......   15,108     4,227     2,641       3,852 (2)    24,634
                                                            (1,194)(5)
  Interest income........     (318)     (203)     (430)        (83)(5)      (791)
                                                               243 (2)
  Minority interest......      574       --        600        (600)(5)       574
                          --------   -------  --------    --------      --------
                             1,593     1,346     9,101      (4,546)        7,494
Loss from investments in
 Houston Northwest
 Medical Center..........   (1,820)      --        --          --         (1,820)
                          --------   -------  --------    --------      --------
Income (loss) from
 continuing operations
 before income tax
 expense.................     (227)    1,346     9,101      (4,546)        5,674
Income tax expense.......      217        48     4,203        (887)(3)     2,726
                                                              (855)(5)
                          --------   -------  --------    --------      --------
Income (loss) from
 continuing operations...     (444)    1,298     4,898      (2,804)        2,948
Preferred stock dividend
 requirements............     (431)      --        --          --           (431)
                          --------   -------  --------    --------      --------
Income (loss) from con-
 tinuing operations ap-
 plicable to common and
 common equivalent
 shares.................. $   (875)  $ 1,298  $  4,898    $ (2,804)     $  2,517
                          ========   =======  ========    ========      ========
Earnings (loss) per
 common and common
 equivalent share from
 continuing operations... $  (0.05)  $  0.05  $   0.15                  $   0.06
                          ========   =======  ========                  ========
Shares used in earnings
 (loss) per common share
 and common equivalent
 share computations
 (in thousands)..........   18,273    28,693    33,753                    43,671

     See notes to unaudited pro forma condensed combined income statement.

                          NOTES TO UNAUDITED PRO FORMA
                      CONDENSED COMBINED INCOME STATEMENT

NOTE 1

   To adjust depreciation and amortization as follows:
     To record amortization related to the $191.6 million increase in excess of costs of net assets acquired over fair value assuming a
      30 year life......................................................  $1,597
     To record amortization on the $6 million increase in deferred fi-
      nancing costs assuming a 6 year life..............................     250
     To record depreciation on the $85.4 million of properties to be ac-
      quired assuming a 30 year life....................................     641
                                                                          ------
                                                                          $2,488
                                                                          ======

  The pro forma condensed combined income statement assumes that the net assets acquired from Summit over fair market value will be amortized over 30 years. The amortization period was determined based upon the estimated economic life of the property, plant and equipment acquired. OrNda evaluates the amortization period of intangible assets on an annual basis.

NOTE 2

   To record interest expense on borrowings of $272.9 million related to the New Credit Facility (assumes 5.5% interest rate)..........  $3,753
   To record commitment fee on unused portion of the New Credit Fa-
    cility...........................................................     286
   To eliminate historical interest expense related to Summit commer-
    cial paper.......................................................    (187)
                                                                       ------
                                                                       $3,852
                                                                       ======
   To eliminate interest income on excess cash.......................  $  243
                                                                       ======

  OrNda has received a commitment from a group of lenders to provide, subject to the fulfillment of certain customary conditions, the financing necessary to consummate the proposed merger transactions. The commitment provides for interest at the Base Rate + 1% or LIBOR +2%.

NOTE 3

  To record pro forma provision for income taxes on the above transactions at a statutory rate of 40%, except for goodwill amortization adjustments related to excess costs of net assets acquired over fair value which will not be deductible for tax purposes.

NOTE 4

  To record effect of the Real Estate Purchase. The pro forma financial statements assume OrNda acquires approximately $85.4 million of the properties under lease. OrNda and Summit have entered into a non-binding letter of intent with a third party purchaser for approximately $28 million of the Real Estate Purchase. If such sale is consummated OrNda would lease such real estate from the third party under an operating lease agreement. If the transaction is consummated, rent expense will increase and depreciation expense and interest expense will be reduced, resulting in a reduction of net income approximately $0.5 million per year. There can be no assurance such transaction will be consummated.

NOTE 5

  To record the effect of accounting for the investment in Summit Care
   Corporation as if the Exchangeable Notes are exchanged for Summit Care Common Stock as described below:

   Total revenue..................................................... $(22,109)
   Operating expenses................................................  (18,701)
   Provision for doubtful accounts...................................     (141)
   Depreciation and amortization.....................................     (658)
   Interest expense..................................................   (1,194)
   Interest income...................................................      (83)
   Minority interest.................................................     (600)
   Income tax........................................................     (855)

  Summit currently owns 51.8% of Summit Care. Summit has $37.4 million of the Exchangeable Notes which are exchangeable, at the option of the holders, into Summit's 51.8% interest in Summit Care Common Stock, on April 1, 1994. The pro forma condensed combined income statement for the three months ended November 30, 1993 gives effect to the investment in Summit Care as if the holders of the Exchangeable Notes exchanged for the Summit Care Common Stock on September 1, 1992.

NOTE 6

  No provision has been reflected in the unaudited pro forma condensed combined financial statements for expenses expected to be incurred by OrNda and AHM in connection with the AHM Merger. These expenses, consisting primarily of amounts related to the refinancing of the outstanding senior bank and institutional indebtedness of OrNda, AHM and Summit, obtaining the consents and waivers from the holders of the AHM Notes, investment advisory and professional fees and expenses for printing and distributing proxy materials and certain severance and relocation costs, are estimated at $10 million and will be charged as expense upon completion of the AHM Merger. No provision has been reflected in the unaudited pro forma condensed combined financial statements for the receipt by OrNda and AHM of financing in an amount sufficient to refinance the outstanding senior and institutional indebtedness of OrNda and AHM, which is approximately $198.7 million at November 30, 1993, and satisfy the change of control repurchase rights of the AHM Noteholders arising by reason of the AHM Merger. See "The Mergers-- Terms of the AHM Merger--Conditions" and "--Description of Certain Indebtedness."

                       ORNDA HEALTHCORP AND SUBSIDIARIES
             AMERICAN HEALTHCARE MANAGEMENT, INC. AND SUBSIDIARIES
                      SUMMIT HEALTH LTD. AND SUBSIDIARIES

            UNAUDITED PRO FORMA CONDENSED COMBINED INCOME STATEMENT
                      FOR THE YEAR ENDED AUGUST 31, 1993
                (DOLLARS IN THOUSANDS EXCEPT PER SHARE AMOUNTS)

  The pro forma condensed combined income statement for the fiscal year ended August 31, 1993 gives effect to the Mergers as if they had occurred on September 1, 1992 by combining (i) the results of operations of OrNda for the fiscal year ended August 31, 1993 (adjusted on a pro forma basis to include the acquisition of Florida Medical Center as described below) and the results of operations of AHM for the twelve months ended September 30, 1993 applying the pooling-of-interest method of accounting and (ii) the results of operations of OrNda for the fiscal year ended August 31, 1993 (adjusted as described below) and the results of operations of Summit for the fiscal year ended June 30, 1993 applying the purchase method of accounting. This pro forma condensed combined income statement should be read in conjunction with the historical financial statements and notes thereto of OrNda, AHM and Summit incorporated by reference in this Proxy Statement/Prospectus. This pro forma condensed combined income statement is presented for comparative purposes only and is not necessarily indicative of the combined results of operations in the future or of what the combined results of operations would have been had the Mergers been consummated during the period for which this statement is presented. Pro forma earnings per common and common equivalent share and pro forma weighted average shares outstanding give effect to the AHM Exchange Ratio and the Summit Exchange Ratio. In addition, the pro forma condensed combined income statement does not give effect to the cost savings, if any, which may be realized by OrNda after consummation of the Mergers.

  OrNda acquired Florida Medical Center on June 30, 1993 in a transaction accounted for as a purchase. The OrNda pro forma condensed combined income statement for the year ended August 31, 1993 reflects the operating results of OrNda for the fiscal year ended August 31, 1993 as if the acquisition of Florida Medical Center had occurred on September 1, 1992. (see Note 1).

                           ORNDA
                            PRO
                           FORMA       AHM
                           AUGUST   SEPTEMBER   SUMMIT
                            31,        30,     JUNE 30,   PRO FORMA     PRO FORMA
                            1993      1993       1993    ADJUSTMENTS     COMBINED
                          --------  ---------  --------  -----------    ----------
Total Revenue...........  $723,714  $336,949   $508,504   $(83,992)(6)  $1,485,175
Costs and Expenses
  Operating expenses....   571,759   270,305    425,242    (11,076)(5)   1,184,407
                                                           (71,823)(6)
  Provision for doubtful
   accounts.............    48,798    20,932     23,113       (534)(6)      92,309
  Depreciation and amor-
   tization.............    33,368    18,725     19,185      9,950 (2)      78,920
                                                            (2,308)(6)
  Interest expense......    62,181    13,996      7,377     15,407 (3)      97,525
                                                            (1,436)(6)
  Interest income.......    (3,380)     (666)    (1,605)      (408)(6)      (5,086)
                                                               973 (3)
  Minority interest.....     4,601       --       2,421     (2,421)(6)       4,601
                          --------  --------   --------   --------      ----------
                             6,387    13,657     32,771    (20,316)         32,499
Income from investments
 in Houston Northwest
 Medical Center.........       173       --         --         --              173
                          --------  --------   --------   --------      ----------
Income from continuing
 operations before
 income tax expense.....     6,560    13,657     32,771    (20,316)         32,672
Income tax expense......       342       787     14,201     (3,547)(4)       8,666
                                                            (3,117)(6)
                          --------  --------   --------   --------      ----------
Income from continuing
 operations.............     6,218    12,870     18,570    (13,652)         24,006
Preferred stock dividend
 requirements...........    (1,699)      --         --         --           (1,699)
                          --------  --------   --------   --------      ----------
Income from continuing
 operations applicable
 to common and common
 equivalent shares......  $  4,519  $ 12,870   $ 18,570   $(13,652)     $   22,307
                          ========  ========   ========   ========      ==========
Earnings per common and
 common equivalent share
 from continuing
 operations.............  $   0.25  $   0.45   $   0.56                 $     0.52
                          ========  ========   ========                 ==========
Shares used in earnings
 per common and common
 equivalent share
 computations (in
 thousands).............    17,834    28,586     33,201                     42,560

     See notes to unaudited pro forma condensed combined income statement.

                          NOTES TO UNAUDITED PRO FORMA
                      CONDENSED COMBINED INCOME STATEMENT

NOTE 1

  After the Mergers, OrNda will continue to report its financial information on a fiscal year basis ending on August 31. Accordingly, the AHM and Summit results of operations, which are included in the accompanying unaudited pro forma condensed combined income statement, has been presented on a fiscal year basis ending on September 30 and June 30, respectively.

  OrNda acquired Florida Medical Center on June 30, 1993, has an aggregate purchase price of $113.1 million. The unaudited pro forma condensed combined income statement for the year ended August 31, 1993, reflects the pro forma operations of OrNda as if its acquisition of Florida Medical Center had occurred on September 1, 1992. The historical results of Florida Medical Center have been adjusted using purchase accounting to give effect to the acquisition by OrNda and to eliminate the effect of significant nonrecurring transactions.

  The following combining unaudited pro forma condensed income statement for the year ended August 31, 1993 presents the historical operations of OrNda, and the incremental pro forma operations of Florida Medical Center as if the acquisition of Florida Medical Center by OrNda had occurred on September 1, 1992.

                  ORNDA HEALTHCORP AND FLORIDA MEDICAL CENTER
            UNAUDITED PRO FORMA CONDENSED COMBINED INCOME STATEMENT

                       FOR THE YEAR ENDED AUGUST 31, 1993
                (DOLLARS IN THOUSANDS EXCEPT PER SHARE AMOUNTS)

                                                           FLORIDA
                                               ORNDA    MEDICAL CENTER   ORNDA
                                             HISTORICAL   PRO FORMA    PRO FORMA
                                             ---------- -------------- ---------
Total Revenue..............................   $624,847     $98,867     $723,714
Costs and Expenses
  Operating expenses.......................    495,437      76,322      571,759
  Provision for doubtful accounts..........     42,976       5,822       48,798
  Depreciation and amortization............     28,944       4,424       33,368
  Interest expense.........................     55,330       6,851       62,181
  Interest income..........................     (3,380)        --        (3,380)
  Minority interest........................      4,601         --         4,601
                                              --------     -------     --------
                                                   939       5,448        6,387
Income from investments in Houston
 Northwest Medical Center..................        173         --           173
                                              --------     -------     --------
Income from continuing operations before
 income tax expense........................      1,112       5,448        6,560
Income tax expense.........................        342         --           342
                                              --------     -------     --------
Income from continuing operations..........        770       5,448        6,218
Preferred stock dividend requirements......     (1,699)        --        (1,699)
                                              --------     -------     --------
Income (loss) from continuing operations
 applicable to common and common equivalent
 shares....................................   $   (929)    $ 5,448     $  4,519
                                              ========     =======     ========
Earnings (loss) per common and common
 equivalent share from continuing opera-
 tions.....................................   $  (0.05)                $   0.25
                                              ========                 ========
Shares used in earnings (loss) per common
 and common equivalent share computation
 (in thousands)............................     17,612                   17,834

NOTE 2

   To adjust amortization as follows:
     To record amortization related to the $191.6 million increase in excess of costs of net assets acquired over fair value assuming a
      30 year life......................................................  $6,388
     To record amortization on the $6 million increase in deferred fi-
      nancing costs assuming a 6 year life..............................   1,000
     To record depreciation on the $85.4 million of properties to be ac-
      quired assuming a 30 year life....................................   2,562
                                                                          ------
                                                                          $9,950
                                                                          ======

  The pro forma condensed combined income statement assumes that the net assets acquired from Summit over fair market value will be amortized over 30 years. The amortization period was determined based upon the estimated economic life of the property, plant, and equipment acquired. OrNda evaluates the amortization period of intangible assets on an annual basis.

NOTE 3

   To record interest expense on borrowings of $272.9 million related to the New Credit Facility (assumes 5.5% interest rate)..........  $15,010
   To record commitment fee on unused portion of the New Credit Fa-
    cility...........................................................    1,145
   To eliminate historical interest expense related to Summit commer-
    cial paper.......................................................     (748)
                                                                       -------
                                                                       $15,407
                                                                       =======
   To eliminate interest income on excess cash.......................  $   973
                                                                       =======

  OrNda has received a commitment from a group of lenders to provide, subject to the fulfillment of certain customary conditions, the financing necessary to consummate the proposed merger transactions. The commitment provides for interest at the Base Rate +1% or LIBOR +2%.

NOTE 4

  To record pro forma provision for income taxes on the above transactions at a statutory rate of 40% except for amortization adjustments related to excess costs of net assets acquired over fair value which will not be deductible for tax purposes.

NOTE 5

  To record effect of the Real Estate Purchase. The pro forma financial statements assume, OrNda acquires approximately $85.4 million of the properties currently under lease. OrNda and Summit have entered into a non-binding letter of intent with a third party purchaser for approximately $28 million of the Real Estate Purchase. If such sale is consummated OrNda would lease such real estate from the third party under an operating lease agreement. If the transaction is consummated, rent expense will increase and depreciation expense and interest expense will be reduced, resulting in a reduction of net income of approximately $0.5 million per year. There can be no assurance such transaction will be consummated.

NOTE 6

  To record the effect of accounting for the investment in Summit Care
   Corporation as if the Exchangeable Notes are exchanged for Summit Care Common Stock as described below:

   Total revenue..................................................... $(83,992)
   Operating expenses................................................  (71,823)
   Provision for doubtful accounts...................................     (534)
   Depreciation and amortization.....................................   (2,308)
   Interest expense..................................................   (1,436)
   Interest income...................................................     (408)
   Minority interest.................................................   (2,421)
   Income tax........................................................   (3,117)

  Summit currently owns 51.8% of Summit Care. Summit has $37.4 million of the Exchangeable Notes which are exchangeable, at the option of the holders, into Summit's 51.8% interest in Summit Care Common Stock, on April 1, 1994. The pro forma condensed combined income statement for the fiscal year ended August 31, 1993 gives effect to the investment in Summit Care as if the holders of the Exchangeable Notes exchanged for the Summit Care Common Stock on September 1, 1992.

NOTE 7

  No provision has been reflected in the unaudited pro forma condensed combined financial statements for expenses expected to be incurred by OrNda and AHM in connection with the AHM Merger. These expenses, consisting primarily of amounts related to the refinancing of the outstanding senior bank and institutional indebtedness of OrNda, AHM and Summit, obtaining the consents and waivers from the holders of the AHM Notes, investment advisory and professional fees and expenses for printing and distributing proxy materials and certain severance and relocation costs, are estimated at $10 million and will be charged as expense upon completion of the AHM Merger. No provision has been reflected in the unaudited pro forma condensed combined financial statements for the receipt by OrNda and AHM of financing in an amount sufficient to refinance the outstanding senior and institutional indebtedness of OrNda and AHM, which is approximately $198.7 million at November 30, 1993, and satisfy the change of control repurchase rights of the AHM Noteholders arising by reason of the AHM Merger. See "The Mergers-- Terms of the AHM Merger--Conditions" and "--Description of Certain Indebtedness."

COMPARATIVE RIGHTS OF STOCKHOLDERS

  As a result of the Mergers, holders of AHM Common Stock and holders of Summit Common Stock will become stockholders of OrNda and the rights of all such former AHM and Summit stockholders will thereafter be governed by the restated certificate of incorporation of OrNda (the "OrNda Charter"), the by-laws of OrNda (the "OrNda By-Laws") and the Delaware General Corporation Law ("Delaware Law").

  The following is a summary of certain material differences between the rights of holders of AHM Common Stock, Summit Common Stock and OrNda Common Stock. The discussion of certain of such differences does not purport to be complete and is qualified in its entirety by reference to the certificate of incorporation of AHM (the "AHM Charter"), the by-laws of AHM (the "AHM By-Laws"), the articles of incorporation of Summit (the "Summit Charter"), the by-laws of Summit (the "Summit By-Laws"), the OrNda Charter, and the OrNda By-Laws, respectively. Copies of such documents may be obtained as described under "Available Information."

  Classification of Board and Director Removal. The OrNda Charter provides for classification of the OrNda Board of Directors (the "OrNda Board") into three classes of directors with each class containing an equal or approximately equal number of directors, with each director elected for a three-year term. In addition, the OrNda Charter provides that the number of directors constituting the whole OrNda Board and the number of directors constituting each class can be changed by a vote of the majority of the whole OrNda Board at the time of the vote. The OrNda By-Laws provide for a minimum of 3 directors and a maximum of 11 directors to constitute the entire OrNda Board. Delaware Law provides that directors serving on a classified board may be removed only for cause unless the corporation's charter provides otherwise. As the OrNda Charter contains no provision concerning removal of directors, under Delaware Law, OrNda stockholders representing a majority of the outstanding shares entitled to vote at an election of directors ("Voting Stock") may remove an OrNda director only for cause.

  The AHM Charter provides for the classification of the AHM Board of Directors (the "AHM Board") into two classes of directors with each class containing an equal or approximately equal number of directors, with each director elected for a two-year term. In addition, the AHM Charter provides that the number of directors constituting the AHM Board shall not be less than seven nor more than nine, and the AHM By-Laws provide that the number of directors is fixed at seven. The AHM Charter further provides for the removal of directors for cause by a majority of the outstanding shares of Voting Stock and removal of a director without cause by a majority of the outstanding shares of Voting Stock if the director is the Chief Executive Officer ("CEO") and if such CEO has been terminated as an officer or employee of the company.

  Neither the Summit Charter nor the Summit By-Laws provide for the classification of the Summit Board of Directors (the "Summit Board"). The Summit By-Laws provide that the number of directors constituting the Summit Board shall not be less than five nor more than nine, with each director elected for a one-year term. In addition, the Summit By-Laws provide that the minimum and maximum number of directors stated above can be changed only by an amendment to the Summit Charter or the Summit By-Laws which is approved by a majority of the outstanding shares entitled to vote. The Summit By-Laws further provide that any director or the entire Summit Board can be removed without cause by an affirmative vote of a majority of the outstanding shares entitled to vote, except that no director may be removed (unless the entire board is removed) when the votes cast against removal, or not consenting in writing to the removal, would be sufficient to elect the director if voted cumulatively at an election at which the same total number of votes were cast (or, if the action is taken by written consent, all shares entitled to vote were voted) and the entire number of directors authorized at the time of the director's most recent election were then being elected.

  Director Elections. Pursuant to the OrNda Charter, all elections of directors shall be decided by a plurality of the votes cast. In addition, the Summit By-Laws provide for cumulative voting. The AHM By-Laws provide that the election of directors shall be determined by a majority vote of the stockholders present at any meeting at which there is a quorum. Following the AHM Merger, the OrNda Charter will be the Certificate of Incorporation of the surviving corporation and as such there will not be cumulative voting rights.

  Action Without A Meeting. Both the AHM By-Laws and the Summit By-Laws provide that any action that may be taken at any annual or special meeting may be taken, without a meeting and without prior notice, if a consent in writing, which sets forth the action to be taken, is signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to take such action at a meeting at which all shares were present and voted. The Summit By-Laws further provide that if the action to be taken is the election of directors, then such consent must be signed by the holders of all of the outstanding shares of Voting Stock; provided, however, that written consent of only a majority of the outstanding shares entitled to vote for the election of directors will be necessary to fill a vacancy on the board of directors not filled by the directors.

  The OrNda Charter provides that in order to effectuate any action without a meeting, unanimous written consent of the stockholders is necessary.

  Special Meetings of Shareholders. The OrNda By-Laws provide that a special meeting of stockholders may be called by the OrNda Board, the Chairman of the Board, the President or the Secretary and shall be called at the written request of persons holding 20% of the capital stock of the corporation issued and outstanding and entitled to vote thereat.

  Pursuant to the AHM By-Laws, a special meeting of the stockholders may be called by the AHM Board or the President, and shall be called by the President or Secretary at the request, in writing, of a majority of the total number of directors.

  The Summit By-Laws provide that a special meeting of stockholders may be called by the Summit Board, the Chairman of the Board, the President or one or more stockholders holding in the aggregate shares entitled to cast not less than 10% of the votes at any such meeting.

  Amendment of the By-Laws. The OrNda Charter and the OrNda By-Laws provide that the OrNda Board and stockholders of OrNda Common Stock may alter, amend, repeal or adopt new by-laws. The AHM Charter and AHM By-Laws also provide that the AHM Board and stockholders of AHM Common Stock may alter, amend, repeal or adopt new by-laws.

  Pursuant to the Summit By-Laws, the Summit Board and stockholders of Summit Common Stock may alter, amend, repeal or adopt new by-laws, except that the Summit Board may not amend the Summit By-laws to change the authorized number of directors.

  Special Voting Requirements. The AHM Charter requires, in addition to any other action required by Delaware Law or the AHM Charter, the affirmative vote of the holders of not less than 80% of the then outstanding shares of Voting Stock for the approval of (i) any merger or consolidation of AHM with any person who is the beneficial owner, directly or indirectly, of 10% or more of the then outstanding shares of AHM's capital stock ("Interested Stockholder"),
(ii) any plan or proposal for the liquidation or dissolution of AHM proposed by or on behalf of an Interested Stockholder or any affiliate of an Interested Stockholder, or (iii) any sale of all or substantially all of AHM's assets or property, or the assets or property of all or substantially all of the subsidiaries of AHM.

  Neither the OrNda Charter nor the Summit Charter contains comparable provisions.

  Special Repurchase Procedures. The AHM Charter provides that except for stock repurchases made pursuant to (i) the exercise of statutory appraisal rights by a stockholder of AHM or (ii) an offer made to all stockholders of AHM, AHM will not purchase any of its outstanding shares of capital stock at a purchase price in excess of the average daily closing prices of the Common Stock for 15 consecutive trading days commencing 20 trading days before the date of such computation unless at least 50% of the outstanding shares of AHM Common Stock (not including the shares held by the selling stockholder) approve the purchase.

  Neither the OrNda Charter nor the Summit Charter contains comparable provisions.

  Resale Provision. The AHM Charter restricts the sale and purchase of AHM Common Stock and warrants until such provision is terminated by the AHM Board. The provision, subject to certain other restrictions, (i) restricts persons from acquiring shares of AHM Common Stock or warrants if that acquisition would increase the ownership of that person to five percent or more of the fair market value, as defined in the AHM Charter (the "Fair Market Value"), of the then outstanding shares of AHM Common Stock plus those shares deemed to be outstanding and owned by such stockholder by reason of the assumed conversion of such warrants, (ii) restricts any stockholder owning five percent or more from increasing its ownership of AHM Common Stock or warrants, (iii) restricts the sale or disposition, subject to certain exceptions set forth in the AHM Charter, of AHM Common Stock or warrants to any person whose ownership following such sale or disposition would equal or exceed five percent of the Fair Market Value of the then outstanding shares of AHM Common Stock, including conversion of such warrants, and (iv) restricts any stockholder owning five percent or more from selling, assigning, transferring or granting warrants, an amount of such stockholder's AHM Common Stock that exceeds 74% of the AHM Common Stock, not including AHM Common Stock acquired upon the exercise of warrants, received by such stockholder pursuant to the bankruptcy plan of reorganization. However, this restriction does not apply to an acquisition of AHM Common Stock or warrants if (i) such acquisition does not jeopardize AHM's ability to preserve and utilize its net operating loss carryover, as defined in the AHM Charter, or (ii) such acquisition of AHM Common Stock or warrants is pursuant to any transaction, but not limited to, a merger or consolidation, in which the AHM stockholders are offered cash for their shares and the acquiror will own at least a majority of the outstanding shares.

  Neither the OrNda Charter nor the Summit Charter contains comparable provisions.

  Indemnification. Delaware Law permits a corporation to indemnify officers, directors, employees and agents for actions taken in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the corporation, and with respect to any criminal action, which they had no reasonable cause to believe was unlawful. The Delaware Law provides that a corporation may advance expenses of defense (upon receipt of a written undertaking to reimburse the corporation if indemnification is not appropriate) and must reimburse a successful defendant for expenses, including attorney's fees, actually and reasonably incurred, and permits a corporation to purchase and maintain liability insurance for its directors and officers. Delaware Law further provides that indemnification may not be made for any claim, issue or matter as to which a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation, unless and only to the extent a court determines that the person is entitled to indemnity for such expenses as the court deems proper. The OrNda Charter and OrNda By-Laws and the AHM Charter and AHM By-Laws provide for indemnification to the maximum extent permitted under Delaware Law.

  The California GCL provides for generally equivalent terms of indemnification. The Summit By-Laws provide for indemnification to the maximum extent permitted by the California GLC.

DESCRIPTION OF CERTAIN INDEBTEDNESS

  The New Credit Facility. The obligations of the parties to the AHM Merger Agreement to consummate the AHM Merger are conditioned upon, among other things, receipt of financing necessary to refinance the outstanding senior bank and institutional indebtedness of OrNda and AHM and provide adequate working capital as well as to finance the optional change of control redemption rights of the holders of the AHM Notes arising as a result of the AHM Merger (the "AHM Redemption Rights"). The obligations of the parties to the Summit Merger Agreement to consummate the Summit Merger are conditioned, upon among other things, receipt of financing necessary to finance the cash component of the Summit Exchange Ratio, to finance the Real Estate Purchase (if OrNda purchases such real estate), refinance the outstanding senior bank and institutional debt of OrNda and Summit and provide adequate working capital as well as to finance the redemption rights of the holders of the Summit Notes arising as a result of the Summit Merger (the "Summit Redemption Rights").

  In connection with the consummation of the Mergers, OrNda intends to replace its $160 million of existing credit facilities (the "Existing Credit Facilities"), AHM's existing $122.5 million credit facility (the "AHM Credit Facility") and Summit's existing $25 million credit facility (the "Summit Credit Facility") with a new credit facility. Scotiabank and Citicorp have committed to provide OrNda with a $325 million term loan facility (the "Term Facility"), a $75 million delayed term loan facility (the "Delayed Term Facility") and $300 million in revolving credit facilities (collectively, the "Revolving Facility" and together with the Term Facility and the Delayed Term Facility, the "New Credit Facility"), subject to certain specified conditions including the absence of a material adverse change in the consolidated business, assets, financial condition, operations or prospects of OrNda, AHM and Summit, taken as a whole. It is anticipated that the Revolving Facility will be comprised of a tranche A revolving facility in the amount of $200 million (the "Tranche A Revolving Facility") and a tranche B revolving facility in the amount of $100 million (the "Tranche B Revolving Facility"). OrNda also expects that up to $30 million under the Tranche A Revolving Facility will be available for standby and commercial letters of credit. Each of Scotiabank and Citicorp will provide $350 million of the New Credit Facility and Scotiabank will act as Administrative Agent for a syndicate of other lenders that will participate in the New Credit Facility. The commitment of Scotiabank and Citicorp with respect to the New Credit Facility will terminate on April 30, 1994, if definitive credit documentation has not been executed and delivered on or prior to such date.

  OrNda anticipates that (A) the proceeds of the Term Facility will be used (i) to refinance OrNda's, AHM's and Summit's existing senior and institutional indebtedness, (ii) to pay the cash portion of the Summit Exchange Ratio and
(iii) for certain other business purposes of OrNda, (B) the proceeds of the Delayed Term Facility and borrowings under the Tranche A Revolving Facility may be used to the extent necessary (i) to finance the AHM Redemption Rights, (ii) to finance the Real Estate Purchase (if OrNda purchases such real estate),
(iii) to finance the Summit Redemption Rights and (iv) to redeem the OrNda PIK Preferred, (C) borrowings under the Tranche A Revolving Facility will also be used (i) to refinance OrNda's, AHM's and Summit's existing senior and institutional indebtedness, (ii) to pay certain fees and expenses relating to the Mergers and the New Credit Facility, (iii) to finance the working capital and other business requirements of OrNda and (iv) for certain other business purposes of OrNda and (D) borrowings under the Tranche B Revolving Facility may be used to the extent necessary (i) to finance the AHM Redemption Rights, (ii) to finance the Real Estate Purchase (if OrNda purchases such real estate),
(iii) to finance the Summit Redemption Rights and (iv) for certain other business purposes of OrNda.

  OrNda expects that loans under the New Credit Facility will bear interest, at the option of OrNda, at a rate equal to either (i) the "alternate base rate" plus 1.0% or (ii) LIBOR plus 2.0%, in each case subject to potential decreases or increases dependant on OrNda's interest coverage and leverage ratios.

  OrNda anticipates that the New Credit Facility will provide for an initial commitment fee for the period from January 5, 1994 through the date of the closing under the New Credit Facility, calculated at .25% per annum payable on the date of the closing under the New Credit Facility. Thereafter, OrNda expects that the New Credit Facility will provide for a commitment fee, calculated at .50% per annum (subject to performance based step-downs), on the unused portion of the commitment payable in arrears at the end of each quarter and upon termination of the New Credit Facility and for standby letter of credit fees, calculated at .25% per annum on the amount of such letter of credit as well as a participation fee equal to the interest rate margin on LIBOR loans discussed above payable to each lender in arrears at the end of each quarter. In addition, the lenders will receive certain other fees in connection with the New Credit Facility.

  OrNda expects that its obligations under the New Credit Facility will be secured by a pledge of the capital stock of substantially all of OrNda's corporate subsidiaries, a pledge of substantially all of the partnership interests of OrNda, a security interest in intercompany indebtedness as well as guarantees by substantially all of OrNda's subsidiaries.

  OrNda further anticipates that the final maturity for the New Credit Facility will be on the sixth anniversary of the closing date following the Mergers, and that the New Credit Facility will require principal payments on the Term Facility and the Delayed Term Facility in each of the six years and will require mandatory commitment reductions for the Tranche B Revolving Facility in certain of such years.

  OrNda expect that the New Credit Facility will include among other things various affirmative, negative and financial covenants including limits on the sale of assets, the making of acquisitions and other investments, capital expenditures, the incurrence of additional debt and liens, the payment of dividends and a minimum consolidated tangible net worth requirement and certain ratio coverage tests and financial covenants. OrNda also anticipates that the New Credit Facility will contain customary or otherwise appropriate events of default and conditions. In addition, OrNda expects that the obligations of Scotiabank and Citicorp will be subject to the satisfaction of various customary conditions including among others (i) the execution and delivery of definitive credit documentation, (ii) the consummation of the Mergers shall have occurred on terms and conditions acceptable to Scotiabank and Citicorp,
(iii) a satisfactory due diligence investigation by Scotiabank and Citicorp,
(iv) the absence of a material adverse change in the consolidated business, assets, financial condition, operations or prospects of OrNda, AHM and Summit, taken as a whole, from the date of their latest respective audited financial statements, (v) the delivery to Scotiabank and Citicorp of a satisfactory environmental assessment and (vi) the receipt of satisfactory closing opinions of counsel and certificates.

  The OrNda Senior Subordinated Notes. In addition to the New Credit Facility, following consummation of the Mergers, OrNda will continue to be subject to the provisions of the Indenture (the "OrNda Indenture") governing OrNda's $400 million of 12 1/4% Senior Subordinated Notes due 2002 (the "OrNda Notes"). The OrNda Notes are subordinated to all Senior Debt (as defined in the OrNda indenture) and will rank pari passu with the AHM Notes. The OrNda Notes are redeemable after May 15, 1997, at OrNda's option at the premiums stated in the OrNda Indenture. Upon a Change of Control (as defined in the OrNda Indenture), each holder of the OrNda Notes has the right to require OrNda to repurchase such holder's notes at 100% of the principal amount thereof. The OrNda Indenture contains certain restrictive covenants that among other things limit the amount and type of additional indebtedness OrNda can incur, the making of dividend and other payments, the creation of liens securing indebtedness, certain transactions with affiliates and mergers.

  The AHM Senior Subordinated Notes. In addition to the New Credit Facility and the OrNda Notes, following consummation of the Mergers, OrNda will assume and become subject to the provisions of the Indenture (the "AHM Indenture") governing AHM's $100 million of 10% Senior Subordinated Notes due 2003 (the "AHM Notes"). Pursuant to a Waiver and Consent Agreement by and among OrNda and the holders of a majority in principal amount of the outstanding AHM Notes, OrNda has agreed, upon consummation of the AHM Merger, to make a consent payment of $15.00 for each $1,000 principal amount of AHM Notes and to increase the interest rate payable on the AHM Notes to 10 1/4% per annum, in exchange for the agreement of such holders to the amendment and waiver of certain provisions of the AHM Notes. See "The Mergers--Consent Solicitation."

  The AHM Notes will be redeemable at the option of the issuer at any time on or after August 1, 1998 at premiums stated in the AHM Indenture. In addition, upon a Change of Control (as defined in the AHM Indenture), each holder of the AHM Notes may require AHM to repurchase such holder's notes at 101% of the principal amount thereof. Consummation of the AHM Merger will be a Change of Control for purposes of the AHM Indenture. The AHM Indenture restricts among other things the ability of the issuer and its subsidiaries to incur additional indebtedness, make certain asset dispositions, engage in transactions with affiliates, make certain distributions and to merge or dispose of all or substantially all of their assets.

  The Summit 7 1/2% Exchangeable Subordinated Notes Due 2003. Following consummation of the Summit Merger, Summit, as the surviving corporation, will remain subject to the provisions of the Indenture

(the "Summit Indenture") governing Summit's $37,440,000 aggregate principal amount of 7 1/2% Exchangeable Subordinated Notes due 2003 (the "Summit Notes"). The Summit Notes may be exchanged at any time after April 1, 1994 for shares (the "Summit Care Common Stock") of common stock, without par value, of Summit Care, at an exchange rate of 69.444 shares per $1,000 of principal amount or, at the option of Summit, for an amount in cash at the date of exchange. The shares of Summit Care Common Stock into which the Summit Notes are exchangeable represent all of Summit's interest in Summit Care. In addition, the Summit Notes may be redeemed by Summit at any time after April 1, 1996. The Summit Notes are unsecured and are subordinated to all existing and future Senior Indebtedness (as defined in the Summit Indenture). The Summit Indenture also provides that upon the occurrence of certain events constituting Repurchase Events (as defined in the Summit Indenture) the holders of the Summit Notes will have the right to cause Summit to repurchase such holders' notes at a price equal to 100% of the principal amount thereof, plus accrued interest. Consummation of the Summit Merger will constitute a Repurchase Event for purposes of the Summit Indenture unless for any five trading days within a period of ten consecutive trading days ending immediately before the Summit Effective Time, the Market Price (as defined in the Summit Indenture) of the Summit Care Common Stock is at least equal to 105% of the Exchange Price (as defined in the Summit Indenture). Because the Summit Care Common Stock, as of the date hereof, is trading at a significant premium over the Exchange Price, it is unlikely the Summit Merger will constitute a Repurchase Event. Moreover, because such common stock is trading at a significant premium over the 100% principal amount a holder of Summit Notes would receive if he exercised his repurchase rights, OrNda believes it is unlikely that any Summit Noteholder would exercise such rights (if any).

                          ELECTION OF ORNDA DIRECTORS

  OrNda's Restated Certificate of Incorporation provides that the members of the Board of Directors of the Company shall be divided into three classes of equal or approximately equal number and that the number of directors constituting the Board of Directors shall from time to time be fixed and determined by a vote of a majority of the OrNda's whole Board of Directors serving at the time of such vote. The Board of Directors is now comprised of nine members, with Class I consisting of two members, Class II consisting of four members and Class III consisting of three members. Mr. Jay Rodney Reese has not been nominated to serve as a Class I director. The Board of Directors has nominated Messrs. Paul S. Levy and Dr. M. Lee Pearce for election as Class I directors at the Annual Meeting. Both of the nominees are currently serving as Class I directors of OrNda.

THE ORNDA BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE IN FAVOR OF THE ABOVE LISTED NOMINEES AS DIRECTORS

  Directors shall be elected by a plurality of the votes cast at the Annual Meeting. Stockholders of OrNda do not have cumulative voting rights with respect to the election of directors. It is the intention of the persons named in the enclosed form of proxy to vote such proxy FOR the election of the nominees named below for Class I directorships unless authorization is withheld on the proxy. Should any nominee be unable or unwilling to serve as a director, which is not anticipated, it is intended that the named proxies will vote for the election of such other person or persons as they, in their discretion, may choose.

                                   MANAGEMENT

DIRECTORS, DIRECTOR NOMINEES AND EXECUTIVE OFFICERS

  The following table provides information as of January 1, 1994, with respect to each of OrNda's directors, director nominees, and executive officers.

                        DIRECTORS AND DIRECTOR NOMINEES

                                                                  SERVED AS
                                                                 OFFICER OR
                                                               DIRECTOR OF THE
           NAME            AGE            POSITION              COMPANY SINCE
           ----            ---            --------             ---------------
CLASS I--NOMINEES FOR TERMS EXPIRING AT THE 1997 ANNUAL MEETING OF STOCKHOLDERS
 Paul S. Levy.............  46 Director                        October 1991
 M. Lee Pearce, M.D.......  62 Director                        March 1993

CLASS II--TERMS EXPIRING AT THE 1995 ANNUAL MEETING OF STOCKHOLDERS
 Yvonne V. Cliff..........  33 Director                        October 1991
 Richard A. Gilleland.....  49 Director                        October 1991
 Leonard Green............  67 Director                        April 1992
 Jack O'Callaghan.........  67 Director                        September 1990

CLASS III--TERMS EXPIRING AT THE 1996 ANNUAL MEETING OF STOCKHOLDERS
 Peter A. Joseph..........  41 Director                        October 1991
 Angus C. Littlejohn, Jr..  42 Director                        October 1991
 Charles N. Martin, Jr....  51 Chairman of the Board,
                               President and Chief Executive
                               Officer                         January 1992

                            OTHER EXECUTIVE OFFICERS
                               Executive Vice President and
 Keith B. Pitts...........  36 Chief Financial Officer         August 1992
                               Senior Vice President--
 Beverly S. Anderson......  41 Operations Improvement          April 1992
                               Senior Vice President--
 Stephen C. Brandt........  47 Operations                      September 1992
                               Senior Vice President--
 Raymond Denson...........  52 Operations                      September 1986
                               Senior Vice President--
 Calvin K. Knight.........  42 Operations                      July 1992
                               Vice President and Chief
 Paula Y. Eleazar.........  41 Information Officer             April 1992
 Jerry M. Eyler...........  41 Corporate Controller            January 1988
                               Vice President, General
 James H. Johnson.........  49 Counsel, and Secretary          December 1985
                               Vice President and Chief
 James Johnston...........  50 Administrative Officer          June 1984
 Douglas B. Lewis.........  52 Vice President                  February 1992
 Max Liskin...............  35 Vice President                  February 1992
 Russell F. Tonnies.......  39 Vice President and Treasurer    April 1989
 William V.B. Webb........  41 Vice President                  February 1992

  In connection with the October 15, 1991 recapitalization of OrNda (the "Recapitalization") and pursuant to the Amended and Restated Stock Purchase Agreement dated as of May 14, 1991 and amended and restated as of August 6, 1991, as amended by the First Amendment thereto dated October 14, 1991 (the "Stock Purchase Agreement") between the Joseph Littlejohn & Levy Fund, L.P. (the "JLL Fund") and OrNda, OrNda agreed that upon consummation of the Recapitalization the Board of Directors would consist of the following persons, serving in the following classes: Class I--Messrs. Reese, Levy and David L. Lee; Class II--Messrs. O'Callaghan and Gilleland and Ms. Cliff; Class III-- Messrs. Joseph, Littlejohn and Bryan P. Marsal. Mr. Marsal resigned as a director of OrNda on July 29, 1992 and Mr. Lee resigned on November 22, 1993. In addition, OrNda agreed pursuant to the Stock Purchase Agreement that so long as the JLL Fund shall hold any of the Common Stock or Redeemable Convertible Preferred Stock, par value $.01 per share (the "Redeemable Preferred"), acquired in connection with the Recapitalization, the JLL Fund will have the right to nominate one director to the Board of Directors of OrNda. Peter A. Joseph is currently serving as such nominee. See "Certain Transactions--JLL Fund Stock Purchase Agreement." Mr. O'Callaghan has informed OrNda that he intends to resign as a director effective with the consummation of the AHM Merger.

  Paul S. Levy has served as a director of OrNda since October 1991. Mr. Levy has been a general partner of JLL Associates, L.P. ("JLL Associates") since November 1990 and a partner of Joseph Littlejohn & Levy ("JLL") (and its predecessors) since May 1988. Mr. Levy has served as Chairman of the Board of Directors and Chief Executive Officer of Lancer Industries since July 1989. Mr. Levy was a Managing Director of Drexel Burnham Lambert, Inc. from 1983 until May 1988. Mr. Levy is a director of Doskocil Companies Incorporated ("Doskocil"), Fairfield Manufacturing Company, Inc. ("Fairfield") and Kendall International, Inc. ("Kendall International").

  M. Lee Pearce, M.D. has served as a director of OrNda since March 1993. Dr. Pearce is a private investor. Dr. Pearce also serves as a director of IVAX Corporation.

  Yvonne V. Cliff has served as a director of OrNda since October 1991. Ms. Cliff has been a general partner of JLL Associates since January 1992 and a principal of JLL since June 1988. Ms. Cliff has served as Vice President-- Corporate Development of Lancer Industries, Inc. ("Lancer Industries") since July 1989. From July 1985 until June 1988, Ms. Cliff was an associate at Drexel Burnham Lambert, Inc. Ms. Cliff is a director of Doskocil.

  Richard A. Gilleland has served as a director of OrNda since October 1991. Mr. Gilleland has been the Chairman, President, and Chief Executive Officer of Kendall International since July 1990. Mr. Gilleland served as Chairman, President, and Chief Executive Officer of American Medical International, Inc. from January 1989 to November 1989 and of Intermedics, Inc. from August 1986 to January 1989.

  Leonard Green has been President and Chief Executive Officer of Green Management and Investment Co., a private investment management company, since 1985. From 1980 to 1985 Mr. Green served as President and Chief Executive Officer of Yuma Management Corp., the general partner of Universal Home Health Care Associates, which was subsequently merged into Quality Care, Inc., a home health care company. From 1974 to 1980 Mr. Green served as Chairman and Chief Executive Officer of Quality Care, Inc.

  Jack O'Callaghan has served as a director of OrNda since September 1990. Since January 1977, Mr. O'Callaghan has served as President of The O'Callaghan Company, a private investment firm. Mr. O'Callaghan also serves as a director of Savin Corporation. Mr. O'Callaghan has informed OrNda that he intends to resign as a director effective with the consummation of the AHM Merger.

  Peter A. Joseph has served as a director of OrNda since October 1991. Mr. Joseph has been a general partner of JLL Associates, which is the general partner of the JLL Fund, since November 1990 and a partner of JLL (and its predecessors), a merchant banking firm and the sponsor of the JLL Fund, since July 1987. Mr. Joseph has served as President of Lancer Industries since April 1992 and as Secretary and director of Lancer Industries since July 1989. Lancer Industries is an industrial holding company and the limited partner of JLL Associates. Lancer Industries also owns 100% of the capital stock of JLL Inc., which pursuant to contract manages the JLL Fund. Mr. Joseph was a Managing Director of Quadrex Securities Corporation from November 1983 until July 1987. Mr. Joseph is a director of Doskocil and Fairfield.

  Angus C. Littlejohn, Jr. has served as a director of OrNda since October 1991. Mr. Littlejohn has been a general partner of JLL Associates since November 1990 and a partner of JLL (and its predecessors) since

July 1987. Mr. Littlejohn has served as Vice Chairman of Lancer Industries since April 1992 and as Chief Financial Officer and director of Lancer Industries since July 1989. From July 1989 until April 1992 Mr. Littlejohn served as President of Lancer Industries. Mr. Littlejohn was a Managing Director of Quadrex Securities Corporation from April 1984 until July 1987. Mr. Littlejohn is a director of Doskocil and Fairfield.

  Charles N. Martin, Jr. has served as Chairman of the Board of Directors, Chief Executive Officer and President of OrNda since January 1992. Mr. Martin was President and Chief Operating Officer of Healthtrust, Inc.--The Hospital Company ("Healthtrust"), a hospital management company, from September 1987 until October 1991. From September 1980 to September 1987, Mr. Martin held a number of executive positions at Hospital Corporation of America ("HCA"), and from April 1987 to August 1987 served as a member of the Board of Directors of HCA.

  Keith B. Pitts has served as Executive Vice President and Chief Financial Officer of OrNda since August 1992. From July 1991 to August 1992, Mr. Pitts was a partner in Ernst & Young's Southeast Region Health Care Consulting Group, and from January 1988 to July 1991 he was a partner and Regional Director in Ernst & Young's Western Region Health Care Consulting Group. Mr. Pitts was a Regional Vice President and Treasurer of Amherst Associates, a health care consulting firm, from July 1986 until it merged into Ernst & Young in January 1988.

  Beverly S. Anderson has served as Senior Vice President--Operations Improvement of OrNda since April 1992. For more than five years prior to joining the Company, Ms. Anderson was a partner and Senior Manager in Ernst & Young's Southern Region Health Care Consulting Group.

  Stephen C. Brandt has served as Senior Vice President--Operations of OrNda since September 1992 and is responsible for OrNda's operations in Florida, Tennessee, Mississippi and Indiana. From September 1987 until September 1992, Mr. Brandt was employed by Healthtrust as a Regional Vice President. Mr. Brandt was employed by HCA for approximately ten years prior to joining Healthtrust.

  Raymond Denson has served as Senior Vice President--Operations of OrNda since April 1990 and is responsible for OrNda's operations in Missouri, Georgia and Texas and for one California facility. Mr. Denson served as a Vice President-- Operations of the Company from September 1986 until April 1990. From January 1985 to September 1986, Mr. Denson served as Vice President and Regional Director of Republic Health Management Company, a subsidiary of OrNda.

  Calvin K. Knight has served as Senior Vice President--Operations of OrNda since July 1992 and is responsible for OrNda's operations in California and Wyoming, for one facility in Texas and for a hospital managed by OrNda in Arkansas. From January 1989 to July 1992, Mr. Knight was employed by Safecare Health Services, Inc., a hospital management company. From June 1987 to January 1989, Mr. Knight was Chief Executive Officer of a hospital operated by Amerihealth, Inc., a hospital management company. From September 1982 to June 1987, Mr. Knight was employed by National Medical Enterprises, Inc., a hospital management company, most recently as Chief Executive Officer of NME Hollywood Medical Center, Hollywood, Florida.

  Paula Y. Eleazar has served as Vice President and Chief Information Officer of OrNda since April 1992. For more than five years prior to joining OrNda, Ms. Eleazar was employed by HCA, principally in its information systems division and most recently as the Assistant Administrator of Henrico Doctors Hospital, Richmond, Virginia.

  Jerry M. Eyler has served as Corporate Controller of OrNda since January 1988. Mr. Eyler served as Director of Corporate Accounting of OrNda from January 1984 until January 1988.

  James H. Johnson has served as Vice President, General Counsel, and Secretary of OrNda since December 1985.

  James Johnston has served as Vice President and Chief Administrative Officer of OrNda since August 1992. Mr. Johnston served as Vice President--Corporate Resources of the Company from November 1987 until August 1992 and as Vice President--Human Resources of OrNda from June 1984 until November 1987.

  Douglas B. Lewis joined OrNda in January 1992 and is responsible for coordinating the acquisition and development opportunities of OrNda. From 1987 until October 1991, Mr. Lewis was employed by the LINC Group, Inc., a health care financing and medical equipment leasing company. Prior to joining the LINC Group, Inc., Mr. Lewis was a Vice President of HCA, where he served as a member of its corporate development and acquisition staff from 1977 to 1987. Mr. Lewis joined HCA as a hospital administrator in 1973.

  Max Liskin joined OrNda in January 1992 and is responsible for coordinating its investment and financing activities. Most recently, Mr. Liskin was employed by Prudential Securities, Inc., which he joined in 1988, as a Vice President in the High Yield Sales and Trading Group. Prior to joining Prudential Securities, Inc., Mr. Liskin was a Vice President in the Mergers and Acquisition Group of Drexel Burnham Lambert, Inc.

  Russell F. Tonnies has served as Vice President and Treasurer of OrNda since April 1989. From February 1984 until April 1989, Mr. Tonnies served as Director, Corporate Tax for OrNda.

  William V. B. Webb joined OrNda in January 1992 and is responsible for coordinating the joint venture activities of OrNda. From September 1990 until January 1992, Mr. Webb was employed by the Heritage Group, Inc., an owner and operator of ambulatory surgery centers, where he served as Vice President of Development. His activities included structuring and marketing joint ventures primarily between physicians and hospitals. From 1984 to 1990, Mr. Webb was the President of Freeman Webb Securities where his activities also focused on health care joint ventures.

  In August 1986, REPH Acquisition Company ("REPH") acquired OrNda in a leveraged buyout. None of the current directors or executive officers of OrNda either individually or in the aggregate had a significant participation in the acquisition of OrNda by REPH. On December 15, 1989, OrNda and REPH, substantially as a result of the leveraged buyout by REPH, filed for reorganization under Chapter 11 of the United States Bankruptcy Code, under a "pre-packaged plan" pursuant to which REPH's debt holders approved the reorganization prior to the filing. The Bankruptcy Court confirmed the reorganization on April 16, 1990, and OrNda substantially consummated the plan on April 30, 1990. Messrs. Denson, Eyler, Johnson, Johnston and Tonnies were executive officers of the Company or REPH on December 15, 1989.

COMMITTEES OF THE ORNDA BOARD OF DIRECTORS AND MEETINGS

  OrNda has established an Executive Committee, a Compensation Committee and an Audit Committee.

  Ms. Cliff and Messrs. Gilleland and Martin are members of the Executive Committee, which is empowered to take any action which could otherwise be taken by the Board of Directors of OrNda subject to the limitations provided under the Delaware General Corporation Law. The Executive Committee held four meetings during the year ended August 31, 1993.

  Messrs. Gilleland and Joseph are members of the Compensation Committee, which reviews and approves all compensation of the officers and directors of OrNda, and administers OrNda's stock option and other employee benefit plans (other than OrNda's Management Equity Plan). The Compensation Committee held four meetings during the year ended August 31, 1993.

  Messrs. Littlejohn, O'Callaghan and Reese are members of the Audit Committee, which recommends to the Board of Directors the independent public accountants to be used by OrNda and reviews the scope and results of OrNda's accounting procedures and the adequacy of OrNda's system of internal accounting controls. The Audit Committee held six meetings during the year ended August 31, 1993.

  OrNda has no standing nominating committee.

  The Board of Directors of OrNda held a total of seven regular and special meetings during the fiscal year ended August 31, 1993. No director attended fewer than 75% of the aggregate of all meetings of the Board of Directors and of the committees of the Board on which he or she served.

MANAGEMENT OF ORNDA FOLLOWING THE MERGERS

  As set forth in the AHM Merger Agreement, OrNda has agreed to take such action as may be necessary to appoint three of AHM's directors to the OrNda Board of Directors. It is currently expected that such designees will be Steven
L. Volla, John F. Nickoll and John J. O'Shaugnessy. In addition, OrNda has agreed in the Summit Merger Agreement to take all such action as shall be necessary to enable Donald J. Amaral and one designee of Don Freeberg to be appointed to the OrNda Board of Directors.

  It is anticipated that following consummation of the Mergers, Charles N. Martin, Jr. will continue to serve as Chairman of the Board and Chief Executive Officer of OrNda, Steven L. Volla will serve as Chairman of the Executive Committee of the Board of Directors of OrNda and Donald J. Amaral will serve as President and Chief Operating Officer of OrNda.

           RATIFICATION OF THE ORNDA HEALTHCORP INCENTIVE BONUS PLAN

GENERAL

  On October 27, 1993 the Board of Directors of OrNda adopted the OrNda HealthCorp Incentive Bonus Plan (the "Bonus Plan") and directed that such adoption be submitted to OrNda's stockholders for ratification. The Bonus Plan is designed to create an incentive for key employees of OrNda, to enable OrNda to achieve high levels of annual operating performance and to attract and retain top quality, high performing key executives.

SUMMARY OF PLAN

  The principal terms of the Bonus Plan are described below, and the full text of such Plan is set forth as Annex H to this Proxy Statement/Prospectus. The description in this Proxy Statement/Prospectus of the principal terms of the Bonus Plan is a summary, does not purport to be complete, and is qualified in its entirety by the full text of the Bonus Plan attached hereto.

  The Bonus Plan is administered by the Compensation Committee of the Board of Directors of OrNda or such other committee as the Board of Directors may designate for such purpose (the "Committee"). The Bonus Plan provides for the payment to key employees of OrNda designated by the Committee as Participants of annual bonuses (expressed as a percentage of salary) based upon the extent to which OrNda achieves certain performance goals specified in advance by the Committee. Participants are awarded the opportunity to earn varying, but specified, bonuses (expressed as a percentage of salary) based upon the extent to which OrNda achieves certain performance goals specified in advance by the Committee. The amount of such bonuses actually earned will depend upon whether OrNda achieves certain "threshold", "target" or "maximum" levels of performance Such "threshold", "target" or "maximum" levels of performance are determined by the Committee and may vary from year to year. Individual performance is measured and also affects the amount of the bonus earned. If a bonus is earned, the first $10,000 of such bonus is payable in cash and the remainder is paid 50% in cash and 50% in shares of OrNda Common Stock. One third of such shares will be nonforfeitable and 50% of the remaining shares will become nonforfeitable on the last day of each of the succeeding two years if the Participant continues as an employee of OrNda on such dates. The Participant is precluded from selling or otherwise disposing of such shares for one year after the shares become nonforfeitable. Alternatively, the Participant may elect to receive his entire bonus in OrNda Common Stock, in which event the shares are immediately nonforfeitable but are subject to the one-year restriction on transferability. OrNda has authorized 600,000 shares of OrNda Common Stock for issuance pursuant to the Bonus Plan.

  The Board of Directors of OrNda may amend the Bonus Plan in any respect, provided that no such amendment may adversely affect any outstanding award without the consent of the affected Participants. As of January 1, 1994, approximately 100 individuals were eligible to participate in the Bonus Plan but no awards had been made under the Bonus Plan.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE BONUS PLAN

  The following discussion is a brief summary of the principal United States federal income tax consequences under current federal income tax laws relating to awards under the Bonus Plan. This summary is not intended to be exhaustive and, among other things, does not describe state, local or foreign income and other tax consequences.

  A Participant will not recognize taxable income upon the grant of an award under the Bonus Plan and OrNda will not be entitled to a tax deduction with respect thereto.

  Upon the payment of an award, the amount of cash paid to the Participant plus the fair market value of the nonforfeitable shares of OrNda Common Stock transferred to the Participant will be taxable as compensation income to the Participant and OrNda will be entitled to a tax deduction in the amount of such compensation income. The optionee's tax basis for such shares of OrNda Common Stock will equal the amount of such compensation income. To the extent that the shares of OrNda Common Stock are subject to a "substantial risk of forfeiture" under Section 83 of the Code, compensation should be realized and subject to federal income tax, and OrNda should be entitled to a tax deduction, at the time the shares are no longer subject to such "substantial risk of forfeiture" (unless an election is made pursuant to Section 83(b) of the Code to be taxed at the time such shares are transferred to the Participant).

  In the event of a sale of shares of OrNda Common Stock acquired under the Bonus Plan, any appreciation or depreciation after the date such shares are no longer subject to a "substantial risk of forfeiture" under Section 83 of the Code generally will be taxed as capital gain or loss and will be long-term capital gain or loss if the holding period for such shares of OrNda Common Stock (from the date such shares were no longer subject to such "substantial risk of forfeiture") was more than one year.

VOTE REQUIRED FOR APPROVAL

  Ratification of the Bonus Plan requires the affirmative vote of the holders of a majority of the OrNda Common Stock present, in person or by proxy, at the OrNda Meeting.

  THE ORNDA BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE RATIFICATION OF THE BONUS PLAN.

                RATIFICATION OF THE 1994 MANAGEMENT EQUITY PLAN

GENERAL

  On February 3, 1994 the Board of Directors of OrNda adopted the OrNda HealthCorp 1994 Management Equity Plan (the "Management Equity Plan") and directed that such adoption be submitted to OrNda's stockholders for ratification. The Management Equity Plan is designed to help OrNda to attract and retain skilled individuals for key positions within OrNda and its subsidiaries by permitting the Company to offer such individuals the opportunity to acquire an equity interest in the Company. The Management Equity Plan will replace the 1992 Management Equity Plan (the "1992 Plan") which will be terminated upon ratification of the Management Equity Plan. No awards have been made under the 1992 Plan.

SUMMARY OF PLAN AND AMENDMENT

  The principal terms of the Management Equity Plan are described below, and the full text of the Management Equity Plan is set forth as Annex J to this Proxy Statement/Prospectus. The description in this Proxy Statement/Prospectus of the principal terms of the Management Equity Plan is a summary, does not purport to be complete, and is qualified in its entirety by the full text of the Management Equity Plan.

  Pursuant to the Management Equity Plan, key employees and consultants of OrNda will be eligible to receive awards of stock options, stock appreciation rights or limited stock appreciation rights. Options granted under the Plan may be "incentive stock options" ("ISOs"), within the meaning of Section 422 of the Code, or nonqualified stock options ("NQSOs"). Stock appreciation rights ("SARs") and limited stock appreciation rights ("LSARs") may be granted simultaneously with the grant of an option or (in the case of NQSOs), at any time during its term.

  OrNda has authorized 3,550,000 shares of OrNda Common Stock for issuance of awards under the Management Equity Plan (subject to antidilution and similar adjustments). The Management Equity Plan limits the number of shares with respect to which awards may be granted to any individual under the Management Equity Plan during any year to no more than 1,500,000.

  The Management Equity Plan will be administered by the Compensation Committee (the "Equity Plan Committee") of the Board of Directors of OrNda. Subject to the provisions of the Management Equity Plan, the Equity Plan Committee will determine the type of award, when and to whom awards will be granted, the number of shares covered by each award and the terms, provisions and kind of consideration payable (if any), with respect to awards. The Equity Plan Committee may interpret the Management Equity Plan and may at any time adopt such rules and regulations for the Management Equity Plan as it deems advisable.

  In determining the persons to whom awards shall be granted and the number of shares covered by each award the Equity Plan Committee shall take into account the duties of the respective persons, their present and potential contribution to the success of OrNda and such other factors as the Equity Plan Committee shall deem relevant.

  An option may be granted on such terms and conditions as the Equity Plan Committee may approve, and generally may be exercised for a period of up to 10 years from the date of grant. Generally, ISOs will be granted with an exercise price equal to the "Fair Market Value" (as defined in the Management Equity
Plan) on the date of grant. In the case of ISOs, certain limitations will apply with respect to the aggregate value of option shares which can become exercisable for the first time during any one calendar year, and certain additional limitations will apply to ISOs granted to "Ten Percent Stockholders" (as defined in the Management Equity Plan). The Equity Plan Committee may provide for the payment of the option price in cash, by delivery of other OrNda Common Stock having a Fair Market Value equal to such option price, by a combination thereof or by any other method. Options granted under the Management Equity Plan will become exercisable at such times and under such conditions as the Equity Plan Committee shall determine, subject to acceleration of the exercisability of options in the event of, among other things, a "Change in Control" (as defined in the Management Equity Plan).

  The Management Equity Plan also permits the Equity Plan Committee to grant SARs and/or LSARs with respect to all or any portion of the shares of OrNda Common Stock covered by options. Generally, SARs may be exercised only at such time as the related option is exercisable and LSARs may be exercised only during the 90 days immediately following an "Acceleration Date" (as defined in the Management Equity Plan) except that in the case of an "Insider" (as defined in the Management Equity Plan), (i) a SAR and a LSAR must be held for at least six months before it becomes exercisable and (ii) a LSAR must automatically be paid out in cash. LSARs will be exercisable only if, and to the extent, that the option to which the LSARs relate is then exercisable, and if such option is an ISO, only to the extent the Fair Market Value per share of OrNda Common Stock exceeds the option price.

  Upon exercise of a SAR, a grantee will receive for each share for which a SAR is exercised, an amount in cash or OrNda Common Stock, as determined by the Equity Plan Committee, equal to the excess, if any of (1) the Fair Market Value of a share of OrNda Common Stock on the date the SAR is exercised over (2) the exercise price per share of the option to which the SAR relates.

  Upon exercise of a LSAR, a grantee will receive for each share for which a LSAR is exercised, an amount in cash equal to the excess, if any, of (1) the greater of (x) the highest Fair Market Value of OrNda Common Stock during the 90-day period ending on the date the LSARs is exercised, and (y) whichever of the following is applicable: (i) the highest per share price paid in any tender or exchange offer which is in effect at any time during the 90 days ending on the date of exercise of the LSAR; (ii) the fixed or formula price for the acquisition of shares of OrNda Common Stock in a merger in which OrNda will not continue as the surviving corporation, or upon a consolidation, or a sale, exchange or disposition of all or substantially all of OrNda's assets, approved by OrNda's shareholders (if such price is determinable on the date of exercise); and (iii) the highest price per share of OrNda Common Stock shown on
Schedule 13D, or any amendment thereto, filed by the holder of the specified percentage of OrNda Common Stock the acquisition of which gives rise to the exercisability of the LSAR over (2) the exercise price per share of the option to which the LSAR relates. In no event, however, may the holder of an LSAR granted in connection with an ISO receive an amount in excess of the maximum amount which will enable the option to continue to qualify as an ISO.

  When a SAR or LSAR is exercised, the option to which it relates will cease to be exercisable to the extent of the number of shares with respect to which the SAR or LSAR is exercised, but will be deemed to have been exercised for purposes of determining the number of shares available for the future grant of awards under the Management Equity Plan.

  The OrNda Board of Directors may at any time and from time to time suspend, amend, modify or terminate the Management Equity Plan; provided however, that, to the extent required by Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any other law, regulation or stock exchange rule, no such change shall be effective without the requisite approval of OrNda's stockholders. In addition, no such change may adversely affect any awards previously granted, except with the written consent of the grantee.

  No awards may be granted under the Management Equity Plan after February 3, 2004.

  As of March 14, 1994 no awards had been granted under the Management Equity Plan, although OrNda expects to satisfy certain obligations to Mr. Martin pursuant to his employment agreement with an award of options to purchase 1,400,000 shares of OrNda Common Stock under the Management Equity Plan. See "Executive Compensation--Martin Employment Agreement." It is currently contemplated that subject to the consummation of the Mergers and to the continued employment with OrNda of the respective individuals, awards under the Management Equity Plan will be made to the following individuals in the following amounts: Keith B. Pitts, options to purchase 250,000 shares of OrNda Common Stock, Donald J. Amaral, options to purchase 400,000 shares of OrNda Common Stock and Steven Volla, options to purchase 300,000 shares of OrNda Common Stock.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

  The following discussion is a brief summary of the principal United States federal income tax consequences under current federal income tax laws relating to awards under the Management Equity Plan. This summary is not intended to be exhaustive and, among other things, does not describe state, local or foreign income and other tax consequences.

  An optionee will not recognize any taxable income upon the grant of a NQSO and OrNda will not be entitled to a tax deduction with respect to such grant.

  Upon exercise of a NQSO, the excess of the fair market value of the OrNda Common Stock on the exercise date over the exercise price will be taxable as compensation income to the optionee. OrNda will be entitled to a tax deduction in the amount of such compensation income. The optionee's tax basis for the OrNda Common Stock received pursuant to such exercise will equal the sum of the compensation income recognized and the exercise price. If, however, the OrNda Common Stock received is subject to a "substantial risk of forfeiture" under
Section 83 of the Code, compensation should be realized and subject to federal income tax only at the time the shares are no longer subject to such "substantial risk of forfeiture" (unless an election is made pursuant to Section 83(b) of the Code to be taxed at the time of exercise of the NQSO).

  Pursuant to the short-swing profit rules under the Exchange Act, the purchase of OrNda Common Stock upon exercise of an option by an "insider" (generally a director or an officer of the company) will not be deemed a purchase triggering a six-month period of potential short-swing liability. Therefore, the shares acquired pursuant to the exercise of an NQSO by an "insider" will not be considered subject to a substantial risk of forfeiture under Section 83 of the Code by reason of the short-swing profit rules, provided that such shares are not disposed of during the six-month period following the date of the grant of the option. Accordingly, the taxable event for the exercise of an NQSO that has been outstanding for at least six months will ordinarily be the date of exercise. If a NQSO is exercised within six months after the date of grant, taxation would ordinarily be deferred until the date six months after the date of grant, unless the insider files an election pursuant to Section 83(b) of the Code to be taxed on the date of exercise.

  In the event of a sale of OrNda Common Stock received upon the exercise of a NQSO, any appreciation or depreciation after the exercise date generally will be taxed as capital gain or loss and will be long-term capital gain or loss if the holding period for such OrNda Common Stock was more than one year.

  Generally, an optionee should not recognize taxable income at the time of grant or exercise of an ISO and OrNda should not be entitled to a tax deduction with respect to such grant or exercise.

  A sale or other disposition by an optionee of shares acquired upon the exercise of an ISO more than one year after the transfer of the shares to such optionee and more than two years after the date of grant of the ISO should result in any difference between the net sale proceeds and the exercise price being treated as long-term capital gain or loss to the optionee, with no deduction being allowed to OrNda. The exercise of an ISO generally will give rise to an item of tax preference that may result in alternative minimum tax liability for the optionee. Upon a sale or other disposition of shares acquired upon the exercise of an ISO within one year after the transfer of the shares to the optionee or within two years after the date of grant of the ISO (including the delivery of such shares in payment of the exercise price of another ISO within such one-year period), any excess of (i) the lesser of (a) the fair market value of the shares at the time of exercise of the option and (b) the amount realized on such disqualifying sale or other disposition of the shares over (ii) the exercise price of such shares, should constitute ordinary income to the optionee and OrNda should be entitled to a deduction in the amount of such income. The difference, if any, between the amount realized on a disqualifying sale and the fair market value of the shares at the time of the exercise of the option generally will constitute short-term or long-term capital gain or loss, as the case may be, and will not be deductible by OrNda. If an ISO is exercised at a time when it no longer qualifies as an ISO, the option will be treated as a NQSO.

  No income generally should be recognized by an optionee upon the grant of a SAR (or LSAR) and OrNda will not be entitled to a tax deduction with respect thereto. Upon the exercise of a SAR (or LSAR), the optionee should recognize taxable income equal to the cash and the fair market value of any property paid to the optionee with respect to such exercise and OrNda should be entitled to a tax deduction for the same amount.

VOTE REQUIRED FOR APPROVAL

  Ratification of the adoption of the Management Equity Plan requires the affirmative vote of the holders of a majority of the OrNda Common Stock present, in person or by proxy, at the OrNda Meeting.

  THE BOARD OF DIRECTORS OF ORNDA RECOMMENDS THAT YOU VOTE "FOR" THE RATIFICATION OF THE MANAGEMENT EQUITY PLAN.

                      APPROVAL OF AMENDMENT TO ORNDA'S
                    RESTATED CERTIFICATE OF INCORPORATION

  The Board of Directors of OrNda has approved the proposed amendment to OrNda's certificate of incorporation to increase the total number of authorized shares of OrNda Common Stock from 100,000,000 to 200,000,000 (the "Charter Amendment"). The Charter Amendment is set forth as Annex I to this Proxy Statement/Prospectus.

  As of the OrNda Record Date, the authorized capital stock of OrNda consisted of 100,000,000 shares of Common Stock and 10,000,000 shares of Preferred Stock. As of the OrNda Record Date there were 18,517,584 shares of Common Stock issued and outstanding and an additional 3,420,341 shares of Common Stock reserved for issuance pursuant to employee benefit plans of OrNda and upon conversion or exercise of the PIK Preferred and the outstanding stock purchase warrants; approximately 78,062,075 shares of OrNda Common Stock were authorized and available for issuance. Assuming the Mergers are consummated, OrNda would have approximately 42,025,165 shares of OrNda Common Stock outstanding and an additional 11,920,207 shares of OrNda Common Stock reserved for issuance pursuant to employee benefit plans or upon conversion or exercise of outstanding convertible securities; approximately 46,054,628 shares of OrNda Common Stock would be authorized and available for issuance.

  The Board of Directors of OrNda believes that it is in the best interests of OrNda to increase the number of authorized shares of OrNda Common Stock. The Charter Amendment will also provide OrNda with flexibility in the future by assuring that there will be sufficient authorized but unissued shares of OrNda Common Stock available for financing requirements, possible acquisitions, and other corporate purposes without the necessity of further stockholder action at any special or annual meeting. Other than pursuant to the Mergers there are no current plans to issue any shares of OrNda Common Stock. From time to time, however, OrNda reviews potential acquisition transactions, some of which could involve the issuance of OrNda Common Stock as acquisition consideration.

  When issued, the additional shares of OrNda Common Stock authorized by the Charter Amendment will have the same rights and privileges as the shares of OrNda Common Stock currently authorized and outstanding. Holders of OrNda Common Stock have no preemptive rights and, accordingly, stockholders of OrNda would not have any preferential right to purchase any of the additional shares of OrNda Common Stock when such shares are issued.

  Under the provisions of the Delaware General Corporation Law, a board of directors generally may issue authorized but unissued shares of common stock without stockholder approval. A substantial number of authorized but unissued shares of OrNda's Common Stock not reserved for specific purposes allows OrNda to take prompt action with respect to corporate opportunities that develop, without the delay and expense of convening a special meeting of stockholders. The issuance of additional shares of OrNda's Common Stock by OrNda may, depending on the circumstances under which shares are issued, cause a dilution of voting rights, net income, and net book value per share of Common Stock. OrNda would receive valuable consideration for any such shares issued however, thereby reducing or eliminating the economic effect to each shareholder of such dilution. Should the Charter Amendment be adopted, it is not the present intention of the Board of Directors to seek stockholder approval prior to any issuance of additional shares of OrNda's Common Stock unless otherwise required by law or the rules of any securities exchange or inter-dealer quotation system on which the shares may be listed at the time. For example, the NASDAQ National Market System, on which the Common Stock trades, currently requires specific stockholder approval in several instances, including certain transactions where the present or potential issuance of shares could result in an increase in the number of shares of Common Stock outstanding by 20% or more.

VOTE REQUIRED FOR APPROVAL

  In order for the stockholders to adopt the Charter Amendment, the holders of a majority of the outstanding shares of OrNda Common Stock must vote for such adoption.

  THE ORNDA BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE ADOPTION OF THE CHARTER AMENDMENT.

                             EXECUTIVE COMPENSATION

  The following table sets forth the compensation paid by OrNda to the individuals who, as of August 31, 1993 were the Chief Executive Officer and OrNda's four other most highly compensated executive officers (the "Named Executive Officers") with respect to services performed in such capacities during the three previous fiscal years.

                           SUMMARY COMPENSATION TABLE

                                                     LONG TERM COMPENSATION
                                                  ----------------------------
                                                             AWARDS
                                                  ----------------------------
   NAME AND PRINCIPAL                                 RESTRICTED      OPTIONS/      ALL OTHER
        POSITION         YEAR SALARY  BONUS($)    STOCK AWARDS ($)/1/ SARS (#) COMPENSATIONS ($)/2/
   ------------------    ---- ------- --------    ------------------- -------- --------------------
Charles N. Martin, Jr... 1993 500,000 250,000               --            --            --
Chairman of the Board,
 President and Chief
 Executive Officer       1992 333,333     --                --        750,000           --
                         1991     --      --                --            --            --
Keith B. Pitts.......... 1993 300,000 151,273               --            --            --
Chief Financial Officer
 and Executive Vice
 President               1992  25,000     --                --            --            --
                         1991     --      --                --            --            --
Stephen C. Brandt....... 1993 275,000 164,386(3)            --            --            --
Senior Vice President--
 Operations              1992     --      --                --            --            --
                         1991     --      --                --            --            --
Raymond Denson.......... 1993 232,000 156,250               --            --          1,750
Senior Vice President--
 Operations              1992 212,000     --            139,331           --          1,750
                         1991 200,000     --             30,583        17,000         1,750
Beverly S. Anderson..... 1993 203,333  76,250               --            --            --
Senior Vice President--
 Operations Improvement  1992  63,333                       --            --            --
                         1991     --      --                --            --            --

- --------
(1) As of August 31, 1993, Mr. Denson held an aggregate of 2,160 restricted shares with an aggregate value of such day of $22,140. Such shares vest two years after the date of grant. Dividends are payable on such restricted shares to the same extent dividends are paid on the OrNda's Common Stock.
(2) The amounts disclosed under All Other Compensation in the Summary Compensation Table represent OrNda matching contributions made under OrNda's 401(k) Plan.
(3) Includes $114,386 related to the start of employment.

  Stock Options. OrNda did not grant stock options to any of the Named Executive Officers for the fiscal year ended August 31, 1993. The following table provides information concerning exercisable and unexercisable stock options held on August 31, 1993 by each of the Named Executive Officers. No options were exercised by such executive officers for the fiscal year ended August 31, 1993.

                                   NUMBER OF            VALUE OF UNEXERCISED
                                  UNEXERCISED               IN-THE-MONEY
                                OPTIONS/SARS AT             OPTIONS/SARS
                                AUGUST 31, 1993        AT AUGUST 31, 1993 ($)
                           ------------------------- --------------------------
       NAME                EXERCISABLE/UNEXERCISABLE EXERCISABLE/UNEXERCISABLE
       ----                ------------------------- --------------------------
Charles N. Martin, Jr..... 250,000      500,000              0             0
Keith B. Pitts............     --           --            --           --
Stephen C. Brandt.........     --           --            --           --
Raymond Denson............  61,734        5,666       378,536       29,747
Beverly S. Anderson.......     --           --            --           --


  Each director who is neither an OrNda employee or officer or receiving severance payments from OrNda is entitled to receive $20,000 per year and each director is entitled to reimbursement for all out-of-pocket expenses to attend meetings. In addition, each member of the Executive Committee, Compensation Committee and the Audit Committee is entitled to receive $1,000 for each committee meeting he or she attends that is not held in conjunction with a meeting of the Board of Directors.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

  The Compensation Committee of the Board of Directors of OrNda reviews and approves the salaries and bonuses of the executive officers of OrNda and all grants of options to purchase shares under OrNda's 1990 Stock Option Plan, OrNda's 1991 Stock Option Plan and the 1992 Plan.

  The goal of the Compensation Committee is to maintain executive compensation at competitive levels which enable OrNda to attract and retain highly qualified executives. Awards of incentive compensation in the form of cash bonuses and grants of stock options are designed to reward individual initiative and achievement and to motivate executives to increase shareholder value by improving corporate performance and profitability.

  Only Charles N. Martin, Jr. (OrNda's Chief Executive Officer and President) is a party to an employment agreement with OrNda (the "Martin Agreement"). OrNda and Mr. Martin entered into the Martin Agreement on January 15, 1992. Pursuant to the Martin Agreement, Mr. Martin receives an annual base salary of $500,000. Mr. Martin's employment agreement permits, but does not require, increases to his base salary as well as the award of an annual bonus. The Compensation Committee reviews the base salary of Mr. Martin (as well as the other executive officers including the Named Executive Officers) periodically, considering factors such as individual and corporate performance (without reference to any specific performance-related targets) and individual experience and expertise. In determining Mr. Martin's overall compensation as well as the compensation of the other executive officers, the Compensation Committee also reviews certain compensation levels at other companies including selected peer companies. Such other companies are not necessarily the same as the companies in the peer group index in the performance graph section of this Proxy Statement/Prospectus because the Compensation Committee believes that OrNda competes for executive talent with companies in addition to those in its peer group. The Compensation Committee does not attempt to set base salaries at any particular level based on such surveys, but rather uses such surveys to obtain an overview of compensation levels in general. No particular weight is given by the Compensation Committee to any of the foregoing factors, and decisions as to adjustments in base salaries are primarily subjective. For the fiscal year ended August 31, 1993, the base salaries of each of the executive officers, except for Mr. Martin, were increased and the Compensation Committee granted Mr. Martin a bonus of $250,000. In addition to the factors reviewed by the Compensation Committee in determining compensation levels in general, in determining to grant Mr. Martin a bonus, the Compensation Committee specifically considered subjective factors related to corporate and Mr. Martin's individual performance that were not necessarily linked to any specific performance-related targets or given any particular weight. In addition, the Compensation Committee considered the fact that Mr. Martin had not received an increase in base salary or a bonus during the prior year as well as Mr. Martin's overall compensation relative to compensation levels of Chief Executives of other comparable companies.

  The Compensation Committee is authorized to grant incentive and nonqualified stock options to key employees of OrNda, including executive officers. Such option grants are intended to provide additional long-term incentive to increase shareholder value. No specific formula is used to determine stock option grants made to any particular person (including executive officers), but grants are generally based upon factors such as the optionee's contribution toward Company performance and expected contribution toward meeting long-term strategic goals of OrNda. The Compensation Committee did not award any stock options under the 1990 Stock Option Plan, 1991 Option Plan or the 1992 Plan during the 1993 fiscal year.

                                          The Compensation Committee

                                          Peter A. Joseph, Chairman
                                          Richard A. Gilleland

                         [GRAPH APPEARS HERE]
               COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
      AMONG ORNDA HEALTHCORP, CRSP INDEX FOR NASDAQ STOCK MARKER, AND
                 CRSP INDEX FOR NASDAQ HEALTH SERVICES STOCK

                                              CRSP Index     CRSP Index
                                              for Nasdaq     for Nasdaq
Measurement period               OrNda          Stock      Health Services
(Fiscal year Covered)          HealthCorp       Market          Stock
- ---------------------          ----------     --------     ---------------
Measurement PT -
08/31/88                        $            $  72.2      $  50.6

FYE 08/31/89                    $            $  99.5      $  70.6
FYE 08/31/90                    $  62.5      $  82.6      $  93.7
FYE 08/31/91                    $ 146.9      $ 117.1      $ 178.3
FYE 08/31/92                    $ 106.2      $ 126.9      $ 203.0
FYE 08/31/93                    $ 128.1      $ 167.2      $ 222.6


MARTIN EMPLOYMENT AGREEMENT

  On January 15, 1992, OrNda entered into an employment agreement with Mr. Martin (the "Martin Agreement") pursuant to which Mr. Martin agreed to serve as Chairman of the Board and Chief Executive Officer of OrNda. The Martin Agreement is for a five year term and is automatically extended thereafter for additional one year terms unless either OrNda or Mr. Martin elects not to extend the term.

  The Martin Agreement provides that Mr. Martin will receive a base salary of $500,000 per year (or such greater amount as the Board of Directors of OrNda may determine), annual bonuses in such amounts as the Board of Directors of OrNda may determine, reimbursement for certain expenses incurred by Mr. Martin and pension, medical and other customary employee benefits.

  Upon termination of Mr. Martin's employment with OrNda (i) by OrNda other than for Cause or Disability (each as defined in the Martin Agreement) or (ii) by Mr. Martin for Good Reason (as defined in the Martin Agreement), Mr. Martin will continue to receive his base salary for the remainder of the term and OrNda will continue to provide to Mr. Martin medical, life insurance and certain other employee benefits for the remainder of the term. OrNda will also pay to Mr. Martin in substantially equal monthly installments over the remainder of the term an amount equal to the average of the annual bonuses actually paid to Mr. Martin with respect to the 2 years immediately preceding the year in which such termination of employment occurs.

  Pursuant to the Martin Agreement (i) Mr. Martin purchased from OrNda 1,000,000 shares of OrNda Common Stock for a purchase price of $7.75 per share ($5.50 less than the closing price on such date) by delivering to OrNda $10,000 and a promissory note (the "Promissory Note") in the amount of $7,740,000 due January 1993, bearing interest at the prime rate as announced by Citibank, N.A. from time to time, (ii) OrNda adopted certain amendments to the 1991 Stock Option Plan and granted to Mr. Martin an option (an "Option") thereunder to purchase 750,000 shares of Common Stock at an exercise price per share of $10.75, and (iii) OrNda adopted the 1992 Plan and agreed to grant to Mr. Martin, upon his request, an option under the 1992 Plan to purchase up to 2.2 million shares of OrNda Common Stock at $20.00 per share. Upon stockholder ratification of the Management Equity Plan, (See "Ratification of the 1994 Management Equity Plan"), the 1992 Plan will be terminated. OrNda expects to satisfy its obligations to Mr. Martin in this regard by grant of options to purchase up to 1,400,000 shares of OrNda Common Stock under the Management Equity Plan. OrNda recorded a $4.2 million non-cash charge for the fiscal year ended August 31, 1992 related to Mr. Martin's purchase of OrNda Common Stock and the grant to Mr. Martin of stock options. On January 15, 1993, Mr. Martin repaid the full amount of the Promissory Note plus accrued interest.

  Generally, the Option will become exercisable as to one-third of the shares covered thereby on each of the first three anniversaries of the date the Option was granted, to the extent Mr. Martin continues to be employed by the Company on such dates, and terminates on the tenth anniversary of such date of grant or upon the earlier termination of Mr. Martin's employment with OrNda. Upon termination of Mr. Martin's employment by OrNda in breach of the Agreement or by Mr. Martin for Good Reason (as defined in the Martin Agreement) the exercisability of all or a portion of the Option will be accelerated and the expiration of the Option will be delayed until one year following such termination of employment.

  Pursuant to the Martin Agreement, at Mr. Martin's request, OrNda loaned to Mr. Martin $1,375.000. Such loan is evidenced by two five-year promissory notes bearing interest at a rate equal to the prime rate announced by Citibank, N.A. from time to time. As of August 31, 1993, $1,176,617 was outstanding on such loan. In addition, the Martin Agreement provides certain registration rights with respect to such shares of Common Stock purchased by Mr. Martin pursuant to the Martin Agreement, as well as the shares of Common Stock acquired by him pursuant to the Option and the Employment Option. OrNda was obligated under the Martin Agreement to reimburse Mr. Martin for up to $300,000 of reasonable expenses incurred by Mr. Martin in connection with the business of The Martin Companies during the period from September 1, 1991 until January 15, 1992 and reasonable legal fees incurred by Mr. Martin in connection with the Martin Agreement.

INDEMNIFICATION AGREEMENTS AND TRUST

  OrNda has entered into indemnification agreements with each of its directors and officers (an "Indemnitee") to provide contractual right to indemnification, to the maximum extent permitted by law, for expenses (including attorney's fees), judgements, penalties, fines and amounts paid in settlement actually and reasonably incurred by the Indemnitee in connection with any proceeding (including, to the extent permitted by applicable law, any derivative action) to which he or she is, or is threatened to be made, a party by reason of his or her status as a director or officer. In addition, OrNda has entered into an indemnification trust agreement with First City, Texas-Dallas, as trustee, pursuant to which OrNda has deposited $1,450,000 in cash with the trustee and has agreed to deposit $1,750,000 within two business days following a Change in Control of OrNda (as defined below). The funds deposited in this trust are available for distribution to the Indemnitee to satisfy claims made under the indemnification agreements. The trust will terminate upon the earliest to occur of (i) the termination of all indemnification agreements and the receipt by the trustee of notice thereof from OrNda and certain representatives of the Indemnitees, (ii) the execution and delivery to the trustee of a unanimous written consent of all the Indemnitees to such effect, (iii) April 30, 1995, provided no claims for payment out of the indemnification trust fund are pending on such date, or (iv) if claims for payment out of the indemnification trust fund are pending on such date, on the first day thereafter when no such claims are pending. For purposes of the indemnification trust agreement, a "Change in Control" of OrNda will be deemed to have occurred if, among other things, (i) any person (but excluding any employee benefit plan or employee stock plan of OrNda or any entity organized, appointed, established, or holding securities of OrNda with voting power for or pursuant to the terms of any such plan) is or becomes the beneficial owner, directly or indirectly, of securities of OrNda's representing 35% or more of the combined voting power of OrNda's then outstanding securities without the prior approval of at least two-thirds of the members of the Board of Directors of OrNda in office immediately prior to such person attaining such interest, (ii) OrNda is a party to a merger, consolidation, sale of assets or other reorganization, or a proxy contest, as a consequence of which members of the Board of Directors in office immediately prior to such transaction or event constitute less than a majority of the Board of Directors thereafter, or (iii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors (including for this purpose any new director whose election or nomination for election by OrNda's stockholders was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period) cease for any reason to constitute at least a majority of the Board of Directors. The indemnification trust agreement was amended prior to consummation of the Recapitalization to provide that the Recapitalization shall not constitute a Change in Control for purposes of such agreement.

                              CERTAIN TRANSACTIONS

JLL FUND STOCK PURCHASE AGREEMENT

  On October 15, 1991, as part of the Recapitalization and pursuant to the Stock Purchase Agreement between the JLL Fund and OrNda, the JLL Fund purchased from OrNda 5,161,290 shares of Common Stock for $40,000,000 and 1,935,484 shares of the Redeemable Preferred for $15,000,000. The Redeemable Preferred was convertible at any time following October 15, 1992 at the option of the holder into an aggregate of 1,935,484 shares of Common Stock, subject to adjustment upon the occurrence of certain events. Pursuant to a waiver agreement between OrNda and the JLL Fund, on April 13, 1992, the JLL Fund converted its shares of Redeemable Preferred into 1,935,484 shares of Common Stock. Pursuant to the Stock Purchase Agreement, OrNda granted to the JLL Fund certain demand and piggyback registration rights with respect to the shares of OrNda Common Stock acquired by the JLL Fund.

  Pursuant to the Stock Purchase Agreement, OrNda agreed that upon consummation of the Recapitalization its Board of Directors would consist of the following persons, serving in the following classes: Class I--Messrs. Reese, Levy and Lee; Class II--Messrs. O'Callaghan and Gilleland and Ms. Cliff; Class III

- --Messrs. Joseph, Marsal and Littlejohn, and that thereafter the Company will use its best efforts to cause the Board of Directors to consist of at least nine persons. In addition, OrNda agreed that for so long as the JLL Fund shall hold any of the OrNda Common Stock or Redeemable Preferred acquired pursuant to the Stock Purchase Agreement, the JLL Fund shall have the right to nominate one director to the Board of Directors of OrNda and OrNda shall use its best efforts to cause the election of such nominee. Peter A. Joseph is currently serving as such nominee.

  Messrs. Joseph, Littlejohn and Levy are partners of JLL and Ms. Cliff is a principal of JLL. JLL is the sponsor of the JLL Fund. Messrs. Joseph, Littlejohn and Levy and Ms. Cliff are each general partners of JLL Associates, which is the general partner of the JLL Fund. In addition, Messrs. Joseph, Littlejohn, Levy and Ms. Cliff are officers and/or directors of Lancer Industries. Lancer Industries is the limited partner of JLL Associates and owns 100% of the capital stock of JLL Inc., which pursuant to contract manages the JLL Fund. See "Management--Directors, Director Nominees and Executive Officers."

PAH EXCHANGE AGREEMENT

  On October 15, 1991, as part of the Recapitalization and pursuant to the Amended and Restated Exchange Agreement dated as of August 6, 1991 and amended and restated as of October 14, 1991 (the "Exchange Agreement") among OrNda, Republic Health Capital Corporation, a Delaware corporation and a wholly owned subsidiary of OrNda ("Capco"), and PAH, PAH surrendered to OrNda and Capco an aggregate of $200,000,000 principal amount of OrNda's 10% Senior Subordinated First Secured Refunding Reset Notes due February 28, 1994 in exchange for (i) $120,000,000, (ii) 3,000,000 shares of OrNda Common Stock, and (iii) 1,000,000 shares of Preferred Stock designated as the Payable in Kind Cumulative Redeemable Convertible Preferred Stock (the "PIK Preferred") with an aggregate liquidation value of $15,000,000.

  Pursuant to the Exchange Agreement, OrNda granted to PAH certain demand and piggyback registration rights with respect to the shares of OrNda Common Stock and PIK Preferred acquired by PAH. In addition, OrNda agreed to appoint a designee of PAH reasonably acceptable to OrNda as a Class I director of OrNda upon consummation of the Recapitalization and, thereafter, for so long as PAH and its affiliates shall own one million shares of OrNda Common Stock (including shares of Common Stock issuable upon conversion of the PIK Preferred), to nominate a designee of PAH reasonably acceptable to OrNda as part of the slate of Class I directors presented to OrNda's stockholders. David
L. Lee had been serving on the Board of Directors as PAH's designee until his resignation on November 22, 1993. OrNda believes that PAH does not intend to nominate a replacement for David Lee. Mr. Lee is associated with PAH.

  Pursuant to the Registration Rights Agreement, dated as of October 15, 1991 between PAH and OrNda, on November 9, 1993, PAH exercised a demand registration right with respect to its PIK Preferred and Common Stock. Pursuant to such request, OrNda has agreed to file a shelf registration statement to register the PIK Preferred and Common Stock held by PAH not later than the fifth business day following the effectiveness of OrNda's S-4 Registration Statement relating to the OrNda Common Stock to be issued in the Mergers. Certain other stockholders of OrNda have piggyback registration rights, which if exercised would allow the shares held by such stockholders to be included on the shelf registration statement.

STOCKHOLDERS AGREEMENT

  On March 23, 1993, OrNda acquired Golden Glades Regional Medical Center (the "Golden Glades Acquisition") pursuant to the Agreement and Plan of Merger (the "Merger Agreement") dated as of February 9, 1993, by and among OrNda, GGMRC Acquisition Inc., Commonwealth Continental Health Care, Inc. ("CCHC"), Rudy J. Noriega, the MLP Trust and M. Lee Pearce. As part of the transactions contemplated by the Merger Agreement, Dr. Pearce received 940,000 shares of OrNda Common Stock and Mr. Noriega received 60,000 shares of OrNda Common Stock in exchange for all the issued and outstanding shares of capital stock of CCHC subject to post closing adjustments. In connection with the Golden Glades Acquisition, on February 9, 1993, OrNda, JLL and Messrs. Martin and Noriega and Dr. Pearce entered into a Stockholders Agreement (the "Stockholders Agreement"). The Stockholders Agreement provides, among other things, that during the term of the Stockholders Agreement and for so long as Dr. Pearce remains the "beneficial owner" (as defined in Rule 13d-3(a) under the Securities Exchange Act of 1934, as amended) of not less than 5% of the issued and outstanding shares of OrNda Common Stock, OrNda will nominate Dr. Pearce for election as a member of its Board of Directors and will use its best efforts to cause Dr. Pearce to be so elected. In addition, Mr. Martin and JLL agreed to vote at any meeting at which Dr. Pearce stands for election as a member of the Board of Directors of OrNda, all of the shares of OrNda Common Stock owned by them in favor of such election. The Stockholders Agreement became effective on March 23, 1993 and will terminate on March 23, 1996. Dr. Pearce is currently serving as a Class I director of OrNda and has been nominated by the Board of Directors for election as a Class I director.

MARSAL TERMINATION AGREEMENT

  On January 15, 1992, OrNda, Mr. Marsal and Alvarez & Marsal entered into an agreement (the "Termination Agreement") pursuant to which Mr. Marsal resigned as President and Chief Executive Officer of OrNda. The Termination Agreement provides that OrNda shall pay to Mr. Marsal $52,200 per month through October 15, 1994 with such payments to be backed by an unconditional, irrevocable letter of credit. The Termination Agreement also provides for the termination of the agreements between OrNda and Alvarez & Marsal (except for certain indemnification obligations of OrNda thereunder); however, the registration rights granted to Alvarez & Marsal will continue to be in force. Pursuant to the Termination Agreement, the options granted to Alvarez & Marsal became immediately exercisable and Mr. Marsal became vested in all otherwise unvested matching shares credited to his account under OrNda's Stock Plan. For the fiscal year ended August 31, 1993, OrNda paid approximately $626,400 to Mr. Marsal pursuant to the Termination Agreement.

OTHER

  On November 9, 1992, OrNda and Pacific Capital Group ("Pacific") entered into a letter agreement pursuant to which Pacific will aid OrNda in exploring the possibility of a specific business combination for one of OrNda's health care facilities. Pacific is an affiliate of Gary Winnick who is the beneficial owner of greater than five percent of OrNda's Common Stock. See "Principal Stockholders and Security Ownership of Management." If a business combination (as defined in the letter agreement) is concluded within twelve months from the date of the letter agreement, OrNda will pay Pacific compensation as mutually agreed to between the two parties which is customary and based upon the value of the business combination actually consummated.

      PRINCIPAL STOCKHOLDERS AND SECURITY OWNERSHIP OF MANAGEMENT OF ORNDA

  The following table sets forth certain information as of February 28, 1994 with respect to (a) each person known to OrNda to be the beneficial owner of more than five percent of OrNda Common Stock, (b) each director and/or director nominee of OrNda who owns OrNda Common Stock or currently exercisable options, and (c) all directors and executive officers of OrNda as a group.

                                                        NUMBER        PERCENT
            NAME AND ADDRESS                              OF             OF
          OF BENEFICIAL OWNER                           SHARES       CLASS (12)
          -------------------                          ---------     ----------
M.D. Sass Associates, Inc. ........................... 1,385,667(1)     7.48%
 1133 Avenue of Americas
 New York, New York 10036
Joseph Littlejohn & Levy Fund, L.P. .................. 7,096,774(2)    38.32%
 126 East 56th Street
 New York, New York 10022
Castle Pines, Inc. ................................... 1,876,868(3)    10.06%
 150 El Camino Drive
 Suite 204
 Beverly Hills, California 90212
Gary Winnick.......................................... 2,821,292(4)    14.70%
 150 El Camino Drive
 Suite 204
 Beverly Hills, California 90212
Charles N. Martin, Jr. ............................... 1,000,000(5)     5.40%
Paul S. Levy.......................................... 7,104,561(6)    38.37%
Peter A. Joseph....................................... 7,096,774(6)    38.32%
Angus C. Littlejohn, Jr. ............................. 7,096,774(6)    38.32%
Yvonne V. Cliff....................................... 7,096,744(6)    38.32%
Leonard Green.........................................     2,000(7)        *
Jack O'Callaghan......................................     7,000(8)        *
Jay Rodney Reese......................................    47,500(9)        *
M. Lee Pearce, M.D. ..................................   940,000(10)    5.08%
All directors and officers as a group (23 persons).... 9,509,400(11)   50.35%

- --------
 *  Less than 1%.
 (1) Based on information set forth in the Schedule 13G filing dated February 10, 1994 made by M.D. Sass Associates, Inc. with the Securities and Exchange Commission.
 (2) Paul S. Levy, Peter A. Joseph, Angus C. Littlejohn, Jr. and Yvonne V. Cliff may be deemed to beneficially own such shares. Each of such persons has disclaimed beneficial ownership of such shares. See Note 9. By virtue of the Stockholders Agreement, Charles N. Martin, Jr. may be deemed to have a beneficial ownership interest in such shares. Mr. Martin has disclaimed beneficial ownership of such shares.
 (3) Based on information set forth in the Schedule 13D Amendment No. 5 filing made by Castle Pines, Inc. and other reporting persons filed with the Securities and Exchange Commission on August 17, 1993. Includes 372,372 shares of OrNda Common Stock issuable upon conversion of the PIK Preferred held by Castle Pines, Inc. The PIK Preferred has no voting rights, except as required by law. See "Certain Transactions--PAH Exchange Agreement." Gary Winnick is an officer and director of Castle Pines, Inc.
 (4) Based upon information set forth in the Schedule 13D Amendment No. 5 filing filed August 17, 1993, and the Form 4 filings dated July 27, 1992, November 9, 1992 and February 7, 1994 made by Gary Winnick and other reporting persons filed with the Securities and Exchange Commission. Includes (i) 277,131 shares of OrNda Common Stock issuable upon conversion of 277,131 shares of PIK Preferred owned directly by Mr. Winnick and (ii) an aggregate of 1,932,262 shares of OrNda Common Stock (including therein an aggregate of 403,798 shares of OrNda Common Stock issuable upon conversion of 403,798 shares of PIK Preferred) owned by Castle Pines, Inc., and certain other entities of which Mr. Winnick may be deemed to be a controlling person. See Note 3 above.
 (5) Does not include the 750,000 shares of OrNda Common Stock issuable upon exercise of the Option granted pursuant to the Martin Agreement. See "Executive Compensation--Martin Employment Agreement" By virtue of the Stockholders Agreement, Dr. Pearce may be deemed to have a beneficial ownership interest in such shares. Dr. Pearce has disclaimed beneficial ownership of such shares.

 (6) Based on information set forth in the Schedule 13D Amendment No. 12 filing made by the JLL Fund and other reporting persons filed with the Securities and Exchange Commission on December 2, 1993. All of such shares, other than 7,787 shares beneficially owned by Mr. Levy, are owned by the JLL Fund. Messrs. Joseph, Littlejohn and Levy and Ms. Cliff are officers and, except for Ms. Cliff, directors of Lancer Industries, limited partner of JLL Associates and the owner of 100% of the capital stock of JLL Inc., which pursuant to contract manages the JLL Fund. Messrs. Joseph, Littlejohn, Levy and Ms. Cliff are each general partners of JLL Associates, which is the general partner of the JLL Fund. Except with respect to 7,787 shares owned by Mr. Levy, Messrs. Joseph Littlejohn, Levy and Ms. Cliff disclaim beneficial ownership of all such shares. By virtue of the Stockholders Agreement, Dr. Pearce may be deemed to have a beneficial ownership interest in such shares. Dr. Pearce has disclaimed beneficial ownership of such shares.
 (7) The 2,000 shares are owned by Mr. Green's wife and constitutes less than 1% of the shares of OrNda Common Stock outstanding. Mr. Green disclaims beneficial ownership of the shares.
 (8) The 7,000 shares are owned by Mr. O'Callaghan's wife and constitute less than 1% of the OrNda Common Stock outstanding.
 (9) Includes 3,000 shares held in trust for the benefit of Mr. Reese's daughter.
(10) By virtue of the Letter Agreement dated February 9, 1993 between M. Lee Pearce, Rudy Noriega and the JLL Fund, the JLL Fund, Messrs. Levy, Joseph, Littlejohn and Ms. Cliff may be deemed to have a beneficial ownership interest in such shares. Each of such persons has disclaimed beneficial ownership of such shares.
(11) Includes shares held by the JLL Fund and Dr. Pearce. The JLL Fund has four affiliates on the Board of Directors.
(12) Percentages are calculated based on 18,517,584 shares of OrNda Common Stock outstanding as of February 28, 1994.

  As of November 18, 1993, pursuant to irrevocable proxies granted by Joseph Littlejohn & Levy Fund L.P., Charles N. Martin, Jr. and M. Lee Pearce, M.D. to AHM in connection with the AHM Merger Agreement, AHM may be deemed to have acquired beneficial ownership of approximately 49% of the OrNda Common Stock. See "The Mergers--Terms of the AHM Merger--Irrevocable Proxies." As of December 2, 1993, pursuant to voting agreements entered into by Joseph Littlejohn & Levy Fund, L.P., Charles N. Martin, Jr. and M. Lee Pearce, M.D. with Summit in connection with the Summit Merger Agreement, Summit may be deemed to have acquired beneficial ownership of approximately 49% of the OrNda Common Stock. See "The Mergers--Terms of the Summit Merger--Voting Agreements."

     SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT OF AHM

  The following table sets forth certain information with respect to beneficial ownership of Common Stock of AHM as of March 1, 1994 (i) by each person known by AHM to be the beneficial owner of five percent or more of the outstanding shares of AHM Common Stock, (ii) by each of AHM's directors, (iii) by each of the five most highly compensated executive officers of AHM, and (iv) by all of AHM's directors and executive officers as a group.

                                                 NUMBER OF SHARES     PERCENT OF
                                             BENEFICIALLY OWNED(1)(2)  CLASS(2)
                                             ------------------------ ----------
John F. Nickoll............................         3,610,511(3)        13.15%
 Suite 1500
 11111 Santa Monica Blvd.
 Los Angeles, CA 90025
The Foothill Group, Inc. ..................         6,550,726(4)(5)     23.80
 Suite 1500
 11111 Santa Monica Blvd.
 Los Angeles, CA 90025
John W. Gildea.............................         2,806,429(6)        10.22
 c/o Gildea Management Co.
 90 Ferris Hill Road
 New Canaan, CT 06840
The Network Company II Limited.............         2,762,929           10.06
 c/o Gildea Management
 Company
 90 Ferris Hill Road
 New Canaan, CT 06840
Leon Greeenblat............................         2,450,399(7)         8.86
 175 W. Jackson
 Suite A243
 Chicago, IL 60004
Steven L. Volla, Chairman, President and
 Chief Executive Officer...................           785,816(8)         2.81
William S. Kiser, M.D., Director...........             6,000               *
John J. O'Shaughnessy, Director............            60,000(9)            *
C.A. Rundell, Jr., Director................            60,000(9)            *
Gerald L. Sauer, Ph.D., Director...........            60,000(9)            *
Robert W. Fleming, Senior Vice President,
 Operations................................           171,270(10)           *
William S. Harrigan, Senior Vice President,
 Chief Financial Officer, and Treasurer....           124,667(11)           *
Robert M. Dubbs, Senior Vice President,
 General Counsel, and Secretary............            68,500(12)           *
Bruce J. Colburn, Vice President and Con-
 troller...................................            47,216(13)           *
All executive officers and directors as a
 group (14 persons)........................         7,857,792(14)       27.61

- --------
*Less than 1%.
 (1) Except as set forth in Footnotes 3, 5, 11 and 6 below, the Stockholders identified in this table have sole voting and investment power with regard to the shares beneficially owned by them.

 (2) Each named person and all directors and executive officers as a group are deemed to be beneficial owners of securities that may be acquired within 60 days through the exercise of options and warrants, if any, and such securities are deemed to be outstanding for the purpose of computing the percentage of class beneficially owned by such person or group. Accordingly, the indicated numbers of shares and percentages reflect shares issuable upon exercise of options and warrants (including employee stock options) held by such person or group. However, such shares are not deemed to be outstanding for the purpose of computing the number of shares or percentage of class beneficially owned by any other person or group. This tabulation includes options granted to Non-Employee Directors under the Director Plan with respect to 180,000 shares (at $1.38 per share) granted to the three Non-Employee Directors.

 (3) Mr. Nickoll is a Director of the Company. Includes 3,566,332 shares beneficially owned by Foothill Partners, L.P. of which Mr. Nickoll is a General Partner. Mr. Nickoll is also Co-Chief Executive Officer of The Foothill Group, Inc. See Footnote 4 below. Mr. Nickoll disclaims beneficial ownership of such shares in excess of his pecuniary interest therein. Mr. Nickoll is also the beneficial owner of 44,179 shares of Common Stock.

 (4) Includes 2,206,354 shares held by Foothill Capital Corporation (of which The Foothill Group, Inc. is the parent corporation), 702,850 shares plus warrants to acquire 75,190 shares held by The Foothill Group, Inc. and 3,566,332 shares held by Foothill Partners, L.P. (of which The Foothill Group, Inc. is a general partner).

 (5) Messrs. Dennis R. Asher, Don L. Gevirtz and Jeffrey T. Nikora, each with a business address c/o The Foothill Group, Inc., are all also General Partners of Foothill Partners, L.P. They disclaim beneficial ownership of shares held by Foothill Partners, L.P. in excess of their pecuniary interest therein. Mr. Gevirtz is also Co-Chief Executive Officer of The Foothill Group, Inc.

 (6) Mr. Gildea is also a Director of the Company. Includes 2,762,929 shares held by The Network Company II Limited, an offshore investment fund over which Mr. Gildea, as a Director and the Managing Director, exercises sole voting and investment power. Mr. Gildea disclaims beneficial ownership of such shares. Also includes 25,000 shares owned by Mr. Gildea and 19,000 held by Mr. Gildea's spouse as custodian for their minor children (with respect to which Mr. Gildea disclaims beneficial ownership).

 (7) Includes warrants to acquire 203,036 shares.

 (8) Includes options and warrants to acquire 550,113 shares.

 (9) Represents options to acquire 60,000 shares.

(10) Includes options to acquire 100,000 shares.

(11) Includes options to acquire 66,667 shares.

(12) Includes options to acquire 50,000 shares.

(13) Includes options to acquire 20,000 shares.

(14) Includes options and warrants to acquire 1,006,780 shares.

    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT OF SUMMIT

  The following table sets forth certain information as to the shares of Common Stock of Summit owned as of February 28, 1994, by (i) each person who, insofar as Summit has been able to ascertain, beneficially owned more than five percent of the outstanding shares of the Common Stock, (ii) each director, (iii) each of the five most highly compensated executive officers of Summit, and (iv) all directors and officers as a group.

                                                                          PERCENT
   NAME OF BENEFICIAL OWNER OR   NUMBER OF                                  OF
     IDENTITY OF GROUP(/1/)        SHARES                                  CLASS
   ---------------------------   ----------                               -------
   Don Freeberg...............   17,897,600(/2/)(/3/)(/4/)(/6/)            54.7%
   John E. Anderson...........    2,558,500(/5/)                            7.9%
   Donald J. Amaral...........      275,000(/6/)(/7/)                         *
   Clark D. McQuay............        7,100(/1/)                              *
   Howard P. Marguleas........        9,100(/6/)                              *
   William C. Scott...........       19,000(/6/)                              *
   Randolph H. Speer..........       14,200(/6/)                              *
   A. Dean Staley.............       50,000(/6/)                              *
   All directors and officers
    as a group................   20,816,600(/2/)(/3/)(/4/)(/5/)(/6/)(/7/)  62.9%

- --------
* Less than 1%.

(1) Each person has sole voting and investment power over the Common Stock shown as beneficially owned, subject to community property laws where applicable and the information contained in Notes 2-7 to this table.

(2) Includes interest in 1,210,000 shares held by Meridian Life Insurance Co. ("Meridian"), a subsidiary of Sierra Orlando Properties, a limited partnership in which Mr. Freeberg has a 89.4% interest and Mr. Freeberg's adult son Daniel has a 10.6% interest. The entire 1,210,000 shares are included in Mr. Freeberg's number of shares above based on his majority ownership interest in the partnership. Mr. Freeberg disclaims beneficial ownership of these shares.

(3) Includes 6,000,000 shares held by Sierra Land Development, L.P., a California limited partnership ("Sierra L.P."). A wholly-owned subsidiary of Sierra Land Group, Inc. ("Sierra") is the sole general partner, and Don Freeberg and his adult son Daniel Freeberg are the limited partners of Sierra L.P. Approximately 93% of Sierra is owned by Don Freeberg, and the balance is owned by a trust for the benefit of his adult sons Daniel and James Freeberg, as to which Don Freeberg is trustee and as such controls the trust.

(4) Includes 10,467,600 shares held in a voting trust, of which 8,767,600 shares are attributable to Sierra and 1,700,000 shares are attributable to James Freeberg. Don Freeberg is trustee of the voting trust with sole voting and investment power. The term of trust extends until December 1994, but can be terminated by the trustee.

(5) Includes 438,500 shares held by a subsidiary of Topa Equities, Ltd., a corporation wholly-owned by Mr. Anderson.

(6) Includes shares which such persons have the right to acquire within 60 days pursuant to the exercise of outstanding stock options of which 210,000 shares are attributable to Mr. Amaral, 220,000 shares are attributable to Mr. Freeberg, 9,100 shares are attributable to Mr. Marguleas, 7,100 shares are attributable to Mr. McQuay, 13,000 shares are attributable to Mr. Staley, 19,000 shares are attributable to Mr. Scott, 8,200 shares are attributable to Mr. Speer and 575,500 shares are attributable to all directors and officers as a group.

(7) Includes 20,000 shares held in a trust for Mr. Amaral's son and daughter.

      COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

  Section 16(a) of the Exchange Act requires OrNda's directors and executive officers, and persons who own more than ten percent of a registered class of OrNda's equity securities to file with the Commission initial reports of ownership and reports of changes in ownership of OrNda's Common Stock and other equity securities. Officers, directors and greater than ten percent shareholders are required by Commission regulation to furnish OrNda copies of all Section 16(a) forms they file.

  To OrNda's knowledge, based solely on a review of the copies of such reports furnished to OrNda for the fiscal year ended August 31, 1993, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten-percent beneficial owners were complied with, except that two reports each covering one transaction were filed late by Mr. William Webb.

                RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

  Ernst & Young served as OrNda's principal independent public accountants for the year ended August 31, 1993 and is expected to be appointed to serve in such capacity for the current fiscal year. Representatives of Ernst & Young are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

                                 LEGAL MATTERS

  The validity of the issuance of the shares of OrNda Common Stock being offered hereby will be passed upon for OrNda by James H. Johnson, Esq., Vice President, Secretary and General Counsel of OrNda. The federal income tax consequences of the AHM Merger will be passed upon for OrNda by Skadden, Arps, Slate, Meagher & Flom, New York, New York. The federal income tax consequences in connection with the AHM Merger will be passed upon for AHM by Drinker Biddle & Reath, Philadelphia, Pennsylvania. Certain matters will be passed upon for Summit by Stroock & Stroock & Lavan, Los Angeles, California.

                                    EXPERTS

  The consolidated financial statements of each of OrNda, AHM and Summit, appearing in their respective Annual Reports (Form 10-K/A No. 4, Form 10-K/A No. 1, and Form 10-K, respectively) for the years ended August 31, 1993, December 31, 1992 and June 30, 1993, respectively, incorporated by reference in this Proxy Statement/Prospectus, which are referred to and made a part of this Proxy Statement/Prospectus and Registration Statement, have been audited by Ernst & Young, independent auditors, as set forth in their reports thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

       STOCKHOLDER PROPOSALS FOR THE 1995 ANNUAL MEETING OF STOCKHOLDERS

  Proposals of stockholders must be received by OrNda at its principal executive offices at 3401 West End Avenue, Suite 700, Nashville, Tennessee 37203 by November 14, 1994 for inclusion in OrNda's Proxy Statement and form of proxy relating to OrNda's 1995 annual meeting of stockholders.

                                                                         ANNEX A


- --------------------------------------------------------------------------------

                              AMENDED AND RESTATED
                          AGREEMENT AND PLAN OF MERGER

                                 BY AND BETWEEN

                                ORNDA HEALTHCORP

                                      AND

                      AMERICAN HEALTHCARE MANAGEMENT, INC.

                          DATED AS OF JANUARY 14, 1994

- --------------------------------------------------------------------------------

                               TABLE OF CONTENTS

                                                                          PAGE
                                                                          ----
 ARTICLE I       The Merger.............................................   A-2
    Section 1.1  The Merger.............................................   A-2
    Section 1.2  Effective Time of the Merger...........................   A-2
 ARTICLE II      The Surviving Corporation..............................   A-2
    Section 2.1  Certificate of Incorporation...........................   A-2
    Section 2.2  By-Laws................................................   A-2
    Section 2.3  Directors and Officers of Surviving Corporation........   A-2
 ARTICLE III     Conversion of Shares...................................   A-2
    Section 3.1  Exchange Ratio.........................................   A-2
    Section 3.2  Exchange of Shares.....................................   A-3
    Section 3.3  Dividends; Transfer Taxes..............................   A-3
    Section 3.4  No Fractional Securities...............................   A-3
    Section 3.5  Closing of AHM Transfer Books..........................   A-3
    Section 3.6  Closing................................................   A-3
 ARTICLE IV      Representations and Warranties of OrNda................   A-4
    Section 4.1  Organization...........................................   A-4
    Section 4.2  Capitalization.........................................   A-4
    Section 4.3  Subsidiaries...........................................   A-4
    Section 4.4  Authority Relative to this Agreement...................   A-5
    Section 4.5  Consents and Approvals; No Violations..................   A-5
    Section 4.6  Reports and Financial Statements.......................   A-5
    Section 4.7  Absence of Certain Changes or Events...................   A-5
    Section 4.8  Litigation.............................................   A-6
    Section 4.9  Information in Disclosure Documents and Registration
                 Statement..............................................   A-6
    Section 4.10 Absence of Undisclosed Liabilities.....................   A-6
    Section 4.11 No Default.............................................   A-6
    Section 4.12 Taxes..................................................   A-6
    Section 4.13 Title to Properties; Encumbrances......................   A-7
    Section 4.14 Compliance with Applicable Law.........................   A-7
    Section 4.15 Medicare Participation/Accreditation...................   A-7
    Section 4.16 Labor Matters..........................................   A-8
    Section 4.17 Employee Benefit Plans; ERISA..........................   A-8
    Section 4.18 Vote Required..........................................   A-8
    Section 4.19 Opinion of Financial Advisor...........................   A-8
 ARTICLE V       Representations and Warranties of The Company..........   A-8
    Section 5.1  Organization...........................................   A-8
    Section 5.2  Capitalization.........................................   A-8
    Section 5.3  Subsidiaries...........................................   A-9
    Section 5.4  Authority Relative to this Agreement...................   A-9
    Section 5.5  Consents and Approvals; No Violations..................   A-9
    Section 5.6  Reports and Financial Statements.......................   A-9
    Section 5.7  Absence of Certain Changes or Events...................  A-10
    Section 5.8  Litigation.............................................  A-10
    Section 5.9  Absence of Undisclosed Liabilities.....................  A-10
    Section 5.10 No Default.............................................  A-10
    Section 5.11 Taxes..................................................  A-10

                                                                           PAGE
                                                                           ----
    Section 5.12 Employee Benefit Plans; ERISA..........................   A-11
    Section 5.13 Title to Properties; Encumbrances......................   A-11
    Section 5.14 Compliance with Applicable Law.........................   A-11
    Section 5.15 Information in Disclosure Documents and Registration
                 Statement..............................................   A-11
    Section 5.16 Opinion of Financial Advisor...........................   A-12
    Section 5.17 Vote Required..........................................   A-12
    Section 5.18 Medicare Participation/Accreditation...................   A-12
    Section 5.19 Labor Matters..........................................   A-12
 ARTICLE VI      Conduct of Business Pending The Merger.................   A-12
    Section 6.1  Conduct of Business by AHM Pending the Merger..........   A-12
    Section 6.2  Conduct of Business by OrNda Pending the Merger........   A-13
 ARTICLE VII     Additional Agreements..................................   A-14
    Section 7.1  Access and Information.................................   A-14
    Section 7.2  Acquisition Proposals..................................   A-15
    Section 7.3  Registration Statement.................................   A-15
    Section 7.4  Proxy Statements; Stockholder Approvals................   A-15
    Section 7.5  Compliance with the Securities Act.....................   A-15
    Section 7.6  Antitrust Laws.........................................   A-16
    Section 7.7  Proxies................................................   A-16
    Section 7.8  Employee Stock Options; Warrants.......................   A-16
    Section 7.9  Public Announcements...................................   A-16
    Section 7.10 By-Law Indemnification Provision.......................   A-17
    Section 7.11 Expenses...............................................   A-17
    Section 7.12 Additional Agreements..................................   A-17
    Section 7.13 Directors of OrNda.....................................   A-17
    Section 7.14 Registration Rights....................................   A-17
 ARTICLE VIII    Conditions to Consummation of The Merger...............   A-18
    Section 8.1  Conditions to Each Party's Obligation to Effect the
                 Merger.................................................   A-18
    Section 8.2  Conditions to Obligation of AHM to Effect the Merger...   A-18
    Section 8.3  Conditions to Obligations of OrNda to Effect the
                 Merger.................................................   A-20
 ARTICLE IX      Termination, Amendment and Waiver......................   A-21
    Section 9.1  Termination............................................   A-21
    Section 9.2  Effect of Termination..................................   A-22
    Section 9.3  Amendment..............................................   A-22
    Section 9.4  Waiver.................................................   A-22
 ARTICLE X       General Provisions.....................................   A-22
    Section 10.1 Survival of Representations, Warranties and Agreements.   A-22
    Section 10.2 Brokers................................................   A-22
    Section 10.3 Notices................................................   A-22
    Section 10.4 Descriptive Headings...................................   A-23
    Section 10.5 Entire Agreement; Assignment...........................   A-23
    Section 10.6 Governing Law..........................................   A-23
    Section 10.7 Specific Performance...................................   A-23
    Section 10.8 Counterparts...........................................   A-23

                              AMENDED AND RESTATED
                          AGREEMENT AND PLAN OF MERGER

  Amended and Restated Agreement and Plan of Merger, dated as of January 14, 1994, by and between OrNda HealthCorp, a Delaware corporation ("OrNda"), and American Healthcare Management, Inc. a Delaware corporation ("AHM").

                                   BACKGROUND

  1. OrNda, AHM and AHM Acquisition Co., Inc., a Delaware corporation and a wholly-owned subsidiary of OrNda ("Sub"), entered into an Agreement and Plan of Merger, dated as of November 18, 1993 (the "Original Agreement"), providing for, inter alia, (i) the merger of Sub with and into AHM (with the result that AHM would become a wholly-owned subsidiary of OrNda), and (ii) the exchange of each issued and outstanding share of Common Stock of AHM, par value $.01 per share, of AHM for 0.6 shares of the Common Stock of OrNda.

  2. The Boards of Directors of OrNda, AHM and Sub have approved and authorized for execution, and there has been executed and delivered, an Amendment No. 1 to the Original Agreement, dated as of January 14, 1994 ("Amendment No. 1") providing for (i) the merger of AHM with and into OrNda, rather than the merger of Sub with and into AHM, (ii) the exchange of AHM shares for OrNda shares on the same basis as in the Original Agreement, (iii) changes in the Original Agreement as are necessary to effect, and incident to, the foregoing, and to reflect changes in operative facts since the Original Agreement, (iv) the deletion of Sub as a part to the Original Agreement, as amended by Amendment No. 1, and the deletion of all references to Sub in the Original Agreement as amended by Amendment No. 1, and (v) the execution and delivery by OrNda and AHM of an Amended and Restated Agreement and Plan of Merger reflecting the terms of the Original Agreement as amended by Amendment No. 1.

  3. This Amended and Restated Agreement and Plan of Merger is the Amended and Restated Agreement and Plan of Merger authorized by Section 6 of Amendment No. 1.

  Whereas, The Boards of Directors of OrNda and AHM deem it advisable and in the best interests of their respective stockholders that AHM merge with and into OrNda, and such Boards of Directors have approved the merger (the "Merger") of AHM with and into OrNda upon the terms and subject to the conditions set forth herein; and

  Whereas, in connection with the execution and delivery of the Original Agreement, certain holders of shares of OrNda Common Stock, par value $.01 per share (the "OrNda Common Stock"), granted AHM irrevocable proxies, in the form attached thereto and hereto as Exhibit A (the "OrNda Stock Proxies"), to vote such shares of OrNda Common Stock; and have confirmed in writing that the OrNda Stock Proxies relate to the Merger as herein defined and

  Whereas, for federal income tax purposes, it is intended that the Merger shall qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"); and

  Whereas, for accounting purposes, it is intended that the Merger shall be accounted for as a pooling of interests;

  Now, Therefore, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein and in the OrNda Stock Proxies, the parties hereto agree as follows:

                                   ARTICLE I

                                   THE MERGER

  Section 1.1 The Merger. At the Effective Time (as defined in Section 1.2 hereof), AHM shall be merged with and into OrNda and the separate existence of AHM shall thereupon cease. The Merger shall have the effects set forth in
Section 259 of the General Corporation Law of the State of Delaware (the
"GCL").

  Section 1.2 Effective Time of the Merger. The Merger shall become effective when a properly executed Certificate of Merger is duly filed with the Secretary of State of the State of Delaware, which filing shall be made as soon as practicable after the closing of the transactions contemplated by this Agreement in accordance with Section 3.6 hereof. When used in this Agreement, the term "Effective Time" shall mean the date and time at which such Certificate is so filed.

                                   ARTICLE II

                           THE SURVIVING CORPORATION

  Section 2.1 Certificate of Incorporation. The Certificate of Incorporation of the Surviving Corporation shall be the Certificate of Incorporation of OrNda.
  Section 2.2 By-Laws. Subject to Section 7.10 hereof, the By-Laws of OrNda as in effect at the Effective Time shall be the By-Laws of the Surviving Corporation.
  Section 2.3 Directors and Officers of Surviving Corporation.

    (a) The directors of OrNda at the Effective Time shall be the initial directors of the Surviving Corporation and shall hold office from the Effective Time until their respective successors are duly elected or appointed and qualify in the manner provided in the Certificate of Incorporation and By-Laws of the Surviving Corporation or as otherwise provided by law.

    (b) The officers of AHM at the Effective Time shall be the initial officers of the Surviving Corporation and shall hold office from the Effective Time until their respective successors are duly elected or appointed and qualify in the manner provided in the Certificate of Incorporation and By-Laws of the Surviving Corporation, or as otherwise provided by law.

                                  ARTICLE III

                              CONVERSION OF SHARES

  Section 3.1 Exchange Ratio. At the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof:

    (a) Each share of Common Stock of AHM (the "Shares") issued and outstanding immediately prior to the Effective Time (other than Shares held by OrNda or any subsidiary of OrNda) shall be converted into the right to receive 0.6 (the "Exchange Ratio") of a share of OrNda Common Stock ("OrNda Shares"), payable upon the surrender of the certificate formerly representing such Share;

    (b) Each Share held in the treasury of AHM and each Share held by OrNda or any subsidiary of OrNda immediately prior to the Effective Time shall be cancelled and retired and cease to exist;

    (c) Each share of OrNda Common Stock and OrNda Preferred Stock issued and issued and outstanding immediately prior to the Effective Time shall, on and after the Effective Time, continue to be issued and outstanding as an identical share of OrNda Common Stock or OrNda Preferred Stock, as the case may be;

    (d) Each share of OrNda Common Stock and OrNda Preferred Stock issued and held in the treasury of OrNda as of the Effective Time, if any, shall, on and after the Effective Date, continue to be issued and held in the treasury of OrNda and unaffected by the Merger.

  Section 3.2 Exchange of Shares. OrNda shall authorize one or more persons to act as Exchange Agent hereunder (the "Exchange Agent"). As soon as practicable after the Effective Time, OrNda shall make available, and each holder of Shares will be entitled to receive, upon surrender to the Exchange Agent of one or more certificates representing such Shares for cancellation, certificates representing the number of OrNda Shares into which such Shares are converted in the Merger. The OrNda Shares into which the Shares shall be converted in the Merger shall be deemed to have been issued at the Effective Time.

  Section 3.3 Dividends; Transfer Taxes. No dividends that are declared on OrNda Shares will be paid to persons entitled to receive certificates representing OrNda Shares until such persons surrender their certificates representing Shares. Upon such surrender, there shall be paid to the person in whose name the certificates representing such OrNda Shares shall be issued, any dividends which shall have become payable with respect to such OrNda Shares between the Effective Time and the time of such surrender. In no event shall the person entitled to receive such dividends be entitled to receive interest on such dividends. If any certificates for any OrNda Shares are to be issued in a name other than that in which the certificate representing Shares surrendered in exchange therefor is registered it shall be a condition of such exchange that the person requesting such exchange shall pay to the Exchange Agent any transfer or other taxes required by reason of the issuance of certificates for such OrNda Shares in a name other than that of the registered holder of the certificate surrendered or shall establish to the satisfaction of the Exchange Agent that such tax has been paid or is not applicable. Notwithstanding the foregoing, neither the Exchange Agent nor any party hereto shall be liable to a holder of Shares for any OrNda Shares or dividends thereon or, in accordance with Section 3.4 hereof, proceeds of the sale of fractional interests, delivered to a public official pursuant to applicable escheat laws.

  Section 3.4 No Fractional Securities. No certificates or scrip representing fractional OrNda Shares shall be issued upon the surrender for exchange of certificates representing Shares pursuant to this Article III and no dividend, stock split-up or other change in the capital structure of AHM shall relate to any fractional security, and such fractional interests shall not entitle the owner thereof to vote or to any rights of a security holder. In lieu of any such fractional securities, each holder of Shares who would otherwise have been entitled to a fraction of a OrNda Share upon surrender of stock certificates for exchange pursuant to this Article III will be paid cash upon such surrender in an amount equal to the product of such fraction multiplied by the closing sale price of OrNda Shares on the National Association of Securities Dealers Automated Quotations National Market System (the "NASDAQ") on the day of the Effective Time, or, if the OrNda Shares are not so traded on such day, the closing sale price on the next preceding day on which such stock was traded on the NASDAQ.

  Section 3.5 Closing of AHM Transfer Books. At the Effective Time, the stock transfer books of AHM shall be closed and no transfer of Shares shall thereafter be made. If, after the Effective Time, certificates representing Shares are presented to the Surviving Corporation, they shall be cancelled and exchanged for certificates representing OrNda Shares.

  Section 3.6 Closing. The Closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Skadden, Arps, Slate, Meagher & Flom, 919 Third Avenue, New York, New York, at 10:00 a.m., local time, on the later of (a) the date of the stockholders' meetings referred to in Section 7.4 hereof or (b) the day on which all of the conditions set forth in Article VIII hereof are satisfied or waived, or at such other date, time and place as OrNda and AHM shall agree.

                                   ARTICLE IV

                    REPRESENTATIONS AND WARRANTIES OF ORNDA

  OrNda represents and warrants to AHM as follows:

  Section 4.1 Organization. OrNda is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power to carry on its business as it is now being conducted or presently proposed to be conducted. OrNda is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities make such qualification necessary, except where the failure to be so qualified will not have a material adverse effect on OrNda and its subsidiaries taken as a whole.

  Section 4.2 Capitalization. The authorized capital stock of OrNda consists of 100,000,000 shares of Common Stock, par value $.01 per share, and 10,000,000 shares of Convertible Preferred Stock, par value $.01 per share ("OrNda Preferred Stock"). As of August 31, 1993, (i) 18,184,594 OrNda Shares were issued and outstanding, (ii) 1,193,896 shares of OrNda Preferred Stock were issued and outstanding (iii) employee stock options to acquire 1,869,479 OrNda Shares (the "OrNda Employee Stock Options") were outstanding under all stock option plans of OrNda, (iv) 6,769,479 OrNda Shares were reserved for issuance pursuant to all employee benefit plans of OrNda, (v) warrants to purchase 131,250 OrNda Shares (the "OrNda Warrants") were outstanding pursuant to the Warrant Agreement dated as of April 30, 1990, between OrNda and Ameritrust Texas National Association, and (vi) 1,193,896 OrNda Shares were reserved for issuance upon the conversion of the OrNda Preferred Stock. All of the issued and outstanding OrNda Shares are validly issued, fully paid and nonassessable and free of preemptive rights. All of the OrNda Shares issuable in exchange for Shares at the Effective Time in accordance with this Agreement will be, when so issued, duly authorized, validly issued, fully paid and nonassessable.

  Section 4.3 Subsidiaries. Except as set forth on Schedule 4.3 hereto, the OrNda does not directly or indirectly own any interest in any other corporation, partnership, joint venture or other business association or entity, foreign or domestic. (Such corporations, partnerships, joint ventures or other business entities of which OrNda or any of its other OrNda Subsidiaries owns, directly or indirectly, greater than fifty percent of the shares of capital stock or other equity interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to cast at least a majority of the votes that may be cast by all shares or equity interests having ordinary voting power for the election of directors or other governing body of such entity are hereinafter referred to as the "OrNda Subsidiaries".) Each OrNda Subsidiary that is a corporation is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation. Each OrNda Subsidiary that is a partnership is duly formed and validly existing under the laws of its jurisdiction of formation. Each OrNda Subsidiary has the corporate power or the partnership power, as the case may be to carry on its business as it is now being conducted or presently proposed to be conducted. Each OrNda Subsidiary that is a corporation is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary except where the failure to be so qualified will not have a material adverse effect on OrNda or such OrNda Subsidiary. Each OrNda Subsidiary that is a partnership is duly qualified as a foreign partnership authorized to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary except where the failure to be so qualified will not have a material adverse effect on OrNda or such OrNda Subsidiary. All of the outstanding shares of capital stock of the OrNda Subsidiaries that are corporations are validly issued, fully paid and nonassessable. Except as set forth on Schedule 4.3 hereto, all of the outstanding shares of capital stock of, or other ownership interests in, each of the OrNda Subsidiaries are owned by OrNda or by a OrNda Subsidiary free and clear of any liens, claims, charges or encumbrances. There are not now, and at the Effective Time there will not be, any outstanding options, warrants, subscriptions, calls, rights, convertible securities or other agreements or commitments obligating OrNda or any OrNda Subsidiary to issue, transfer or sell any securities of any OrNda

Subsidiary. Except as set forth on Schedule 4.3 hereto, there are not now, and at the Effective Time there will not be, any voting trusts or other agreements or understandings to which OrNda or any of the OrNda Subsidiaries is a party or is bound with respect to the voting of the capital stock of OrNda or any of the OrNda Subsidiaries.

  Section 4.4 Authority Relative to this Agreement. OrNda has the corporate power to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement by OrNda and the consummation by OrNda of the transactions contemplated hereby have been duly authorized by the Board of Directors of OrNda, and, except for the approvals of OrNda's stockholders to be sought at the stockholders' meeting contemplated by Section 7.4(b) hereof, no other corporate proceedings on the part of OrNda are necessary to authorize this Agreement or the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by OrNda and constitutes a valid and binding agreement of OrNda, enforceable against OrNda in accordance with its terms.

  Section 4.5 Consents and Approvals; No Violations. Except for applicable requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act"), the Securities Act of 1933, as amended (the "Securities Act"), the Securities Exchange Act of 1934, as amended (the "Exchange Act"), state or foreign laws relating to takeovers, if applicable, state securities or blue sky laws, certain state and local regulatory filings relating to health care licensing and similar matters, and the filing and recordation of a Certificate of Merger as required by the GCL, no filing with, and no permit, authorization, consent or approval of, any public body or authority is necessary for the consummation by OrNda of the transactions contemplated by this Agreement. Neither the execution and delivery of this Agreement by OrNda nor the consummation by OrNda of the transactions contemplated hereby, nor compliance by OrNda with any of the provisions hereof will (a) conflict with or result in any breach of any provisions of the Certificate of Incorporation or By-Laws of OrNda, (b) except as set forth on Schedule 4.5 hereto, result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, contract, agreement or other instrument or obligation to which OrNda or any of its subsidiaries is a party or by which any of them or any of their properties or assets may be bound or (c) violate any order, writ, injunction, decree, statute, rule or regulation applicable to OrNda, any of its subsidiaries or any of their properties or assets, except in the case of clauses (b) and (c) for violations, breaches or defaults which are not in the aggregate material to OrNda and its subsidiaries taken as a whole.

  Section 4.6 Reports and Financial Statements. OrNda has filed all reports required to be filed with the Securities and Exchange Commission (the "SEC") pursuant to the Exchange Act since January 1, 1991 (collectively, the "SEC Reports"), and has previously furnished AHM with true and complete copies of all such SEC Reports. None of such SEC Reports, as of their respective dates, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of the balance sheets (including the related notes) included in the SEC Reports fairly presents the consolidated financial position of OrNda and its subsidiaries as of the respective dates thereof, and the other related statements (including the related notes) included therein fairly present the results of operations and the changes in financial position of OrNda and its subsidiaries for the respective periods or as of the respective dates set forth therein, all in conformity with generally accepted accounting principles consistently applied during the periods involved except as otherwise noted therein.

  Section 4.7 Absence of Certain Changes or Events. Except as set forth in
Schedule 4.7 hereto or in the SEC Reports, since May 30, 1993, neither OrNda nor any of the OrNda Subsidiaries (as hereinafter defined) has: (a) taken any of the actions set forth in Sections 6.2(b) or 6.2(c) hereof; (b) suffered any material adverse change in the business, financial condition, results of operations, properties, assets or liabilities of OrNda and the OrNda Subsidiaries taken as a whole; or (c) subsequent to the date hereof, except as permitted by Section 6.2 hereof, conducted its business and operations other than in the ordinary course of business and consistent with past practices.

  Section 4.8 Litigation. Except for litigation disclosed in the notes to the financial statements included in OrNda's Annual Report to Stockholders for the year ended August 31, 1992 or in the SEC Reports there is no suit, action or proceeding pending or, to the best knowledge of OrNda, threatened against or affecting OrNda or any of its subsidiaries, the outcome of which, in the reasonable judgment of OrNda, is likely to materially and adversely affect the business, financial condition or results of operations of OrNda and its subsidiaries taken as a whole; nor is there any judgment, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality or arbitrator outstanding against OrNda or any of its subsidiaries having, or which, insofar as can reasonably be foreseen, in the future may have, any such effect.

  Section 4.9 Information in Disclosure Documents and Registration
Statement. None of the information to be supplied by OrNda for inclusion in (a) the Registration Statement to be filed with the SEC by OrNda on Form S-4 under the Securities Act for the purpose of registering the OrNda Shares to be issued in the Merger (the "Registration Statement") and (b) the joint proxy statement to be distributed in connection with OrNda's and AHM's meeting of stockholders to vote upon this Agreement (the "Proxy Statement") will in the case of the Registration Statement, at the time it becomes effective and at the Effective Time, or, in the case of the Proxy Statement or any amendments thereof or supplements thereto, at the time of the mailing of the Proxy Statement and any amendments or supplements thereto, and at the time of the meetings of stockholders to be held in connection with the Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Registration Statement will comply as to form in all material respects with the provisions of the Securities Act, and the rules and regulations promulgated thereunder.

  Section 4.10 Absence of Undisclosed Liabilities. Except for liabilities or obligations which are accrued or reserved against in OrNda's financial statements (or reflected in the notes thereto) included in the OrNda SEC Reports or which were incurred after May 30, 1993 in the ordinary course of business and consistent with past practices, and except as disclosed in
Schedule 4.10 hereto, OrNda and the OrNda Subsidiaries do not have any liabilities or obligations (whether absolute accrued contingent or otherwise) of a nature required by generally accepted accounting principles to be reflected in a corporate balance sheet (or reflected in the notes thereto).

  Section 4.11 No Default. Except as disclosed in Schedule 4.11 hereof, neither OrNda nor any of the OrNda Subsidiaries is in default or violation (and no event has occurred which with notice or the lapse of time or both would constitute a default or violation) of any term, condition or provision of (a) its Certificate of Incorporation or By-Laws, (b) any note, bond, mortgage, indenture, license, agreement, contract, lease, commitment or other obligation to which OrNda or any of the OrNda Subsidiaries is a party or by which they or any of their properties or assets may be bound, or (c) any order, writ, injunction, decree, statute, rule or regulation applicable to OrNda or any of the OrNda Subsidiaries, except in the case of clauses (b) and (c) above for defaults or violations which would not have a material adverse affect on OrNda and the OrNda Subsidiaries, taken as a whole.

  Section 4.12 Taxes.

  (a) OrNda has heretofore delivered or will make available to AHM true, correct and complete copies of the consolidated federal, state, local and foreign income, franchise, sales and other Tax Returns (as hereinafter defined) filed by OrNda and the OrNda Subsidiaries for each of OrNda's years ended August 31, 1988, 1989, 1990, 1991 and 1992 inclusive. OrNda has duly filed, and each OrNda Subsidiary has duly filed, all material federal, state, local and foreign income, franchise, sales and other Tax Returns required to be filed by OrNda or the OrNda Subsidiaries. All such Tax Returns are true, correct and complete, in all material respects, and OrNda and the OrNda Subsidiaries have duly paid all Taxes (as hereinafter defined) required to be paid in respect of the periods covered by such returns and has paid or made adequate provision for payment of all accrued but unpaid Taxes in respect of all periods since the periods covered by such Tax Returns. Except as set forth in Schedule 4.12 hereof, all deficiencies assessed as a result of any examination of Tax Returns of OrNda or the OrNda Subsidiaries by federal, state, local or foreign tax authorities have been paid, and deficiencies for all Taxes which have been proposed or asserted against OrNda and the OrNda Subsidiaries do not exceed $750,000 in the aggregate for all periods. Except as disclosed in Schedule 4.12 hereof, no issue has been raised during the past five years by any federal, state, local or foreign taxing authority which, if raised with regard to any other period not so examined, could reasonably be expected to result in a proposed deficiency for any other period not so examined. Except as disclosed in Schedule 4.12 hereof, neither OrNda nor any of the OrNda Subsidiaries has granted any extension or waiver of the statutory period of limitations applicable to any claim for Taxes. Neither OrNda nor any of the OrNda Subsidiaries is a party to any agreement, contract or arrangement that would result, separately or in the aggregate, in the payment of any "excess parachute payments" within the meaning of Section 280G of the Code. OrNda and each of the OrNda Subsidiaries have complied (and until the Closing will comply) in all material respects with all applicable laws, rules and regulations relating to the payment and withholding of Taxes (including, without limitation, withholding of Taxes pursuant to Sections 1441 and 1442 of the Code or similar provisions under any foreign laws) and have, within the time and in the manner prescribed by law, withheld from employee wages and paid over to the proper governmental authorities all amounts required to be so withheld and paid over under all applicable laws.

  (b) For purposes of this Agreement, the term "Taxes" shall mean all taxes, charges, fees, levies or other assessments, including, without limitation, income, gross receipts, excise, property, sales, transfer, license, payroll, withholding, capital stock and franchise taxes, imposed by the United States, or any state, local or foreign government or subdivision or agency thereof, including any interest, penalties or additions thereto. For purposes of this Agreement, the term "Tax Return" shall mean any report, return or other information or document required to be supplied to a taxing authority in connection with Taxes.

  Section 4.13 Title to Properties; Encumbrances.

  Except as described in the following sentence, each of OrNda and the OrNda Subsidiaries has good, valid and marketable title to, or a valid leasehold interest in, all of its properties and assets (real, personal and mixed, tangible and intangible), including, without limitation, all the properties and assets reflected in the consolidated balance sheet of OrNda and the OrNda Subsidiaries as of May 30, 1993 included in OrNda's Quarterly Report on Form l0-Q for the period ended on such date (except for properties and assets disposed of in the ordinary course of business and consistent with past practices since May 30, 1993). None of such properties or assets are subject to any liability, obligation, claim, lien, mortgage, pledge, security interest, conditional sale agreement, charge or encumbrance of any kind (whether absolute, accrued, contingent or otherwise), except (i) as set forth in
Schedule 4.13 hereto, and (ii) minor imperfections of title and encumbrance, if any, which are not substantial in amount, do not materially detract from the value of the property or assets subject thereto and do not impair the operations of OrNda and the OrNda Subsidiaries.

  Section 4.14 Compliance with Applicable Law. Each of OrNda and the OrNda Subsidiaries is in compliance, with all applicable laws (whether statutory or otherwise), rules, regulations, orders, ordinances, judgments or decrees of all governmental authorities (federal, state, local, foreign or otherwise) (collectively, the "Laws"), where the failure to be in such compliance would have a material adverse effect on OrNda and the OrNda Subsidiaries, taken as a whole.

  Section 4.15 Medicare Participation/Accreditation. All of OrNda's hospitals are certified for participation or enrollment in the Medicare and Medicaid programs, have a current and valid provider contract with the Medicare and Medicaid programs, are in substantial compliance with the conditions of participation of such programs and have received all approvals or qualifications necessary for capital reimbursement of OrNda's assets. Neither OrNda nor any of the OrNda Subsidiaries has received notice from the regulatory authorities which enforce the statutory or regulatory provisions in respect of either the Medicare or the Medicaid program of any pending or threatened investigations, and neither OrNda nor any of the OrNda Subsidiaries has any reason to believe that any such investigations or surveys are pending, threatened or imminent which may have a material adverse effect on OrNda and the OrNda Subsidiaries, taken as a whole. All of OrNda's hospitals are accredited by the Joint Commission on Accreditation of Healthcare Organizations.

  Section 4.16 Labor Matters. Neither OrNda nor any of the OrNda Subsidiaries is a party to, or bound by, any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization. There is no unfair labor practice or labor arbitration proceeding pending or, to the knowledge of OrNda, threatened against OrNda or the OrNda Subsidiaries relating to their business, except for any such preceding which would not have a material adverse effect on OrNda and the OrNda Subsidiaries, taken as a whole. To the knowledge of OrNda, there are no organizational efforts with respect to the formation of a collective bargaining unit presently being made or threatened involving employees of OrNda or any of the OrNda Subsidiaries.

  Section 4.17 Employee Benefit Plans; ERISA. Schedule 4.17 hereto sets forth certain representations and warranties of OrNda with respect to its employee benefit plans.

  Section 4.18 Vote Required. Approval of the Merger by the stockholders of OrNda will require the affirmative vote of the holders of a majority of the outstanding shares of OrNda at the stockholders' meeting referred to in Section 7.4.

  Section 4.19 Opinion of Financial Advisor. The Board of Directors of OrNda (at a meeting duly called and held) has unanimously determined that the transactions contemplated hereby are fair to and in the best interest's of the holders of the Common Stock. OrNda has received the oral opinion of Kidder Peabody & Co., Inc., OrNda's financial advisor, substantially to the effect that the Exchange Ratio is fair to AHM from a financial point of view.

                                   ARTICLE V

                     REPRESENTATIONS AND WARRANTIES OF AHM

  AHM represents and warrants to OrNda as follows:

  Section 5.1 Organization. AHM is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power to carry on its business as it is now being conducted or presently proposed to be conducted. AHM is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary, except where the failure to be so qualified will not have a material adverse effect on AHM and its subsidiaries taken as a whole.

  Section 5.2 Capitalization. The authorized capital stock of AHM consists of 60,000,000 shares of Common Stock, par value $.01 per share. As of the date hereof, 27,174,730 Shares were issued and outstanding, employee stock options to acquire 1,601,667 Shares (the "Employee Stock Options") were outstanding under all stock option plans and agreements of AHM and warrants to purchase 1,165,847 shares (the "Warrants") were outstanding pursuant to the Warrant Agreement dated as of December 29, 1989, as amended as of September 1991 between AHM and First City, Texas (the "Warrant Agreement"). All of the issued and outstanding Shares are validly issued, fully paid and nonassessable and free of preemptive rights. Except as set forth above and as otherwise provided for in this Agreement, there are not now, and at the Effective Time there will not be, any shares of capital stock of AHM issued or outstanding or any options, warrants, subscriptions, calls, rights, convertible securities or other agreements or commitments obligating AHM to issue, transfer or sell any shares of its capital stock. Except as provided in this Agreement, after the Effective Time, AHM will have no obligation to issue, transfer or sell any shares of its capital stock pursuant to any employee benefit plan or otherwise.

  Section 5.3 Subsidiaries. Except as set forth on Schedule 5.3 hereto, AHM does not directly or indirectly own any interest in any other corporation, partnership, joint venture or other business association or entity, foreign or domestic. (Such corporations, partnerships, joint ventures or other business entities of which AHM or any of its other Subsidiaries owns, directly or indirectly, greater than fifty percent of the shares of capital stock or other equity interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to cast at least a majority of the votes that may be cast by all shares or equity interests having ordinary voting power for the election of directors or other governing body of such entity are hereinafter referred to as the "Subsidiaries".) Each Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has the corporate power to carry on its business as it is now being conducted or presently proposed to be conducted. Each Subsidiary is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary except where the failure to be so qualified will not have a material adverse effect on AHM or such Subsidiary. Except as set forth on Schedule 5.3 hereof, all of the outstanding shares of capital stock of the Subsidiaries are validly issued, fully paid and nonassessable and are owned by AHM or by a Subsidiary free and clear of any liens, claims, charges or encumbrances. There are not now, and at the Effective Time there will not be, any outstanding options, warrants, subscriptions, calls, rights, convertible securities or other agreements or commitments obligating AHM or any Subsidiary to issue, transfer or sell any securities of any Subsidiary. There are not now, and at the Effective Time there will not be, any voting trusts or other agreements or understandings to which AHM or any of the Subsidiaries is a party or is bound with respect to the voting of the capital stock of AHM or any of the Subsidiaries.

  Section 5.4 Authority Relative to this Agreement. AHM has the corporate power to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement by AHM and the consummation by AHM of the transactions contemplated hereby have been duly authorized by AHM's Board of Directors and, except for the approval of its stockholders to be sought at the stockholders meeting contemplated by Section 7.4 hereof, no other corporate proceedings on the part of AHM are necessary to authorize this Agreement or the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by AHM and constitutes a valid and binding agreement of AHM, enforceable against AHM in accordance with its terms.

  Section 5.5 Consents and Approvals; No Violations. Except for applicable requirements of the HSR Act, the Securities Act, the Exchange Act, state securities or blue sky laws, certain state and local regulatory filings relating to healthcare licensing and similar matters, and the filing and recordation of a Certificate of Merger as required by the GCL, no filing with, and no permit, authorization, consent or approval of, any public body or authority is necessary for the consummation by AHM of the transactions contemplated by this Agreement. Neither the execution and delivery of this Agreement by AHM, nor the consummation by AHM of the transactions contemplated hereby, nor compliance by AHM with any of the provisions hereof, will (a) conflict with or result in any breach of any provisions of the Certificate of Incorporation or By-Laws of AHM or any of the Subsidiaries, (b) except as set forth on Schedule 5.5, result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, contract, agreement or other instrument or obligation to which AHM or any of the Subsidiaries is a party or by which any of them or any of their properties or assets may be bound or (c) violate any order, writ, injunction, decree, statute, rule or regulation applicable to AHM, any of the Subsidiaries or any of their properties or assets, except in the case of clauses (b) and (c) for violations, breaches or defaults which are not in the aggregate material to AHM and the Subsidiaries taken as a whole.

  Section 5.6 Reports and Financial Statements. AHM has filed all reports required to be filed with the SEC pursuant to the Exchange Act since January 1, 1991 (such reports, together with AHM's Proxy Statement for its 1993 Annual Meeting of Stockholders and its Prospectus dated July 21, 1993 relating to its 10% Senior Subordinated Notes, being hereinafter collectively referred to as the "AHM SEC Reports"), and has previously furnished OrNda with true and complete copies of all such AHM SEC Reports. None of such AHM SEC Reports, as of their respective dates, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of the balance sheets (including the related notes) included in AHM SEC Reports fairly presents the consolidated financial position of AHM and the Subsidiaries as of the respective dates thereof, and the other related statements (including the related notes) included therein fairly present the results of operations and the changes in financial position of AHM and the Subsidiaries for the respective periods or as of the respective dates set forth therein, all in conformity with generally accepted accounting principles consistently applied during the periods involved, except as otherwise noted therein.

  Section 5.7 Absence of Certain Changes or Events. Except as set forth in
Schedule 5.7 hereto or in the AHM SEC Reports, since December 31, 1992, neither AHM nor any of the Subsidiaries has: (a) taken any of the actions set forth in Sections 6.1(b), 6.1(c) or 6.1(e) hereof; (b) suffered any material adverse change in the business, financial condition, results of operations, properties, assets or liabilities of AHM and the Subsidiaries taken as a whole; or (c) except, subsequent the date hereof, as permitted by Section 6.1 hereof, conducted its business and operations other than in the ordinary course of business and consistent with past practices.

  Section 5.8 Litigation. Except for litigation disclosed in the notes to the financial statements included in AHM's Annual Report to Stockholders for the year ended December 31, 1992 or in AHM SEC Reports there is no suit, action or proceeding pending or, to the best knowledge of AHM, threatened against or affecting AHM or any of its subsidiaries, the outcome of which, in the reasonable judgment of AHM, is likely to materially and adversely affect the business, financial condition or results of operations of AHM and its subsidiaries taken as a whole; nor is there any judgment, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality or arbitrator outstanding against AHM or any of its subsidiaries having, or which, insofar as can reasonably be foreseen, in the future may have, any such effect.

  Section 5.9 Absence of Undisclosed Liabilities. Except for liabilities or obligations which are accrued or reserved against in AHM's financial statements (or reflected in the notes thereto) included in the AHM SEC Reports or which were incurred after June 30, 1993 in the ordinary course of business and consistent with past practices, and AHM and the Subsidiaries do not have any liabilities or obligations (whether absolute accrued contingent or otherwise) of a nature required by generally accepted accounting principles to be reflected in a corporate balance sheet (or reflected in the notes thereto).

  Section 5.10 No Default. Except as disclosed in Schedule 5.10 hereof, neither AHM nor any of the Subsidiaries is in default or violation (and no event has occurred which with notice or the lapse of time or both would constitute a default or violation) of any term, condition or provision of (a) its Certificate of Incorporation or By-Laws, (b) any note, bond, mortgage, indenture, license, agreement, contract, lease, commitment or other obligation to which AHM or any of the Subsidiaries is a party or by which they or any of their properties or assets may be bound, or (c) any order, writ, injunction, decree, statute, rule or regulation applicable to AHM or any of the Subsidiaries, except in the case of clauses (b) and (c) above for defaults or violations which would not have a material adverse effect on AHM and Subsidiaries, taken as a whole.

  Section 5.11 Taxes.

    (a) AHM has heretofore delivered or will make available to OrNda true, correct and complete copies of the consolidated federal, state, local and foreign income, franchise sales and other Tax Returns (as hereinafter defined) filed by AHM and the Subsidiaries for each of AHM's years ended December 31, 1988, 1989, 1990, 1991 and 1992 inclusive. AHM has duly filed, and each Subsidiary has duly filed, all material federal, state, local and foreign income, franchise, sales and other Tax Returns required to be filed by AHM or the Subsidiaries. All such Tax Returns are true, correct and complete, in all material respects, and AHM and the Subsidiaries have duly paid, all Taxes (as hereinafter defined) required to be paid in respect of the periods covered by such returns and has made adequate provision for payment of all accrued but unpaid Taxes anticipated in respect of all periods since the periods covered by such Tax Returns. All deficiencies assessed as a result of any examination of Tax Returns of AHM or the Subsidiaries by federal, state, local or foreign tax authorities have been paid, and deficiencies for all Taxes which have been proposed or asserted against AHM and the Subsidiaries do not exceed $750,000 in the aggregate for all periods. Except as disclosed in Schedule 5.11 hereof, no issue has been raised during the past five years by any federal, state, local or foreign taxing authority which, if raised with regard to any other period not so examined, could reasonably be expected to result in a proposed deficiency for any other period not so examined. Except as disclosed in Schedule 5.11 hereof, neither AHM nor any of the Subsidiaries has granted any extension or waiver of the statutory period of limitations applicable to any claim for Taxes. Except as set forth on Schedule 5.11 hereof, neither AHM nor any of the Subsidiaries is a party to any agreement, contract or arrangement that would result, separately or in the aggregate, in the payment of any "excess parachute payments" within the meaning of Section 280G of the Code. AHM and each of the Subsidiaries have complied (and until the Closing will comply) in all material respects with all applicable laws, rules and regulations relating to the payment and withholding of Taxes (including, without limitation, withholding of Taxes pursuant to Sections 1441 and 1442 of the Code or similar provisions under any foreign laws) and have, within the time an in the manner prescribed by law, withheld from employee wages and paid over to the proper governmental authorities all amounts required to be so withheld and paid over under all applicable laws.

    (b) For purposes of this Agreement, the term "Taxes" shall mean all taxes, charges, fees, levies or other assessments, including, without limitation, income, gross receipts, excise, property, sales, transfer, license, payroll, withholding, capital stock and franchise taxes, imposed by the United States, or any state, local or foreign government or subdivision or agency thereof, including any interest, penalties or additions thereto. For purposes of this Agreement, the term "Tax Return" shall mean any report, return or other information or document required to be supplied to a taxing authority in connection with Taxes.

  Section 5.12 Employee Benefit Plans; ERISA. Schedule 5.12 hereto sets forth certain representations and warranties of AHM with respect to its employee benefit plans.

  Section 5.13 Title to Properties; Encumbrances.

  Except as described in the following sentence, each of AHM and the Subsidiaries has good, valid and marketable title to, or a valid leasehold interest in, all of its properties and assets (real, personal and mixed, tangible and intangible), including, without limitation, all the properties and assets reflected in the consolidated balance sheet of AHM and the Subsidiaries as of September 30, 1993 included in AHM's Quarterly Report on Form 10-Q for the period ended on such date (except for properties and assets disposed of in the ordinary course of business and consistent with past practices since September 30, 1993). None of such properties or assets are subject to any liability, obligation, claim, lien, mortgage, pledge, security interest, conditional sale agreement, charge or encumbrance of any kind (whether absolute, accrued, contingent or otherwise), except (i) as set forth in
Schedule 5.13 hereto, and (ii) minor imperfections of title and encumbrance, if any, which are not substantial in amount, do not materially detract from the value of the property or assets subject thereto and do not impair the operations of AHM and the Subsidiaries.

  Section 5.14 Compliance with Applicable Law. Each of AHM and the Subsidiaries is in compliance with all applicable laws (whether statutory or otherwise), rules, regulations, orders, ordinances, judgments or decrees of all governmental authorities (federal, state, local, foreign or otherwise) (collectively, the "Laws"), where the failure to be in such compliance would have a material adverse effect on AHM and the Subsidiaries, taken as a whole.

  Section 5.15 Information in Disclosure Documents and Registration
Statement. None of the information to be supplied by AHM for inclusion in the Proxy Statement or the Registration Statement, other than the information to be supplied by OrNda, will, in the case of the Registration Statement, at the time it becomes effective and at the Effective Time, or, in the case of the Proxy Statement or any amendments thereof or supplements thereto, at the time of the mailing of the Proxy Statement and any amendments or supplements thereto, and at the time of the meeting of stockholders of AHM to be held in connection with the Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act, and the rules and regulations promulgated thereunder.

  Section 5.16 Opinion of Financial Advisor. The Board of Directors of AHM (at meetings duly called and held) has unanimously determined that the transactions contemplated hereby are fair to and in the best interests of the holders of the Shares. The Board of Directors of AHM has unanimously determined that the "Termination Date" (as defined in AHM's Amended Certificate of Incorporation) shall be deemed to have occurred immediately prior to the Effective Time and such determination renders the transfer restriction provisions of Article Four of AHM's Amended Certificate of Incorporation inapplicable to the Merger. AHM has received the oral opinion of Donaldson, Lufkin & Jenrette Securities Corporation, AHM's financial advisor, substantially to the effect that the consideration to be received in the Merger by the holders of the Shares is fair to such stockholders from a financial point of view.

  Section 5.17 Vote Required. Approval of the Merger by the stockholders of AHM will require the affirmative vote of the holders of a majority of the outstanding Shares.

  Section 5.18 Medicare Participation/Accreditation. All of AHM's hospitals are certified for participation or enrollment in the Medicare and Medicaid programs, have a current and valid provider contract with the Medicare and Medicaid programs, are in substantial compliance with the conditions of participation of such programs and have received all approvals or qualifications necessary for capital reimbursement of AHM's assets. Neither AHM nor any of its Subsidiaries has received notice from the regulatory authorities which enforce the statutory or regulatory provisions in respect of either the Medicare or the Medicaid program of any pending or threatened investigations or surveys, and neither AHM nor any of its Subsidiaries has any reason to believe that any such investigations are pending, threatened or imminent which may have a material adverse effect on AHM and its Subsidiaries, taken as a whole. Except for Eastmoreland General Hospital, all of AHM's hospitals are accredited by the Joint Commission on Accreditation of Healthcare Organizations.

  Section 5.19 Labor Matters. Except as set forth on Schedule 5.19, neither AHM nor any of the Subsidiaries is a party to, or bound by, any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization. There is no unfair labor practice or labor arbitration proceeding pending or, to the knowledge of AHM, threatened against AHM or the Subsidiaries relating to their business, except for any such preceding which would not have a material adverse effect on AHM and the Subsidiaries, taken as a whole. To the knowledge of AHM, there are no organizational efforts with respect to the formation of a collective bargaining unit presently being made or threatened involving employees of AHM or any of the Subsidiaries.

                                   ARTICLE VI

                     CONDUCT OF BUSINESS PENDING THE MERGER

  Section 6.1 Conduct of Business by AHM Pending the Merger. Prior to the Effective Time, unless OrNda shall otherwise agree in writing, or as otherwise contemplated by this Agreement:

    (a) the respective businesses of AHM and the Subsidiaries shall be conducted only in the ordinary and usual course of business and consistent with past practices, and there shall be no material changes in the conduct of AHM's operations;

    (b) AHM shall not (i) sell or pledge or agree to sell or pledge any stock owned by it in any of the Subsidiaries; (ii) amend its certificate of Incorporation or By-Laws; or (iii) split, combine or reclassify any shares of its outstanding capital stock or declare, set aside or pay any dividend or other distribution payable in cash, stock or property, or redeem or otherwise acquire any shares of its capital stock or shares of the capital stock of any of the Subsidiaries;

    (c) neither AHM nor any of the Subsidiaries shall (i) authorize for issuance, issue or sell any additional shares of, or rights of any kind to acquire any shares of, its capital stock of any class (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise), except for unissued shares reserved for issuance upon the exercise of Employee Stock Options or Warrants; (ii) except for the transaction described in paragraph 1 of Schedule 5.7, acquire, dispose of, transfer, lease, license, mortgage, pledge or encumber any fixed or other assets other than in the ordinary course of business and consistent with past practices; (iii) incur, assume or prepay any indebtedness or any other material liabilities other than in the ordinary course of business and consistent with past practices; (iv) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person other than a Subsidiary in the ordinary course of business and consistent with past practices; (v) make any loans, advances or capital contributions to, or investments in, any other person, other than to Subsidiaries; (vi) authorize capital expenditures in excess of the amount currently budgeted therefor; (vii) permit any insurance policy naming AHM or any Subsidiary as a beneficiary or a loss payee to be cancelled or terminated other than in the ordinary course of business; or (viii) enter into any contract, agreement, commitment or arrangement with respect to any of the foregoing;

    (d) AHM shall use its best efforts to preserve intact the business organization of AHM and the Subsidiaries, to keep available the services of its and their present officers and key employees, and to preserve the goodwill of those having business relationships with it and the Subsidiaries;

    (e) neither AHM nor any of the subsidiaries will enter into any new employment agreements with any of their respective officers or employees or grant any increases in the compensation of their respective officers and employees other than increases in the ordinary course of business and consistent with past practice, or enter into, adopt or amend any Plan (as that term is defined in Schedule 5.12 hereto); and

    (f) neither AHM nor any of the Subsidiaries shall (i) knowingly take or allow to be taken any action which would jeopardize the treatment of OrNda's acquisition of AHM as a pooling of interests for accounting purposes; or (ii) knowingly take any action which would jeopardize qualification of the Merger as a reorganization within the meaning of
  Section 368(a) of the Code.

  Section 6.2 Conduct of Business by OrNda Pending the Merger. Prior to the Effective Time, unless AHM shall otherwise agree in writing, or as otherwise contemplated by this Agreement:

    (a) the respective businesses of OrNda and the OrNda Subsidiaries shall be conducted only in the ordinary and usual course of business and consistent with past practices, and there shall be no material changes in the conduct of OrNda's operations;

    (b) OrNda shall not (i) sell or pledge or agree to sell or pledge any stock owned by it in any of the OrNda Subsidiaries; (ii) amend its certificate of Incorporation or By-Laws, except for the proposed amendment to OrNda's Restated Certificate of Incorporation (the "OrNda Charter Amendment"), providing for an increase in the number of shares of OrNda Common Stock authorized to 200 million, to be submitted to OrNda Stockholders for approval at the stockholders meeting contemplated by
  Section 7.4; or (iii) split, combine or reclassify any shares of its outstanding capital stock or declare, set aside or pay any dividend or other distribution payable in cash, stock or property (other than dividends on the OrNda Preferred Stock payable in additional shares of the OrNda Preferred Stock), or redeem or otherwise acquire any shares of its capital stock or shares of the capital stock of any of the Parent Subsidiaries, except for the repurchase of limited partnership interests in Brotman Partners, L.P. a California limited partnership, pursuant to the provisions of the Brotman Partners, L.P. amended and restated limited partnership agreement dated as of February 28, 1989;

    (c) neither OrNda nor any of the OrNda Subsidiaries shall (i) authorize for issuance, issue or sell any additional shares of, or rights of any kind to acquire any shares of, its capital stock of any class (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise), except for (A) unissued shares of OrNda Common Stock Reserved for issuance upon the exercise of OrNda Employee Stock Options, OrNda Warrants or the OrNda Preferred Stock, (B) dividends on the OrNda Preferred Stock payable in additional shares of OrNda Preferred Stock, (C) the authorization of an additional 100 million shares of OrNda Common Stock pursuant to the OrNda Charter Amendment and (D) the authorization for issuance and the issuance of shares of OrNda Common Stock and certain options and rights to acquire OrNda Common Stock pursuant to the employee benefit plans of OrNda, described in OrNda's Proxy Statement and to be submitted to the OrNda Stockholders for approval at the stockholders meeting contemplated by Section 7.4; (ii) incur, assume or prepay any indebtedness or any other material liabilities other than in the ordinary course of business and consistent with past practices; (iii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person other than a OrNda Subsidiary in the ordinary course of business and consistent with past practices; or (iv) enter into any contract, agreement, commitment or arrangement with respect to any of the foregoing;

    (d) OrNda shall use its best efforts to preserve intact the business organization of OrNda and the OrNda Subsidiaries, to keep available the services of its and their present officers and key employees, and to preserve the goodwill of those having business relationships with it and the OrNda Subsidiaries; and

    (e) neither OrNda nor any of the OrNda Subsidiaries shall (i) knowingly take or allow to be taken any action which would jeopardize the treatment of OrNda's acquisition of AHM as a pooling of interests for accounting purposes; or (ii) knowingly take any action which would jeopardize qualification of the Merger as a reorganization within the meaning of
  Section 368(a) of the Code.

                                  ARTICLE VII

                             ADDITIONAL AGREEMENTS

  Section 7.1 Access and Information. AHM and OrNda shall each afford to the other and to the other's financial advisors, legal counsel, accountants consultants and other representatives full access during normal business hours throughout the period prior to the Effective Time to all of its books, records, properties, plants and personnel and, during such period, each shall furnish promptly to the other (a) a copy of each report, schedule and other document filed or received by it pursuant to the requirements of federal or state securities laws, and (b) all other information as such other party may reasonably request, provided that no investigation pursuant to this Section 7.1 shall affect any representations or warranties made herein or the conditions to the obligations of the respective parties to consummate the Merger. Each party shall hold in confidence all nonpublic information until such time as such information is otherwise publicly available and, if this Agreement is terminated, each party will deliver to the other all documents, work papers and other material (including copies) obtained by such party or on its behalf from the other party as a result of this Agreement or in connection herewith, whether so obtained before or after the execution hereof.

  Section 7.2 Acquisition Proposals. OrNda and AHM each agree (a) that, except for potential transactions which have been previously discussed by the parties hereto and which would be pursued jointly, neither of them or their respective subsidiaries will and each of them will use their best efforts to cause their respective directors, officers, employees, financial advisors, legal counsel, accountants and other agents and representatives not to, initiate or solicit, directly or indirectly, any inquiries or the making of any proposal with respect to, engage in negotiations concerning, provide any confidential information or data to or have any discussions with, any person relating to, any acquisition, business combination or purchase of all or any significant portion of the assets of, or any equity interest in such party or any subsidiary of such party (an

"Acquisition Proposal"), other than the Merger, (b) that it will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any person conducted heretofore with respect to any of the foregoing, and (c) that it will notify the other party immediately in writing if any such inquiries or proposals are received by, any such information is requested from, or any such negotiations or discussions are sought to be initiated or continued with, it.

  Section 7.3 Registration Statement. As promptly as practicable, OrNda and AHM shall prepare and file with the SEC the Proxy Statement and OrNda shall prepare and file with the SEC the Registration Statement. Each of OrNda and AHM shall use its best efforts to have the Registration Statement declared effective. OrNda shall also use its best efforts to take any action required to be taken under state securities or blue sky laws in connection with the issuance of the OrNda Shares pursuant hereto. AHM shall furnish OrNda with all information concerning AHM and the holders of its capital stock and shall take such other action as OrNda may reasonably request in connection with such Registration Statement and issuance of OrNda Shares.

  Section 7.4 Proxy Statements; Stockholder Approvals.

  (a) AHM, acting through its Board of Directors, shall, in accordance with applicable law and its Certificate of Incorporation and By-Laws:

    (i) promptly and duly call, give notice of, convene and hold as soon as practicable following the date upon which the Registration Statement becomes effective a meeting of its stockholders for the purpose of voting to approve and adopt this Agreement and shall use its best efforts to obtain such stockholder approval; and

    (ii) recommend approval and adoption of this Agreement by the stockholders of AHM and include in the Proxy Statement such recommendation, and take all lawful action to solicit such approval.

  (b) OrNda, acting through its Board of Directors, shall, in accordance with applicable law and its Certificate of Incorporation and By-Laws:

    (i) promptly and duly call, give notice of, convene and hold as soon as practicable following the date upon which the Registration Statement becomes effective a meeting of its stockholders for the purpose of voting to approve and adopt this Agreement and shall use its best efforts to obtain such stockholder approval; and

    (ii) recommend approval and adoption of this Agreement by the stockholders of OrNda and include in the Proxy Statement such recommendation, and take all lawful action to solicit such approval.

  (c) OrNda and AHM, as promptly as practicable, shall cause the definitive Proxy Statement to be mailed to their stockholders. At the stockholders' meetings, each of OrNda and AHM shall vote or cause to be voted in favor of approval and adoption of this Agreement all Shares as to which it holds proxies at such time.

  Section 7.5 Compliance with the Securities Act.

  (a) Prior to the Effective Time AHM shall cause to be delivered to OrNda a list identifying all persons who were, in its reasonable judgment, at the record date for AHM stockholders' meeting convened in accordance with Section
7.4 hereof, "affiliates" of AHM as that term is used in paragraphs (c) and (d) of Rule 145 under the Securities Act (the "Affiliates").

  (b) AHM shall use its best efforts to cause each person who is identified as an Affiliate in the opinion referred to above to deliver to OrNda at or prior to the Effective Time a written agreement, in the form attached hereto as Exhibit B (the "Affiliate Letters").

  Section 7.6 Antitrust Laws. As promptly as practicable, AHM and OrNda shall make all filings and submissions under the HSR Act as may be reasonably required to be made in connection with this Agreement and the transactions contemplated hereby. Subject to Section 7.1 hereof, AHM will furnish to OrNda, and OrNda will furnish to AHM, such information and assistance as the other may reasonably request in connection with the preparation of any such filings or submissions. Subject to Section 7.1 hereof, AHM will provide OrNda, and OrNda will provide AHM, with copies of all correspondence, filings or communications (or memoranda setting forth the substance thereof) between such party or any of its representatives, on the one hand, and any governmental agency or authority or members of their respective staffs, on the other hand, with respect to this Agreement and the transactions contemplated hereby.

  Section 7.7 Proxies. Concurrently herewith, AHM is entering into the Proxies with each of Joseph Littlejohn & Levy Fund, L.P. and Charles N. Martin substantially in the form attached hereto as Exhibits A-1 and A-2.

  Section 7.8 Employee Stock Options; Warrants. AHM has not since December 31, 1986 accelerated the vesting or exercisability of or otherwise modified and, except as provided in this Section 7.8, from the date hereof AHM will not accelerate the vesting or exercisability of or otherwise modify, the terms and conditions applicable to the Employee Stock Options, whether set forth in the governing stock option plans of AHM (the "Company Stock Option Plans"), option agreement with the executive or otherwise. At the Effective Time, each of the Employee Stock Options which is outstanding and unexercised both as of the date hereof and at the Effective Time shall be converted automatically into an option to purchase OrNda Shares in an amount and at an exercise price determined as provided below (and otherwise subject to the terms of AHM's Stock Option Plans):

    (1) The number of OrNda Shares to be subject to the new option shall be equal to the product of the number of Shares subject to the original option and the Exchange Ratio, provided that any fractional OrNda Shares resulting from such multiplication shall be rounded down to the nearest share; and

    (2) The exercise price per OrNda Share under the new option shall be equal to the exercise price per Share under the original option divided by the Exchange Ratio, provided that such exercise price shall be rounded up to the nearest cent.

The adjustment provided herein with respect to any options which are "incentive stock options" (as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code")) shall be and is intended to be effected in a manner which is consistent with Section 424(a) of the Code. The duration and other terms of the new option shall be the same as the original option, except that all references to AHM shall be deemed to be references to OrNda. OrNda shall file with the SEC a registration statement on Form S-8 (or other appropriate form) or a post-effective amendment to the Registration Statement as promptly as practicable after the Effective Time, for purposes of registering all OrNda Shares issuable after the Effective Time upon exercise of the Employee Stock Options, and use all reasonable efforts to have such registration statement or post-effective amendment become effective and to comply, to the extent applicable, with state securities or blue sky laws with respect thereto at the Effective Time.

  (b) At or prior to the Effective Time, OrNda shall execute and deliver to First City, Texas -Dallas (the "Warrant Agent") a supplemental warrant agreement meeting the requirements of Subsection (I) of Section 8 of the Warrant Agreement.

  Section 7.9 Public Announcements. OrNda, on the one hand, and AHM, on the other hand, agree that they will not issue any press release or otherwise make any public statement or respond to any press inquiry with respect to this Agreement or the transactions contemplated hereby without the prior approval of the other party, except as may be required by law.

  Section 7.10 By-Law Indemnification Provision. (a) For a period of six years from and after the Effective Time, OrNda shall indemnify, and advance expenses in matters that may be subject to indemnification to, persons who served as directors and officers of AHM or any AHM Subsidiary on or before the Effective Time with respect to liabilities and claims (and related expenses) made against them resulting from their service as such prior to the Effective Time with and subject to the requirements and other provisions of OrNda's certificate of incorporation and bylaws in effect on the date of this Agreement and applicable provisions of law to the same extent as OrNda is obligated thereunder to indemnify and advance expenses to its own directors and officers with respect to liabilities and claims made against them resulting from their service for OrNda.

  (b) OrNda shall cause to be maintained in effect for a period ending not sooner that the sixth anniversary of the Effective Time directors' and officers' liability insurance providing at least the same coverage with respect to the AHM's officers and directors as the policies maintained on behalf of directors and officers of AHM as of the date hereof, and containing terms and conditions which are no less advantageous, with respect to matters occurring on or prior to the Effective Time (to the extent such insurance is available with respect to such matters). Notwithstanding the foregoing, from and after the third anniversary of the Effective Time, OrNda shall not be obligated to provide any greater officers' and directors' liability insurance than that generally afforded to officers and directors of OrNda under policies maintained by OrNda with respect to its directors and officers.

  Section 7.11 Expenses. Except as set forth in this Section 7.11, whether or not the Merger is consummated all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby and thereby shall be paid by the party incurring such expenses except that those expenses incurred in connection with printing the Registration Statement and the related Proxy Statement, as well as the filing fee relating to the Registration Statement will be shared equally by OrNda and AHM.

  (b) As a condition and inducement to OrNda's willingness to enter this Agreement, if (A) prior to the meeting of AHM's stockholders contemplated by
Section 7.4(a) a competing Acquisition Proposal relating to AHM is received by AHM, and (B) either the stockholders of AHM fail to approve the Merger at the stockholders' meeting contemplated by Section 7.4(a), or AHM breaches its covenant set forth in Section 7.4(a) and (c) such Acquisition Proposal (or any revised transaction based on such Acquisition Proposal) is thereafter consummated within 24 months of the date of the termination of this Agreement, AHM (or the successor thereto) shall promptly upon such consummation pay to OrNda in cash a fee of $5 million.

  Section 7.12 Additional Agreements. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use all reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including using all reasonable efforts to obtain all necessary waivers, consents and approvals and to effect all necessary registrations and filings. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and/or directors of OrNda and AHM shall take all such necessary action.

  Section 7.13 Directors of OrNda. OrNda agrees that promptly after the Effective Time, OrNda shall take such action as may be necessary to enable three of the present directors of AHM to be appointed to the Board of Directors of OrNda and shall use its best efforts to cause such Board of Directors to consist of eleven members.

  Section 7.14 Registration Rights. Prior to the Effective Time, OrNda will negotiate in good faith with each of John W. Gildea and John F. Nickoll an agreement providing registration rights covering the Shares owned at the Effective Time by Messrs. Gildea and Nickoll and their affiliates.

                                  ARTICLE VIII

                    CONDITIONS TO CONSUMMATION OF THE MERGER

  Section 8.1 Conditions to Each Party's Obligation to Effect the Merger. The respective obligations of each party to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:

    (a) Any waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated, and no action shall have been instituted by the Department of Justice or Federal Trade Commission challenging or seeking to enjoin the consummation of this transaction, which action shall have not been withdrawn or terminated.

    (b) The Registration Statement shall have become effective in accordance with the provisions of the Securities Act.

    (c) This Agreement and the transactions contemplated hereby shall have been approved and adopted by the requisite vote of the stockholders of each of AHM and OrNda in accordance with applicable law.

    (d) No preliminary or permanent injunction or other order by any federal or state court in the United States which prohibits the consummation of the Merger shall have been issued and remain in effect.

    (e) OrNda and AHM shall have obtained financing, the terms and conditions of which are reasonably satisfactory to OrNda and AHM, in an amount sufficient to refinance the outstanding senior bank and institutional indebtedness of OrNda and AHM and AHM's 10% Senior Subordinated Notes due 2003 and provide adequate working capital (the "Subordinated Notes").

    (f) AHM shall have received such consents or waivers from the holders of the Subordinated Notes as OrNda, AHM and their senior bank and institutional lenders shall agree are reasonably required.

    (g) Each of AHM and OrNda shall have obtained such consents from third parties and government instrumentalities in addition to pursuant to the HSR Act as shall be required and which are material to OrNda and AHM and to consummation of the transactions contemplated hereby.

    (h) OrNda and AHM shall have each received a letter of Ernst & Young, dated the Effective Time, addressed to OrNda and AHM stating that the Merger will qualify as a pooling of interests transaction under Opinion No. 16 of the Accounting Principles Board.

  Section 8.2 Conditions to Obligation of AHM to Effect the Merger. The obligation of AHM to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following additional conditions:

    (a) OrNda shall have performed in all material respects its obligations under this Agreement required to be performed by it at or prior to the Effective Time and the representations and warranties of OrNda contained in this Agreement shall be true and correct in all material respects at and as of the Effective Time as if made at and as of such time, except as contemplated by this Agreement, and AHM shall have received a certificate of the Chairman of the Board, the President or an Executive Vice President of OrNda as to the satisfaction of this condition.

    (b) AHM shall have received an opinion of Drinker Biddle & Reath, counsel to AHM, in form and substance reasonably satisfactory to AHM, dated as of the Effective Time, substantially to the effect that the Merger will constitute a reorganization for federal income tax purposes within the meaning of Section 368(a) of the Code and that accordingly:

      (i) No gain or loss will be recognized by the stockholders of AHM who exchange their Shares solely for OrNda Shares pursuant to the Merger (except to the extent that cash is received in lieu of a fractional share interest);

      (ii) The aggregate basis of the OrNda Shares received by stockholders in the Merger will be the same as the aggregate basis of the Shares surrendered in exchange therefor (reduced by any amount allocable to a fractional share interest for which cash is received); and

      (iii) The holding period of the OrNda Shares received by stockholders in the Merger will include the period during which the Shares surrendered in exchange therefor were held, provided such Shares were held as a capital asset at the Effective Time.

    In rendering such opinion Drinker Biddle & Reath may require and rely upon representations contained in certificates of officers of OrNda and AHM and others as well as certificates of shareholders who beneficially own five percent or more of the votes or value of any class of stock of OrNda or AHM and others.

    (C) AHM shall have received an opinion from James H. Johnson, Esq., Vice President and General Counsel of OrNda, or from Skadden, Arps, Slate, Meagher & Flom special counsel to OrNda, dated the Effective Time, to the effect that:

      (i) OrNda is a corporation duly organized and validly existing under the laws of the State of Delaware.

      (ii) OrNda has the corporate power to enter into this Agreement and to consummate the transactions contemplated hereby; and the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by requisite corporate action taken on the part of OrNda.

      (iii) This Agreement has been executed and delivered by OrNda and is a valid and binding obligation of OrNda, enforceable against OrNda in accordance with its terms, except (A) as may be limited by or subject to any bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights, and (B) that the remedies of specific performance, injunction and other forms of equitable relief are subject to certain tests of equity jurisdiction, equitable defenses and the discretion of the court before which any proceeding therefor may be brought.

      (iv) Neither the execution and delivery of this Agreement by OrNda, nor the consummation by OrNda of the transactions contemplated hereby, will violate the Certificate of Incorporation or ByLaws of OrNda or, to the best knowledge of such counsel, without having made any independent investigation, will constitute a violation of or a default under (except for any such violation or default as to which requisite waivers or consents either shall have been obtained by OrNda prior to the Effective Time or shall have been waived by AHM in writing) any material contract, agreement or instrument to which OrNda is subject and which has been specifically identified to such counsel by OrNda in connection with rendering such opinion.

      (v) The OrNda Shares to be issued in connection with the transactions contemplated by this Agreement are duly authorized and reserved for issuance and, when issued as contemplated by this Agreement will be validly issued, fully paid and nonassessable.

      (vi) To the best knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Securities Act.

      (vii) While such counsel assumes no responsibility for any event, occurrence or statement of fact relating to OrNda, or for the accuracy completeness or fairness of any statements contained in or omitted from the Registration Statement or the Proxy Statement and while such counsel expresses no opinion as to the financial statements or other financial or statistical data contained therein with respect to information in the Registration Statement or the Proxy Statement relating to OrNda and Sub:

        (A) The Registration Statement complies as to form in all material respects with the requirements of the Securities Act, and the applicable rules and regulations promulgated thereunder; and

        (B) Such counsel has no reason to believe that the Registration Statement or the Proxy Statement, as amended or supplemented to the date of such opinion, contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein (in the case of the Proxy Statement, in the light of the circumstances in which they were made) not misleading.

      (viii) The Merger has been effective under the GCL.

  As to any matter in such opinion which involves matters of fact or matters relating to laws other than federal securities or Delaware corporate law, such counsel may rely upon the certificates of officers and directors of OrNda and of public officials and opinions of local counsel, reasonably acceptable to AHM.

  Section 8.3 Conditions to Obligations of OrNda to Effect the Merger. The obligations of OrNda to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following additional conditions:

    (a) AHM shall have performed in all material respects its obligations under this Agreement required to be performed by it at or prior to the Effective Time and the representations and warranties of AHM contained in this Agreement shall be true and correct in all material respects at and as of the Effective Time as if made at and as of such time except as contemplated by this Agreement, and OrNda shall have received a Certificate of the Chairman of the Board, the President or an Executive Vice President of AHM as to the satisfaction of this condition.

    (b) OrNda shall have received an opinion from Robert M. Dubbs, Senior Vice President and General Counsel of AHM or Drinker Biddle & Reath, counsel for AHM, dated the Effective Time, to the effect that:

      (i) AHM is a corporation duly organized and validly existing under the laws of the State of Delaware.

      (ii) AHM has the corporate power to enter into this Agreement and to consummate the transactions contemplated hereby; and the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by requisite corporate action taken on the part of AHM.

      (iii) This Agreement has been executed and delivered by AHM and is a valid and binding obligation of AHM, enforceable against AHM in accordance with its terms, except (A) as may be limited by or subject to any bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights, and (B) that the remedies of specific performance, injunction and other forms of equitable relief are subject to certain tests of equity jurisdiction, equitable defenses and the discretion of the court before which any proceeding therefor may be brought.

      (iv) Neither the execution and delivery of this Agreement by AHM, nor the consummation by AHM of the transactions contemplated hereby, will violate the Certificate of Incorporation or By-Laws of AHM or, to the best knowledge of such counsel, without having made any independent investigation, will constitute a violation of or a default under (except for any such violation or default as to which requisite waivers or consents either shall have been obtained by AHM prior to the Effective Time or shall have been waived by the OrNda in writing) any material contract, agreement or instrument to which AHM or any of the Subsidiaries is subject and which has been specifically identified to such counsel by AHM in connection with rendering such opinion.

      (v) While such counsel assumes no responsibility for any event, occurrence or statement of fact relating to AHM, or for the accuracy, completeness or fairness of any statements contained in or omitted from the Registration Statement or the Proxy Statement, and while such counsel expresses no opinion as to the financial statements or other financial or statistical data contained therein, with respect to information in the Registration Statement or the Proxy Statement relating to AHM and the Subsidiaries:

        (A) The Proxy Statement complies as to form in all material respects with the requirements of the Exchange Act, and the applicable rules and regulations promulgated thereunder; and

        (B) Such counsel has no reason to believe that the Registration Statement or the Proxy Statement, as amended or supplemented to the date of such opinion, contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein (in the case of the Proxy Statement in the light of the circumstances in which they were made) not misleading.

      (vii) The Merger has become effective under the GCL. As to any matter in such opinion which involves matters of fact or matters relating to laws other than federal securities or Delaware corporate law, such counsel may rely upon the certificates of officers and directors of AHM and of public officials and opinions of local counsel, reasonably acceptable to OrNda.

    (c) OrNda shall have received a letter from Ernst & Young, AHM's independent accountants, dated the Effective Time and addressed to OrNda, as to such matters reasonably requested by them.

    (d) OrNda shall have received an opinion of Skadden, Arps, Slate, Meagher & Flom, in form and substance reasonably satisfactory to OrNda, dated as of the Effective Time, substantially to the effect that the Merger will constitute a reorganization for federal income tax purposes within the meaning of Section 368(a) of the Code and that accordingly:

      (i) No gain or loss will be recognized by the stockholders of AHM who exchange their Shares solely for OrNda Shares pursuant to the Merger (except to the extent that cash is received in lieu of a fractional share interest);

      (ii) The aggregate basis of OrNda Shares received by stockholders in the Merger will be the same as the aggregate basis of the Shares surrendered in exchange therefor (reduced by any amount allocable to a fractional share interest for which cash is received);

      (iii) The holding period of the OrNda Shares received by stockholders in the Merger will include the period during which the Shares surrendered in exchange therefor were held, provided such Shares were held as a capital asset at the Effective Time; and

      (iv) No gain or loss will be recognized by AHM, or OrNda as a result of the Merger.

  In rendering such opinion, Skadden, Arps, Slate, Meagher & Flom may require and rely upon representations contained in certificates of officers of OrNda, AHM and others as well as certificates of shareholders who beneficially own five percent or more of the votes or value of any class of stock of OrNda, AHM and others.

                                   ARTICLE IX

                       TERMINATION, AMENDMENT AND WAIVER

  Section 9.1 Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval by the stockholders of OrNda or AHM:

    (a) by mutual consent of OrNda and AHM;

    (b) by either OrNda or AHM, if the Merger shall not have been consummated on or before July 31, 1994;

    (c) by AHM if any of the conditions specified in Sections 8.1 and 8.2 hereof has not been met or waived by AHM prior to or at such time as such condition can no longer be satisfied; or

    (d) by OrNda if any of the conditions specified in Sections 8.1 and 8.3 hereof has not been met or waived by OrNda prior to or at such time as such condition can no longer be satisfied.

  Section 9.2 Effect of Termination. In the event of termination of this Agreement as provided above, this Agreement shall forthwith become void and, except for a termination resulting from a breach by a party of this Agreement, there shall be no liability on the part of either OrNda or AHM or their respective officers or directors (except as set forth in Section 7.1 hereof and except for Sections 7.11 and 10.2 hereof which shall survive the termination).

  Section 9.3 Amendment. This Agreement may be amended by action taken by OrNda and AHM at any time before or after approval hereof by the stockholders of AHM or OrNda, but, after any such approval, no amendment shall be made which alters the ratio at which the Shares are to be converted into OrNda Shares as provided in Section 3.1 hereof or which in any way materially adversely affects the rights of such stockholders, without the further approval of such stockholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

  Section 9.4 Waiver. At any time prior to the Effective Time, the parties hereto may (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                                   ARTICLE X

                               GENERAL PROVISIONS

  Section 10.1 Survival of Representations, Warranties and Agreements. No representations, warranties or agreements contained herein shall survive beyond the Effective Time except that the agreements contained in Sections 3.1, 3.2, 3.3, 3.4, 3.5, 3.6, 7.9, 7.10, 7.11 and 10.2 hereof shall survive beyond the
Effective Time.

  Section 10.2 Brokers. AHM represents and warrants that, (i) except for its financial advisors, Donaldson, Lufkin & Jenrette Securities Corporation ("DLJ"), no broker, finder or financial advisor is entitled to any brokerage, finder's or other fee or commission in connection with the Merger or the transactions contemplated by this Agreement based upon arrangements made by or on behalf of AHM and (ii) AHM's fee arrangements with DLJ have been disclosed to OrNda. OrNda represents and warrants that, except for its financial advisor, Kidder Peabody & Co. ("Kidder"), (i) no broker, finder or financial advisor is entitled to any brokerage finder's or other fee or commission in connection with the Merger or the transactions contemplated by this Agreement based upon arrangements made by or on behalf of OrNda and (ii) OrNda's fee arrangements with Kidder have been disclosed to AHM.

  Section 10.3 Notices. All notices, claims, demands and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by telex or telegram or mailed by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified by like notice):

    (a) If to OrNda, to:

      OrNda HealthCorp
      3401 West End Avenue, Suite 700
      Nashville, TN 37203

      Attention: Charles N. Martin, Jr.

    with a copy to:

      Skadden, Arps, Slate, Meagher & Flom
      919 Third Avenue
      New York, NY 10044

      Attention: Mark C. Smith, Esq.

    (b) if to AHM, to:

      American Healthcare Management, Inc.
      660 American Avenue
      Suite 200
      King of Prussia, PA 19406

      Attention: Steven L. Volla

    with a copy to:

      Drinker Biddle & Reath
      Philadelphia National Bank Building
      1345 Chestnut Street
      Philadelphia, PA 19107

      Attention: Henry S. Bryans

  Section 10.4 Descriptive Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

  Section 10.5 Entire Agreement; Assignment. This Agreement (including the Exhibits, Schedules and other documents and instruments referred to herein) (a) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral among the parties or any of them, with respect to the subject matter hereof; (b) is not intended to confer upon any other person any rights or remedies hereunder; and (c) shall not be assigned by operation of law or otherwise, provided that OrNda may assign its rights and obligations hereunder to a direct or indirect subsidiary of OrNda, but no such assignment shall relieve OrNda, as the case may be, of its obligations hereunder.

  Section 10.6 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to the provisions thereof relating to conflicts of law.

  Section 10.7 Specific Performance. The parties hereto agree that irreparable damage would occur in the event any of the provisions of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

  Section 10.8 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same agreement.

  In Witness Wherefore, each of OrNda HealthCorp and American Healthcare Management, Inc. has caused this Agreement to be executed on its behalf by its officers thereunto duly authorized, all as of the date first above written.

                                          OrNda Healthcorp


                                          By: /s/ Charles N. Martin, Jr.
                                             ---------------------------------
                                            Name: Charles N. Martin, Jr.
                                            Title: Chairman, President & CEO


Attest: /s/ James H. Johnson
       --------------------------
Name: James H. Johnson
Title:Secretary

                                          American Healthcare Management, Inc.


                                          By: /s/ Steven L. Volla
                                              --------------------------------
                                            Name: Steven L. Volla
                                            Title: Chairman, President & CEO


Attest: /s/ Robert M. Dubbs
       --------------------------
Name: Robert M. Dubbs
Title: Secretary

                                 SCHEDULE 4.17

                         Employee Benefit Plans; ERISA

  (a) Schedule 4.17(a) hereto contains a true and complete list of each bonus, deferred compensation, incentive compensation, stock purchase, stock option, severance or termination pay, hospitalization or other medical, life or other insurance, supplemental unemployment benefits, profit-sharing, pension, or retirement plan, program, agreement or arrangement, and each other employee benefit plan, program, agreement or arrangement (the "OrNda Plans"), maintained or contributed to or required to be contributed to by (i) OrNda, (ii) any OrNda Subsidiary or (iii) any trade or business, whether or not incorporated (an "ERISA Affiliate"), that together with OrNda would be deemed a "single employer" within the meaning of Section 4001 of the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder ("ERISA"), for the benefit of any employee or former employee of OrNda, any OrNda Subsidiary or any ERISA Affiliate. Schedule 4.17(a) hereto identifies each of the OrNda Plans that is an "employee benefit plan," as that term is defined in Section 3(3) of ERISA (such plans being hereinafter referred to collectively as the "OrNda ERISA Plans").

  (b) With respect to each of the OrNda Plans, OrNda has heretofore delivered or will deliver to AHM true and complete copies of each of the following documents:

    (i) a copy of the OrNda Plan (including all amendments thereto);

    (ii) a copy of the annual report and actuarial report, if required under ERISA, with respect to each such OrNda Plan for the last two years;

    (iii) a copy of the most recent Summary Plan Description, together with each Summary of Material Modifications, required under ERISA with respect to such OrNda Plan;

    (iv) if the OrNda Plan is funded through a trust or any third party funding vehicle, a copy of the trust or other funding agreement (including all amendments thereto) and the latest financial statements thereof; and

    (v) the most recent determination letter received from the Internal Revenue Service with respect to each OrNda Plan intended to qualify under section 401 of the Code.

  (c) No liability under Title IV of ERISA has been incurred by OrNda, any OrNda Subsidiary or any ERISA Affiliate since the effective date of ERISA that has not been satisfied in full, and no condition exists that presents a material risk to OrNda, any OrNda Subsidiary or any ERISA Affiliate of incurring a liability under such Title. To the extent this representation applies to Sections 4064, 4069 or 4204 of Title IV of ERISA, it is made not only with respect to the ERISA Plans but also with respect to any employee benefit plan, program, agreement or arrangement subject to Title IV of ERISA to which OrNda, an OrNda Subsidiary or an ERISA Affiliate made, or was required to make, contributions during the five-year period ending on the Effective Time.

  (d) With respect to each OrNda ERISA Plan which is subject to Title IV of ERISA, the present value of accrued benefits under such plan, based upon the actuarial assumptions used for funding purposes in the most recent actuarial report prepared by such plan's actuary with respect to such plan did not exceed, as of its latest valuation date, the then current value of the assets of such plan allocable to such accrued benefits.

  (e) No OrNda ERISA Plan or any trust established thereunder has incurred any "accumulated funding deficiency" (as defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived, as of the last day of the most recent fiscal year of each OrNda ERISA Plan ended prior to the Effective Time; and all contributions required to be made with respect thereto (whether pursuant to the term of any OrNda ERISA Plan or otherwise) on or prior to the Effective Time have been timely made.

  (f) No OrNda ERISA Plan is a "multiemployer pension plan," as defined in
Section 3(37) of ERISA, nor is any OrNda ERISA Plan a plan described in Section 4063(a) of ERISA.

  (g) Each OrNda ERISA Plan intended to be "qualified" within the meaning of
Section 401(a) of the Code is so qualified and the trusts maintained thereunder are exempt from taxation under Section 501(a) of the Code.

  (h) Each of the OrNda Plans has been operated and administered in all material respects in accordance with applicable laws, including, but not limited to, ERISA and the Code.

  (i) No amounts payable under the OrNda Plans will fail to be deductible for federal income tax purposes by virtue of Section 280G of the Code.

  (j) No OrNda Plan provides benefits, including without limitation death or medical benefits (whether or not insured), with respect to current or former employees of OrNda, any OrNda Subsidiary or any ERISA Affiliate beyond their retirement or other termination of service, other than (i) coverage mandated by applicable law, (ii) death benefits or retirement benefits under any "employee pension plan", as that term is defined in Section 3(2) of ERISA, (iii) deferred compensation benefits accrued as liabilities on the books of OrNda, any OrNda Subsidiary or any ERISA Affiliate or (iv) benefits the full cost of which is borne by the current or former employee (or his beneficiary).

  (k) The consummation of the transactions contemplated by this Agreement will not

    (i) entitle any current or former employee or officer of OrNda, any OrNda Subsidiary or any ERISA Affiliate to severance pay, unemployment compensation or any other payment, except as expressly provided in this Agreement,

    (ii) accelerate the time of payment or vesting, or increase the amount of compensation due any such employee or officer, or

    (iii) result in any prohibited transaction described in Section 406 of ERISA or Section 4975 of the Code for which an exemption is not available.

  (l) With respect to each OrNda Plan that is funded wholly or partially through an insurance policy, there will be no liability of OrNda, any OrNda Subsidiary or any ERISA Affiliate, as of the Effective Time, under any such insurance policy or ancillary agreement with respect to such insurance policy in the nature of a retroactive rate adjustment, loss sharing arrangement or other actual or contingent liability arising wholly or partially out of events occurring prior to the closing.

  (m) There are no pending, threatened or anticipated claims by or on behalf of any of the OrNda Plans, by any employee or beneficiary covered under any such OrNda Plan, or otherwise involving any such OrNda Plan (other than routine claims for benefits).

  (n) Neither OrNda, any OrNda Subsidiary or any ERISA Affiliate, nor any of the OrNda ERISA Plans, nor any trust created thereunder, nor any trustee or administrator thereof has engaged in a transaction in connection with which OrNda, any OrNda Subsidiary or any ERISA Affiliate, any of the OrNda ERISA Plans, any such trust, or any trustee or administrator thereof, or any party dealing with the OrNda ERISA Plans or any such trust could be subject to either a material civil liability under section 409 of ERISA or Section 502(i) of ERISA, or a material tax imposed pursuant to Section 4975 or 4976 of the Code.

                                 SCHEDULE 5.12

                         Employee Benefit Plans; ERISA

  (a) Schedule 5.12 hereto contains a true and complete list of each bonus, deferred compensation, incentive compensation, stock purchase, stock option, severance or termination pay, hospitalization or other medical, life or other insurance, supplemental unemployment benefits, profit-sharing, pension, or retirement plan, program, agreement or arrangement, and each other employee benefit plan, program, agreement or arrangement, (the "Plans"), maintained or contributed to or required to be contributed to by (i) AHM, (ii) any Subsidiary or (iii) any trade or business, whether or not incorporated (an "ERISA Affiliate"), that together with AHM would be deemed a "single employer" within the meaning of Section 4001 of the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder ("ERISA"), for the benefit of any employee or former employee of AHM, any Subsidiary or any ERISA Affiliate. Schedule 5.12(a) hereto identifies each of the Plans that is an "employee benefit plan," as that term is defined in Section 3(3) of ERISA (such plans being hereinafter referred to collectively as the "ERISA Plans").

  (b) With respect to each of the plans, AHM has heretofore delivered or will deliver to OrNda true and complete copies of each of the following documents:

    (i) a copy of the Plan (including all amendments thereto);

    (ii) a copy of the annual report and actuarial report, if required under ERISA, with respect to each such Plan for the last two years;

    (iii) a copy of the most recent Summary Plan Description, together with each Summary of Material Modifications, required under ERISA with respect to such Plan;

    (iv) if the Plan is funded through a trust or any third party funding vehicle, a copy of the trust or other funding agreement (including all amendments thereto) and the latest financial statements thereof; and

    (v) the most recent determination letter received from the Internal Revenue Service with respect to each Plan intended to qualify under section 401 of the Code.

  (c) No liability under Title IV of ERISA has been incurred by AHM, any Subsidiary or any ERISA Affiliate since the effective date of ERISA that has not been satisfied in full, and no condition exists that presents a material risk to AHM, any Subsidiary or any ERISA Affiliate of incurring a liability under such Title. To the extent this representation applies to Sections 4064, 4069 or 4204 of Title IV of ERISA, it is made not only with respect to the ERISA Plans but also with respect to any employee benefit plan, program, agreement or arrangement subject to Title IV of ERISA to which AHM, a Subsidiary or an ERISA Affiliate made, or was required to make, contributions during the five-year period ending on the Effective Time.

  (d) Except as disclosed in Schedule 5.12, with respect to each ERISA Plan which is subject to Title IV of ERISA, the present value of accrued benefits under such plan, based upon the actuarial assumptions used for funding purposes in the most recent actuarial report prepared by such plan's actuary with respect to such plan did not exceed, as of its latest valuation date, the then current value of the assets of such plan allocable to such accrued benefits.

  (e) Except as disclosed in Schedule 5.12, no ERISA Plan or any trust established thereunder has incurred any "accumulated funding deficiency" (as defined in section 302 of ERISA and section 412 of the Code), whether or not waived, as of the last day of the most recent fiscal year of each ERISA Plan ended prior to the Effective Time; and all contributions required to be made with respect thereto (whether pursuant to the term of any ERISA Plan or otherwise) on or prior to the Effective Time have been timely made.

  (f) No ERISA Plan is a "multiemployer pension plan," as defined in section 3(37) of ERISA, nor is any ERISA Plan a plan described in Section 4063(a) of ERISA.

  (g) Each ERISA Plan intended to be "qualified" within the meaning of section 401(a) of the Code is so qualified and the trusts maintained thereunder are exempt from taxation under section 501(a) of the Code.

  (h) Each of the Plans has been operated and administered in all material respects in accordance with applicable laws, including, but not limited to, ERISA and the Code.

  (i) No amounts payable under the Plans will fail to be deductible for federal income tax purposes by virtue of Section 280G of the Code.

  (j) No Plan provides benefits, including without limitation death or medical benefits (whether or not insured), with respect to current or former employees of AHM, any Subsidiary or any ERISA Affiliate beyond their retirement or other termination of service, other than (i) coverage mandated by applicable law,
(ii) death benefits or retirement benefits under any "employee pension plan", as that term is defined in Section 3(2) of ERISA, (iii) deferred compensation benefits accrued as liabilities on the books of AHM, any Subsidiary or any ERISA Affiliate or (iv) benefits the full cost of which is borne by the current or former employee (or his beneficiary).

  (k) Except as set forth on Schedule 5.12, the consummation of the transactions contemplated by this Agreement will not

    (i) entitle any current or former employee or officer of AHM, any Subsidiary or any ERISA Affiliate to severance pay, unemployment compensation or any other payment, except as expressly provided in this Agreement,

    (ii) accelerate the time of payment or vesting, or increase the amount of compensation due any such employee or officer, or

    (iii) result in any prohibited transaction described in Section 406 of ERISA or Section 4975 of the Code for which an exemption is not available.

  (l) With respect to each Plan that is funded wholly or partially through an insurance policy, there will be no liability of AHM, any Subsidiary or any ERISA Affiliate, as of the Effective Time, under any such insurance policy or ancillary agreement with respect to such insurance policy in the nature of a retroactive rate adjustment, loss sharing arrangement or other actual or contingent liability arising wholly or partially out of events occurring prior to the closing.

  (m) There are no pending, threatened or anticipated claims by or on behalf of any of the Plans, by any employee or beneficiary covered under any such Plan, or otherwise involving any such Plan (other than routine claims for benefits).

  (n) Neither AHM, any Subsidiary or any ERISA Affiliate, nor any of the ERISA Plans, nor any trust created thereunder, nor any trustee or administrator thereof has engaged in a transaction in connection with which AHM, any Subsidiary or any ERISA Affiliate, any of the ERISA Plans, any such trust, or any trustee or administrator thereof, or any party dealing with the ERISA Plans or any such trust could be subject to either a material civil liability under
Section 409 of ERISA or Section 502(i) of ERISA, or a material tax imposed pursuant to Section 4975 or 4976 of the Code.

                                                                     EXHIBIT A-1

                               IRREVOCABLE PROXY

  Irrevocable Proxy, dated as of November 18, 1993, by and between American Healthcare Management, Inc., a Delaware corporation (the "Company"), and Joseph Littlejohn & Levy Fund, L.P. (the "Stockholder").

  Whereas, concurrently with the execution and delivery of this Agreement, OrNda HealthCorp, a Delaware Corporation ("Parent"), AHM Acquisition Co., Inc. a Delaware corporation and a wholly-owned subsidiary of Parent ("Sub"), and the Company, are entering into an Agreement and Plan of Merger, dated as of November 18, 1993 (the "Merger Agreement"), providing, among other things, for the merger (the "Merger") of Sub with and into the Company, as a result of which the outstanding shares of Common Stock, par value $.01 per share, of the Company will be converted into the right to receive shares of the Common Stock, par value $.01 per share, of Parent (the "Parent Common Stock"), and the Company will become a wholly owned subsidiary of Buyer; and

  Whereas, the Stockholder is the owner beneficially and of record of an aggregate of 7,096,744 shares (the "Shares") of the Parent Common Stock; and

  Whereas, as a condition to its willingness to enter into the Merger Agreement, the Company has requested that the Stockholder agree, and the Stockholder has agreed, to grant the Company an irrevocable proxy (the "Proxy") with respect to the Shares, upon the terms and subject to the conditions hereof;

  Now, Therefore, to induce the Company to enter into the Merger Agreement and in consideration of the afore said and the mutual representations, warranties, covenants and agreements set forth herein and in the Merger Agreement, the parties hereto agree as follows:

  1. The Stockholder hereby constitutes and appoints the Company, during the term of this Agreement as the Stockholder's true and lawful proxy and attorney-in-fact, with full power of substitution, to vote all of the Shares (and any and all securities issued or issuable in respect thereof) which Stockholder is entitled to vote, for and in the name, place and stead of the Stockholder, at any annual, special or other meeting of the stockholders of Parent, and at any adjournment or adjournments thereof, or pursuant to any consent in lieu of a meeting or otherwise, in favor of any proposal to approve and adopt the Merger Agreement and any transactions contemplated thereby and, in addition, other than as may be agreed to by Parent and the Company, to vote against (but not in favor of) any proposals for any merger agreement or merger (other than the Merger Agreement and the Merger), consolidation, sale or purchase of any assets, reorganization, recapitalization, liquidation or winding up of or by the Parent. All power and authority hereby conferred is coupled with an interest and is irrevocable. In the event that the Company is unable to exercise such power and authority for any reason, the Stockholder agrees that he will vote all the Shares in favor of approval and adoption of the Merger Agreement and the transactions contemplated thereby, at any such meeting or adjournment there of, or provide his written consent thereto.

  2. The Stockholder hereby covenants and agrees that the Stockholder will not, and will not agree to, directly or indirectly, sell, transfer, assign, pledge, hypothecate, cause to be redeemed or otherwise dispose of any of the Shares or grant any proxy or interest in or with respect to such Shares that would be inconsistent with the terms of the proxy granted hereby or deposit such Shares into a voting trust or enter into a voting agreement or arrangement with respect to such Shares. The Stockholder further covenants and agrees that the Stockholder will not initiate or solicit, directly or indirectly, any inquiries or the making of any proposal with respect to, or except through certain of its affiliates and then to the extent required in such affiliates' capacity as directors of Parent by fiduciary obligations under applicable law as advised by counsel, engage in negotiations concerning, provide any confidential information or data to, or have any discussions with, any person relating to, any acquisition, business combination or purchase of all or any significant portion of the assets of, or any equity interest in (other than the Shares), Parent or any subsidiary thereof.

  3. The Stockholder represents and warrants to the Company, in reliance upon the advice of counsel, that the Shares consist of 7,096,744 shares of Parent Common Stock owned beneficially and of record by the Stockholder on the date hereof; such Shares are all of the securities of Parent owned of record or beneficially by the Stockholder on the date hereof; the Stockholder owns the Shares free and clear of all liens, charges, claims, encumbrances and security interests of any nature whatsoever; and except as provided herein, the Stockholder has not granted any proxy with respect to Shares or deposited such Shares into a voting trust.

  4. Any shares of Parent Common Stock issued to the Stockholder upon the exercise of any stock options that are currently exercisable or become exercisable during the term of this Agreement shall be deemed Shares for purposes of this Agreement.

  5. This Proxy shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to the provisions thereof relating to conflicts of law.

  6. This Proxy shall be binding upon, inure to the benefit of, and be enforceable by the successors and permitted assigns of the parties hereto. This Proxy and the rights hereunder may not be assigned or transferred by the Company, except that the Company may assign its rights hereunder to any direct or indirect subsidiary.

  7. This Proxy shall terminate at the earlier of (i) the effectiveness of the Merger, or (ii) the termination of the Merger Agreement in accordance with its terms, or (iii) upon notice of termination given by the Company to the Stockholder.

  8. This Proxy is granted in consideration of the execution and delivery of the Merger Agreement by the Company. The Stockholder agrees that such Proxy is coupled with an interest sufficient in law to support an irrevocable power and shall not be terminated by any act of the Stockholder, by lack of appropriate power or authority or by the occurrence of any other event or events.

  9. The parties acknowledge and agree that performance of their respective obligations hereunder will confer a unique benefit on the other and that a failure of performance will not be compensable by money damages. The parties therefore agree that this Proxy shall be specifically enforceable and that specific enforcement and injunctive relief shall be available to Buyer and the Stockholder for any breach of any agreement, covenant or representation hereunder. This Proxy shall revoke all prior proxies given by the Stockholder at any time with respect to the Shares.

  10. The Stockholder will, upon request, execute and deliver any additional documents and take such actions as may reasonably be deemed by Buyer to be necessary or desirable to complete the Proxy granted herein or to carry out the provisions hereof.

  11. If any term, provision, covenant, or restriction of this Proxy is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Proxy shall remain in full force and effect and shall not in any way be affected, impaired or invalidated.

  12. This Proxy may be executed in two counterparts, each of which shall be deemed to be an original but both of which together shall constitute one and the same document.

  In Witness Whereof, the Company and the Stockholder have caused this Proxy to be duly executed on the date first above written.

Dated: November 18, 1993

                                          American Healthcare Management, Inc.


                                          By  /s/ Robert M. Dubbs
                                             ----------------------------------
                                             Name:  Robert M. Dubbs
                                             Title: Senior Vice President,
                                                    General Counsel and
                                                    Secretary


Joseph Littlejohn & Levy Fund, L.P.

By  JLL Associates, L.P.
    -------------------------------
    General Partner



By  /s/ Yvonne Cliff
   --------------------------------
   Name:  Yvonne Cliff
   Title: General Partner

                                                                     EXHIBIT A-2
                               IRREVOCABLE PROXY

  Irrevocable Proxy, dated as of November 18, 1993, by and between American Healthcare Management, Inc., a Delaware corporation (the "Company"), and Charles N. Martin, Jr. (the "Stockholder").

  Whereas, concurrently with the execution and delivery of this Agreement, OrNda HealthCorp, a Delaware Corporation ("Parent"), AHM Acquisition Co., Inc. a Delaware corporation and a wholly-owned subsidiary of Parent ("Sub"), and the Company, are entering into an Agreement and Plan of Merger, dated as of November 18, 1993 (the "Merger Agreement"), providing, among other things, for the merger (the "Merger") of Sub with and into the Company, as a result of which the outstanding shares of Common Stock, par value $.01 per share, of the Company will be converted into the right to receive shares of the Common Stock, par value $.01 per share, of Parent (the "Parent Common Stock"), and the Company will become a wholly owned subsidiary of Buyer; and

  Whereas, the Stockholder is the owner beneficially and of record of an aggregate of 1,000,000 shares (the "Shares") of the Parent Common Stock; and

  Whereas, as a condition to its willingness to enter into the Merger Agreement, the Company has requested that the Stockholder agree, and the Stockholder has agreed, to grant the Company an irrevocable proxy (the "Proxy") with respect to the Shares, upon the terms and subject to the conditions hereof;

  Now, Therefore, to induce the Company to enter into the Merger Agreement and in consideration of the afore said and the mutual representations, warranties, covenants and agreements set forth herein and in the Merger Agreement, the parties hereto agree as follows:

  1. The Stockholder hereby constitutes and appoints the Company, during the term of this Agreement as the Stockholder's true and lawful proxy and attorney-in-fact, with full power of substitution, to vote all of the Shares (and any and all securities issued or issuable in respect thereof) which Stockholder is entitled to vote, for and in the name, place and stead of the Stockholder, at any annual, special or other meeting of the stockholders of Parent, and at any adjournment or adjournments thereof, or pursuant to any consent in lieu of a meeting or otherwise, in favor of any proposal to approve and adopt the Merger Agreement and any transactions contemplated thereby and, in addition, other than as may be agreed to by Parent and the Company, to vote against (but not in favor of) any proposals for any merger agreement or merger (other than the Merger Agreement and the Merger), consolidation, sale or purchase of any assets, reorganization, recapitalization, liquidation or winding up of or by the Parent. All power and authority hereby conferred is coupled with an interest and is irrevocable. In the event that Parent is unable to exercise such power and authority for any reason, the Stockholder agrees that he will vote all the Shares in favor of approval and adoption of the Merger Agreement and the transactions contemplated thereby, at any such meeting or adjournment there of, or provide his written consent thereto.

  2. The Stockholder hereby covenants and agrees that the Stockholder will not, and will not agree to, directly or indirectly, sell, transfer, assign, or otherwise dispose of any of the Shares or grant any proxy or interest in or with respect to such Shares that would be inconsistent with the proxy granted hereby or deposit such Shares into a voting trust or enter into a voting agreement or arrangement with respect to such Shares. The Stockholder further covenants and agrees that, except for potential transactions which have been previously discussed by Parent and the Company and which would be pursued jointly by Parent and the Company, the Stockholder will not initiate or solicit, directly or indirectly, any inquiries or the making of any proposal with respect to, or except to the extent required in his capacity as an officer and director of Parent by fiduciary obligations under applicable law as advised by counsel, engage in negotiations concerning, provide any confidential information or data to, or have any discussions with, any person relating to, any acquisition, business combination or purchase of all or any significant portion of the assets of, or any equity interest in (other than the Shares), Parent or any subsidiary thereof.

  3. The Stockholder represents and warrants to the Company, in reliance upon the advice of counsel, that the Shares consist of 1,000,000 shares of Parent Common Stock owned beneficially and of record by the Stockholder on the date hereof, except for shares of Common Stock as to which the Stockholder holds stock options; and except as provided herein, the Stockholder has not granted any proxy with respect to Shares or deposited such Shares into a voting trust.

  4. Any shares of Parent Common Stock issued to the Stockholder upon the exercise of any stock options that are currently exercisable or become exercisable during the term of this Agreement shall be deemed Shares for purposes of this Agreement.

  5. This Proxy shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to the provisions thereof relating to conflicts of law.

  6. This Proxy shall be binding upon, inure to the benefit of, and be enforceable by the successors and permitted assigns of the parties hereto. This Proxy and the rights hereunder may not be assigned or transferred by the Company, except that the Company may assign its rights hereunder to any direct or indirect subsidiary.

  7. This Proxy shall terminate at the earlier of (i) the effectiveness of the Merger, or (ii) the termination of the Merger Agreement in accordance with its terms, or (iii) upon notice of termination given by the Company to the Stockholder.

  8. This Proxy is granted in consideration of the execution and delivery of the Merger Agreement by the Company. The Stockholder agrees that such Proxy is coupled with an interest sufficient in law to support an irrevocable power and shall not be terminated by any act of the Stockholder, by lack of appropriate power or authority or by the occurrence of any other event or events.

  9. The parties acknowledge and agree that performance of their respective obligations hereunder will confer a unique benefit on the other and that a failure of performance will not be compensable by money damages. The parties therefore agree that this Proxy shall be specifically enforceable and that specific enforcement and injunctive relief shall be available to Buyer and the Stockholder for any breach of any agreement, covenant or representation hereunder. This Proxy shall revoke all prior proxies given by the Stockholder at any time with respect to the Shares.

  10. The Stockholder will, upon request, execute and deliver any additional documents and take such actions as may reasonably be deemed by Buyer to be necessary or desirable to complete the Proxy granted herein or to carry out the provisions hereof.

  11. If any term, provision, covenant, or restriction of this Proxy is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Proxy shall remain in full force and effect and shall not in any way be affected, impaired or invalidated.

  12. This Proxy may be executed in two counterparts, each of which shall be deemed to be an original but both of which together shall constitute one and the same document.

  In Witness Whereof, the Company and the Stockholder have caused this Proxy to be duly executed on the date first above written.

                                             /s/ Charles N. Martin, Jr.
                                     ------------------------------------------
                                               Charles N. Martin, Jr.

                                     American Healthcare Management, Inc.



                                     By: /s/ Robert M. Dubbs
                                        ---------------------------------------
                                     Name: Robert M. Dubbs
                                     Title:Senior Vice President, General
                                            Counsel and Secretary

                                                                     EXHIBIT A-3

                               IRREVOCABLE PROXY

  IRREVOCABLE PROXY, dated as of November 18, 1993, by and between American Healthcare Management, Inc., a Delaware corporation (the "Company"), and M. Lee Pearce, M.D. (the "Stockholder").

  WHEREAS, concurrently with the execution and delivery of this Agreement, OrNda HealthCorp, a Delaware Corporation ("Parent"), AHM Acquisition Co., Inc. a Delaware corporation and a wholly-owned subsidiary of Parent ("Sub"), and the Company, are entering into an Agreement and Plan of Merger, dated as of November 18, 1993 (the "Merger Agreement"), providing, among other things, for the merger (the "Merger") of Sub with and into the Company, as a result of which the outstanding shares of Common Stock, par value $.01 per share, of the Company will be converted into the right to receive shares of the Common Stock, par value $.01 per share, of Parent (the "Parent Common Stock"), and the Company will become a wholly owned subsidiary of Parent; and

  WHEREAS, the Stockholder is the owner beneficially and of record of an aggregate of 940,000 shares (the "Shares") of the Parent Common Stock; and

  WHEREAS, as a condition to its willingness to enter into the Merger Agreement, the Company has requested that the Stockholder agree, and the Stockholder has agreed, to grant the Company an irrevocable proxy (the "Proxy") with respect to the Shares, upon the terms and subject to the conditions hereof;

  NOW, THEREFORE, to induce the Company to enter into the Merger Agreement and in consideration of the afore- said and the mutual representations, warranties, covenants and agreements set forth herein and in the Merger Agreement, the parties hereto agree as follows:

    1. The Stockholder hereby constitutes and appoints the Company, during the term of this Agreement as the Stockholder's true and lawful proxy and attorney-in-fact, with full power of substitution, to vote all of the Shares (and any and all securities issued or issuable in respect thereof) which Stockholder is entitled to vote, for and in the name, place and stead of the Stockholder, at any annual, special or other meeting of the stockholders of Parent, and at any adjournment or adjournments thereof, or pursuant to any consent in lieu of a meeting or otherwise, in favor of any proposal to approve and adopt the Merger Agreement (but not any material amendments thereto or modifications thereof) and any transactions contemplated by the Merger Agreement (but not any material amendments thereto or modifications thereof) and, in addition, other than as may be agreed to by Parent and the Company, to vote against (but not in favor of) any proposals for any merger agreement or merger (other than the Merger Agreement and the Merger), consolidation, sale or purchase of any assets, reorganization, recapitalization, liquidation or winding up of or by the Parent. All power and authority hereby conferred is coupled with an interest and is irrevocable. In the event that the Company is unable to exercise such power and authority for any reason, the Stockholder agrees that he will vote all the Shares in favor of approval and adoption of the Merger Agreement (but not any material amendments thereto or modifications thereof) and the transactions contemplated by the Merger Agreement (but not any material amendments thereto or modifications thereof), at any such meeting or adjournment there of, or provide his written consent thereto.

    2. The Stockholder hereby covenants and agrees that the Stockholder will not, and will not agree to, directly or indirectly, grant any proxy or interest in or with respect to such Shares or deposit such Shares into a voting trust or enter into a voting agreement or arrangement with respect to such Shares in each case that would be inconsistent with the terms of the proxy granted hereby and further covenants that the Stockholder will not, and will not agree to, directly or indirectly, sell, transfer, assign, pledge, hypothecate, cause to be redeemed or otherwise dispose of any of the Shares unless this Proxy shall be binding upon any such transferee, assigns or pledgee of the Stockholder. The Stockholder further covenants and agrees that the Stockholder will not initiate or solicit, directly or indirectly, any inquiries or the making of any proposal with respect to, or except to the extent required in his capacity as a director of Parent by fiduciary obligations under applicable law as advised by counsel, engage in negotiations concerning, provide any confidential information or data to, or have any discussions with, any person relating to, any acquisition, business combination or purchase of all or any significant portion of the assets of, or any equity interest in (other than the Shares), Parent or any subsidiary thereof.

    3. The Stockholder represents and warrants to the Company, in reliance upon the advice of counsel, that the Shares consist of 940,000 shares of Parent Common Stock owned beneficially and of record by the Stockholder on the date hereof; such Shares are all of the securities of Parent owned of record or beneficially by the Stockholder on the date hereof; the Stockholder owns the Shares free and clear of all liens, charges, claims, encumbrances and security interests of any nature whatsoever; and except as provided herein, the Stockholder has not granted any proxy with respect to Shares or deposited such Shares into a voting trust.

    4. Any shares of Parent Common Stock issued to the Stockholder upon the exercise of any stock options that are currently exercisable or become exercisable during the term of this Agreement shall be deemed Shares for purposes of this Agreement.

    5. This Proxy shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to the provisions thereof relating to conflicts of law.

    6. This Proxy shall be binding upon, inure to the benefit of, and be enforceable by the successors and permitted assigns of the parties hereto. This Proxy and the rights hereunder may not be assigned or transferred by the Company, except that the Company may assign its rights hereunder to any direct or indirect subsidiary.

    7. This Proxy shall terminate at the earlier of (i) the effectiveness of the Merger, or (ii) the termination of the Merger Agreement in accordance with its terms, (iii) upon notice of termination given by the Company to the Stockholder, or (iv) upon notice of termination given by the Stockholder to the Company at any time after July 31, 1994.

    8. This Proxy is granted in consideration of the execution and delivery of the Merger Agreement by the Company. The Stockholder agrees that such Proxy is coupled with an interest sufficient in law to support an irrevocable power and shall not be terminated by any act of the Stockholder, by lack of appropriate power or authority or by the occurrence of any other event or events.

    9. The parties acknowledge and agree that performance of their respective obligations hereunder will confer a unique benefit on the other and that a failure of performance will not be compensable by money damages. The parties therefore agree that this Proxy shall be specifically enforceable and that specific enforcement and injunctive relief shall be available to the Company and the Stockholder for any breach of any agreement, covenant or representation hereunder. This Proxy shall revoke all prior proxies given by the Stockholder at any time with respect to the Shares.

    10. The Stockholder will, upon request, execute and deliver any additional documents and take such actions as may reasonably be deemed by the Company to be necessary or desirable to complete the Proxy granted herein or to carry out the provisions hereof.

    11. If any term, provision, covenant, or restriction of this Proxy is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Proxy shall remain in full force and effect and shall not in any way be affected, impaired or invalidated.

    12. This Proxy may be executed in two counterparts, each of which shall be deemed to be an original but both of which together shall constitute one and the same document.

  IN WITNESS WHEREOF, the Company and the Stockholder have caused this Proxy to be duly executed on the date first above written.

Dated: November 18, 1993

                                   AMERICAN HEALTHCARE MANAGEMENT, INC.


                                   By          /s/ Robert M. Dubbs
                                     -----------------------------------------
                                     Name:Robert M. Dubbs
                                     Title:Senior Vice President, General
                                            Counsel and Secretary


                                   By          /s/ M. Lee Pearce
                                     -----------------------------------------
                                                M. Lee Pearce, M.D.

                                                                         ANNEX B


- --------------------------------------------------------------------------------

                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                               ORNDA HEALTHCORP,
                              SHL ACQUISITION CO.

                                      AND

                               SUMMIT HEALTH LTD.

                          DATED AS OF DECEMBER 2, 1993

- --------------------------------------------------------------------------------

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
 ARTICLE I       The Merger...............................................    1
    Section 1.1  The Merger...............................................    1

 ARTICLE II      The Surviving Corporation................................    2
    Section 2.1  Certificate of Incorporation.............................    2
    Section 2.2  By-Laws..................................................    2
    Section 2.3  Directors and Officers of Surviving Corporation..........    2

 ARTICLE III     Conversion of Shares.....................................    2
    Section 3.1  Exchange Ratio...........................................    2
    Section 3.2  Exchange of Shares.......................................    2
    Section 3.3  Dividends; Transfer Taxes................................    3
    Section 3.4  No Fractional Securities.................................    3
    Section 3.6  Closing of Company Transfer Books........................    4
    Section 3.7  Closing..................................................    4

 ARTICLE IV      Representations and Warranties of Parent.................    4
    Section 4.1  Organization.............................................    4
    Section 4.2  Capitalization...........................................    4
    Section 4.4  Authority Relative to this Agreement.....................    5
    Section 4.5  Consents and Approvals; No Violations....................    5
    Section 4.6  Reports and Financial Statements.........................    6
    Section 4.7  Absence of Certain Changes or Events.....................    6
    Section 4.8  Litigation...............................................    6
    Section 4.9  Information in Disclosure Documents and Registration
                  Statement...............................................    6
    Section 4.10 Absence of Undisclosed Liabilities.......................    7
    Section 4.11 No Default...............................................    7
    Section 4.12 Taxes....................................................    7
    Section 4.13 Title to Properties; Encumbrances........................    8
    Section 4.14 Compliance with Applicable Law...........................    8
    Section 4.15 Medicare Participation/Accreditation.....................    8
    Section 4.16 Labor Matters............................................    8
    Section 4.17 Employee Benefit Plans; ERISA............................    8
    Section 4.18 Vote Required............................................    8
    Section 4.19 Opinion of Financial Advisor.............................    8

 ARTICLE V       Representations and Warranties of The Company............    9
    Section 5.1  Organization.............................................    9
    Section 5.2  Capitalization...........................................    9
    Section 5.3  Subsidiaries.............................................    9
    Section 5.4  Authority Relative to this Agreement.....................   10
    Section 5.5  Consents and Approvals; No Violations....................   10
    Section 5.6  Reports and Financial Statements.........................   10
    Section 5.7  Absence of Certain Changes or Events.....................   10
    Section 5.8  Litigation...............................................   10
    Section 5.9  Absence of Undisclosed Liabilities.......................   11
    Section 5.10 No Default...............................................   11
    Section 5.11 Taxes....................................................   11
    Section 5.12 Employee Benefit Plans; ERISA............................   12
    Section 5.13 Title to Properties; Encumbrances........................   12
    Section 5.14 Compliance with Applicable Law...........................   12

                                                                           PAGE
                                                                           ----
    Section 5.15 Information in Disclosure Documents and Registration
                  Statement..............................................   12
    Section 5.16 Opinion of Financial Advisor............................   12
    Section 5.17 Vote Required...........................................   12
    Section 5.18 Medicare Participation/Accreditation....................   12
    Section 5.19 Labor Matters...........................................   13

 ARTICLE VI      Conduct of Business Pending the Merger..................   13
    Section 6.1  Conduct of Business by the Company Pending the Merger...   13
    Section 6.2  Conduct of Business by Parent Pending the Merger........   14
    Section 6.3  Conduct of Business of Sub..............................   14

 ARTICLE VII     Additional Agreements...................................   14
    Section 7.1  Access and Information..................................   14
    Section 7.2  Acquisition Proposals...................................   15
    Section 7.3  Registration Statement..................................   15
    Section 7.4  Proxy Statements; Stockholder Approvals.................   15
    Section 7.5  Compliance with the Securities Act......................   16
    Section 7.6  Antitrust Laws..........................................   16
    Section 7.7  Voting Agreements.......................................   16
    Section 7.8  Employee Stock Options; Warrants........................   16
    Section 7.9  Public Announcements....................................   17
    Section 7.10 By-Law Indemnification Provision........................   17
    Section 7.11 Expenses................................................   17
    Section 7.12 Additional Agreements...................................   17
    Section 7.13 Directors of Parent.....................................   18
    Section 7.14 Registration Rights.....................................   18
    Section 8.1  Conditions to Each Party's Obligation to Effect the
                  Merger.................................................   18
    Section 8.2  Conditions to Obligation of the Company to Effect the
                  Merger.................................................   19
    Section 8.3  Conditions to Obligations of Parent and Sub to Effect
                  the Merger.............................................   20

 ARTICLE IX      Termination, Amendment and Waiver.......................   22
    Section 9.1  Termination.............................................   22
    Section 9.2  Effect of Termination...................................   22
    Section 9.3  Amendment...............................................   22
    Section 9.4  Waiver..................................................   22

 ARTICLE X       General Provisions......................................   23
    Section 10.1 Survival of Representations, Warranties and Agreements..   23
    Section 10.2 Brokers.................................................   23
    Section 10.3 Notices.................................................   23
    Section 10.4 Descriptive Headings....................................   23
    Section 10.5 Entire Agreement; Assignment............................   23
    Section 10.6 Governing Law...........................................   24
    Section 10.7 Specific Performance....................................   24
    Section 10.8 Counterparts............................................   24

                          AGREEMENT AND PLAN OF MERGER

  Agreement and Plan of Merger, dated as of December 2, 1993, by and among OrNda HealthCorp, a Delaware corporation ("Parent"), SHL Acquisition Co., a Delaware corporation and a wholly-owned subsidiary of Parent ("Sub"), and Summit Health Ltd., a California corporation (the "Company").

  Whereas, the Boards of Directors of Parent and Sub and the Company deem it advisable and in the best interests of their respective stockholders that Parent acquire the Company, and such Boards of Directors have approved the merger (the "Merger") of Sub with and into the Company upon the terms and subject to the conditions set forth herein; and

  Whereas, Parent has heretofore entered into an Agreement and Plan of Merger (the "AHM Merger Agreement") with American Healthcare Management, Inc. ("AHM") and AHM Acquisition Co., Inc., a wholly owned subsidiary of Parent ("AHM Sub"), dated as of November 18, 1993 which provides for the merger of AHM Sub with and into AHM (the "AHM Merger"); and

  Whereas, concurrently with the execution and delivery of this Agreement and as a condition and inducement to the Company's willingness to enter into this Agreement, certain holders of shares of Parent's Common Stock, par value $.01 per share (the "Parent Common Stock"), have entered into Voting Agreements with the Company, in the form attached hereto as Exhibit A (the "Parent Voting Agreements"); and

  Whereas, concurrently with the execution and delivery of this Agreement and as a condition and inducement to Parent's and Sub's willingness to enter into this Agreement, certain holders of shares of the Company's Common Stock, no par value (the "Common Stock"), have entered into Voting Agreements with Parent, in the form attached hereto as Exhibit B (the "Company Voting Agreements" and together with the Parent Voting Agreements, the "Voting Agreements");

  Now, Therefore, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein and in the Proxies, the parties hereto agree as follows:

                                   ARTICLE I

                                   The Merger

  Section 1.1 The Merger. At the Effective Time (as defined in Section 1.2 hereof), Sub shall be merged with and into the Company and the separate existence of Sub shall thereupon cease, and the name of the Company, as the surviving corporation in the Merger (the "Surviving Corporation"), shall by virtue of the Merger be "Summit Health Ltd.". The Merger shall have the effects set forth in Section 1107 of the General Corporation Law of the State of California (the "GCL").

  Section 1.2 Effective Time of the Merger. The Merger shall become effective upon the filing of the Merger Agreement and the required officers' certificates of each Constituent Corporation (as defined in the GCL) with the Secretary of State of the State of California and when a properly executed Certificate of Merger is duly filed with the Secretary of State of the State of Delaware, which filings shall be made as soon as practicable after the closing of the transactions contemplated by this Agreement in accordance with Section 3.6 hereof. When used in this Agreement, the term "Effective Time" shall mean the date and time at which such Merger Agreement and officers' certificates are so filed and accepted and when such certificate is so filed.

                                   ARTICLE II

                           The Surviving Corporation

  Section 2.1 Certificate of Incorporation. The Articles of Incorporation of the Surviving Corporation shall be the Certificate of Incorporation of Sub, except as amended to change the name to Summit Health Ltd.

  Section 2.2 By-Laws. Subject to Section 7.10 hereof, the By-Laws of Sub as in effect at the Effective Time shall be the By-Laws of the Surviving Corporation.

  Section 2.3 Directors and Officers of Surviving Corporation.

    (a) The directors of Sub at the Effective Time shall be the initial directors of the Surviving Corporation and shall hold office from the Effective Time until their respective successors are duly elected or appointed and qualify in the manner provided in the Articles of Incorporation and By-Laws of the Surviving Corporation or as otherwise provided by law.

    (b) The officers of the Company at the Effective Time shall be the initial officers of the Surviving Corporation and shall hold office from the Effective Time until their respective successors are duly elected or appointed and qualify in the manner provided in the Articles of Incorporation and By-Laws of the Surviving Corporation, or as otherwise provided by law.

                                  ARTICLE III

                              Conversion of Shares

  Section 3.1 Exchange Ratio. At the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof:

    (a) Each share of Common Stock (the "Shares") issued and outstanding immediately prior to the Effective Time (other than Shares held by Parent or any subsidiary of Parent and other than Dissenting Shares (as defined below)) shall be converted into the right to receive (i) .2157 of a share of Parent Common Stock ("Parent Shares") and (ii) $5.50 in cash (the "Exchange Ratio"), payable upon the surrender of the certificate formerly representing such Share (the cash and Parent Shares so deliverable being herein referred to as the "Merger Consideration");

    (b) Each Share held in the treasury of the Company and each Share held by Parent or any subsidiary of Parent immediately prior to the Effective Time shall be cancelled and retired and cease to exist;

    (c) Each share of Common Stock, par value $.01 per share, of Sub issued and outstanding immediately prior to the Effective Time shall be converted into and exchangeable for one share of Common Stock of the Surviving Corporation.

  Section 3.2 Exchange of Shares. (a) Parent shall authorize one or more persons to act as Exchange Agent hereunder (the "Exchange Agent"). At or before the Effective Time, Parent or the Purchaser shall deposit with the Exchange Agent in trust for the benefit of the holders of Shares immediately available funds in an aggregate amount (the "Payment Fund") equal to the aggregate cash component of the Merger Consideration to be paid to the holders of Shares pursuant to Section 3.1 hereof. As soon as practicable after the Effective Time, Parent shall make available, and each holder of Shares will be entitled to receive, upon surrender to the Exchange Agent of one or more certificates representing such Shares for cancellation, the Merger Consideration into which such Shares are converted in the Merger. No interest will be paid or accrued on the cash payable upon surrender of such certificates. The Parent Shares into which the Shares shall be converted in the Merger shall be deemed to have been issued at the Effective Time.

  (b) The Payment Fund shall be invested by the Exchange Agent, as directed by Parent, in direct obligations of the United States of America, obligations for which the full faith and credit of the United States of America is pledged to provide for the payment of principal and interest, commercial paper rated of the highest quality by Moody's Investors Services, Inc. or Standard & Poor's Corporation, or certificates of deposit issued by a commercial bank having at least $200,000,000 in assets; and any earnings with respect thereto shall be paid to Parent as and when requested by Parent and Parent shall replace any principal lost through any investment made pursuant to this Section 3.2(b).

  (c) The Exchange Agent shall, pursuant to irrevocable instructions to be given by Parent, make the payments referred to in Section 3.1 out of the Payment Fund. Promptly following the date which is six months after the Effective Time, the Exchange Agent shall deliver to Parent all cash, certificates and other documents in its possession relating to the transactions described in this Agreement, and the Exchange Agent's duties shall terminate. Thereafter, each holder of a certificate formerly representing a Share may surrender such certificate to the Surviving Corporation or Parent and (subject to applicable abandoned property, escheat and similar laws) receive in exchange therefor the Merger Consideration, without any interest thereon, but shall have no greater rights against the Surviving Corporation or Parent than may be accorded to general creditors of the Surviving Corporation or Parent under applicable law.

  Section 3.3 Dividends; Transfer Taxes. No dividends that are declared on Parent Shares will be paid to persons entitled to receive certificates representing Parent Shares until such persons surrender their certificates representing Shares. Upon such surrender, there shall be paid to the person in whose name the certificates representing such Parent Shares shall be issued, any dividends which shall have become payable with respect to such Parent Shares between the Effective Time and the time of such surrender. In no event shall the person entitled to receive such dividends be entitled to receive interest on such dividends. If the Merger Consideration is to be delivered to a person other than the person in whose name the certificate representing Shares surrendered in exchange therefor is registered it shall be a condition of such delivery that the person requesting such delivery shall pay to the Exchange Agent any transfer or other taxes required by reason of the delivery of the Merger Consideration to a person other than the registered holder of the certificate surrendered or shall establish to the satisfaction of the Exchange Agent that such tax has been paid or is not applicable. Notwithstanding the foregoing, neither the Exchange Agent nor any party hereto shall be liable to a holder of Shares for any cash, Parent Shares or dividends thereon or, in accordance with Section 3.4 hereof, proceeds of the sale of fractional interests, delivered to a public official pursuant to applicable escheat laws.

  Section 3.4 No Fractional Securities. No certificates or scrip representing fractional Parent Shares shall be issued upon the surrender for exchange of certificates representing Shares pursuant to this Article III and no dividend, stock split-up or other change in the capital structure of the Company shall relate to any fractional security, and such fractional interests shall not entitle the owner thereof to vote or to any rights of a security holder. In lieu of any such fractional securities, each holder of Shares who would otherwise have been entitled to a fraction of a Parent Share upon surrender of stock certificates for exchange pursuant to this Article III will be paid cash upon such surrender in an amount equal to the product of such fraction multiplied by the closing sale price of Parent Shares on the National Association of Securities Dealers Automated Quotations National Market System (the "NASDAQ") on the day of the Effective Time, or, if the Parent Shares are not so traded on such day, the closing sale price on the next preceding day on which such stock was traded on the NASDAQ.

  Section 3.5 Dissenting Shares. Notwithstanding the terms of Section 3.1, to the extent that dissenters' rights are available under Chapter 13 of the GCL, Shares outstanding immediately prior to the Effective Time and held by a holder who has voted such shares against the Merger and who has properly demanded payment therefor in accordance with Chapter 13 of the GCL ("Dissenting Shares") shall not be converted into a right to receive the Merger Consideration as provided in Section 3.1, unless and until such holder fails to perfect or withdraws or otherwise loses such holder's right to require the purchase of his Shares in accordance with such holder's right to require the purchase of his Shares in accordance with such Chapter 13. If after the Effective Time such holder fails to perfect or withdraws or loses such holder's right to require the purchase of his shares in accordance with such Chapter 13 such Shares shall be treated as if they had been converted as of the Effective Time into a right to receive the Merger Consideration as provided in Section 3.1. The Company shall give Parent prompt notice of any demands received by the Company for a purchase of Shares pursuant to Chapter 13 of the GCL, and Parent shall have the right to participate in all negotiations and proceedings with respect to any such demands. The Company shall not, except with the prior written consent of Parent, make any payment with respect to, or settle or offer to settle, any such demands.

  Section 3.6 Closing of Company Transfer Books. At the Effective Time, the stock transfer books of the Company shall be closed and no transfer of Shares shall thereafter be made. If, after the Effective Time, certificates representing Shares are presented to the Surviving Corporation, they shall be cancelled and exchanged for the Merger Consideration.

  Section 3.7 Closing. The Closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Skadden, Arps, Slate, Meagher & Flom, 919 Third Avenue, New York, New York, at 10:00 a.m., local time, on the later of (a) the date of the stockholders' meetings referred to in Section 7.4 hereof or (b) the day on which all of the conditions set forth in Article VIII hereof are satisfied or waived, or at such other date, time and place as Parent and the Company shall agree.

                                   ARTICLE IV

                    Representations and Warranties of Parent

  Parent represents and warrants to the Company as follows:

  Section 4.1 Organization. Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power to carry on its business as it is now being conducted or presently proposed to be conducted. Parent is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities make such qualification necessary, except where the failure to be so qualified will not have a material adverse effect on Parent and its subsidiaries taken as a whole. Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Sub has not engaged in any business since the date of its incorporation.

  Section 4.2 Capitalization; Registration Rights. (a) The authorized capital stock of Parent consists of 100,000,000 shares of Common Stock, par value $.01 per share, and 10,000,000 shares of Convertible Preferred Stock, par value $.01 per share ("Parent Preferred Stock"). As of August 31, 1993, (i) 18,184,594 Parent Shares were issued and outstanding, (ii) 1,193,896 shares of Parent Preferred Stock were issued and outstanding (iii) employee stock options to acquire 1,869,479 Parent Shares (the "Parent Employee Stock Options") were outstanding under all stock option plans of Parent, (iv) 6,769,479 Parent Shares were reserved for issuance pursuant to all employee benefit plans of Parent, (v) warrants to purchase 131,250 Parent Shares (the "Parent Warrants") were outstanding pursuant to the Warrant Agreement dated as of April 30, 1990, between Parent and Ameritrust Texas National Association, and (vi) 1,193,896 Parent Shares were reserved for issuance upon the conversion of the Parent Preferred Stock. All of the issued and outstanding Parent Shares are validly issued, fully paid and nonassessable and free of preemptive rights. All of the Parent Shares issuable in exchange for Shares at the Effective Time in accordance with this Agreement will be, when so issued, duly authorized, validly issued, fully paid and nonassessable. The authorized capital stock of Sub consists of 1,000 shares of Common Stock, par value $.01 per share, 1,000 shares of which are validly issued and outstanding, fully paid and nonassessable and are owned by Parent.

  (b) Schedule 4.2(b) sets forth a complete list of the holders of registration rights relating to Parent Preferred Stock and Parent Shares.

  Section 4.3 Subsidiaries. Except as set forth on Schedule 4.3 hereto, the Parent does not directly or indirectly own any interest in any other corporation, partnership, joint venture or other business association or entity, foreign or domestic. (Such corporations, partnerships, joint ventures or other business entities of which Parent or any of its other Parent Subsidiaries owns, directly or indirectly, greater than fifty percent of the shares of capital stock or other equity interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to cast at least a majority of the votes that may be cast by all shares or equity interests having ordinary voting power for the election of directors or other governing body of such entity are hereinafter referred to as the "Parent Subsidiaries".) Each Parent Subsidiary that is a corporation is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation. Each Parent Subsidiary that is a partnership is duly formed and validly existing under the laws of its jurisdiction of formation. Each Parent Subsidiary has the corporate power or the partnership power, as the case may be to carry on its business as it is now being conducted or presently proposed to be conducted. Each Parent Subsidiary that is a corporation is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary except where the failure to be so qualified will not have a material adverse effect on Parent or such Parent Subsidiary. Each Parent Subsidiary that is a partnership is duly qualified as a foreign partnership authorized to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary except where the failure to be so qualified will not have a material adverse effect on Parent or such Parent Subsidiary. All of the outstanding shares of capital stock of the Parent Subsidiaries that are corporations are validly issued, fully paid and nonassessable. Except as set forth on Schedule 4.7 hereto, all of the outstanding shares of capital stock of, or other ownership interests in, each of the Parent Subsidiaries are owned by Parent or by a Parent Subsidiary free and clear of any liens, claims, charges or encumbrances. There are not now, and at the Effective Time there will not be, any outstanding options, warrants, subscriptions, calls, rights, convertible securities or other agreements or commitments obligating Parent or any Parent Subsidiary to issue, transfer or sell any securities of any Parent Subsidiary. Except as set forth on Schedule
4.3 hereto, there are not now, and at the Effective Time there will not be, any voting trusts or other agreements or understandings to which Parent or any of the Parent Subsidiaries is a party or is bound with respect to the voting of the capital stock of Parent or any of the Parent Subsidiaries.

  Section 4.4 Authority Relative to this Agreement. Each of Parent and Sub has the corporate power to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement by Parent and Sub and the consummation by Parent and Sub of the transactions contemplated hereby have been duly authorized by the Boards of Directors of Parent and Sub, and by Parent as the sole stockholder of Sub, and, except for the approvals of Parent's stockholders to be sought at the stockholders' meeting contemplated by
Section 7.4(b) hereof, no other corporate proceedings on the part of Parent or Sub are necessary to authorize this Agreement or the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by each of Parent and Sub and constitutes a valid and binding agreement of each of Parent and Sub, enforceable against Parent and Sub in accordance with its terms.

  Section 4.5 Consents and Approvals; No Violations. Except for applicable requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act"), the Securities Act of 1933, as amended (the "Securities Act"), the Securities Exchange Act of 1934, as amended (the "Exchange Act"), state or foreign laws relating to takeovers, if applicable, state securities or blue sky laws, certain state and local regulatory filings relating to health care licensing and similar matters, the filing of a Certificate of Merger as required under the Delaware General Corporation Law ("DGCL") and the filing of the Merger Agreement and officers' certificates as required by the GCL, no filing with, and no permit, authorization, consent or approval of, any public body or authority is necessary for the consummation by Parent and Sub of the transactions contemplated by this Agreement. Neither the execution and delivery of this Agreement by Parent or Sub nor the consummation by Parent or Sub of the transactions contemplated hereby, nor compliance by Parent or Sub with any of the provisions hereof will (a) conflict with or result in any breach of any provisions of the Certificate of Incorporation or By-Laws of Parent or the Certificate of Incorporation or By-Laws of Sub, (b) except as set forth on
Schedule 4.5 hereto, result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, contract, agreement or other instrument or obligation to which Parent or any of its subsidiaries is a party or by which any of them or any of their properties or assets may be bound or (c) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Parent, any of its subsidiaries or any of their properties or assets, except in the case of clauses (b) and (c) for violations, breaches or defaults which are not in the aggregate material to Parent and its subsidiaries taken as a whole.

  Section 4.6 Reports and Financial Statements. Parent has filed all reports required to be filed with the Securities and Exchange Commission (the "SEC") pursuant to the Exchange Act since January 1, 1991 (collectively, the "SEC Reports"), and has previously furnished the Company with true and complete copies of all such SEC Reports. None of such SEC Reports, as of their respective dates, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of the balance sheets (including the related notes) included in the SEC Reports fairly presents the consolidated financial position of Parent and its subsidiaries as of the respective dates thereof, and the other related statements (including the related notes) included therein fairly present the results of operations and the changes in financial position of Parent and its subsidiaries for the respective periods or as of the respective dates set forth therein, all in conformity with generally accepted accounting principles consistently applied during the periods involved except as otherwise noted therein.

  Section 4.7 Absence of Certain Changes or Events. Except as set forth in
Schedule 4.7 hereto or in the SEC Reports, since August 31, 1993, neither Parent nor any of the Parent Subsidiaries has: (a) taken any of the actions set forth in Sections 6.2(b) or 6.2(c) hereof; (b) suffered any material adverse change in the business, financial condition, results of operations, properties, assets or liabilities of Parent and the Parent Subsidiaries taken as a whole; or (c) subsequent to the date hereof, except as permitted by Section 6.2 hereof, conducted its business and operations other than in the ordinary course of business and consistent with past practices.

  Section 4.8 Litigation. Except for litigation disclosed in the notes to the financial statements included in the SEC Reports there is no suit, action or proceeding pending or, to the best knowledge of Parent, threatened against or affecting Parent or any of its subsidiaries, the outcome of which, in the reasonable judgment of Parent, is likely to materially and adversely affect the business, financial condition or results of operations of Parent and the Parent Subsidiaries taken as a whole; nor is there any judgment, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality or arbitrator outstanding against Parent or any of the Parent Subsidiaries having, or which, insofar as can reasonably be foreseen, in the future may have, any such effect.

  Section 4.9 Information in Disclosure Documents and Registration Statement. None of the information to be supplied by Parent or Sub for inclusion in (a) the Registration Statement to be filed with the SEC by Parent on Form S-4 under the Securities Act for the purpose of registering the Parent Shares to be issued in the Merger (the "Registration Statement") and (b) the joint proxy statement to be distributed in connection with the Parent's and the Company's meeting of stockholders to vote upon this Agreement (the "Proxy Statement") will in the case of the Registration Statement, at the time it becomes effective and at the Effective Time, or, in the case of the Proxy Statement or any amendments thereof or supplements thereto, at the time of the mailing of the Proxy Statement and any amendments or supplements thereto, and at the time of the meeting of stockholders to be held in connection with the Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Registration Statement will comply as to form in all material respects with the provisions of the Securities Act, and the rules and regulations promulgated thereunder.

  Section 4.10 Absence of Undisclosed Liabilities. Except for liabilities or obligations which are accrued or reserved against in Parent's financial statements (or reflected in the notes thereto) included in the Parent SEC Reports or which were incurred after August 31, 1993 in the ordinary course of business and consistent with past practices, and Parent and the Parent Subsidiaries do not have any liabilities or obligations (whether absolute, accrued, contingent or otherwise) of a nature required by generally accepted accounting principles to be reflected in a corporate balance sheet (or reflected in the notes thereto).

  Section 4.11 No Default. Neither Parent nor any of the Parent Subsidiaries is in default or violation (and no event has occurred which with notice or the lapse of time or both would constitute a default or violation) of any term, condition or provision of (a) its Certificate of Incorporation or By-Laws, (b) any note, bond, mortgage, indenture, license, agreement, contract, lease, commitment or other obligation to which Parent or any of the Parent Subsidiaries is a party or by which they or any of their properties or assets may be bound, or (c) any order, writ, injunction, decree, statute, rule or regulation applicable to Parent or any of the Parent Subsidiaries, except in the case of clauses (b) and (c) above for defaults or violations which would not have a material adverse affect on Parent and the Parent Subsidiaries, taken as a whole.

  Section 4.12 Taxes.

  (a) Parent has heretofore delivered or will make available to the Company true, correct and complete copies of the consolidated federal, state, local and foreign income, franchise, sales and other Tax Returns (as hereinafter defined) filed by Parent and the Parent Subsidiaries for each of the Parent's years ended August 31, 1988, 1989, 1990, 1991 and 1992 inclusive. Parent has duly filed, and each Parent Subsidiary has duly filed, all material federal, state, local and foreign income, franchise, sales and other Tax Returns required to be filed by Parent or the Parent Subsidiaries. All such Tax Returns are true, correct and complete, in all material respects, and Parent and the Parent Subsidiaries have duly paid all Taxes (as hereinafter defined) required to be paid in respect of the periods covered by such returns and has paid or made adequate provision for payment of all accrued but unpaid Taxes in respect of all periods since the periods covered by such Tax Returns. Except as set forth in Schedule 4.12 hereof, all deficiencies assessed as a result of any examination of Tax Returns of Parent or the Parent Subsidiaries by federal, state, local or foreign tax authorities have been paid, and deficiencies for all Taxes which have been proposed or asserted against Parent and the Parent Subsidiaries do not exceed $750,000 in the aggregate for all periods. Except as disclosed in Schedule 4.12 hereof, no issue has been raised during the past five years by any federal, state, local or foreign taxing authority which, if raised with regard to any other period not so examined, could reasonably be expected to result in a proposed deficiency for any other period not so examined. Except as disclosed in Schedule 4.12 hereof, neither Parent nor any of the Parent Subsidiaries has granted any extension or waiver of the statutory period of limitations applicable to any claim for Taxes. Neither Parent nor any of the Parent Subsidiaries is a party to any agreement, contract or arrangement that would result, separately or in the aggregate, in the payment of any "excess parachute payments" within the meaning of Section 280G of the Code. Parent and each of the Parent Subsidiaries have complied (and until the Closing will comply) in all material respects with all applicable laws, rules and regulations relating to the payment and withholding of Taxes (including, without limitation, withholding of Taxes pursuant to Sections 1441 and 1442 of the Code or similar provisions under any foreign laws) and have, within the time and in the manner prescribed by law, withheld from employee wages and paid over to the proper governmental authorities all amounts required to be so withheld and paid over under all applicable laws.

  (b) For purposes of this Agreement, the term "Taxes" shall mean all taxes, charges, fees, levies or other assessments, including, without limitation, income, gross receipts, excise, property, sales, transfer, license, payroll, withholding, capital stock and franchise taxes, imposed by the United States, or any state, local or foreign government or subdivision or agency thereof, including any interest, penalties or additions thereto.

For purposes of this Agreement, the term "Tax Return" shall mean any report, return or other information or document required to be supplied to a taxing authority in connection with Taxes.

  Section 4.13 Title to Properties; Encumbrances. Except as described in the following sentence, each of Parent and the Parent Subsidiaries has good, valid and marketable title to, or a valid leasehold interest in, all of its properties and assets (real, personal and mixed, tangible and intangible), including, without limitation, all the properties and assets reflected in the consolidated balance sheet of Parent and the Parent Subsidiaries as of August 31, 1993 included in Parent's Annual Report on Form l0-K for the period ended on such date (except for properties and assets disposed of in the ordinary course of business and consistent with past practices since August 31, 1993). None of such properties or assets are subject to any liability, obligation, claim, lien, mortgage, pledge, security interest, conditional sale agreement, charge or encumbrance of any kind (whether absolute, accrued, contingent or otherwise), except (i) as set forth in Schedule 4.13 hereto, and (ii) minor imperfections of title and encumbrance, if any, which are not substantial in amount, do not materially detract from the value of the property or assets subject thereto and do not impair the operations of Parent and the Parent Subsidiaries.

  Section 4.14 Compliance with Applicable Law. Except as disclosed in the SEC Reports, each of Parent and the Parent Subsidiaries is in compliance, with all applicable laws (whether statutory or otherwise), rules, regulations, orders, ordinances, judgments or decrees of all governmental authorities (federal, state, local, foreign or otherwise) (collectively, the "Laws"), where the failure to be in such compliance would have a material adverse effect on Parent and the Parent Subsidiaries, taken as a whole.

  Section 4.15 Medicare Participation/Accreditation. All of Parent's hospitals are certified for participation or enrollment in the Medicare and Medicaid programs, have a current and valid provider contract with the Medicare and Medicaid programs, are in substantial compliance with the conditions of participation of such programs and have received all approvals or qualifications necessary for capital reimbursement of Parent's assets. Neither Parent nor any of the Parent Subsidiaries has received notice from the regulatory authorities which enforce the statutory or regulatory provisions in respect of either the Medicare or the Medicaid program of any pending or threatened investigations, and neither Parent nor any of the Parent Subsidiaries has any reason to believe that any such investigations or surveys are pending, threatened or imminent which may have a material adverse effect on Parent and the Parent Subsidiaries, taken as a whole. All of Parent's hospitals are accredited by the Joint Commission on Accreditation of Healthcare Organizations.

  Section 4.16 Labor Matters. Neither Parent nor any of the Parent Subsidiaries is a party to, or bound by, any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization. There is no unfair labor practice or labor arbitration proceeding pending or, to the knowledge of Parent, threatened against Parent or the Parent Subsidiaries relating to their business, except for any such proceeding which would not have a material adverse effect on Parent and the Parent Subsidiaries, taken as a whole. To the knowledge of Parent, there are no organizational efforts with respect to the formation of a collective bargaining unit presently being made or threatened involving employees of Parent or any of the Parent Subsidiaries.

  Section 4.17 Employee Benefit Plans; ERISA. Schedule 4.17 hereto sets forth certain representations and warranties of Parent with respect to its employee benefit plans.

  Section 4.18 Vote Required. Approval of the Merger by the stockholders of Parent will require the approval of a majority of the total votes cast in person or by proxy at the stockholders' meeting referred to in Section 7.4.

  Section 4.19 Opinion of Financial Advisor. The Board of Directors of Parent (at a meeting duly called and held) has unanimously determined that the transactions contemplated hereby are fair to and in the best interests of Parent's stockholders. Parent has received the opinion of Kidder Peabody & Co., Inc., Parent's financial advisor, substantially to the effect that the Exchange Ratio is fair to the Company from a financial point of view.

                                   ARTICLE V

                 Representations and Warranties of the Company

  The Company represents and warrants to Parent and Sub as follows:

  Section 5.1 Organization. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of California and has the corporate power to carry on its business as it is now being conducted or presently proposed to be conducted. The Company is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary, except where the failure to be so qualified will not have a material adverse effect on the Company and its subsidiaries taken as a whole.

  Section 5.2 Capitalization. The authorized capital stock of the Company consists of 100,000,000 shares of Common Stock, no par value, and 2,000,000 shares of Preferred Stock, par value $1 per share (the "Preferred Stock"). As of the date hereof, 32,479,100 Shares were issued and outstanding, employee stock options to acquire 2,950,050 Shares (the "Employee Stock Options") were outstanding under all stock option plans and agreements of the Company. There are no outstanding shares of Preferred Stock. All of the issued and outstanding Shares are validly issued, fully paid and nonassessable and free of preemptive rights. Except as set forth above and as otherwise provided for in this Agreement, there are not now, and at the Effective Time there will not be, any shares of capital stock of the Company issued or outstanding or any options, warrants, subscriptions, calls, rights, convertible securities or other agreements or commitments obligating the Company to issue, transfer or sell any shares of its capital stock. Except as provided in this Agreement, after the Effective Time, the Company will have no obligation to issue, transfer or sell any shares of its capital stock pursuant to any employee benefit plan or otherwise.

  Section 5.3 Subsidiaries. Except as set forth on Schedule 5.3 hereto and the Company's ownership of 51.8% of the outstanding capital stock of Summit Care Corporation, the Company does not directly or indirectly own any interest in any other corporation, partnership, joint venture or other business association or entity, foreign or domestic. (Such corporations, partnerships, joint ventures or other business entities of which the Company or any of its other Subsidiaries owns, directly or indirectly, greater than fifty percent of the shares of capital stock or other equity interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to cast at least a majority of the votes that may be cast by all shares or equity interests having ordinary voting power for the election of directors or other governing body of such entity are hereinafter referred to as the "Subsidiaries".) Each Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has the corporate power to carry on its business as it is now being conducted or presently proposed to be conducted. Each Subsidiary is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary except where the failure to be so qualified will not have a material adverse effect on the Company or such Subsidiary. Except as set forth on Schedule 5.3 hereof, all of the outstanding shares of capital stock of the Subsidiaries are validly issued, fully paid and nonassessable and are owned by the Company or by a Subsidiary free and clear of any liens, claims, charges or encumbrances. There are not now, and at the Effective Time there will not be, any outstanding options, warrants, subscriptions, calls, rights, convertible securities or other agreements or commitments obligating the Company or any Subsidiary to issue, transfer or sell any securities of any Subsidiary. Except as set forth in Schedule 5.3 hereof, there are not now, and at the Effective Time there will not be, any voting trusts or other agreements or understandings to which the Company or any of the Subsidiaries is a party or is bound with respect to the voting of the capital stock of the Company or any of the Subsidiaries.

  Section 5.4 Authority Relative to this Agreement. The Company has the corporate power to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly authorized by the Company's Board of Directors and, except for the approval of its stockholders to be sought at the stockholders meeting contemplated by Section 7.4 hereof, no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Company and constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.

  Section 5.5 Consents and Approvals; No Violations. Except for applicable requirements of the HSR Act, the Securities Act, the Exchange Act, state securities or blue sky laws, certain state and local regulatory filings relating to healthcare licensing and similar matters, the filing of the Merger Agreement and officers' certificates as required by the GCL and the filing of a Certificate of Merger as required by the DGCL, no filing with, and no permit, authorization, consent or approval of, any public body or authority is necessary for the consummation by the Company of the transactions contemplated by this Agreement. Neither the execution and delivery of this Agreement by the Company, nor the consummation by the Company of the transactions contemplated hereby, nor compliance by the Company with any of the provisions hereof, will
(a) conflict with or result in any breach of any provisions of the Articles of Incorporation or By-Laws of the Company or any of the Subsidiaries, (b) except as set forth on Schedule 5.5, result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, contract, agreement or other instrument or obligation to which the Company or any of the Subsidiaries is a party or by which any of them or any of their properties or assets may be bound or (c) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Company, any of the Subsidiaries or any of their properties or assets, except in the case of clauses (b) and (c) for violations, breaches or defaults which are not in the aggregate material to the Company and the Subsidiaries taken as a whole.

  Section 5.6 Reports and Financial Statements. The Company has filed all reports required to be filed with the SEC pursuant to the Exchange Act since January 1, 1991 (such reports, together with the Company's Prospectus dated May 18, 1993 relating to its 7 1/2% Exchangeable Subordinated Notes, being hereinafter collectively referred to as the "Company SEC Reports"), and has previously furnished Parent with true and complete copies of all such Company SEC Reports. None of such Company SEC Reports, as of their respective dates, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of the balance sheets (including the related notes) included in the Company SEC Reports fairly presents the consolidated financial position of the Company and the Subsidiaries as of the respective dates thereof, and the other related statements (including the related notes) included therein fairly present the results of operations and the changes in financial position of the Company and the Subsidiaries for the respective periods or as of the respective dates set forth therein, all in conformity with generally accepted accounting principles consistently applied during the periods involved, except as otherwise noted therein.

  Section 5.7 Absence of Certain Changes or Events. Except as set forth in
Schedule 5.7 hereto or in the Company SEC Reports, since December 31, 1992, neither the Company nor any of the Subsidiaries has: (a) taken any of the actions set forth in Sections 6.1(b), 6.1(c) or 6.1(e) hereof; (b) suffered any material adverse change in the business, financial condition, results of operations, properties, assets or liabilities of the Company and the Subsidiaries taken as a whole; or (c) except, subsequent the date hereof, as permitted by Section 6.1 hereof, conducted its business and operations other than in the ordinary course of business and consistent with past practices.

  Section 5.8 Litigation. Except for litigation disclosed in the notes to the financial statements included in the Company's Annual Report to Stockholders for the year ended June 30, 1993 or in the Company SEC

Reports or as disclosed in Schedule 5.8 hereof there is no suit, action or proceeding pending or, to the best knowledge of the Company, threatened against or affecting the Company or any of its subsidiaries, the outcome of which, in the reasonable judgment of the Company, is likely to materially and adversely affect the business, financial condition or results of operations of the Company and its subsidiaries taken as a whole; nor is there any judgment, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality or arbitrator outstanding against the Company or any of its subsidiaries having, or which, insofar as can reasonably be foreseen, in the future may have, any such effect.

  Section 5.9 Absence of Undisclosed Liabilities. Except for liabilities or obligations which are accrued or reserved against in the Company's financial statements (or reflected in the notes thereto) included in the Company SEC Reports or which were incurred after June 30, 1993 in the ordinary course of business and consistent with past practices, and the Company and the Subsidiaries do not have any material liabilities or obligations (whether absolute accrued contingent or otherwise) of a nature required by generally accepted accounting principles to be reflected in a corporate balance sheet (or reflected in the notes thereto).

  Section 5.10 No Default. Neither the Company nor any of the Subsidiaries is in default or violation (and no event has occurred which with notice or the lapse of time or both would constitute a default or violation) of any term, condition or provision of (a) its Articles of Incorporation or By-Laws, (b) any note, bond, mortgage, indenture, license, agreement, contract, lease, commitment or other obligation to which the Company or any of the Subsidiaries is a party or by which they or any of their properties or assets may be bound, or (c) any order, writ, injunction, decree, statute, rule or regulation applicable to the Company or any of the Subsidiaries, except in the case of clauses (b) and (c) above for defaults or violations which would not have a material adverse effect on the Company and Subsidiaries, taken as a whole.

  Section 5.11 Taxes.

  (a) The Company has heretofore delivered or will make available to Parent true, correct and complete copies of the consolidated federal, state, local and foreign income, franchise sales and other Tax Returns (as hereinafter defined) filed by the Company and the Subsidiaries for each of the Company's years ended December 31, 1988, 1989, 1990, 1991 and 1992 inclusive. The Company has duly filed, and each Subsidiary has duly filed, all material federal, state, local and foreign income, franchise, sales and other Tax Returns required to be filed by the Company or the Subsidiaries. All such Tax Returns are true, correct and complete, in all material respects, and the Company and the Subsidiaries have duly paid, all Taxes (as hereinafter defined) required to be paid in respect of the periods covered by such returns and has made adequate provision for payment of all accrued but unpaid Taxes anticipated in respect of all periods since the periods covered by such Tax Returns. Except as disclosed in Schedule 5.11(a) hereof, all deficiencies assessed as a result of any examination of Tax Returns of the Company or the Subsidiaries by federal, state, local or foreign tax authorities have been paid, and deficiencies for all Taxes which have been proposed or asserted against the Company and the Subsidiaries do not exceed $750,000 in the aggregate for all periods. Except as disclosed in Schedule 5.11 hereof, no issue has been raised during the past five years by any federal, state, local or foreign taxing authority which, if raised with regard to any other period not so examined, could reasonably be expected to result in a proposed deficiency for any other period not so examined. Except as disclosed in Schedule 5.11 hereof, neither the Company nor any of the Subsidiaries has granted any extension or waiver of the statutory period of limitations applicable to any claim for Taxes. Except as disclosed in Schedule 5.11 hereof, neither the Company nor any of the Subsidiaries is a party to any agreement, contract or arrangement that would result, separately or in the aggregate, in the payment of any "excess parachute payments" within the meaning of Section 280G of the Code. The Company and each of the Subsidiaries have complied (and until the Closing will comply) in all material respects with all applicable laws, rules and regulations relating to the payment and withholding of Taxes (including, without limitation, withholding of Taxes pursuant to Sections 1441 and 1442 of the Code or similar provisions under any foreign laws) and have, within the time an in the manner prescribed by law, withheld from employee wages and paid over to the proper governmental authorities all amounts required to be so withheld and paid over under all applicable laws.

  (b) For purposes of this Agreement, the term "Taxes" shall mean all taxes, charges, fees, levies or other assessments, including, without limitation, income, gross receipts, excise, property, sales, transfer, license, payroll, withholding, capital stock and franchise taxes, imposed by the United States, or any state, local or foreign government or subdivision or agency thereof, including any interest, penalties or additions thereto. For purposes of this Agreement, the term "Tax Return" shall mean any report, return or other information or document required to be supplied to a taxing authority in connection with Taxes.

  Section 5.12 Employee Benefit Plans; ERISA. Schedule 5.12 hereto sets forth certain representations and warranties of the Company with respect to its employee benefit plans.

  Section 5.13 Title to Properties; Encumbrances.

  Except as described in the following sentence, each of the Company and the Subsidiaries has good, valid and marketable title to, or a valid leasehold interest in, all of its properties and assets (real, personal and mixed, tangible and intangible), including, without limitation, all the properties and assets reflected in the consolidated balance sheet of the Company and the Subsidiaries as of September 30, 1993 included in the Company's Quarterly Report on Form 10-Q for the period ended on such date (except for properties and assets disposed of in the ordinary course of business and consistent with past practices since September 30, 1993). None of such properties or assets are subject to any liability, obligation, claim, lien, mortgage, pledge, security interest, conditional sale agreement, charge or encumbrance of any kind (whether absolute, accrued, contingent or otherwise), except (i) as set forth in Schedule 5.13 hereto, and (ii) minor imperfections of title and encumbrance, if any, which are not substantial in amount, do not materially detract from the value of the property or assets subject thereto and do not impair the operations of the Company and the Subsidiaries.

  Section 5.14 Compliance with Applicable Law. Except as disclosed in the Company SEC Reports, each of the Company and the Subsidiaries is in compliance with all applicable laws (whether statutory or otherwise), rules, regulations, orders, ordinances, judgments or decrees of all governmental authorities (federal, state, local, foreign or otherwise) (collectively, the "Laws"), where the failure to be in such compliance would have a material adverse effect of the Company and the Subsidiaries, taken as a whole.

  Section 5.15 Information in Disclosure Documents and Registration Statement. None of the information to be supplied by the Company for inclusion in the Proxy Statement or the Registration Statement, other than the information to be supplied by Parent or Sub, will, in the case of the Registration Statement, at the time it becomes effective and at the Effective Time, or, in the case of the Proxy Statement or any amendments thereof or supplements thereto, at the time of the mailing of the Proxy Statement and any amendments or supplements thereto, and at the time of the meeting of stockholders of the Company to be held in connection with the Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act, and the rules and regulations promulgated thereunder.

  Section 5.16 Opinion of Financial Advisor. The Board of Directors of the Company (at meetings duly called and held) has unanimously determined that the transactions contemplated hereby are fair to and in the best interests of the holders of the Shares. The Company has received the opinion of Smith Barney Shearson, the Company's financial advisor, substantially to the effect that the consideration to be received in the Merger by the holders of the Shares is fair to such stockholders from a financial point of view.

  Section 5.17 Vote Required. Approval of the Merger by the stockholders of the Company will require the affirmative vote of the holders of a majority of the outstanding Shares.

  Section 5.18 Medicare Participation/Accreditation. Except as disclosed in
Schedule 5.18 hereof, all of the Company's hospitals are certified for participation or enrollment in the Medicare and Medicaid programs, have a current and valid provider contract with the Medicare and Medicaid programs, are in substantial compliance with the conditions of participation of such programs and have received all approvals or qualifications necessary for capital reimbursement of the Company's assets. Neither the Company nor any of its Subsidiaries has received notice from the regulatory authorities which enforce the statutory or regulatory provisions in respect of either the Medicare or the Medicaid program of any pending or threatened investigations or surveys, and neither the Company nor any of its Subsidiaries has any reason to believe that any such investigations are pending, threatened or imminent which may have a material adverse effect on the Company and its Subsidiaries, taken as a whole. All of the Company's hospitals are accredited by the Joint Commission on Accreditation of Healthcare Organizations.

  Section 5.19 Labor Matters. Except as set forth on Schedule 5.19, neither the Company nor any of the Subsidiaries is a party to, or bound by, any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization. There is no unfair labor practice or labor arbitration proceeding pending or, to the knowledge of the Company, threatened against the Company or the Subsidiaries relating to their business, except for any such preceding which would not have a material adverse effect on the Company and the Subsidiaries, taken as a whole. To the knowledge of the Company, there are no organizational efforts with respect to the formation of a collective bargaining unit presently being made or threatened involving employees of the Company or any of the Subsidiaries.

                                   ARTICLE VI

                     Conduct of Business Pending the Merger

  Section 6.1 Conduct of Business by the Company Pending the Merger. Except as disclosed in Schedule 6.1 hereof, prior to the Effective Time, unless Parent shall otherwise agree in writing, or as otherwise contemplated by this
Agreement:

    (a) the respective businesses of the Company and the Subsidiaries shall be conducted only in the ordinary and usual course of business and consistent with past practices, and there shall be no material changes in the conduct of the Company's operations;

    (b) the Company shall not (i) sell or pledge or agree to sell or pledge any stock owned by it in any of the Subsidiaries; (ii) amend its Articles of Incorporation or By-Laws; or (iii) split, combine or reclassify any shares of its outstanding capital stock or declare, set aside or pay any dividend or other distribution payable in cash, stock or property, or redeem or otherwise acquire any shares of its capital stock or shares of the capital stock of any of the Subsidiaries;

    (c) neither the Company nor any of the Subsidiaries shall (i) authorize for issuance, issue or sell or agree to issue or sell any additional shares of, or rights of any kind to acquire any shares of, its capital stock of any class (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise), except for unissued Shares reserved for issuance upon the exercise of Employee Stock Options; (ii) acquire, dispose of, transfer, lease, license, mortgage, pledge or encumber any fixed or other assets other than in the ordinary course of business and consistent with past practices; (iii) incur, assume or prepay any indebtedness or any other material liabilities other than in the ordinary course of business and consistent with past practices; (iv) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person other than a Subsidiary in the ordinary course of business and consistent with past practices; (v) make any loans, advances or capital contributions to, or investments in, any other person, other than to Subsidiaries; (vi) authorize capital expenditures in excess of the amount currently budgeted therefor; (vii) permit any insurance policy naming the Company or any Subsidiary as a beneficiary or a loss payee to be cancelled or terminated other than in the ordinary course of business; or (viii) enter into any contract, agreement, commitment or arrangement with respect to any of the foregoing;

    (d) the Company shall use its best efforts to preserve intact the business organization of the Company and the Subsidiaries, to keep available the services of its and their present officers and key employees, and to preserve the goodwill of those having business relationships with it and the Subsidiaries; and

    (e) neither the Company nor any of the Subsidiaries will enter into any new employment agreements with any of their respective officers or employees or grant any increases in the compensation of their respective officers and employees other than increases in the ordinary course of business and consistent with past practice, or enter into, adopt or amend any Plan (as that term is defined in Schedule 5.12 hereto).

  Section 6.2 Conduct of Business by Parent Pending the Merger. Prior to the Effective Time, unless the Company shall otherwise agree in writing, or as otherwise contemplated by this Agreement or the AHM Merger Agreement:

    (a) the respective businesses of Parent and the Parent Subsidiaries shall be conducted only in the ordinary and usual course of business and consistent with past practices, and there shall be no material changes in the conduct of Parent's operations;

    (b) Parent shall not (i) sell or pledge or agree to sell or pledge any stock owned by it in any of the Parent Subsidiaries; (ii) amend its Certificate of Incorporation or By-Laws; or (iii) split, combine or reclassify any shares of its outstanding capital stock or declare, set aside or pay any dividend or other distribution payable in cash, stock or property (other than dividends on the Parent Preferred Stock payable in additional shares of the Parent Preferred Stock), or redeem or otherwise acquire any shares of its capital stock or shares of the capital stock of any of the Parent Subsidiaries;

    (c) neither Parent nor any of the Parent Subsidiaries shall (i) authorize for issuance, issue or sell or agree to issue or sell any additional shares of, or rights of any kind to acquire any shares of, its capital stock of any class (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise), except for
  (x) unissued shares of Parent Common Stock reserved for issuance upon the exercise of Parent Employee Stock Options, Parent Warrants or the Parent Preferred Stock and (y) other than dividends on the Parent Preferred Stock payable in additional shares of Parent Preferred Stock; (ii) incur, assume or prepay any indebtedness or any other material liabilities other than in the ordinary course of business and consistent with past practices; (iii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person other than a Parent Subsidiary in the ordinary course of business and consistent with past practices; or (iv) enter into any contract, agreement, commitment or arrangement with respect to any of the foregoing; and

    (d) Parent shall use its best efforts to preserve intact the business organization of the Parent and the Parent Subsidiaries, to keep available the services of its and their present officers and key employees, and to preserve the goodwill of those having business relationships with it and the Parent Subsidiaries.

  Section 6.3 Conduct of Business of Sub. During the period from the date of this Agreement to the Effective Time, Sub shall not engage in any activities of any nature except as provided in or contemplated by this Agreement.

                                  ARTICLE VII

                             Additional Agreements

  Section 7.1 Access and Information. The Company and Parent shall each afford to the other and to the other's financial advisors, legal counsel, accountants consultants and other representatives full access during normal business hours throughout the period prior to the Effective Time to all of its books, records, properties, plants and personnel and, during such period, each shall furnish promptly to the other (a) a copy of each report, schedule and other document filed or received by it pursuant to the requirements of federal or state securities laws, and (b) all other information as such other party may reasonably request, provided that no investigation pursuant to this Section 7.1 shall affect any representations or warranties made herein or the conditions to the obligations of the respective parties to consummate the Merger. Each party shall hold in confidence all nonpublic information until such time as such information is otherwise publicly available and, if this Agreement is terminated, each party will deliver to the other all documents, work papers and other material (including copies) obtained by such party or on its behalf from the other party as a result of this Agreement or in connection herewith, whether so obtained before or after the execution hereof.

  Section 7.2 Acquisition Proposals. Parent and the Company each agree (a) that neither of them or their respective subsidiaries will and each of them will use their best efforts to cause their respective directors, officers, employees, financial advisors, legal counsel, accountants and other agents and representatives not to, initiate or solicit, directly or indirectly, any inquiries or the making of any proposal with respect to, engage in negotiations concerning, provide any confidential information or data to or have any discussions with, any person relating to, any acquisition, business combination or purchase of all or any significant portion of the assets of, or any equity interest in such party or any subsidiary of such party (an "Acquisition Proposal"), other than the Merger and the AHM Merger, (b) that it will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any person conducted heretofore with respect to any of the foregoing, and (c) that it will notify the other party immediately in writing if any such inquiries or proposals are received by, any such information is requested from, or any such negotiations or discussions are sought to be initiated or continued with, it.

  Section 7.3 Registration Statement. As promptly as practicable, Parent and the Company shall prepare and file with the SEC the Proxy Statement and Parent shall prepare and file with the SEC the Registration Statement. Each of Parent and the Company shall use its best efforts to have the Registration Statement declared effective. Parent shall also use its best efforts to take any action required to be taken under state securities or blue sky laws in connection with the issuance of the Parent Shares pursuant hereto. The Company shall furnish Parent with all information concerning the Company and the holders of its capital stock and shall take such other action as Parent may reasonably request in connection with such Registration Statement and issuance of Parent Shares.

  Section 7.4 Proxy Statements; Stockholder Approvals.

  (a) The Company, acting through its Board of Directors, shall, in accordance with applicable law and its Articles of Incorporation and By-Laws:

    (i) promptly and duly call, give notice of, convene and hold as soon as practicable following the date upon which the Registration Statement becomes effective a meeting of its stockholders for the purpose of voting to approve and adopt this Agreement and shall use its best efforts to obtain such stockholder approval; and

    (ii) recommend approval and adoption of this Agreement by the stockholders of the Company and include in the Proxy Statement such recommendation, and take all lawful action to solicit such approval.

  (b) Parent, acting through its Board of Directors, shall, in accordance with applicable law and its Certificate of Incorporation and By-Laws:

    (i) promptly and duly call, give notice of, convene and hold as soon as practicable following the date upon which the Registration Statement becomes effective a meeting of its stockholders for the purpose of voting to approve and adopt this Agreement and shall use its best efforts to obtain such stockholder approval; and

    (ii) recommend approval and adoption of this Agreement by the stockholders of Parent and include in the Proxy Statement such recommendation, and take all lawful action to solicit such approval.

  (c) Parent and the Company, as promptly as practicable, shall cause the definitive Proxy Statement to be mailed to their stockholders. At the stockholders' meetings, each of Parent and the Company shall vote or cause to be voted in favor of approval and adoption of this Agreement all Shares as to which it holds proxies at such time.

  Section 7.5 Compliance with the Securities Act.

  (a) Prior to the Effective Time the Company shall cause to be delivered to Parent a list identifying all persons who were, in its reasonable judgment, at the record date for the Company stockholders' meeting convened in accordance with Section 7.4 hereof, "affiliates" of the Company as that term is used in paragraphs (c) and (d) of Rule 145 under the Securities Act (the "Affiliates").

  (b) The Company shall use its best efforts to cause each person who is identified as a possible Affiliate in the opinion referred to above to deliver to Parent at or prior to the Effective Time a written agreement, in the form previously approved by the parties, that he will not offer to sell, sell or otherwise dispose of any of the Parent Shares issued to him pursuant to the Merger, except pursuant to an effective registration statement or in compliance with Rule 145 or another exemption from the registration requirements of the Securities Act.

  Section 7.6 Antitrust Laws. As promptly as practicable, the Company, Parent and Sub shall make all filings and submissions under the HSR Act as may be reasonably required to be made in connection with this Agreement and the transactions contemplated hereby. Subject to Section 7.1 hereof, the Company will furnish to Parent and Sub, and Parent and Sub will furnish to the Company, such information and assistance as the other may reasonably request in connection with the preparation of any such filings or submissions. Subject to
Section 7.1 hereof, the Company will provide Parent and Sub, and Parent and Sub will provide the Company, with copies of all correspondence, filings or communications (or memoranda setting forth the substance thereof) between such party or any of its representatives, on the one hand, and any governmental agency or authority or members of their respective staffs, on the other hand, with respect to this Agreement and the transactions contemplated hereby.

  Section 7.7 Voting Agreements. Concurrently herewith, the Company is entering into the Parent Voting Agreements with each of the Joseph Littlejohn & Levy Fund, L.P. and Charles N. Martin, Jr. substantially in the form attached hereto as Exhibit A and Parent is entering into the Company Voting Agreements with each of John E. Anderson, Topa Equities, Ltd., Don Freeberg, Don Freeberg, as trustee under a Voting Trust Agreement dated July 1983, Meridian Life Insurance Co., Sierra Land Development, L.P., and Sierra Land Group, Inc. substantially in the form attached hereto as Exhibit B. Parent will use its best efforts to obtain a similar voting agreement from M. Lee Pearce M.D.

  Section 7.8 Employee Stock Options; Warrants.

  (a) Except as provided in this Section 7.8, from the date hereof the Company will not accelerate the vesting or exercisability of or otherwise modify, the terms and conditions applicable to the Employee Stock Options, whether set forth in the governing stock option plans of the Company (the "Company Stock Option Plans"), option agreement with the executive or otherwise. At the Effective Time, each option (each herein referred to as a "Company Option") granted by the Company to purchase shares of Common Stock pursuant to any stock option plan or plans of the Company or otherwise (collectively the "Company Stock Option Plan") that is outstanding and unexercised immediately prior to the Effective Time, shall become vested and immediately exercisable.

  (b) Each holder of a Company Option that is outstanding within 10 days prior to the Effective Time, shall elect, within 10 days prior to the Effective Time, to receive, in lieu of each such Company Option, either (1) a payment equal to the per Share Merger Consideration minus the exercise price of a Share subject to such Company Option times the number of Shares subject to such option, provided that in determining the payment to be made to such holder the exercise price shall be applied first to reduce the cash portion of the Merger Consideration and then, to the extent the exercise price exceeds $5.50, to reduce the Parent Share portion of the Merger Consideration (valuing the Parent Shares at $12.75) or (2) an option to purchase Parent Shares (a "Substituted Option") under a stock option plan maintained by Parent, in an amount and at an exercise price as determined below. Any holder who fails to make a timely election, shall receive a Substituted Option for each outstanding Company Option (and otherwise subject to the terms of the Company Stock Option Plans).

  (c) The number of shares, the exercise price and the terms and conditions of a Substituted Option shall be determined in a manner that preserves both (1) the aggregate gain (or loss) on the Company Option immediately prior to the time of substitution, and (2) the ratio of the exercise price per share of Common Stock subject to the Company Option to the fair market value (determined immediately prior to the time of substitution) per share subject to the Company Option; provided, however, that in the case of any Company Option that is an "incentive stock option" as defined in section 422 of the Code, the adjustment described above shall be, and is intended to be, effected in a manner that is consistent with section 424(a) of the Code. The duration and other terms of the new option shall be the same as the original option, except that all references to the Company shall be deemed to be references to Parent. Parent shall file with the SEC a registration statement on Form S-8 (or other appropriate form) or a post-effective amendment to the Registration Statement as promptly as practicable after the Effective Time, for purposes of registering all Parent Shares issuable after the Effective Time upon exercise of the Substituted Options, and use all reasonable efforts to have such registration statement or post-effective amendment become effective and to comply, to the extent applicable, with state securities or blue sky laws with respect thereto at the Effective Time. Unless otherwise prohibited by law, such Form S-8 shall also register the reoffer and resale by affiliates of Parent of the Parent Shares issuable to such affiliates upon exercise of the Substituted Options. Parent shall maintain the effectiveness under the Securities Act of such Form S-8 registration statement as long as any such affiliates' options remain outstanding.

  Section 7.9 Public Announcements. Parent and Sub, on the one hand, and the Company, on the other hand, agree that they will not issue any press release or otherwise make any public statement or respond to any press inquiry with respect to this Agreement or the transactions contemplated hereby without the prior approval of the other party, except as may be required by law.

  Section 7.10 By-Law Indemnification Provision. (a) Parent shall cause the Surviving Corporation to keep in effect in its By-Laws a provision for a period of not less than six years from the Effective Time (or, in the case of matters occurring prior to the Effective Time which have not been resolved prior to the sixth anniversary of the Effective Time, until such matters are finally resolved) which provides for indemnification of the past and present officers and directors of the Company to the fullest extent permitted by the GCL.

  (b) Parent shall cause to be maintained in effect for a period ending not sooner than the sixth anniversary of the Effective Time directors' and officers' liability insurance providing at least the same coverage with respect to the Company's officers and directors as the policies maintained on behalf of directors and officers of the Company as of the date hereof, and containing terms and conditions which are no less advantageous, with respect to matters occurring on or prior to the Effective Time (to the extent such insurance is available with respect to such matters). Notwithstanding the foregoing, from and after the third anniversary of the Effective Time, Parent shall not be obligated to provide any greater officers' and directors' liability insurance than that generally afforded to officers and directors of Parent under policies maintained by Parent with respect to its directors and officers.

  Section 7.11 Expenses. (a) Except as set forth in this Section 7.11, whether or not the Merger is consummated all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby and thereby shall be paid by the party incurring such expenses except that those expenses incurred in connection with printing the Registration Statement and the related Proxy Statement, as well as the filing fee relating to the Registration Statement will be shared equally by Parent, the Company and AHM.

  Section 7.12 Additional Agreements. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use all reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including using all reasonable efforts to obtain all necessary waivers, consents and approvals, to effect all necessary registrations and filings and to obtain all necessary financing. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and/or directors of Parent, Sub and the Company shall take all such necessary action.

  Section 7.13 Directors of Parent. Parent agrees that promptly after the Effective Time, Parent shall take such action as may be necessary to enable (i) Donald J. Amaral and (ii) one designee of Don Freeberg to be appointed to the Board of Directors of Parent (the "Freeberg Designee"). For so long as John E. Anderson and Don Freeberg and their respective affiliates (the "Anderson-Freeberg Group") shall be the Beneficial Owner (as defined in Rule 13d-3(a) under the Exchange Act) of not less than 5% of the issued and outstanding Parent Shares, Parent shall nominate such Freeberg Designee for election to the Board of Directors of Parent and shall use its best efforts to cause such Freeberg Designee to be elected; provided, however, that prior to his election, such Freeberg Designee shall agree to resign as a director in the event the Anderson-Freeberg Group shall be the Beneficial Owner of less than 5% of the issued and outstanding Parent Shares.

  Section 7.14 Registration Rights. Prior to the Effective Time, Parent will enter into an agreement with each of Don Freeberg, John E. Anderson and Don Amaral covering the Shares, the Substituted Options and the Parent Shares subject to the Substituted Options owned at the Effective Time by Messrs. Freeberg, Anderson and Amaral and their affiliates pursuant to which Messrs. Freeberg and Anderson shall be granted the right to three "demand" registration requests and shall contain such other customary terms and conditions as Parent and Messrs. Freeberg, Anderson and Amaral shall negotiate in good faith, taking into account Parent's obligations under the AHM Merger Agreement to negotiate a mutually acceptable registration rights agreement with John Nickoll and John Gildea. Such registration rights agreement shall provide that one of such demand registrations shall require as a condition to the effectiveness thereof the concurrence of Mr. Amaral.

  Section 7.15 Real Estate Purchase. Parent agrees that it shall negotiate in good faith with Sierra Land Group, Inc. and Summit Properties (collectively, the "Sellers") concerning the purchase by either Parent or a third party of the real property and improvements thereon set forth on Schedule 7.15 hereof (the "Real Estate") for an aggregate purchase price of $85.4 million. Such purchase shall be pursuant to the terms and conditions of a Real Estate Purchase Agreement reasonably satisfactory to Parent and the Sellers. If Parent purchases the Real Estate, Parent's obligation shall be subject to (i) the receipt by Parent of financing, the terms and conditions of which are satisfactory to Parent, in an amount sufficient to purchase the Real Estate and
(ii) the Closing of the transactions contemplated by this Agreement. The Company currently has a valid leasehold interest in each of the properties disclosed in Schedule 7.15 hereof and Schedule 7.15 sets forth the current monthly rent and the annualized rent for each such property. None of such properties are subject to any liability, obligation, claim, lien, mortgage, pledge, security interest, conditional sale agreement, charge or encumbrance of any kind (whether absolute, accrued, contingent or otherwise), except as set forth in Schedule 7.15 hereto or Schedule 5.13 hereto.

  Section 7.16 Severance. Parent and the Company in consultation with AHM shall develop and implement a mutually acceptable consulting and severance plan covering their respective employees. Such plan shall be applied consistently to the employees of all three companies.

                                  ARTICLE VIII

                    Conditions to Consummation of the Merger

  Section 8.1 Conditions to Each Party's Obligation to Effect the Merger. The respective obligations of each party to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:

    (a) Any waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated, and no action shall have been instituted by the Department of Justice or Federal Trade Commission challenging or seeking to enjoin the consummation of this transaction, which action shall have not been withdrawn or terminated.

    (b) The Registration Statement shall have become effective in accordance with the provisions of the Securities Act.

    (c) This Agreement and the transactions contemplated hereby shall have been approved and adopted by the requisite vote of the stockholders of each of the Company and Parent in accordance with applicable law.

    (d) No preliminary or permanent injunction or other order by any federal or state court in the United States which prohibits the consummation of the Merger shall have been issued and remain in effect.

    (e) Parent and the Company shall have obtained financing, the terms and conditions of which are reasonably satisfactory to Parent and the Company, in an amount sufficient to finance the transactions contemplated by this Agreement, finance the purchase of the Real Estate, refinance the outstanding senior bank and institutional indebtedness of Parent and the Company and the Company's 7 1/2% Exchangeable Subordinated Notes and provide adequate working capital.

    (f) Each of the Company and Parent shall have obtained such consents from third parties and government instrumentalities in addition to pursuant to the HSR Act as shall be required and which are material to Parent and the Company and to consummation of the transactions contemplated hereby.

    (g) The transactions contemplated by the Real Estate Purchase Agreement shall have been consummated or all conditions to the obligations of the parties to the Real Estate Purchase Agreement (other than the consummation of the transactions contemplated by this Agreement) shall have been satisfied or waived.

  Section 8.2 Conditions to Obligation of the Company to Effect the Merger. The obligation of the Company to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following additional conditions:

    (a) Each of Parent and Sub shall have performed in all material respects its obligations under this Agreement required to be performed by it at or prior to the Effective Time and the representations and warranties of Parent and Sub contained in this Agreement shall be true and correct in all material respects at and as of the Effective Time as if made at and as of such time, except as contemplated by this Agreement, and the Company shall have received a certificate of the Chairman of the Board, the President or an Executive Vice President of Parent as to the satisfaction of this condition.

    (b) The Company shall have received a letter from Ernst & Young, Parent's independent accountants, dated the Effective Time and addressed to the Company, as to such matters reasonably requested by them.

    (c) The Company shall have received an opinion from James H. Johnson, Esq., Vice President and General Counsel of Parent, or from Skadden, Arps, Slate, Meagher & Flom special counsel to Parent, dated the Effective Time, to the effect that:

      (i) Parent is a corporation duly organized and validly existing under the laws of the State of Delaware; Sub is a corporation duly organized and validly existing under the laws of the State of Delaware.

      (ii) Each of Parent and Sub has the corporate power to enter into this Agreement and to consummate the transactions contemplated hereby; and the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by requisite corporate action taken on the part of Parent and Sub, respectively.

      (iii) This Agreement has been executed and delivered by each of Parent and Sub and is a valid and binding obligation of Parent and Sub, enforceable against Parent and Sub in accordance with its terms, except
    (A) as may be limited by or subject to any bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights, and (B) that the remedies of specific performance, injunction and other forms of equitable relief are subject to certain tests of equity jurisdiction, equitable defenses and the discretion of the court before which any proceeding therefor may be brought.

      (iv) Neither the execution and delivery of this Agreement by Parent or Sub, nor the consummation by Parent or Sub of the transactions contemplated hereby, will violate the Certificate of Incorporation or By-Laws of Parent or Sub or, to the best knowledge of such counsel, without having made any independent investigation, will constitute a violation of or a default under (except for any such violation or default as to which requisite waivers or consents either shall have been obtained by Parent and Sub prior to the Effective Time or shall have been waived by the Company in writing) any material contract, agreement or instrument to which Parent or Sub is subject and which has been specif ically identified to such counsel by Parent or Sub in connection with rendering such opinion.

      (v) The Parent Shares to be issued in connection with the transactions contemplated by this Agreement are duly authorized and reserved for issuance and, when issued as contemplated by this Agreement will be validly issued, fully paid and nonassessable.

      (vi) To the best knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Securities Act.

      (vii) While such counsel assumes no responsibility for any event, occurrence or statement of fact relating to Parent or Sub, or for the accuracy completeness or fairness of any statements contained in or omitted from the Registration Statement or the Proxy Statement and while such counsel expresses no opinion as to the financial statements or other financial or statistical data contained therein with respect to information in the Registration Statement or the Proxy Statement relating to Parent and Sub:

        (A) The Registration Statement complies as to form in all material respects with the requirements of the Securities Act, and the applicable rules and regulations promulgated thereunder; and

        (B) Such counsel has no reason to believe that the Registration Statement or the Proxy Statement, as amended or supplemented to the date of such opinion, contains any untrue statement of a material fact or omits to state any material fact relating to Parent or Sub required to be stated therein or necessary to make the statements therein (in the case of the Proxy Statement, in the light of the circumstances in which they were made) not misleading.

      (viii) The Merger has become effective under the applicable state corporate law.

  As to any matter in such opinion which involves matters of fact or matters relating to laws other than federal securities or Delaware corporate law, such counsel may rely upon the certificates of officers and directors of Parent and Sub and of public officials and opinions of local counsel, reasonably acceptable to the Company.

  Section 8.3 Conditions to Obligations of Parent and Sub to Effect the Merger. The obligations of Parent and Sub to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following additional conditions:

    (a) The Company shall have performed in all material respects its obligations under this Agreement required to be performed by it at or prior to the Effective Time and the representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects at and as of the Effective Time as if made at and as of such time except as contemplated by this Agreement, and Parent and Sub shall have received a Certificate of the Chairman of the Board, the President or an Executive Vice President of the Company as to the satisfaction of this condition.

    (b) Parent and Sub shall have received an opinion from Frank S. Osen, General Counsel of the Company or Stroock & Stroock & Lavan, counsel for the Company, dated the Effective Time, to the effect that:

      (i) The Company is a corporation duly organized and validly existing under the laws of the State of California.

      (ii) The Company has the corporate power to enter into this Agreement and to consummate the transactions contemplated hereby; and the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by requisite corporate action taken on the part of the Company.

      (iii) This Agreement has been executed and delivered by the Company and is a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except (A) as may be limited by or subject to any bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights, and (B) that the remedies of specific performance, injunction and other forms of equitable relief are subject to certain tests of equity jurisdiction, equitable defenses and the discretion of the court before which any proceeding therefor may be brought.

      (iv) Neither the execution and delivery of this Agreement by the Company, nor the consummation by the Company of the transactions contemplated hereby, will violate the Articles of Incorporation or By-Laws of the Company or, to the best knowledge of such counsel, without having made any independent investigation, will constitute a violation of or a default under (except for any such violation or default as to which requisite waivers or consents either shall have been obtained by the Company prior to the Effective Time or shall have been waived by the Parent and Sub in writing) any material contract, agreement or instrument to which the Company or any of the Subsidiaries is subject and which has been specifically identified to such counsel by the Company in connection with rendering such opinion.

      (v) While such counsel assumes no responsibility for any event, occurrence or statement of fact relating to the Company, or for the accuracy, completeness or fairness of any statements contained in or omitted from the Registration Statement or the Proxy Statement, and while such counsel expresses no opinion as to the financial statements or other financial or statistical data contained therein, with respect to information in the Registration Statement or the Proxy Statement relating to the Company and the Subsidiaries:

        (A) The Proxy Statement as it relates to the Company complies as to form in all material respects with the requirements of the Exchange Act, and the applicable rules and regulations promulgated thereunder; and

        (B) Such counsel has no reason to believe that the Registration Statement or the Proxy Statement as they relate to the Company, as amended or supplemented to the date of such opinion, contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein (in the case of the Proxy Statement in the light of the circumstances in which they were made) not misleading.

      (vii) The Merger has become effective under applicable state corporate law.

  As to any matter in such opinion which involves matters of fact or matters relating to laws other than federal securities or California corporate law, such counsel may rely upon the certificates of officers and directors of the Company and of public officials and opinions of local counsel, reasonably acceptable to Parent and Sub.

    (c) Parent and Sub shall have received a letter from Ernst & Young, the Company's independent accountants, dated the Effective Time and addressed to Parent and Sub, as to such matters reasonably requested by them.

    (d) Dissenting Shares. The aggregate number of Dissenting Shares held by shareholders of the Company from whom demand has been received indicating that they intend to seek dissenters' rights in accordance with the GCL, if available, shall not exceed 4.99% of the number of Shares outstanding (i) as of the date of the shareholders' meeting referred to in Section 7.4(a) and (ii) immediately prior to the Closing.

                                   ARTICLE IX

                       Termination, Amendment and Waiver

  Section 9.1 Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval by the stockholders of the Company:

    (a) by mutual consent of Parent, Sub and the Company;

    (b) by either Parent and Sub, on the one hand, or the Company, on the other hand, if the Merger shall not have been consummated on or before July 31, 1994;

    (c) by the Company if any of the conditions specified in Sections 8.1 and
  8.2 hereof has not been met or waived by the Company prior to or at such time as such condition can no longer be satisfied;

    (d) by Parent and Sub if any of the conditions specified in Sections 8.1 and 8.3 hereof has not been met or waived by Parent and Sub prior to or at such time as such condition can no longer be satisfied; or

    (e) by the Company, on or after March 31, 1994, if Parent has not received commitments, which may be subject to customary terms and conditions, for the financing referred to in Section 8.1(e) hereof, for any reason other than a material violation or material breach by the Company of any representation, warranty or covenant contained in this Agreement.

  Section 9.2 Effect of Termination. In the event of termination of this Agreement as provided above, this Agreement shall forthwith become void and, except for a termination resulting from a breach by a party of this Agreement, there shall be no liability on the part of either Parent, Sub or the Company or their respective officers or directors (except as set forth in Section 7.1 hereof and except for Sections 7.11 and 10.2 hereof which shall survive the termination) provided, however that, in the event that Parent does not effect the transactions contemplated hereby due to the condition set forth in Section 8.1(e) not being satisfied for any reason other than a material violation or material breach by the Company of any agreement, representation, or warranty contained in this Agreement, or a material violation or breach by the Sellers of any agreement, representation or warranty contained in the Real Estate Purchase Agreement, the parties hereto agree that, it being impossible to ascertain the damages sustained by the Company by reason of the failure of Parent to effect this transaction, as liquidated damages, the Company shall be entitled to receive $1,500,000 (the "Damages") and, provided Parent has complied with its obligations under Section 7.12 of this Agreement, such payment shall be the exclusive remedy hereunder for such failure of Parent to perform under this Agreement, and that upon such payment and delivery of the Damages to the Company, no person shall have any further claim or rights against Parent under this Agreement.

  Section 9.3 Amendment. This Agreement may be amended by action taken by Parent, Sub and the Company at any time before or after approval hereof by the stockholders of the Company, but, after any such approval, no amendment shall be made which alters the Exchange Ratio or which in any way materially adversely affects the rights of such stockholders, without the further approval of such stockholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

  Section 9.4 Waiver. At any time prior to the Effective Time, the parties hereto may (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                                   ARTICLE X

                               General Provisions

  Section 10.1 Survival of Representations, Warranties and Agreements. No representations, warranties or agreements contained herein shall survive beyond the Effective Time except that the agreements contained in Sections 3.1, 3.2, 3.3, 3.4, 3.5, 3.6, 7.9, 7.10, 7.11, 9.2 and 10.2 hereof shall survive beyond the Effective Time.

  Section 10.2 Brokers. The Company represents and warrants that, (i) except for its financial advisors, Smith Barney Shearson, no broker, finder or financial advisor is entitled to any brokerage, finder's or other fee or commission in connection with the Merger or the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company and
(ii) the Company's fee arrangements with Smith Barney Shearson have been disclosed to Parent. Parent represents and warrants that, except for its financial advisor, Kidder Peabody & Co. ("Kidder"), (i) no broker, finder or financial advisor is entitled to any brokerage finder's or other fee or commission in connection with the Merger or the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent or Sub and (ii) Parent's fee arrangements with Kidder have been disclosed to Parent.

  Section 10.3 Notices. All notices, claims, demands and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by telex or telegram or mailed by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified by like notice):

    (a) If to Parent or Sub, to:

    OrNda HealthCorp
    3401 West End Avenue, Suite 700
    Nashville, TN 37203

    Attention: Charles N. Martin, Jr.

    with a copy to:
    Skadden, Arps, Slate, Meagher & Flom
    919 Third Avenue
    New York, NY 10044
    Attention: Mark C. Smith, Esq.

    (b) if to the Company, to:
    Summit Health Ltd.
    2600 W. Magnolia Blvd.,
    Burbank, CA 91507-2100
    Attention: Donald J. Amaral

    with a copy to:
    Stroock & Stroock & Lavan
    Suite 1800
    2029 Century Park East
    Los Angeles, CA 90067
    Attention: David L. Gersh, Esq.

  Section 10.4 Descriptive Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

  Section 10.5 Entire Agreement; Assignment. This Agreement (including the Exhibits, Schedules and other documents and instruments referred to herein) (a) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral among the parties or any of them, with respect to the subject matter hereof; (b) is not intended to confer upon any other person any rights or remedies hereunder; and (c) shall not be assigned by operation of law or otherwise, provided that Parent or Sub may assign its rights and obligations hereunder to a direct or indirect subsidiary of Parent, but no such assignment shall relieve Parent or Sub, as the case may be, of its obligations hereunder.

  Section 10.6 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California without giving effect to the provisions thereof relating to conflicts of law.

  Section 10.7 Specific Performance. The parties hereto agree that irreparable damage would occur in the event any of the provisions of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

  Section 10.8 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same agreement.

  In Witness Wherefore, each of Parent, Sub and the Company has caused this Agreement to be executed on its behalf by its officers thereunto duly authorized, all as of the date first above written.

                                          ORNDA HEALTHCORP

                                              /s/ Charles N. Martin, Jr.
                                          By:__________________________________
                                            Name: Charles N. Martin, Jr.
                                            Title: Chairman, President & CEO

                                          SHL ACQUISITION CO.

                                              /s/ Charles N. Martin, Jr.
                                          By:__________________________________
                                            Name: Charles N. Martin, Jr.
                                            Title: Chairman, President & CEO

                                          SUMMIT HEALTH LTD.

                                                 /s/ Donald J. Amaral
                                          By:__________________________________
                                            Name: Donald J. Amaral
                                            Title: Chief Executive Officer

                                 Schedule 4.17

                         Employee Benefit Plans; ERISA

  (a) Schedule 4.17(a) hereto contains a true and complete list of each bonus, deferred compensation, incentive compensation, stock purchase, stock option, severance or termination pay, hospitalization or other medical, life or other insurance, supplemental unemployment benefits, profit-sharing, pension, or retirement plan, program, agreement or arrangement, and each other employee benefit plan, program, agreement or arrangement (the "Parent Plans"), maintained or contributed to or required to be contributed to by (i) Parent,
(ii) any Parent Subsidiary or (iii) any trade or business, whether or not incorporated (an "ERISA Affiliate"), that together with Parent would be deemed a "single employer" within the meaning of Section 4001 of the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder ("ERISA"), for the benefit of any employee or former employee of Parent, any Parent Subsidiary or any ERISA Affiliate.
Schedule 4.17(a) hereto identifies each of the Parent Plans that is an "employee benefit plan," as that term is defined in Section 3(3) of ERISA (such plans being hereinafter referred to collectively as the "Parent ERISA Plans").

  (b) With respect to each of the Parent Plans, Parent has heretofore delivered or will deliver to the Company true and complete copies of each of the following documents:

    (i) a copy of the Parent Plan (including all amendments thereto);

    (ii) a copy of the annual report and actuarial report, if required under ERISA, with respect to each such Parent Plan for the last two years;

    (iii) a copy of the most recent Summary Plan Description, together with each Summary of Material Modifications, required under ERISA with respect to such Parent Plan;

    (iv) if the Parent Plan is funded through a trust or any third party funding vehicle, a copy of the trust or other funding agreement (including all amendments thereto) and the latest financial statements thereof; and

    (v) the most recent determination letter received from the Internal Revenue Service with respect to each Parent Plan intended to qualify under section 401 of the Code.

  (c) No liability under Title IV of ERISA has been incurred by Parent, any Parent Subsidiary or any ERISA Affiliate since the effective date of ERISA that has not been satisfied in full, and no condition exists that presents a material risk to Parent, any Parent Subsidiary or any ERISA Affiliate of incurring a liability under such Title. To the extent this representation applies to Sections 4064, 4069 or 4204 of Title IV of ERISA, it is made not only with respect to the ERISA Plans but also with respect to any employee benefit plan, program, agreement or arrangement subject to Title IV of ERISA to which Parent, a Parent Subsidiary or an ERISA Affiliate made, or was required to make, contributions during the five-year period ending on the Effective Time.

  (d) With respect to each Parent ERISA Plan which is subject to Title IV of ERISA, the present value of accrued benefits under such plan, based upon the actuarial assumptions used for funding purposes in the most recent actuarial report prepared by such plan's actuary with respect to such plan did not exceed, as of its latest valuation date, the then current value of the assets of such plan allocable to such accrued benefits.

  (e) No Parent ERISA Plan or any trust established thereunder has incurred any "accumulated funding deficiency" (as defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived, as of the last day of the most recent fiscal year of each Parent ERISA Plan ended prior to the Effective Time; and all contributions required to be made with respect thereto (whether pursuant to the term of any Parent ERISA Plan or otherwise) on or prior to the Effective Time have been timely made.

  (f) No Parent ERISA Plan is a "multiemployer pension plan," as defined in
Section 3(37) of ERISA, nor is any Parent ERISA Plan a plan described in
Section 4063(a) of ERISA.

  (g) Each Parent ERISA Plan intended to be "qualified" within the meaning of
Section 401(a) of the Code has been determined by the Internal Revenue Service to be so qualified and the trusts maintained thereunder have been determined to be exempt from taxation under Section 501(a) of the Code and, to the best knowledge of the Company, no event has occurred nor does any condition exist which would adversely affect such qualification and exemption.

  (h) Except as disclosed in Schedule 5.12, each of the Parent Plans has been operated and administered in all material respects in accordance with applicable laws, including, but not limited to, ERISA and the Code.

  (i) Except as disclosed in Schedule 5.12, no amounts payable under the Parent Plans will fail to be deductible for federal income tax purposes by virtue of
Section 280G of the Code.

  (j) Except as disclosed in Schedule 5.12, no Parent Plan provides benefits, including without limitation death or medical benefits (whether or not insured), with respect to current or former employees of Parent, any Parent Subsidiary or any ERISA Affiliate beyond their retirement or other termination of service, other than (i) coverage mandated by applicable law, (ii) death benefits or retirement benefits under any "employee pension plan", as that term is defined in Section 3(2) of ERISA, (iii) deferred compensation benefits accrued as liabilities on the books of Parent, any Parent Subsidiary or any ERISA Affiliate or (iv) benefits the full cost of which is borne by the current or former employee (or his beneficiary).

  (k) The consummation of the transactions contemplated by this Agreement will not

    (i) entitle any current or former employee or officer of Parent, any Parent Subsidiary or any ERISA Affiliate to severance pay, unemployment compensation or any other payment, except as expressly provided in this Agreement,

    (ii) accelerate the time of payment or vesting, or increase the amount of compensation due any such employee or officer, or

    (iii) result in any prohibited transaction described in Section 406 of ERISA or Section 4975 of the Code for which an exemption is not available.

  (l) Except as disclosed in Schedule 5.12, with respect to each Parent Plan that is funded wholly or partially through an insurance policy, there will be no liability of Parent, any Parent Subsidiary or any ERISA Affiliate, as of the Effective Time, under any such insurance policy or ancillary agreement with respect to such insurance policy in the nature of a retroactive rate adjustment, loss sharing arrangement or other actual or contingent liability arising wholly or partially out of events occurring prior to the closing.

  (m) There are no pending, threatened or anticipated claims by or on behalf of any of the Parent Plans, by any employee or beneficiary covered under any such Parent Plan, or otherwise involving any such Parent Plan (other than routine claims for benefits).

  (n) Neither Parent, any Parent Subsidiary or any ERISA Affiliate, nor any of the Parent ERISA Plans, nor any trust created thereunder, nor any trustee or administrator thereof has engaged in a transaction in connection with which Parent, any Parent Subsidiary or any ERISA Affiliate, any of the Parent ERISA Plans, any such trust, or any trustee or administrator thereof, or any party dealing with the Parent ERISA Plans or any such trust could be subject to either a material civil liability under section 409 of ERISA or Section 502(i) of ERISA, or a material tax imposed pursuant to Section 4975 or 4976 of the Code.

                                 Schedule 5.12

                         Employee Benefit Plans; ERISA

  (a) Schedule 5.12 hereto contains a true and complete list of each bonus, deferred compensation, incentive compensation, stock purchase, stock option, severance or termination pay, hospitalization or other medical, life or other insurance, supplemental unemployment benefits, profit-sharing, pension, or retirement plan, program, agreement or arrangement, and each other employee benefit plan, program, agreement or arrangement, (the "Plans"), maintained or contributed to or required to be contributed to by (i) the Company, (ii) any Subsidiary or
(iii) any trade or business, whether or not incorporated (an "ERISA Affiliate"), that together with the Company would be deemed a "single employer" within the meaning of Section 4001 of the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder ("ERISA"), for the benefit of any employee or former employee of the Company, any Subsidiary or any ERISA Affiliate. Schedule 5.12(a) hereto identifies each of the Plans that is an "employee benefit plan," as that term is defined in
Section 3(3) of ERISA (such plans being hereinafter referred to collectively as the "ERISA Plans").

  (b) With respect to each of the plans, the Company has heretofore delivered or will deliver to Buyer true and complete copies of each of the following documents:

    (i) a copy of the Plan (including all amendments thereto);

    (ii) a copy of the annual report and actuarial report, if required under ERISA, with respect to each such Plan for the last two years;

    (iii) a copy of the most recent Summary Plan Description, together with each Summary of Material Modifications, required under ERISA with respect to such Plan;

    (iv) if the Plan is funded through a trust or any third party funding vehicle, a copy of the trust or other funding agreement (including all amendments thereto) and the latest financial statements thereof; and

    (v) the most recent determination letter received from the Internal Revenue Service with respect to each Plan intended to qualify under section 401 of the Code.

  (c) No liability under Title IV of ERISA has been incurred by the Company, any Subsidiary or any ERISA Affiliate since the effective date of ERISA that has not been satisfied in full, and no condition exists that presents a material risk to the Company, any Subsidiary or any ERISA Affiliate of incurring a liability under such Title. To the extent this representation applies to Sections 4064, 4069 or 4204 of Title IV of ERISA, it is made not only with respect to the ERISA Plans but also with respect to any employee benefit plan, program, agreement or arrangement subject to Title IV of ERISA to which the Company, a Subsidiary or an ERISA Affiliate made, or was required to make, contributions during the five-year period ending on the Effective Time.

  (d) Except as disclosed in Schedule 5.12, with respect to each ERISA Plan which is subject to Title IV of ERISA, the present value of accrued benefits under such plan, based upon the actuarial assumptions used for funding purposes in the most recent actuarial report prepared by such plan's actuary with respect to such plan did not exceed, as of its latest valuation date, the then current value of the assets of such plan allocable to such accrued benefits.

  (e) Except as disclosed in Schedule 5.12, no ERISA Plan or any trust established thereunder has incurred any "accumulated funding deficiency" (as defined in section 302 of ERISA and section 412 of the Code), whether or not waived, as of the last day of the most recent fiscal year of each ERISA Plan ended prior to the Effective Time; and all contributions required to be made with respect thereto (whether pursuant to the term of any ERISA Plan or otherwise) on or prior to the Effective Time have been timely made.

  (f) No ERISA Plan is a "multiemployer pension plan," as defined in section 3(37) of ERISA, nor is any ERISA Plan a plan described in Section 4063(a) of ERISA.

  (g) Each ERISA Plan intended to be "qualified" within the meaning of section 401(a) of the Code is so qualified and the trusts maintained thereunder are exempt from taxation under section 501(a) of the Code.

  (h) Each of the Plans has been operated and administered in all material respects in accordance with applicable laws, including, but not limited to, ERISA and the Code.

  (i) No amounts payable under the Plans will fail to be deductible for federal income tax purposes by virtue of Section 280G of the Code.

  (j) No Plan provides benefits, including without limitation death or medical benefits (whether or not insured), with respect to current or former employees of the Company, any Subsidiary or any ERISA Affiliate beyond their retirement or other termination of service, other than (i) coverage mandated by applicable law, (ii) death benefits or retirement benefits under any "employee pension plan", as that term is defined in Section 3(2) of ERISA, (iii) deferred compensation benefits accrued as liabilities on the books of the Company, any Subsidiary or any ERISA Affiliate or (iv) benefits the full cost of which is borne by the current or former employee (or his beneficiary).

  (k) Except as set forth on Schedule 5.12, the consummation of the transactions contemplated by this Agreement will not

    (i) entitle any current or former employee or officer of the Company, any Subsidiary or any ERISA Affiliate to severance pay, unemployment compensation or any other payment, except as expressly provided in this Agreement,

    (ii) accelerate the time of payment or vesting, or increase the amount of compensation due any such employee or officer, or

    (iii) result in any prohibited transaction described in Section 406 of ERISA or Section 4975 of the Code for which an exemption is not available.

  (l) With respect to each Plan that is funded wholly or partially through an insurance policy, there will be no liability of the Company, any Subsidiary or any ERISA Affiliate, as of the Effective Time, under any such insurance policy or ancillary agreement with respect to such insurance policy in the nature of a retroactive rate adjustment, loss sharing arrangement or other actual or contingent liability arising wholly or partially out of events occurring prior to the closing.

  (m) There are no pending, threatened or anticipated claims by or on behalf of any of the Plans, by any employee or beneficiary covered under any such Plan, or otherwise involving any such Plan (other than routine claims for benefits).

  (n) Neither the Company, any Subsidiary or any ERISA Affiliate, nor any of the ERISA Plans, nor any trust created thereunder, nor any trustee or administrator thereof has engaged in a transaction in connection with which the Company, any Subsidiary or any ERISA Affiliate, any of the ERISA Plans, any such trust, or any trustee or administrator thereof, or any party dealing with the ERISA Plans or any such trust could be subject to either a material civil liability under Section 409 of ERISA or Section 502(i) of ERISA, or a material tax imposed pursuant to Section 4975 or 4976 of the Code.

                                                                     EXHIBIT A-1
                                VOTING AGREEMENT

  Voting Agreement, dated as of December 2, 1993, by and between Summit Health Ltd., a California corporation (the "Company"), and Joseph Littlejohn & Levy Fund, L.P. (the "Stockholder").

  Whereas, concurrently with the execution and delivery of this Agreement, OrNda HealthCorp, a Delaware corporation (the "Buyer"), SHL Acquisition Co., a Delaware corporation and a wholly-owned subsidiary of Buyer ("Sub"), and the Company, are entering into an Agreement and Plan of Merger (the "Merger Agreement"), providing, among other things, for the merger (the "Merger") of Sub with and into the Company, as a result of which the outstanding shares of Common Stock, no par value, of the Company will be converted into the right to receive cash and shares of the Common Stock, par value $.01 per share, of Buyer (the "Buyer Common Stock"), and the Company will become a wholly-owned subsidiary of Buyer; and

  Whereas, the Stockholder is the owner beneficially and of record of an aggregate of 7,096,744 shares (the "Shares") of the Buyer Common Stock; and

  Whereas, as a condition to its willingness to enter into the Merger Agreement, the Company has requested that the Stockholder agree, and the Stockholder has agreed, to vote the Shares beneficially owned by it in favor of the Merger, upon the terms and subject to the conditions hereof;

  Now, Therefore, to induce the Company to enter into the Merger Agreement and in consideration of the aforesaid and the mutual representations, warranties, covenants and agreements set forth herein and in the Merger Agreement, the parties hereto agree as follows:

  1. The Stockholder hereby agrees to vote all of the Shares (and any and all securities issued or issuable in respect thereof) which the Stockholder is entitled to vote (or to provide his or its written consent thereto), at any annual, special or other meeting of the stockholders of the Buyer, and at any adjournment or adjournments thereof, or pursuant to any consent in lieu of a meeting or otherwise, in favor of any proposal to approve and adopt the Merger Agreement and any transactions contemplated thereby and, in addition, to vote against (but not in favor of) any proposals for any merger agreement or merger (other than the Merger Agreement and the Merger), consolidation, sale or purchase of any assets, reorganization, recapitalization, liquidation or winding up of or by the Buyer, other than the transactions contemplated by the Agreement and Plan of Merger dated as of November 18, 1993, by and among Buyer, or wholly owned subsidiary of Buyer and American Healthcare Management, Inc.

  2. The Stockholder hereby covenants and agrees that such Stockholder will not, and will not agree to, directly or indirectly, sell, transfer, assign, pledge, hypothecate, cause to be redeemed or otherwise dispose of any of the Shares beneficially owned by it or grant any proxy or interest in or with respect to such Shares or deposit such Shares into a voting trust or enter into a voting agreement or arrangement with respect to such Shares. The Stockholder further covenants and agrees that, the Stockholder will not initiate or solicit, directly or indirectly, any inquiries or the making of any proposal with respect to or, except through certain of its affiliates and then to the extent required in such affiliates' capacity as a director of Buyer by fiduciary obligations under applicable law as advised by counsel, engage in negotiations concerning, provide any confidential information or data to, or have any discussions with, any person relating to, any acquisition, business combination or purchase of all or any significant portion of the assets of, or any equity interest in (other than the Shares), the Buyer or any subsidiary thereof.

  3. The Stockholder represents and warrants to the Company, in reliance upon the advice of counsel, that the Shares consist of 7,096,744 shares of Buyer Common Stock owned beneficially and of record by the Stockholder on the date hereof; the Stockholder owns such Shares free and clear of all liens, charges, claims, encumbrances and security interests of any nature whatsoever; and except as may be agreed to by the Company, the Stockholder has not granted any proxy with respect to Shares or deposited such Shares into a voting trust.

  4. Any shares of Buyer Common Stock issued to the Stockholder upon the exercise of any stock options or warrants that are currently exercisable or become exercisable during the term of this Agreement shall be deemed Shares for purposes of this Agreement.

  5. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to the provisions thereof relating to conflicts of law.

  6. This Agreement shall be binding upon, inure to the benefit of, and be enforceable by the successors and permitted assigns of the parties hereto. This Agreement and the rights hereunder may not be assigned or transferred by the Company, except that the Company may assign its rights hereunder to any direct or indirect subsidiary.

  7. This Agreement shall terminate at the earlier of (i) the effectiveness of the Merger, or (ii) the termination of the Merger Agreement in accordance with its terms, or (iii) upon notice of termination given by the Company to the Stockholder.

  8. This Agreement is granted in consideration of the execution and delivery of the Merger Agreement by the Company.

  9. The parties acknowledge and agree that performance of their respective obligations hereunder will confer a unique benefit on the other and that a failure of performance will not be compensable by money damages. The parties therefore agree that this Agreement shall be specifically enforceable and that specific enforcement and injunctive relief shall be available to the Company and the Stockholder for any breach of any agreement, covenant or representation hereunder. This Agreement shall revoke all prior proxies given by the Stockholder at any time with respect to the Shares.

  10. The Stockholder will, upon request, execute and deliver any additional documents and take such actions as may reasonably be deemed by the Company to be necessary or desirable to complete the Agreement granted herein or to carry out the provisions hereof.

  11. If any term, provision, covenant, or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall not in any way be affected, impaired or invalidated.

  12. This Agreement may be executed in two counterparts, each of which shall be deemed to be an original but both of which together shall constitute one and the same document.

  In Witness Whereof, the Company and the Stockholder have caused this Agreement to be duly executed on the date first above written.

                                          Summit Health Ltd.

                                                  /s/ Donald J. Amaral
                                          By: -------------------------------
                                              Name: Donald J. Amaral
                                              Title:Chief Executive Officer


THE STOCKHOLDER:

Joseph Littlejohn & Levy Fund, L.P.

    JLL Associates, L.P.
By: ----------------------------
    General Partner


         /s/ Peter A. Joseph
By: ----------------------------
    Name: Peter A. Joseph
    Title:General Partner

                                                                     EXHIBIT A-2

                                VOTING AGREEMENT

  Voting Agreement, dated as of December 2, 1993, by and between Summit Health Ltd., a California corporation (the "Company"), and Charles N. Martin, Jr. (the "Stockholder").

  Whereas, concurrently with the execution and delivery of this Agreement, OrNda HealthCorp, a Delaware corporation (the "Buyer"), SHL Acquisition Co., a Delaware corporation and a wholly-owned subsidiary of the Buyer ("Sub"), and the Company, are entering into an Agreement and Plan of Merger (the "Merger Agreement"), providing, among other things, for the merger (the "Merger") of Sub with and into the Company, as a result of which the outstanding shares of Common Stock, no par value, of the Company will be converted into the right to receive cash and shares of the Common Stock, par value $.01 per share, of Buyer (the "Buyer Common Stock"), and the Company will become a wholly-owned subsidiary of Buyer; and

  Whereas, the Stockholder is the owner beneficially and of record of an aggregate of 1,000,000 shares (the "Shares") of Buyer Common Stock; and

  Whereas, as a condition to its willingness to enter into the Merger Agreement, the Company has requested that the Stockholder agree, and the Stockholder has agreed, to vote the Shares beneficially owned by him in favor of the Merger, upon the terms and subject to the conditions hereof;

  Now, Therefore, to induce the Company to enter into the Merger Agreement and in consideration of the aforesaid and the mutual representations, warranties, covenants and agreements set forth herein and in the Merger Agreement, the parties hereto agree as follows:

  1. The Stockholder hereby agrees to vote all of the Shares (and any and all securities issued or issuable in respect thereof) which the Stockholder is entitled to vote (or to provide his written consent thereto), at any annual, special or other meeting of the stockholders of the Buyer, and at any adjournment or adjournments thereof, or pursuant to any consent in lieu of a meeting or otherwise, in favor of any proposal to approve and adopt the Merger Agreement and any transactions contemplated thereby and, in addition, to vote against (but not in favor of) any proposals for any merger agreement or merger (other than the Merger Agreement and the Merger), consolidation, sale or purchase of any assets, reorganization, recapitalization, liquidation or winding up of or by the Buyer, other than the transactions contemplated by the Agreement and Plan of Merger dated as of November 18, 1993, by and among Buyer, or wholly owned subsidiary of Buyer and American Healthcare Management, Inc.

  2. The Stockholder hereby covenants and agrees that such Stockholder will not, and will not agree to, directly or indirectly, sell, transfer, assign, or otherwise dispose of any of the Shares or grant any proxy or interest in or with respect to such Shares that would be inconsistent with this Agreement or deposit such Shares into a voting trust or enter into a voting agreement or arrangement with respect to such Shares. The Stockholder further covenants and agrees that, except with respect to transactions previously discussed by Buyer and the Company and which would be pursued jointly by Buyer and the Company, the Stockholder will not initiate or solicit, directly or indirectly, any inquiries or the making of any proposal with respect to or, except to the extent required in his capacity as an officer and director of the Buyer by fiduciary obligations under applicable law as advised by counsel, engage in negotiations concerning, provide any confidential information or data to, or have any discussions with, any person relating to, any acquisition, business combination or purchase of all or any significant portion of the assets of, or any equity interest in (other than the Shares), Buyer or any subsidiary thereof.

  3. The Stockholder represents and warrants to the Company in reliance upon the advice of counsel, that the Shares consist of 1,000,000 shares of Buyer Common Stock owned beneficially and of record by the

Stockholder on the date hereof, except for shares of Buyer Common Stock as to which the Stockholder holds stock options; and except as may be agreed to by the Company, the Stockholder has not granted any proxy with respect to Shares or deposited such Shares into a voting trust.

  4. Any shares of Buyer Common Stock issued to the Stockholder upon the exercise of any stock options or warrants that are currently exercisable or become exercisable during the term of this Agreement shall be deemed Shares for purposes of this Agreement.

  5. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to the provisions thereof relating to conflicts of law.

  6. This Agreement shall be binding upon, inure to the benefit of, and be enforceable by the successors and permitted assigns of the parties hereto. This Agreement and the rights hereunder may not be assigned or transferred by the Company, except that the Company may assign its rights hereunder to any direct or indirect subsidiary.

  7. This Agreement shall terminate at the earlier of (i) the effectiveness of the Merger, or (ii) the termination of the Merger Agreement in accordance with its terms, or (iii) upon notice of termination given by the Company to the Stockholders.

  8. This Agreement is granted in consideration of the execution and delivery of the Merger Agreement by the Company.

  9. The parties acknowledge and agree that performance of their respective obligations hereunder will confer a unique benefit on the other and that a failure of performance will not be compensable by money damages. The parties therefore agree that this Agreement shall be specifically enforceable and that specific enforcement and injunctive relief shall be available to the Company and the Stockholder for any breach of any agreement, covenant or representation hereunder. This Agreement shall revoke all prior proxies given by each Stockholder at any time with respect to the Shares.

  10. The Stockholder will, upon request, execute and deliver any additional documents and take such actions as may reasonably be deemed by the Company to be necessary or desirable to complete the Agreement granted herein or to carry out the provisions hereof.

  11. If any term, provision, covenant, or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall not in any way be affected, impaired or invalidated.

  12. This Agreement may be executed in two counterparts, each of which shall be deemed to be an original but both of which together shall constitute one and the same document.

  In Witness Whereof, the Company and the Stockholder have caused this Agreement to be duly executed on the date first above written.

                                          Summit Health Ltd.

                                                  /s/ Donald J. Amaral
                                          By: --------------------------------
                                              Name: Donald J. Amaral
                                              Title: Chief Executive Officer

     /s/ Charles N. Martin, Jr.
- -------------------------------------
Charles N. Martin, Jr.

                                                                     EXHIBIT B-1

                                VOTING AGREEMENT

  Voting Agreement, dated as of December 2, 1993, by and between OrNda HealthCorp, a Delaware corporation ("Buyer"), and Don Freeberg, Don Freeberg, as trustee under a Voting Trust Agreement dated July 1983 (the "Trust"), Meridian Life Insurance Co., Sierra Land Development, L.P., and Sierra Land Group, Inc. (the "Stockholders").

  Whereas, concurrently with the execution and delivery of this Agreement, Buyer, SHL Acquisition Co., a Delaware corporation and a wholly-owned subsidiary of Buyer ("Sub"), and Summit Health Ltd., a California corporation (the "Company"), are entering into an Agreement and Plan of Merger (the "Merger Agreement"), providing, among other things, for the merger (the "Merger") of Sub with and into the Company, as a result of which the outstanding shares of Common Stock, no par value, of the Company (the "Common Stock") will be converted into the right to receive cash and shares of the Common Stock, par value $.01 per share, of Buyer, and the Company will become a wholly owned subsidiary of Buyer; and

  Whereas, the Stockholders are the owners beneficially and of record of an aggregate of 17,677,600 shares (the "Shares") of the Common Stock; and

  Whereas, as a condition to its willingness to enter into the Merger Agreement, Buyer has requested that the Stockholders agree, and the Stockholders have agreed, to vote the Shares beneficially owned by them in favor of the Merger, upon the terms and subject to the conditions hereof;

  Now, Therefore, to induce Buyer to enter into the Merger Agreement and in consideration of the aforesaid and the mutual representations, warranties, covenants and agreements set forth herein and in the Merger Agreement, the parties hereto agree as follows:

  1. Each Stockholder hereby agrees to vote all of the Shares (and any and all securities issued or issuable in respect thereof) which such Stockholder is entitled to vote (or to provide his or its written consent thereto), at any annual, special or other meeting of the stockholders of the Company, and at any adjournment or adjournments thereof, or pursuant to any consent in lieu of a meeting or otherwise, in favor of any proposal to approve and adopt the Merger Agreement and any transactions contemplated thereby and, in addition, to vote against (but not in favor of) any proposals for any merger agreement or merger (other than the Merger Agreement and the Merger), consolidation, sale or purchase of any assets, reorganization, recapitalization, liquidation or winding up of or by the Company.

  2. Each Stockholder hereby covenants and agrees that such Stockholder will not, and will not agree to, directly or indirectly, sell, transfer, assign, pledge, hypothecate, cause to be redeemed or otherwise dispose of any of the Shares beneficially owned by it or him or grant any proxy or interest in or with respect to such Shares or deposit such Shares into a voting trust or enter into a voting agreement or arrangement with respect to such Shares. Each Stockholder further covenants and agrees that, except with respect to transactions previously discussed by Buyer and the Company and which would be pursued jointly by Buyer and the Company, such Stockholder will not initiate or solicit, directly or indirectly, any inquiries or the making of any proposal with respect to or, except to the extent required of Don Freeberg in his capacity as a director of the Company by fiduciary obligations under applicable law as advised by counsel, engage in negotiations concerning, provide any confidential information or data to, or have any discussions with, any person relating to, any acquisition, business combination or purchase of all or any significant portion of the assets of, or any equity interest in (other than the Shares), the Company or any subsidiary thereof.

  3. Each Stockholder represents and warrants to Buyer that on the date hereof it is the beneficial and record owner of the number of shares of Common Stock set forth opposite its or his name on Schedule A hereto; such Shares are all of the securities of the Company owned of record or beneficially by such Stockholder on the date hereof; each Stockholder owns such Shares free and clear of all liens, charges, claims, encumbrances and security interests of any nature whatsoever; and except as provided herein, each

Stockholder has not granted any proxy with respect to Shares or deposited such Shares into a voting trust (other than shares owned by the Trust).

  4. Any shares of Common Stock issued to a Stockholder upon the exercise of any stock options or warrants that are currently exercisable or become exercisable during the term of this Agreement shall be deemed Shares for purposes of this Agreement.

  5. This Agreement shall be governed by and construed in accordance with the laws of the State of California without giving effect to the provisions thereof relating to conflicts of law.

  6. This Agreement shall be binding upon, inure to the benefit of, and be enforceable by the successors and permitted assigns of the parties hereto. This Agreement and the rights hereunder may not be assigned or transferred by Buyer, except that Buyer may assign its rights hereunder to any direct or indirect subsidiary.

  7. This Agreement shall terminate at the earlier of (i) the effectiveness of the Merger, or (ii) the termination of the Merger Agreement in accordance with its terms, or (iii) upon notice of termination given by Buyer to the Stockholders.

  8. Notwithstanding any other provision to the contrary contained in this Agreement, this Agreement shall not be effective and shall not be deemed to require Stockholders to vote the Shares in favor of the Merger unless the Parent or a third party shall have entered into a binding agreement to purchase the Real Estate (as that term is defined in Section 7.15 of the Merger Agreement), which may contain the conditions referred to in Section 7.15 of the Merger Agreement, as well as other commercially reasonable terms and conditions, reasonably satisfactory to the parties thereto for an aggregate purchase price not less than $85.4 million and such agreement is in full force and effect at the time of any stockholder vote subject to this Agreement.

  9. This Agreement is granted in consideration of the execution and delivery of the Merger Agreement by Buyer.

  10. The parties acknowledge and agree that performance of their respective obligations hereunder will confer a unique benefit on the other and that a failure of performance will not be compensable by money damages. The parties therefore agree that this Agreement shall be specifically enforceable and that specific enforcement and injunctive relief shall be available to Buyer and the Stockholders for any breach of any agreement, covenant or representation hereunder. This Agreement shall revoke all prior proxies given by each Stockholder at any time with respect to the Shares.

  11. Each Stockholder will, upon request, execute and deliver any additional documents and take such actions as may reasonably be deemed by Buyer to be necessary or desirable to complete the Agreement granted herein or to carry out the provisions hereof.

  12. If any term, provision, covenant, or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall not in any way be affected, impaired or invalidated.

  13. This Agreement may be executed in two counterparts, each of which shall be deemed to be an original but both of which together shall constitute one and the same document.

  In Witness Whereof, Buyer and the Stockholder have caused this Agreement to be duly executed on the date first above written.

                                          ORNDA HEALTHCORP


                                          By:  /s/ Charles N. Martin, Jr
                                              --------------------------------
                                              Name: Charles N. Martin, Jr.
                                              Title:Chairman, President & CEO

THE STOCKHOLDERS:


          /s/ Don Freeberg
- -------------------------------------
Don Freeberg


          /s/ Don Freeberg
- -------------------------------------
Don Freeberg, as trustee under a Voting Trust
Agreement dated July 1983


Meridian Life Insurance Co.


            /s/ Don Freeberg
By: -----------------------------------
    Name:
    Title:

Sierra Land Development, L.P.
By:SIERRA LAND GROUP, INC.,
   General Partner



            /s/ Don Freeberg
 By:----------------------------------
    Name: Don Freeberg
    Title:

Sierra Land Group, Inc.


        /s/ Don Freeberg
By: ----------------------------------
    Name: Don Freeberg
    Title:President

                                                                     EXHIBIT B-2

                                VOTING AGREEMENT

  Voting Agreement, dated as of December 2, 1993, by and between OrNda HealthCorp, a Delaware corporation ("Buyer"), and John E. Anderson and Topa Equities, Ltd. (the "Stockholders").

  Whereas, concurrently with the execution and delivery of this Agreement, Buyer, SHL Acquisition Co., a Delaware corporation and a wholly-owned subsidiary of Buyer ("Sub"), and Summit Health Ltd., a California corporation (the "Company"), are entering into an Agreement and Plan of Merger (the "Merger Agreement"), providing, among other things, for the merger (the "Merger") of Sub with and into the Company, as a result of which the outstanding shares of Common Stock, no par value, of the Company (the "Common Stock") will be converted into the right to receive cash and shares of the Common Stock, par value $.01 per share, of Buyer, and the Company will become a wholly owned subsidiary of Buyer; and

  Whereas, the Stockholders are the owners beneficially and of record of an aggregate of 2,636,803 shares (the "Shares") of the Common Stock; and

  Whereas, as a condition to its willingness to enter into the Merger Agreement, Buyer has requested that the Stockholders agree, and the Stockholders have agreed, to vote the Shares beneficially owned by them in favor of the Merger, upon the terms and subject to the conditions hereof;

  Now, Therefore, to induce Buyer to enter into the Merger Agreement and in consideration of the aforesaid and the mutual representations, warranties, covenants and agreements set forth herein and in the Merger Agreement, the parties hereto agree as follows:

  1. Each Stockholder hereby agrees to vote all of the Shares (and any and all securities issued or issuable in respect thereof) which such Stockholder is entitled to vote (or to provide his or its written consent thereto), at any annual, special or other meeting of the stockholders of the Company, and at any adjournment or adjournments thereof, or pursuant to any consent in lieu of a meeting or otherwise, in favor of any proposal to approve and adopt the Merger Agreement and any transactions contemplated thereby and, in addition, to vote against (but not in favor of) any proposals for any merger agreement or merger (other than the Merger Agreement and the Merger), consolidation, sale or purchase of any assets, reorganization, recapitalization, liquidation or winding up of or by the Company.

  2. Each Stockholder hereby covenants and agrees that such Stockholder will not, and will not agree to, directly or indirectly, sell, transfer, assign, pledge, hypothecate, cause to be redeemed or otherwise dispose of any of the Shares beneficially owned by it or him or grant any proxy or interest in or with respect to such Shares or deposit such Shares into a voting trust or enter into a voting agreement or arrangement with respect to such Shares. Each Stockholder further covenants and agrees that, except with respect to transactions previously discussed by Buyer and the Company and which would be pursued jointly by Buyer and the Company, such Stockholder will not initiate or solicit, directly or indirectly, any inquiries or the making of any proposal with respect to or, except to the extent required of John E. Anderson in his capacity as a director of the Company by fiduciary obligations under applicable law as advised by counsel, engage in negotiations concerning, provide any confidential information or data to, or have any discussions with, any person relating to, any acquisition, business combination or purchase of all or any significant portion of the assets of, or any equity interest in (other than the Shares), the Company or any subsidiary thereof.

  3. Each Stockholder represents and warrants to Buyer that on the date hereof it is the beneficial and record owner of the number of shares of Common Stock set forth opposite its or his name on Schedule A hereto; such Shares are all of the securities of the Company owned of record or beneficially by such Stockholder on the date hereof; each Stockholder owns such Shares free and clear of all liens, charges, claims, encumbrances and security interests of any nature whatsoever; and except as provided herein, each Stockholder has not granted any proxy with respect to Shares or deposited such Shares into a voting trust.

  4. Any shares of Common Stock issued to a Stockholder upon the exercise of any stock options or warrants that are currently exercisable or become exercisable during the term of this Agreement shall be deemed Shares for purposes of this Agreement.

  5. This Agreement shall be governed by and construed in accordance with the laws of the State of California without giving effect to the provisions thereof relating to conflicts of law.

  6. This Agreement shall be binding upon, inure to the benefit of, and be enforceable by the successors and permitted assigns of the parties hereto. This Agreement and the rights hereunder may not be assigned or transferred by Buyer, except that Buyer may assign its rights hereunder to any direct or indirect subsidiary.

  7. This Agreement shall terminate at the earlier of (i) the effectiveness of the Merger, or (ii) the termination of the Merger Agreement in accordance with its terms, or (iii) upon notice of termination given by Buyer to the Stockholders.

  8. Notwithstanding any other provision to the contrary contained in this Agreement, this Agreement shall not be effective and shall not be deemed to require Stockholders to vote the Shares in favor of the Merger unless the Parent or a third party shall have entered into a binding agreement to purchase the Real Estate (as that term is defined in Section 7.15 of the Merger Agreement), which may contain the conditions referred to in Section 7.15 of the Merger Agreement, as well as other commercially reasonable terms and conditions, reasonably satisfactory to the parties thereto for an aggregate purchase price not less than $85.4 million and such agreement is in full force and effect at the time of any stockholder vote subject to this Agreement.

  9. This Agreement is granted in consideration of the execution and delivery of the Merger Agreement by Buyer.

  10. The parties acknowledge and agree that performance of their respective obligations hereunder will confer a unique benefit on the other and that a failure of performance will not be compensable by money damages. The parties therefore agree that this Agreement shall be specifically enforceable and that specific enforcement and injunctive relief shall be available to Buyer and the Stockholders for any breach of any agreement, covenant or representation hereunder. This Agreement shall revoke all prior proxies given by each Stockholder at any time with respect to the Shares.

  11. Each Stockholder will, upon request, execute and deliver any additional documents and take such actions as may reasonably be deemed by Buyer to be necessary or desirable to complete the Agreement granted herein or to carry out the provisions hereof.

  12. If any term, provision, covenant, or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall not in any way be affected, impaired or invalidated.

  13. This Agreement may be executed in two counterparts, each of which shall be deemed to be an original but both of which together shall constitute one and the same document.

  In Witness Whereof, Buyer and the Stockholders have caused this Agreement to be duly executed on the date first above written.

                                          OrNda Healthcorp


                                          By:     /s/ Charles N. Martin, Jr.
                                              --------------------------------
                                              Name: Charles N. Martin, Jr.
                                              Title: Chairman, President & CEO


The Stockholders:

        /s/ John E. Anderson
- -------------------------------------
John E. Anderson

Topa Equities, Ltd.


By:        /s/ John E. Anderson
    ---------------------------------
    Name: John E. Anderson
    Title: President

                AMENDMENT NO. 1 TO AGREEMENT AND PLAN OF MERGER

  Amendment No. 1 ("Amendment No. 1") dated as of January 14, 1994, amending the Agreement and Plan of Merger (the "Merger Agreement"), dated as of December 2, 1993, by and among OrNda HealthCorp, a Delaware corporation ("Parent"), SHL Acquisition Co., a Delaware corporation and a wholly owned subsidiary of Parent ("Sub"), and Summit Health Ltd., a California corporation (the "Company").

  WHEREAS, the parties hereto desire to amend the Merger Agreement in certain respects;

  NOW, THEREFORE, the parties hereto hereby agree as follows:

    1. Definitions. Capitalized terms used herein and not otherwise defined herein shall have the meanings provided therefor in the Merger Agreement.

    2. Amendments to Merger Agreement. The Merger Agreement is hereby amended as set forth in this Section 2.

      (a) Section 2.1 of the Merger Agreement is hereby amended to read in its entirety as follows:

      "The Articles of Incorporation of the Surviving Corporation shall be the Articles of Incorporation of the Company."

      (b) Section 2.2 of the Merger Agreement is hereby amended to read as follows:

      "Subject to Section 7.10 hereof, the By-Laws of the Company as in effect at the Effective Time shall be the By-Laws of the Surviving Corporation."

      (c) Paragraph (a) of Section 2.3 of the Merger Agreement is hereby amended to read in its entirety as follows:

      "(a) The directors of Sub at the Effective Time shall be the initial directors of the Surviving Corporation and shall hold office from the Effective Time until their respective successors are duly elected or appointed and qualify in the manner provided in the Articles of Incorporation and By-Laws of the Surviving Corporation or as otherwise provided by law, provided however, that Mr. Don Freeberg and Mr. John Anderson shall remain directors of the Surviving Corporation for a period of not less than six (6) months commencing at the Effective Time."

      (d) Paragraph (b) of Section 6.1 of the Merger Agreement is hereby amended by deleting clause (iii) in its entirety and adding the following in lieu thereof:

      "(iii) split, combine or reclassify any shares of its outstanding capital stock or declare, set aside or pay any dividend or other distribution payable in cash, stock or property, except for the dividend of $.04 per share declared on November 22, 1993 to holders of record of Common Stock on December 16, 1993, or redeem or otherwise acquire any shares of its capital stock of any of the Subsidiaries".

      (e) Paragraph (b) of Section 6.2 of the Merger Agreement is hereby amended by deleting clauses (ii) and (iii) in their entirety and adding the following in lieu thereof:

      "(ii) amend its Certificate of Incorporation or By-Laws, except for the proposed amendment to Parent's Restated Certificate of Incorporation (the "Parent Charter Amendment"), providing for an increase in the number of shares of Parent Common Stock authorized to 200 million, to be submitted to Parent Stockholders for approval at the stockholders meeting contemplated by Section 7.4; or (iii) split, combine or reclassify any shares of its outstanding capital stock or declare, set aside or pay any dividend or other distribution payable in cash, stock or property (other than dividends on the Parent Preferred Stock payable in additional shares of the Parent Preferred Stock), or redeem or otherwise acquire any shares of its capital stock or shares of the capital stock of any of the Parent Subsidiaries, except for the repurchase of limited partnership interests in Brotman Partners, L.P. a California limited partnership, pursuant to the provisions of the Brotman Partners, L.P. amended and restated limited partnership agreement dated as of February 28, 1989".

      (f) Paragraph (c) of Section 6.2 of the Merger Agreement is hereby amended by deleting clause (i) thereof in its entirety and adding the following in lieu thereof:

      "(i) authorize for issuance, issue or sell any additional shares of, or rights of any kind to acquire any shares of, its capital stock of any class (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise), except for (A) unissued shares of Parent Common Stock reserved for issuance upon the exercise of Parent Employee Stock Options, Parent Warrants or the Parent Preferred Stock, (B) dividends on the Parent Preferred Stock payable in additional shares of Parent Preferred Stock, (C) the authorization of an additional 100 million shares of Parent Common Stock pursuant to the Parent Charter Amendment and (D) the authorization for issuance and the issuance of shares of Parent Common Stock and certain options and rights to acquire Parent Common Stock pursuant to the employee benefit plans of Parent described in Parent's Proxy Statement and to be submitted to the Parent Stockholders for approval at the stockholders meeting contemplated by Section 7.4".

      (g) Paragraph (b) of Section 7.8 is hereby amended to read in its entirety as follows:

      "(b) Each holder (other than a Section 16 Insider (as such term is defined below)) of a Company Option that is outstanding within 10 days prior to the Effective Time, shall elect, within 10 days prior to the Effective Time, to receive, in lieu of each such Company Option, either (1) a payment equal to the per Share Merger Consideration minus the exercise price of a Share subject to such Company Option times the number of Shares subject to such option, provided that in determining the payment to be made to such holder the exercise price shall be applied first to reduce the cash portion of the Merger Consideration (valuing the Parent Shares at $12.75) or
      (2) an option to purchase Parent Shares (a "Substituted Option") under a stock option plan maintained by Parent, in an amount and at an exercise price as determined below. Any holder who fails to make a timely election, shall receive a Substituted Option for each outstanding Company Option (and otherwise subject to the terms of the Company Stock Option Plans). Each Section 16 Insider who is a holder of a Company Option that is outstanding at the Effective Time shall receive in lieu of each such Company Option a Substituted Option. "Section 16 Insider" means a person who is an officer or director of the Company, or is directly or indirectly the beneficial owner of more than 10 per centum of a class of equity security of the Company registered under Section 12 of the Exchange Act, within the meaning of Section 16 of the Exchange Act and the rules promulgated thereunder."

      (h) Section 8.3 of the Merger Agreement is hereby amended to add the following paragraph at the end thereof:

      (e) The Company shall have, at Parent's election, either increased the size of the Board of Directors of Summit Care Corporation ("Summit Care"), or secured the resignations of such number of Summit Care directors as is necessary to enable such number of designees of Parent as shall constitute a majority of the whole Board of Directors of Summit Care, to be elected to the Summit Care board of directors and such designees shall have been so elected.

  3. Financing. Parent and the Company agree that the terms and conditions of financing which are consistent in all material respects with the Commitment Letter and Term Sheet each dated as of December 30, 1993 from The Bank of Nova Scotia and Citicorp U.S.A. Inc. to Parent shall be deemed reasonably satisfactory for all purposes of Section 8.1(e) of the Merger Agreement.

  4. Additional Representations and Warranties of Parent. Parent hereby represents and warrants to the Company as follows: Parent has the corporate power to enter into this Amendment No.1 and to carry out its obligations hereunder. The execution and delivery of this Amendment No.1 by Parent and the consummation by Parent of the transactions contemplated hereby have been duly authorized by the Board of Directors of Parent and, except for the approval of its stockholders to be sought at the stockholders' meeting contemplated by
Section 7.4(b) of the Merger Agreement, no other corporate proceedings on the part of Parent are necessary to authorize this Amendment No.1 or the transactions contemplated hereby. This Amendment No.1 has been duly and validly executed and delivered by Parent and constitutes a valid and binding agreement of Parent, enforceable against Parent in accordance with its terms.

  5. Additional Representations and Warranties of the Company. The Company hereby represents and warrants to Parent as follows: The Company has the corporate power to enter into this Amendment and to carry out its obligations hereunder. The execution and delivery of this Amendment by the Company and the consummation by the Company of the transactions contemplated hereby have been duly authorized by the Company's Board of Directors and, except for the approval of its stockholders to be sought at the stockholders' meeting contemplated by Section 7.4(a) of the Merger Agreement, no other corporate proceedings on the part of the Company are necessary to authorize this Amendment or the transactions contemplated hereby. This Amendment has been duly and validly executed and delivered by the Company and constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.

  6. Additional Representations and Warranties of Sub. Sub hereby represents and warrants to Parent as follows: Sub has the corporate power to enter into this Amendment and to carry out its obligations hereunder. The execution and delivery of this Amendment No. 1 by Sub and the consummation by Sub of the transactions contemplated hereby have been duly authorized by Sub's Board of Directors and, no other corporate proceedings on the part of Sub are necessary to authorize this Amendment No. 1 or the transactions contemplated hereby. This Amendment No. 1 has been duly and validly executed and delivered by Sub and constitutes a valid and binding agreement of Sub, enforceable against Sub in accordance with its terms.

  7. Voting Agreements. The Company agrees that the last sentence of Paragraph 9 of the Voting Agreements dated as of December 2, 1993 between each of Charles
N. Martin, Jr. and Joseph Littlejohn & Levy Fund, L.P. and the Company shall not be deemed to apply to the Irrevocable Proxies dated as of November 18, 1993 between each of Charles N. Martin, Jr. and Joseph Littlejohn & Levy Fund, L.P. and American Healthcare Management, Inc.

  8. Amendments to Company Disclosure Schedules. Schedule 6.1 of the Company Disclosure Schedule is hereby amended by deleting such schedule in its entirety and adding Schedule 6.1 hereto in lieu thereof.

  9. Miscellaneous. Except as expressly amended hereby, the terms and conditions of the Merger Agreement shall continue in full force and effect. This Amendment No. 1 is limited precisely as written and shall not be deemed to be an amendment to any other term or condition of the Merger Agreement or any of the documents referred to therein. Wherever the Merger Agreement is referred to in the Merger Agreement or in any other agreements, documents and instruments, such reference shall be to the Merger Agreement as amended hereby.

  10. Counterparts. This Amendment No. 1 may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

  11. Governing Law. THIS AMENDMENT NO. 1 SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA WITHOUT GIVING EFFECT TO THE PROVISIONS THEREOF RELATING TO CONFLICTS OF LAW.

  In Witness whereof, each of Parent, Sub and the Company has caused this Agreement to be executed on its behalf by its officers thereunto duly authorized, all as of the date first above written.


ORNDA HEALTHCORP

                                               /s/ Charles N. Martin, Jr.
                                          By___________________________________
                                          Name: Charles N. Martin, Jr.
                                          Title:Chairman, President & CEO

                                          SHL ACQUISITION CO.

                                               /s/ Charles N. Martin, Jr.
                                          By___________________________________
                                          Name: Charles N. Martin, Jr.
                                          Title:Chairman, President & CEO

                                          SUMMIT HEALTH LTD.

                                                  /s/ Donald J. Amaral
                                          By___________________________________
                                          Name: Donald J. Amaral
                                          Title:Chairman, President & CEO

                                                                         ANNEX C

                [LETTERHEAD OF KIDDER, PEABODY & CO. INCORPORATED]

                                                                  March 14, 1994

Board of Directors
OrNda HealthCorp
3401 West End Avenue, Suite 700
Nashville, TN 37203-1042

Gentlemen:

  You have requested our opinion as to the fairness, from a financial point of view, to OrNda HealthCorp ("OrNda") of the AHM Exchange Ratio (as hereinafter defined) in the proposed merger (the "AHM Merger") pursuant to the Amended and Restated Agreement and Plan of Merger dated as of January 14, 1994 (the "AHM Merger Agreement"), between OrNda and American Healthcare Management, Inc. ("AHM"). Pursuant to the terms of the AHM Merger Agreement, at the AHM Effective Date (as defined in the AHM Merger Agreement), AHM will be merged with and into OrNda and each outstanding share of common stock, $0.01 par value per share, of AHM (other than shares held by OrNda or its subsidiaries) will be converted into the right to receive 0.6 of a share of common stock, $0.01 par value per share, of OrNda (the "AHM Exchange Ratio"). The terms and conditions of the AHM Merger are more fully set forth in the AHM Merger Agreement.

  Kidder, Peabody & Co. Incorporated, as part of its investment banking business, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. We are currently acting as financial advisor to OrNda in connection with the AHM Merger and will receive a fee for rendering this opinion. Kidder, Peabody has performed other investment banking and financial advisory services for OrNda from time to time for which we have received compensation. We may provide investment banking and financial advisory services to OrNda in the future.

  In connection with our opinion, we have reviewed, among other things, the AHM Merger Agreement, the Agreement and Plan of Merger dated as of December 2, 1993 by and among OrNda, SHL Acquisition Co., a wholly owned subsidiary of OrNda ("Merger Sub") and Summit Health Ltd. ("Summit") pursuant to which Merger Sub will be merged with and into Summit (the "Summit Merger" and, together with the AHM Merger, the "Mergers"), the Proxy Statement/Prospectus relating to the Mergers (the "Proxy Statement/Prospectus") as filed with the Securities and Exchange Commission and certain financial and other information with respect to OrNda, AHM and Summit that was publicly available or furnished to us by or on behalf of OrNda, AHM and Summit including certain internal analyses, financial forecasts, reports and other information prepared by their respective managements and representatives. We held discussions with various members of senior management of AHM, OrNda and Summit concerning each

OrNda HealthCorp
March 14, 1994
Page 2


company's historical and current operations, financial condition and prospects, as well as the strategic and operating benefits anticipated from each of the AHM Merger and the Summit Merger. In addition, we (i) reviewed the price and trading histories of the common stocks of AHM and OrNda and compared those prices and trading histories with those of publicly traded companies we deemed relevant;
(ii) compared the financial positions and operating results of AHM and OrNda with those of publicly traded companies we deemed relevant; (iii) compared certain financial terms of the AHM Merger to certain financial terms of selected other business combinations we deemed relevant; (iv) reviewed the potential pro forma financial effects of the AHM Merger on OrNda; and (v) conducted such other financial studies, analyses and investigations and reviewed such other factors as we deemed appropriate for purposes of this opinion.

        In rendering this opinion, we have relied, without independent verification, on the accuracy and completeness of all financial and other information reviewed by us that was publicly available or furnished to us by or on behalf of OrNda, AHM and Summit. We have assumed that the financial forecasts which we examined were reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the respective managements of OrNda, AHM and Summit. We have also assumed, with your consent, that: (i) OrNda will realize certain strategic and operating benefits presently contemplated by OrNda's senior management from the AHM Merger; (ii) the AHM Merger will be treated as a tax free reorganization; (iii) the AHM Merger will be accounted for under the pooling-of-interests method of accounting; (iv) no adjustment will be made to the AHM Exchange Ratio; and (v) all material assets and liabilities (contingent and otherwise, known or unknown) of OrNda, AHM and Summit are as set forth in the consolidated financial statements of OrNda, AHM and Summit, respectively, contained in the Proxy Statement/Prospectus. We have not (i) been requested to and did not participate in the structuring of the AHM Merger or (ii) made an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of OrNda, AHM or Summit, nor were we furnished with any such evaluations or appraisals. Our opinion is based upon economic, monetary and market conditions existing on the date hereof. Furthermore, we express no opinion as to the price or trading range at which shares of the common stock of OrNda will trade following the AHM Merger or the Mergers.

        In the ordinary course of our business, we actively trade the equity and debt securities of OrNda for our own account and for the accounts of our customers and, accordingly, may at any time hold a long or short position in such securities.

        It is understood that this letter is for the information of the Board of Directors of OrNda only and may not be used for any other purpose without our prior written consent; however, this letter may be disclosed in the Proxy Statement/Prospectus.

        Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the AHM Exchange Ratio is fair, from a financial point of view, to OrNda.


                                        Very truly yours,

                                        KIDDER, PEABODY & CO. INCORPORATED

                                                                         ANNEX D

                     [LETTERHEAD OF KIDDER, PEABODY & CO.]







                                                  March 14, 1994

Board of Directors
OrNda HealthCorp
3401 West End Avenue, Suite 700
Nashville, TN  37203-1042

Gentlemen:

  You have requested our opinion as to the fairness, from a financial point of view, to OrNda HealthCorp ("OrNda") of the Summit Exchange Ratio (as hereinafter defined) in the proposed merger (the "Summit Merger") pursuant to the Agreement and Plan of Merger dated as of December 2, 1993, as amended (the "Summit Merger Agreement") by and among OrNda, SHL Acquisition Co. ("Merger Sub") and Summit Health Ltd. ("Summit"). Pursuant to the terms of the Summit Merger Agreement, at the Summit Effective Time (as defined in the Summit Merger Agreement), Merger Sub will be merged with and into Summit and each outstanding share of common stock, no par value, of Summit (other than shares held by OrNda or its subsidiaries or shares held by dissenters who perfect their dissenter's rights) will be converted into the right to receive $5.50 in cash and 0.2157 of a share of common stock, par value $0.01 per share, of OrNda (the "Summit Exchange Ratio"). The terms and conditions of the Summit Merger are more fully set forth in the Summit Merger Agreement.

  Kidder, Peabody & Co. Incorporated, as part of its investment banking business, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. We are currently acting as financial advisor to OrNda in connection with the Summit Merger and will receive a fee upon consummation of the Summit Merger. Kidder, Peabody has performed other investment banking and financial advisory services for OrNda from time to time for which we have received compensation. We may provide investment banking and financial advisory services to OrNda in the future.

  In connection with our opinion, we have reviewed, among other things, the Summit Merger Agreement, the Amended and Restated Agreement and Plan of Merger dated as of January 14, 1994 (the "AHM Merger Agreement"), between OrNda and American Healthcare Management, Inc. ("AHM") pursuant to which AHM will be merged with and into OrNda (the "AHM Merger" and, together with the Summit Merger, the "Mergers"), the Proxy Statement/Prospectus relating to the Mergers (the "Proxy Statement/Prospectus") as filed with the Securities and Exchange Commission and certain financial and other information with respect to OrNda, Summit and AHM that was publicly available or furnished to us by or on behalf of OrNda, Summit and AHM, including certain financial analyses, financial forecasts, reports and other information prepared by their respective managements and representatives. We held discussions with various members of senior management of Summit, OrNda and AHM concerning each company's historical and current operations, financial condition and prospects, as well as the strategic and operating benefits anticipated from each of the AHM Merger and the Summit Merger. In addition, we (i) reviewed the price and trading histories of the common stocks of Summit and OrNda and compared those prices and trading histories with those of publicly traded companies we deemed relevant;
(ii) compared the financial positions and operating results of Summit and OrNda with those of publicly traded companies we deemed relevant; (iii) compared certain financial terms of the Summit Merger to certain financial terms of selected other business combinations we deemed relevant; (iv) reviewed the potential pro forma financial effects of the Summit Merger and AHM Merger on OrNda; and (v) conducted such other financial studies, analyses and investigations and reviewed such other factors as we deemed appropriate for purposes of this opinion.

  In rendering this opinion, we have relied, without independent verification, on the accuracy and completeness of all financial and other information reviewed by us that was publicly available or furnished to us by or on behalf of OrNda, Summit and AHM. We have assumed that the financial forecasts which we examined were reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the respective managements of OrNda, Summit and AHM. We have also assumed, with your consent, that: (i) OrNda will realize certain strategic and operating benefits presently contemplated by OrNda's senior management from the Summit Merger; (ii) the Summit Merger will be accounted for under the purchase method of accounting; (iii) no adjustment will be made to the Summit Exchange Ratio; and (iv) all material assets and liabilities (contingent and otherwise, known or unknown) of OrNda, Summit and AHM are as set forth in the consolidated financial statements of OrNda, Summit and AHM respectively, contained in the Proxy Statement/Prospectus. We have not made an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of Summit, AHM or OrNda, nor were we furnished with any such evaluations or appraisals. Our opinion is based upon economic, monetary and market conditions existing on the date hereof. Furthermore, we express no opinion as to the price or trading range at which shares of the common stock of OrNda will trade following the Summit Merger or the Mergers.

  In the ordinary course of our business, we actively trade the equity and debt securities of OrNda for our own account and for the accounts of our customers and, accordingly, may at any time hold a long or short position in such securities.

  It is understood that this letter is for the information of the Board of Directors of OrNda only and may not be used for any other purpose without our prior written consent; however, this letter may be disclosed in the Proxy Statement/Prospectus.

  Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Summit Exchange Ratio is fair, from a financial point of view, to OrNda.


                                   Very truly yours,

                                   KIDDER, PEABODY & CO. INCORPORATED

          (LETTERHEAD OF DONALDSON, LUFKIN & JENRETTE APPEARS HERE)

                                                                         ANNEX E

                                          December 2, 1993

Board of Directors
American Healthcare Management, Inc.
600 American Avenue, Suite 200
King of Prussia, PA 19406

Attention: Steven L. Volla Chairman of the Board, President and Chief Executive
        Officer

Gentlemen:

  You have requested that we update our opinion delivered to you on November 18, 1993 as to the fairness from a financial point of view to the shareholders of American Healthcare Management, Inc. (the "Company") of the consideration to be received by such shareholders pursuant to the terms of the merger (the "Merger") contemplated by the Agreement and Plan of Merger dated as of November 18, 1993, between OrNda HealthCorp ("OHC") and the Company (the "Agreement") and you have further requested our opinion as to such fairness in light of the proposed acquisition of Summit Health Ltd ("Summit") by OHC (the "Summit Transaction").

  Pursuant to the Agreement, each share of common stock of the Company will be converted in the Merger into the right to receive 0.60 shares of common stock, $0.01 par value per share, of OHC ("OHC Common Stock"). Pursuant to the terms of the Summit Transaction, each share of common stock of Summit will be converted into the right to receive 0.2157 shares of OHC Common Stock and $5.50 in cash.

  In updating our opinion, we have reviewed the Agreement, the terms of the Summit Transaction and financial and other information that was publicly available or furnished to us by the Company, OHC and Summit including information provided during discussions with the respective managements of such companies. In addition, we have compared certain financial and securities data of the Company, OHC and Summit with relevant data for various other companies whose securities are traded in public markets, reviewed the historical stock prices and trading volumes of the common stock of the Company, OHC and Summit, reviewed certain forecast financial information for the Company, OHC, Summit and the combined company provided to us, reviewed prices and premiums paid in other business combinations and conducted such other financial studies, analyses and investigations as we deemed appropriate for purposes of this opinion.

  In rendering our opinion, we have relied upon and assumed, without independent verification, the accuracy, completeness and fairness of all of the financial and other information that was available to us from public sources, that was provided to us by either the Company, OHC or Summit or any of their representatives, or that was otherwise disclosed to or reviewed by us. With respect to budget or forecast information supplied to us, we have assumed that all such information has been reasonably derived on bases reflecting the best currently available estimates and judgments of the Company's, OHC's and Summit's respective managements as to the future operating and financial performance of their respective companies. We did not make any independent evaluation of the Company's assets or liabilities, and we relied, without independent verification, on the accuracy of all information reviewed by us.

  Our opinion is necessarily based on economic, market, financial and other conditions as they exist on, and on the information made available to us as of, the date of this letter. It should be understood that, although subsequent developments may affect this opinion, we do not have any obligation to update, revise or reaffirm this opinion. We are expressing no opinion herein as to the prices at which the common stock of OHC, the Company or Summit will trade at any time. Our opinion does not constitute a recommendation to any shareholder as to how such shareholder should vote on the proposed transaction.

  Donaldson, Lufkin & Jenrette Securities Corporation, as part of its investment banking services, is regularly engaged in the valuation of businesses and securities in connection with mergers, acquisitions, underwritings, sales and distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. While DLJ has not performed investment banking or other services for the Company in the past, it has performed investment banking and other services for OHC and Summit including managing an offering of $400 million of senior subordinated notes in 1992 for OHC, assisting with OHC's restructuring and managing an offering of $37.4 million of exchangeable subordinated notes for Summit. DLJ was compensated for such services. In addition, DLJ owns approximately 3% of the OHC shares outstanding.

  Based upon the foregoing and such other factors as we deem relevant, we continue to be of the opinion that the consideration to be received by the shareholders of the Company in the Merger, pursuant to the Agreement, is fair to such shareholders from a financial point of view whether or not the Summit Transaction is consummated.

                                          Very truly yours,

                                          DONALDSON, LUFKIN & JENRETTE
                                              SECURITIES CORPORATION

                                             /s/ Marsha Plotnitsky

                                             Marsha Plotnitsky
                                             Managing Director

[LETTERHEAD OF SMITH BARNEY SHEARSON]


                                                                         ANNEX F


March 14, 1994

The Board of Directors
Summit Health Ltd.
2600 West Magnolia Boulevard
Burbank, California 91507-2100

Members of the Board:

You have requested our opinion as to the fairness, from a financial point of view, to the holders of the common stock of Summit Health Ltd. ("SHL") of the consideration to be received by such holders pursuant to the terms and subject to the conditions set forth in the Agreement and Plan of Merger, dated as of December 2, 1993, as amended as of January 14, 1994 (the "Merger Agreement"), by and among OrNda HealthCorp ("OrNda"), SHL Acquisition Co., a wholly owned subsidiary of OrNda ("Sub"), and SHL. As more fully described in the Merger Agreement, (i) Sub will be merged with and into SHL (the "Merger") and (ii) each outstanding share of the common stock, no par value, of SHL (the "SHL Common Stock") will be converted into the right to receive (A) 0.2157 of a share of the common stock, par value $0.01 per share, of OrNda (the "OrNda Common Stock" and such consideration, the "Stock Consideration") and (B) cash in the amount of $5.50 (the "Cash Consideration" and, together with the Stock Consideration, the "Merger Consideration").

In arriving at our opinion, we reviewed the Merger Agreement and held discussions with certain senior officers, directors and other representatives and advisors of SHL and certain senior officers and other representatives and advisors of OrNda concerning the business, operations and prospects of SHL and OrNda. We examined certain publicly available business and financial information relating to SHL and OrNda as well as certain financial forecasts and other data for SHL and OrNda which were provided to us by the respective managements of SHL and OrNda, including information relating to certain strategic implications and operational benefits anticipated from the Merger. We reviewed the financial terms of the Merger as set forth in the Merger Agreement in relation to, among other things: current and historical market prices and trading volumes of the OrNda Common Stock and SHL Common Stock; the respective companies' historical and projected earnings; and the capitalization and financial condition of SHL and OrNda. We considered, to the extent publicly available, the financial terms of certain other similar transactions recently effected which we considered comparable to the Merger and analyzed certain financial and other publicly available information relating to the businesses of other companies whose operations we considered comparable to those of SHL and OrNda. We also evaluated the potential pro forma financial impact of the Merger on OrNda. We also considered, without independent verification, certain publicly available business and financial information relating to American Healthcare Management ("AHM") as well as certain financial forecasts and other data relating to AHM provided to us by AHM and OrNda in connection with our review of the Merger.



[LETTERHEAD OF SMITH BARNEY SHEARSON]

The Board of Directors
Summit Health Ltd.
2600 West Magnolia Boulevard
Burbank, California 91507-2100
Page 2

In addition to the foregoing, we conducted such other analyses and examinations and considered such other financial, economic and market criteria as we deemed necessary to arrive at our opinion. In rendering our opinion, we have assumed and relied, without independent verification, upon the accuracy and completeness of all financial and other information publicly available or furnished to or otherwise discussed with us. With respect to financial forecasts and other information provided to or otherwise discussed with us, we assumed that such forecasts and other information were reasonably prepared on bases reflecting the best currently available estimates and judgments of the respective managements of SHL, OrNda and AHM as to the expected future financial performance of SHL, OrNda and AHM. We are not expressing any opinion as to what the value of the OrNda Common Stock actually will be when issued to SHL stockholders pursuant to the Merger or the price at which the OrNda Common Stock will trade subsequent to the Merger. We have not made or been provided with an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of SHL, OrNda or AHM nor have we made any physical inspection of the properties or assets of SHL, OrNda or AHM. Our opinion is necessarily based upon financial, stock market and other conditions and circumstances existing and disclosed to us as of the date hereof.

Smith Barney Shearson has been engaged to render financial advisory services to SHL in connection with the Merger and will receive a fee for our services, a significant portion of which is contingent upon the consummation of the Merger. We also will receive a fee upon the delivery of this opinion. In the ordinary course of our business, we may actively trade the equity and debt securities of SHL, OrNda and AHM for our own account or for the account of our customers and, accordingly, may at any time hold a long or short position in such securities. In addition, Smith Barney Shearson has provided SHL and its affiliates with financial advisory and investment banking services in the past, including acting as lead manager for a public offering by SHL in March, 1993 of 7 1/2% Exchangeable Subordinated Notes Due 2003, for which services we have received customary fees.

Our advisory services and the opinion expressed herein are provided solely for the use of the Board of Directors of SHL in its evaluation of the proposed Merger and are not on behalf of, and are not intended to confer rights or remedies upon, OrNda, any stockholder of SHL or OrNda, or any person other than SHL's Board of Directors. Our opinion may not be published or otherwise used or referred to, nor shall any public reference to Smith Barney Shearson be made, without our prior written consent.

Based upon and subject to the foregoing, our experience as investment bankers, our work as described above and other factors we deemed relevant, we are of the opinion that, as of the date hereof, the Merger Consideration is fair, from a financial point of view, to the holders of SHL Common Stock.

Very truly yours,

/s/ SMITH BARNEY SHEARSON INC.

SMITH BARNEY SHEARSON INC.

                                                                         ANNEX G

        CALIFORNIA GENERAL CORPORATION LAW CHAPTER 13 DISSENTERS' RIGHTS

  (S) 1300. Right to Require Repurchase--"Dissenting Shares" and "Dissenting Shareholder" Defined.

  (a) If the approval of the outstanding shares (Section 152) of a corporation is required for a reorganization under subdivisions (a) and (b) or subdivision
(e) of Section 1201, each shareholder of the corporation entitled to vote on the transaction and each shareholder of a subsidiary corporation in a short-form merger may, by complying with this chapter, require the corporation in which the shareholder holds shares to purchase for cash at their fair market value the shares owned by the shareholder which are dissenting shares as defined in subdivision (b). The fair market value shall be determined as of the day before the first announcement of the terms of the proposed reorganization or short-form merger, excluding any appreciation or depreciation in consequence of the proposed action, but adjusted for any stock split, reverse stock split or share dividend which becomes effective thereafter.

  (b) As used in this chapter, "dissenting shares" means shares which come within all of the following descriptions:

    (1) Which were not immediately prior to the reorganization or short-form merger either (i) listed on any national securities exchange certified by the Commissioner of Corporations under subdivision (o) of Section 25100 or
  (ii) listed on the list of OTC margin stocks issued by the Board of Governors of the Federal Reserve System, and the notice of meeting of shareholders to act upon the reorganization summarizes this Section and Sections 1301, 1302, 1303 and 1304; provided, however, that this provision does not apply to any shares with respect to which there exists any restriction on transfer imposed by the corporation or by any law or regulation; and, provided, further, that this provision does not apply to any class of shares described in clause (i) or (ii) if demands for payment are filed with respect to 5 percent or more of the outstanding shares of that class.

    (2) Which were outstanding on the date for the determination of shareholders entitled to vote on the reorganization and (i) were not voted in favor of the reorganization or, (ii) if described in clause (i) or (ii) of paragraph (l) (without regard to the provisos in that paragraph), were voted against the reorganization, or which were held of record on the effective date of a short-form merger; provided, however, that clause (i) rather than clause (ii) of this paragraph applies in any case where the approval required by Section 1201 is sought by written consent rather than at a meeting.

    (3) Which the dissenting shareholder has demanded that the corporation purchase at their fair market value, in accordance with Section 1301.

    (4) Which the dissenting shareholder has submitted for endorsement, in accordance with Section 1302.

  (c) As used in this chapter, "dissenting shareholder" means the recordholder of dissenting shares and includes a transferee of record.

  (S) 1301. Demand for Purchase.

  (a) If, in the case of a reorganization, any shareholders of a corporation have a right under Section 1300, subject to compliance with paragraphs (3) and
(4) of subdivision (b) thereof, to require the corporation to purchase their shares for cash, such corporation shall mail to each such shareholder a notice of the approval of the reorganization by its outstanding shares (Section 152) within 10 days after the date of such approval, accompanied by a copy of Sections 1300, 1302, 1303, 1304 and this Section, a statement of the price determined by the corporation to represent the fair market value of the dissenting shares, and a brief description of the procedure to be followed if the shareholder desires to exercise the shareholder's right under such Sections. The statement of price constitutes an offer by the corporation to purchase at the price stated any dissenting shares as defined in subdivision
(b) of Section 1300, unless they lose their status as dissenting shares under
Section 1309.

  (b) Any shareholder who has a right to require the corporation to purchase the shareholder's shares for cash under Section 1300, subject to compliance with paragraphs (3) and (4) of subdivision (b) thereof, and who desires the corporation to purchase such shares shall make written demand upon the corporation for the purchase of such shares and payment to the shareholder in cash of their fair market value. The demand is not effective for any purpose unless it is received by the corporation or any transfer agent thereof (a) in the case of shares described in clause (i) or (ii) of paragraph (1) of subdivision (b) of Section 1300 (without regard to the provisos in that paragraph), not later than the date of the shareholders' meeting to vote upon the reorganization, or (b) in any other case within 30 days after the date on which the notice of the approval by the outstanding shares pursuant to subdivision (a) or the notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder.

  (c) The demand shall state the number and class of the shares held of record by the shareholder which the shareholder demands that the corporation purchase and shall contain a statement of what such shareholder claims to be the fair market value of those shares as of the day before the announcement of the proposed reorganization or short-form merger. The statement of fair market value constitutes an offer by the shareholder to sell the shares at such price.

  (S) 1302. Endorsement of Shares.

  Within 30 days after the date on which notice of the approval by the outstanding shares or the notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder, the shareholder shall submit to the corporation at its principal office or at the office of any transfer agent thereof, (a) if the shares are certificated securities, the shareholder's certificates representing any shares which the shareholder demands that the corporation purchase, to be stamped or endorsed with a statement that the shares are dissenting shares or to be exchanged for certificates of appropriate denomination so stamped or endorsed or (b) if the shares are uncertificated securities, written notice of the number of shares which the shareholder demands that the corporation purchase. Upon subsequent transfers of the dissenting shares on the books of the corporation, the new certificates, initial transaction statement, and other written statements issued therefor shall bear a like statement, together with the name of the original dissenting holder of the shares.

  (S) 1303. Agreed Price; Time for Payment.

  (a) If the corporation and the shareholder agree that the shares are dissenting shares and agree upon the price of the shares, the dissenting shareholder is entitled to the agreed price with interest thereon at the legal rate on judgments from the date of the agreement. Any agreements fixing the fair market value of any dissenting shares as between the corporation and the holders thereof shall be filed with the secretary of the corporation.

  (b) Subject to the provisions of Section 1306, payment of the fair market value of dissenting shares shall be made within 30 days after the amount thereof has been agreed or within 30 days after any statutory or contractual conditions to the reorganization are satisfied, whichever is later, and in the case of certificated securities, subject to surrender of the certificates therefor, unless provided otherwise by agreement.

  (S) 1304. Dissenter's Action to Enforce Payment.

  (a) If the corporation denies that the shares are dissenting shares, or the corporation and the shareholder fail to agree upon the fair market value of the shares, then the shareholder demanding purchase of such shares as dissenting shares or any interested corporation, within six months after the date on which notice of the approval by the outstanding shares (Section 152) or notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder, but not thereafter, may file a complaint in the superior court of the proper county praying the court to determine whether the shares are dissenting shares or the fair market value of the dissenting shares or both or may intervene in any action pending on such a complaint.

  (b) Two or more dissenting shareholders may join as plaintiffs or be joined as defendants in any such action and two or more such actions may be consolidated.

  (c) On the trial of the action the court shall determine the issues. If the status of the shares as dissenting shares is in issue, the court shall first determine that issue. If the fair market value of the dissenting shares is in issue, the court shall determine, or shall appoint one or more impartial appraisers to determine, the fair market value of the shares.

  (S) 1305. Appraisers' Report--payment--costs.

  (a) If the court appoints an appraiser or appraisers, they shall proceed forthwith to determine the fair market value per share. Within the time fixed by the court, the appraisers, or a majority of them, shall make and file a report in the office of the clerk of the court. Thereupon, on the motion of any party, the report shall be submitted to the court and considered on such evidence as the court considers relevant. If the court finds the report reasonable, the court may confirm it.

  (b) If a majority of the appraisers appointed fail to make and file a report within 10 days from the date of their appointment or within such further time as may be allowed by the court or the report is not confirmed by the court, the court shall determine the fair market value of the dissenting shares.

  (c) Subject to the provisions of Section 1306, judgment shall be rendered against the corporation for payment of an amount equal to the fair market value of each dissenting share multiplied by the number of dissenting shares which any dissenting shareholder who is a party, or who has intervened, is entitled to require the corporation to purchase, with interest thereon at the legal rate from the date on which judgment was entered.

  (d) Any such judgment shall be payable forthwith with respect to uncertificated securities and, with respect to certificated securities, only upon the endorsement and delivery to the corporation of the certificates for the shares described in the judgment. Any party may appeal from the judgment.

  (e) The costs of the action, including reasonable compensation to the appraisers to be fixed by the court, shall be assessed or apportioned as the court considers equitable, but, if the appraisal exceeds the price offered by the corporation, the corporation shall pay the costs (including, in the discretion of the court, attorneys' fees, fees of expert witnesses and interest at the legal rate on judgments from the date of compliance with Sections 1300, 1301 and 1302 if the value awarded by the court for the shares is more than 125 percent of the price offered by the corporation under subdivision (a) of
Section 1301).

  (S) 1306. Dissenting Shareholder's Status as Creditor.

  To the extent that the provisions of Chapter 5 prevent the payment to any holders of dissenting shares of their fair market value, they shall become creditors of the corporation for the amount thereof together with interest at the legal rate on judgments until the date of payment, but subordinate to all other creditors in any liquidation proceeding, such debt to be payable when permissible under the provisions of Chapter 5.

  (S) 1307. Dividends Paid as Credit Against Payment.

  Cash dividends declared and paid by the corporation upon the dissenting shares after the date of approval of the reorganization by the outstanding shares (Section 152) and prior to payment for the shares by the corporation shall be credited against the total amount to be paid by the corporation therefor.

  (S) 1308. Continuing Rights and Privileges of Dissenting Shareholders.

  Except as expressly limited in this chapter, holders of dissenting shares continue to have all the rights and privileges incident to their shares, until the fair market value of their shares is agreed upon or determined. A dissenting shareholder may not withdraw a demand for payment unless the corporation consents thereto.

  (S) 1309. Termination of Dissenting Shareholder Status.

  Dissenting shares lose their status as dissenting shares and the holders thereof cease to be dissenting shareholders and cease to be entitled to require the corporation to purchase their shares upon the happening of any of the following:

  (a) The corporation abandons the reorganization. Upon abandonment of the reorganization, the corporation shall pay on demand to any dissenting shareholder who has initiated proceedings in good faith under this chapter all necessary expenses incurred in such proceedings and reasonable attorneys' fees.

  (b) The shares are transferred prior to their submission for endorsement in accordance with Section 1302 or are surrendered for conversion into shares of another class in accordance with the articles.

  (c) The dissenting shareholder and the corporation do not agree upon the status of the shares as dissenting shares or upon the purchase price of the shares, and neither files a complaint or intervenes in a pending action as provided in Section 1304, within six months after the date on which notice of the approval by the outstanding shares or notice pursuant to subdivision (i) of
Section 1110 was mailed to the shareholder.

  (d) The dissenting shareholder, with the consent of the corporation, withdraws the shareholder's demand for purchase of the dissenting shares.

  (S) 1310. Suspension of Proceedings for Payment Pending Litigation.

  If litigation is instituted to test the sufficiency or regularity of the votes of the shareholders in authorizing a reorganization, any proceedings under Sections 1304 and 1305 shall be suspended until final determination of such litigation.

  (S) 1311. Exempt Shares.

  This chapter, except Section 1312, does not apply to classes of shares whose terms and provisions specifically set forth the amount to be paid in respect to such shares in the event of a reorganization or merger.

  (S) 1312. Attacking Validity of Reorganization or Merger.

  (a) No shareholder of a corporation who has a right under this chapter to demand payment of cash for the shares held by the shareholder shall have any right at law or in equity to attack the validity of the reorganization or short-form merger, or to have the reorganization or short-form merger set aside or rescinded, except in an action to test whether the number of shares required to authorize or approve the reorganization have been legally voted in favor thereof; but any holder of shares of a class whose terms and provisions specifically set forth the amount to be paid in respect to them in the event of a reorganization or short-form merger is entitled to payment in accordance with those terms and provisions or, if the principal terms of the reorganization are approved pursuant to subdivision (b) of Section 1202, is entitled to payment in accordance with the terms and provisions of the approved reorganization.

  (b) If one of the parties to a reorganization or short-form merger is directly or indirectly controlled by, or under common control with, another party to the reorganization or short-form merger, subdivision (a) shall not apply to any shareholder of such party who has not demanded payment of cash for such shareholder's shares pursuant to this chapter; but if the shareholder institutes any action to attack the validity of the reorganization or short-form merger or to have the reorganization or short-form merger set aside or rescinded, the shareholder shall not thereafter have any right to demand payment of cash for the shareholder's shares pursuant to this chapter. The court in any action attacking the validity of the reorganization or short-form merger or to have the reorganization or short-form merger set aside or rescinded shall not restrain or enjoin the consummation of the transaction except upon 10 days' prior notice to the corporation and upon a determination by the court that clearly no other remedy will adequately protect the complaining shareholder or the class of shareholders of which such shareholder is a member.

  (c) If one of the parties to a reorganization or short-form merger is directly or indirectly controlled by, or under common control with, another party to the reorganization or short-form merger, in any action to attack the validity of the reorganization or short-form merger or to have the reorganization or short-form merger set aside or rescinded, (a) a party to reorganization or short-form merger which controls another party to the reorganization or short-form merger shall have the burden of proving that the transaction is just and reasonable as to the shareholders of the controlled party, and (b) a person who controls two or more parties to a reorganization shall have the burden of proving that the transaction is just and reasonable as to the shareholders of any party so controlled.

                                                                         ANNEX H

                                ORNDA HEALTHCORP

                              INCENTIVE BONUS PLAN

1.  Purpose

  The purpose of this Plan is to create an incentive for key employees of OrNda HealthCorp (the "Company"), to enable the Company to achieve high levels of annual operating performance and to attract and retain top quality, high performing key executives.

2.  Definitions

  (a) Award. "Award" means an Award to a Participant based on the achievement of the Performance Measurement Goals set forth in Paragraph 6(c) below.

  (b) Award Level. "Award Level" means the minimum, threshold and maximum payout levels established for each category of Participant established pursuant to Paragraph 5 below.

  (c) Board. "Board" means the Board of Directors of the Company.

  (d) Change in Capitalization. "Change in Capitalization" means any increase, reduction, or change or exchange of shares of Common Stock for a different number or kind of shares or other securities of the Company by reason of a reclassification, recapitalization, merger, consolidation, reorganization, issuance of warrants or rights, stock dividend, stock split or reverse stock split, combination or exchange of shares, repurchase of shares, change in corporate structure or otherwise.

  (e) Change in Control. "Change in Control" means (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company's then outstanding securities; or (ii) during any period of two consecutive years or portion thereof (not including any period prior to the date the Board adopts this Plan), individuals who at the beginning of such period constitute the Board and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (i) or (ii) of this Subsection) whose election by the Board or nomination for election by the Company's shareholders was approved by a vote of at least two-thirds ( 2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or (iii) the shareholders of the Company approve a merger or consolidation of the Company with any other corporation (or similar transaction), other than a merger or consolidation (or similar transaction) which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 75% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger, consolidation or similar transaction (either alone or in combination with new or additional voting securities held by management of the Company and its subsidiaries) or the shareholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

  (f) Committee. "Committee" means the Compensation Committee of the Board of Directors or such other committee of the Board as the Board shall designate.

  (g) Common Stock. "Common Stock" means the shares of common stock, par value $.01 per share, of the Company.

  (h) Disability. "Disability" shall mean Permanent Disability as defined in the OrNda HealthCorp Long Term Disability Plan, as amended from time to time.

  (i) Fair Market Value. "Fair Market Value" per share as of a particular date shall mean (i) the closing sales price per share of Common Stock on the national securities exchange on which the Common Stock is principally traded, on such date or on the last preceding date on which there was a sale of such Common Stock on such exchange, or (ii) if the shares of Common Stock are then traded in an over-the-counter market, the average of the closing bid and asked prices for the shares of Common Stock in such over-the-counter market on such date or on the last preceding date on which there was a sale of such Common Stock in such market, or (iii) if the shares of Common Stock are not then listed on a national securities exchange or traded in an over-the-counter market, such value as the Committee, in its sole discretion, shall determine.

  (j) Involuntary Termination. "Involuntary Termination" means (i) the termination of employment of the Participant by the Company other than a Termination For Cause or (ii) the termination of employment by the Participant within 60 days following any material change of the Participant's functions, duties, responsibilities or compensation.

  (k) Net Income. "Net Income" means the Company's net income for the Plan Year as reported in the Company's audited financial statements.

  (l) Participant. "Participant" shall mean an employee of the Company who has been selected by the Committee to participate in the Plan with respect to a particular Plan Year.

  (m) Performance Measurement Goal. "Performance Measurement Goal" means the criteria selected by the Committee pursuant to Paragraph 6(c) below to measure Company and individual performance during the Plan Year.

  (n) Plan. "Plan" means the OrNda HealthCorp Incentive Bonus Plan.

  (o) Plan Year. "Plan Year" means the period from each September 1 to the succeeding August 31.

  (p) Pro Rata Award. "Pro Rata Award" means a fraction of a Total Award calculated in accordance with Paragraph 7(c) below.

  (q) Retirement. "Retirement" shall mean the termination of employment following the Participant's Normal Retirement Date or Early Retirement Date, whichever occurs earlier, as such terms are defined in the OrNda HealthCorp 401(k) plan, as amended from time to time.

  (r) Salary. "Salary" shall mean a Participant's average rate of regular compensation, exclusive of extra compensation of any kind, such as overtime pay, bonuses or incentive pay, for the Plan Year or any partial Plan Year in the case of an employee who becomes a Participant after the first day of a Plan Year, as provided in Paragraph 4 below, or ceases to be a Participant prior to the last day of a Plan Year.

  (s) Termination For Cause. "Termination For Cause" means the termination of employment of a Participant on account of the Participant's personal dishonesty, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, or willful violation of any law, rule or regulation (other than traffic violations or similar offenses).

  (t) Total Award. "Total Award" means the full amount of an Award, if any, that would have been earned by a Participant in a Plan Year had (1) participation continued until the end of such Plan Year and (2) the average percentage rate of achievement of stated Performance Measurement Goals existing on the date of termination been maintained until the end of such Plan Year.

  (u) Voluntary Termination. "Voluntary Termination" means termination of employment by a Participant, except under circumstances which would constitute an Involuntary Termination.

3.  Plan Administration

  (a) The Plan shall be administered by the Committee. The Committee shall have the authority to, in its discretion, select the Participants, determine the Award, if any, to be made to each Participant, determine threshold, target and maximum Award Levels, establish Performance Measurement Goals, determine such other terms, conditions and restrictions subject to which Awards shall be granted, and interpret the Plan, establish any rules, and make any determinations considered necessary or advisable for the administration of the Plan.

  (b) Decisions and determinations by the Committee shall be final and binding upon all persons, including, but not limited to, the Company, Participants and their personal representatives, heirs and assigns, and other employees of the Company.

  (c) All expenses and liabilities incurred by the Committee in the administration of the Plan shall be borne by the Company. The Committee may employ attorneys, consultants, accountants, or other persons to render services in connection with the Plan. The Company, the Board, and the Committee shall be entitled to rely upon the advice, opinions, and/or valuations of any such persons. Neither the Company, the Board, the Committee, nor any member of the Board or Committee nor any officer or employee of the Company shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Board and Committee and the officers and employees of the Company are hereby indemnified by the Company with respect to any such liability to the fullest extent permitted by applicable laws, rules and regulations.

4.  Eligibility

  Participation in the Plan is limited to key employees of the Company who have received written notification from the Committee or a person designated by the Committee. No employee of the Company shall have a right to be selected to participate in the Plan unless such employee shall have received such written notification. Participants may be added at any time during a Plan Year. Any such Participant shall be entitled to a Pro Rata Award calculated in the manner described in Paragraph 7(c) below.

5.  Participation Levels

  Eligible employees under the plan shall be divided into such categories as the Committee shall deem appropriate for purposes of establishing threshold, target and maximum Award Levels, Performance Measurement Goals, and such other factors as it shall deem appropriate.

6.  Determination of Awards

  Grants of Awards pursuant to the Plan shall be subject to the following terms and conditions:

  (a) Agreement. Each Participant selected to participate in a Plan Year under this Plan shall enter into an agreement with the Company which shall set forth the terms and conditions of participation as set forth herein, and such other terms and conditions as the Committee shall, in its sole discretion, determine to be necessary to carry out the objectives of this Plan consistent with the terms hereof.

  (b) Award Levels. Awards under the Plan shall be established by the Committee based on threshold, target, and maximum payout levels expressed as a percentage of a Participant's Salary. In the event the Committee changes the Award Level with respect to a Participant during a Plan Year, the Participant's Award for the Plan Year, if any, shall be the sum of the fractional Awards earned by a Participant for participation at each different Award Level. The numerator of the fraction applicable to each Award earned at each such Award Level shall be the period of time during that Plan Year that the Participant was included in such Award Level and the denominator of the fraction shall be the period of time during the Plan Year that the Participant was included in any Award Level. Notwithstanding a change in Award Level, the Performance Measurement Goals established for an Award Level must be achieved before an Award at such Award Level will be made.

  (c) Performance Measurement Goals. Awards for a Plan Year shall be earned based on the extent to which the Company achieved the Company-level Performance Measurement Goals established by the Committee for such Plan Year, and the Participant achieved the individual-level Performance Measurement Goals established by the Committee for such Participant with respect to such Plan Year. The Committee shall establish the relative weightings of the Company and individual Performance Measurement Goals for purposes of determining the extent to which Awards are earned pursuant to this Section 6(c).

  (d) Calculation of Awards. The portion of an Award earned for a Plan Year shall be equal to a Participant's target Award multiplied by the sum of the Weighted Performance Factors which apply to such Participant. A "Weighted Performance Factor" is equal to the percentage of the target Award earned as a result of the percentage of achievement of a Company Performance Measurement Goal or the level of achievement of an individual Performance Measurement Goal, multiplied by the respective weights of such factors for such Participant. Calculation of Awards under the Plan shall, to the extent necessary, be based on interpolation.

  (e) Maximum Awards. The Committee shall establish for each Plan Year a maximum value of the aggregate Awards that may be earned by all Participants for such Plan Year. Such maximum shall be based upon a percentage, to be determined by the Committee, of the Company's Net Income for such Plan Year. To the extent that the sum of the Awards otherwise earned for such Plan Year exceed such maximum the Committee shall reduce all such Awards earned on a pro rata basis such that the sum of the Awards earned, as so reduced, does not exceed such maximum.

  (f) Payment of Awards.

    (i) An Award with respect to any Plan Year, to the extent earned, shall be payable by the Company as soon as is practicable after the end of the applicable Plan Year in accordance with the provisions of this paragraph
  (f). The value of such Awards to be paid shall be determined as of the final day of the Plan Year by the Committee in accordance with the Award Levels, Performance Measurement Goals and other factors established by the Committee for each Participant.

    (ii) An amount equal to the lesser of (i) the amount of the Award earned by the Participant or (ii) $10,000 plus one-half of the amount, if any, by which the amount of the Award earned by the Participant exceeds $10,000, shall be paid in cash. To the extent, if any, that the Award earned by the Participant exceeds the amount determined pursuant to the preceding sentence, such excess shall be converted to a number of whole shares of Common Stock based upon the Fair Market Value of the Common Stock on the last day of the Plan Year. A certificate representing such shares of Common Stock shall be issued in the name of the Participant as soon as practicable following the end of such Plan Year.

    (iii) Such shares of Common Stock may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of, except by will or the laws of descent and distribution, for such period as the Committee shall determine (the "Restricted Transfer Period"). The Committee may also impose such other restrictions and conditions on such shares as it deems appropriate. Certificates for shares of Common Stock issued pursuant hereto shall bear an appropriate legend referring to such restrictions, and any attempt to dispose of any such shares of stock in contravention of such restrictions shall be null and void and without effect. During the Restricted Transfer Period, such certificates shall be held in escrow by an escrow agent appointed by the Committee. Unless the Committee otherwise provides, the foregoing restrictions shall lapse with respect 1/3 of such shares of Common Stock on each of the first three (3) anniversaries of the last day of the Plan Year with respect to which such shares were earned or, if earlier, upon the occurrence of a Change in Control.

    (iv) Subject to such exceptions as may be determined by the Committee, if the Participant's employment with the Company shall terminate for any reason other than death, Disability or Involuntary Termination prior to the expiration of such period (the "Restricted Period") as the Committee shall prescribe, any shares of Common Stock issued hereunder shall thereupon be forfeited by the Participant and transferred to, and reacquired by, the Company at no cost to the Company. Unless the Committee determines otherwise, the foregoing restrictions shall lapse with respect to 1/3 of such shares of Common Stock on the last day of the Plan Year with respect to which they are issued and with respect to an additional 1/3 of such shares on each of the 2 succeeding anniversaries of such date or, if earlier, upon the occurrence of a Change in Control.

    (v) Except as otherwise described in paragraphs (iii) and (iv), the Participant shall at all times possess all incidents of ownership of the shares of Common Stock issued hereunder, including the right to receive dividends with respect to such shares and to vote such shares.

    (vi) The Committee shall have the authority (and the Agreement may so provide) to cancel all or any portion of any outstanding restrictions prior to the expiration of the Restricted Transfer Period or the Restricted Period with respect to any or all of the shares of Common Stock issued hereunder on such terms and conditions as the Committee shall deem appropriate.

    (vii) Notwithstanding the foregoing, each Participant shall be entitled to elect, on such form as the Committee shall prescribe, to receive the entire value of the Award earned by such Participant with respect to any Plan Year in shares of Common Stock with a Fair Market Value, determined as of the last day of such Plan Year, equal to the full amount of the Award so earned. In such event, the provisions of paragraph (iii) hereof shall apply until the expiration of the first Plan Year following the Plan Year with respect to which such shares were earned and the provisions of paragraph
  (iv) hereof shall be inapplicable to such shares. Any such election shall be made prior to the first day of the Plan Year to which it applies, provided however, that any such election with respect to the Plan Year commencing on September 1, 1993 may be made no later than December 31, 1993.

  (g) Award Adjustments. Notwithstanding any provision of this Plan to the contrary, the Committee, when calculating the Company's achievement of Performance Measurement Goals and the maximum aggregate earned Awards under paragraph (e) above, may, in its discretion exclude certain extraordinary occurrences which have a significant positive or negative unintended effect on the operating and/or financial results of the Company and are to a significant extent unrelated to the business decisions made by Participants during a Plan Year.

7.  Termination of Employment

  (a) In the event of a Participant's Voluntary Termination, Involuntary Termination or Termination For Cause during any Plan Year, participation in the Plan will cease and no Award will be earned for the Plan Year(s).

  (b) In the event of a Participant's Retirement, Disability or death during any Plan Year, the Participant shall be entitled to a Pro Rata Award for such Plan Year, based on the time of participation during such Plan Year and calculated in the manner described in Paragraph 7(c) below. In the event of the death of a Participant as described above, the Participant's estate shall be paid the Award(s) owed to the Participant under the Plan.

  (c) A Participant's Pro Rata Award for a Plan Year shall be the Participant's Total Award multiplied by a fraction the numerator of which is the number of months the Participant has participated in the Plan during such Plan Year, and the denominator of which is the number of months in the Plan Year.

8.  Stock

  The maximum number of shares of Common Stock which shall be reserved for issuance under the Plan shall be 600,000, subject to adjustment upon a Change in Capitalization. If the total number of shares which the Company would otherwise be required to issue with respect to a Plan Year exceeds the number of shares then available under the Plan, the Committee shall make a pro rata allocation of the shares remaining available among the Participants entitled thereto and shall pay the balance of any Awards in cash. In the event of a Change in Capitalization, the Committee shall conclusively determine the appropriate adjustments, if any, to be made under the Plan, including without limitation, adjustments to the number of shares of Common Stock authorized for issuance under the Plan.

9.  Withholding of Taxes

  Whenever payments are to be made to a Participant in satisfaction of an Award, such payments shall be net of an amount sufficient to pay any tax required by law to be withheld and paid by the Company to a governmental authority for the account of such Participant.

10.  Change of Control

  In the event there is a Change in Control during a Plan Year, participation in such Plan Year shall cease and each Participant shall be entitled to any Pro Rata Awards, calculated in accordance with Paragraph 7(c) above, earned by the Participant with respect to such Plan Year.

11.  No Rights to Employment

  Nothing in the plan or in any Award granted hereunder shall confer upon any employee of the Company the right to continue in the employ of the Company or to be entitled to any remuneration or benefits not set forth in the Plan or such Award or to interfere with or limit in any way the right of the Company to terminate such employee's employment.

12.  Transfer or Right to Award

  An Award granted under this agreement shall not be transferable and may not be sold, transferred, assigned, pledged, gifted, hypothecated or otherwise disposed of by a Participant other than by will or the laws of descent and distribution.

13.  Miscellaneous

  (a) Effective Date of the Plan. The effective date of the Plan shall be September 1, 1993.

  (b) Effect Upon Other Plan. The adoption of the Plan shall not affect any other compensation or incentive plan in effect for the Company, and the Plan shall not preclude the Board from establishing any other form of incentive, bonus or other compensation for employees of the Company.

  (c) Plan Termination. Subject to applicable law and the provisions of Paragraph 10 above, the Board shall have the right to terminate the Plan at any time; provided, that in the event a complete termination becomes effective during a Plan Year, the Participants be entitled to a Pro Rata Award for such Plan Year.

  (d) Amendment of the Plan. The Board may modify or amend the Plan in any respect, provided that any modification or amendment of the Plan shall not, without the consent of the Participant, adversely affect any outstanding Award(s).

  (e) Assignability of Awards. No right to an Award shall be assignable or transferable by a Participant except by will or by the laws of descent and distribution.

  (f) Partial Invalidity. If any term or provision of this Plan or the application thereof to any person or circumstances shall, to any extent, be held invalid or unenforceable, the remainder of this Plan, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall remain enforceable to the fullest extent permitted by law.

  (g) Governing Law. The Plan shall be governed by and construed in accordance with the laws of the State of New York (without regard to the choice of law provisions thereof).

  (h) Designation and Change of Beneficiary. Each Participant shall file with the Board a written designation of one or more persons as the Beneficiary who shall be entitled to receive the amount, if any, payable under the Plan upon the Participant's death. A Participant may, from time to time, revoke or change his or her Beneficiary designation without the consent of any prior Beneficiary by filing a new designation with the Board. The last such designation received by the Board shall be controlling; provided, however, that no designation or change or revocation thereof, shall be effective unless received by the Board prior to the Participant's death, and in no event shall it be effective as of a date prior to its receipt.

  (i) Payment of Awards upon Death or Incapacity of Participant. If a Participant to whom any amount is payable under the Plan is unable to care for his or her affairs because of illness or accident, or has died without timely designating a Beneficiary, then the Board of Directors shall make payment of amounts due to a Participant or Participant's estate as the case may be, as instructed by the Participant's legal representative or the executor of the Participant's estate.

                                                                         ANNEX I

                            SHARE INCREASE AMENDMENT

Proposed First Paragraph of Article Four of the Restated Certificate of Incorporation of OrNda HealthCorp

  The text of the proposed First Paragraph of Article Four is as follows:

    The total number of shares of stock which the Corporation shall have authority to issue is 210,000,000 shares of capital stock, classified as
  (i) 10,000,000 shares of preferred stock, par value $.01 per share ("Preferred Stock") and (ii) 200,000,000 shares of common stock par value $.01 per share ("Common Stock").

                                                                         ANNEX J

                                ORNDA HEALTHCORP
                          1994 MANAGEMENT EQUITY PLAN

1.  Purpose; Types of Awards; Construction.

  The purpose of the OrNda HealthCorp 1994 Management Equity Plan (the "Plan") is to afford an incentive to executive officers, other key employees and consultants of OrNda HealthCorp (the "Company"), or any subsidiary of the Company which now exists or hereafter is organized or acquired by the Company, to acquire a proprietary interest in the Company, to continue as employees or consultants, to increase their efforts on behalf of the Company and to promote the success of the Company's business. The provisions of the Plan are intended to satisfy the requirements of Section 16(b) of the Securities Exchange Act of 1934, and shall be interpreted in a manner consistent with the requirements thereof, as now or hereafter construed, interpreted and applied by regulations, rulings and cases.

2.  Definitions.

  As used in this Plan, the following words and phrases shall have the meanings indicated:

    (a) "Acceleration Date" shall have the meaning set forth in Section 11.

    (b) "Board" shall mean the Board of Directors of the Company.

    (c) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

    (d) "Committee" shall mean the Compensation Committee of the Board or such other committee established by the Board to administer the Plan.

    (e) "Common Stock" shall mean shares of common stock, par value $.01 per share, of the Company.

    (f) "Company" shall mean OrNda HealthCorp, a corporation organized under the laws of the State of Delaware, or any successor corporation.

    (g) "Disability" shall mean a Grantee's inability to perform his duties with the Company or any of its affiliates by reason of any medically determinable physical or mental impairment, as determined by a physician selected by the Grantee and acceptable to the Company.

    (h) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time, and as now or hereafter construed, interpreted and applied by regulations, rulings and cases.

    (i) "Fair Market Value" per share as of a particular date shall mean (i) the closing sales price per share of Common Stock on the national securities exchange on which the Common Stock is principally traded for the last preceding date on which there was a sale of such Common Stock on such exchange, or (ii) if the shares of Common Stock are then traded in an over-the-counter market, the average of the closing bid and asked prices for the shares of Common Stock in such over-the-counter market for the last preceding date on which there was a sale of such Common Stock in such market, or (iii) if the shares of Common Stock are not then listed on a national securities exchange or traded in an over-the-counter market, such value as the Committee, in its sole discretion, shall determine.

    (j) "Grantee" shall mean a person who receives a grant of Options, Stock Appreciation Rights or Limited Rights under the Plan.

    (k) "Incentive Stock Option" shall mean any option intended to be, and designated as, an incentive stock option within the meaning of Section 422 of the Code.

    (l) "Insider" shall mean a Grantee who is subject to the reporting requirements of Section 16(a) of the Exchange Act.

    (m) "Limited Right" shall mean a limited stock appreciation right granted pursuant to Section 10 which, in general, may be exercised for cash following an Acceleration Date.

    (n) "Option" or "Options" shall mean a grant to a Grantee of an option or options to purchase shares of Common Stock. Options granted by the Committee pursuant to the Plan shall constitute either Incentive Stock Options or Non-qualified Stock Options.

    (o) "Option Agreement" shall mean an agreement entered into between the Company and a Grantee in connection with a grant under the Plan.

    (p) "Option Price" shall mean the exercise price of the shares of Common Stock covered by an Option.

    (q) "Parent" shall mean any company (other than the Company) in an unbroken chain of companies ending with the Company if, at the time of granting an Option, each of the companies other than the Company owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other companies in such chain.

    (r) "Plan" means this OrNda HealthCorp 1994 Management Equity Plan, as amended from time to time.

    (s) "Rule 16b-3" shall mean Rule 16b-3, as from time to time in effect, promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act, including any successor to such Rule.

    (t) "Stock Appreciation Right" shall mean the right, granted to a Grantee under Section 9, to be paid an amount measured by the appreciation in the Fair Market Value of Common Stock from the date of grant to the date of exercise of the right, with payment to be made in cash or Common Stock as specified in the award or determined by the Committee.

    (u) "Subsidiary" shall mean any company (other than the Company) in an unbroken chain of companies beginning with the Company if, at the time of granting an Option, each of the companies other than the last company in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other companies in such chain.

    (v) "Ten Percent Stockholder" shall mean a Grantee who, at the time an Incentive Stock Option is granted, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary.

3.  Administration.

  The Plan shall be administered by the Committee. The Committee shall have the authority in its discretion, subject to and not inconsistent with the express provisions of the Plan, to administer the Plan and to exercise all the powers and authorities either specifically granted to it under the Plan or necessary or advisable in the administration of the Plan, including, without limitation, the authority to grant Options, Stock Appreciation Rights and Limited Rights; to determine which Options shall constitute Incentive Stock Options and which Options shall constitute Nonqualified Stock Options; to determine which Options (if any) shall be accompanied by Limited Rights; to determine the purchase price of the shares of Common Stock covered by each Option; to determine the persons to whom, and the time or times at which awards shall be granted; to determine the number of shares to be covered by each award; to interpret the Plan; to prescribe, amend and rescind rules and regulations relating to the Plan; to determine the terms and provisions of the Option Agreements (which need not be identical) and to cancel or suspend awards, as necessary; and to make all other determinations deemed necessary or advisable for the administration of the Plan.

  Committee may delegate to one or more of its members or to one or more agents such administrative duties as it may deem advisable, and the Committee or any person to whom it has delegated duties as aforesaid may employ one or more persons to render advice with respect to any responsibility the Committee or such person may have under the Plan. All decisions, determination and interpretations of the Committee shall be final and binding on all Grantees of any awards under this Plan.

  Board shall fill all vacancies, however caused, in the Committee. The Board may from time to time appoint additional members to the Committee, and may at any time remove one or more Committee members and substitute others. One member of the Committee shall be selected by the Board as chairman. The

Committee shall hold its meetings at such times and places as it shall deem advisable. All determinations of the Committee shall be made by a majority of its members either present in person or participating by conference telephone at a meeting or by written consent. The Committee may appoint a secretary and make such rules and regulations for the conduct of its business as it shall deem advisable, and shall keep minutes of its meetings.

  No member of the Board or Committee shall be liable for any action taken or determination made in good faith with respect to the Plan or any award granted hereunder.

4.  Eligibility.

  Awards may be granted to executive officers and other key employees and consultants of the Company or its Subsidiaries, including officers and directors who are employees, except as proscribed by the Exchange Act or the Code. In determining the persons to whom awards shall be granted and the number of shares to be covered by each award, the Committee shall take into account the duties of the respective persons, their present and potential contributions to the success of the Company and such other factors as the Committee shall deem relevant in connection with accomplishing the purpose of the Plan.

5.  Stock.

  The maximum number of shares of Common Stock reserved for the grant of awards under the Plan shall be 3,550,000 subject to adjustment as provided in Section 11 hereof. Such shares may, in whole or in part, be authorized but unissued shares or shares that shall have been or may be reacquired by the Company. The maximum number of shares with respect to which awards may be granted during any calendar year to any individual shall be 1,500,000.

  If any outstanding award under the Plan should, for any reason expire, be cancelled or be forfeited (other than in connection with the exercise of a Stock Appreciation Right or Limited Right), without having been exercised in full, the shares of Common Stock allocable to the unexercised, cancelled or terminated portion of such award shall (unless the Plan shall have been terminated) become available for subsequent grants of awards under the Plan.

6.  Terms and Conditions of Options.

  Each Option granted pursuant to the Plan shall be evidenced by an Option Agreement, in such form and containing such terms and conditions as the Committee shall from time to time approve. Each Option shall be subject to the following terms and conditions, except to the extent otherwise specifically provided in such Option Agreement:

    (a) Number of Shares. Each Option Agreement shall state the number of shares of Common Stock to which the Option relates.

    (b) Type of Option. Each Option Agreement shall specifically state that the Option constitutes an Incentive Stock Option or a Nonqualified Stock Option.

    (c) Option Price. Each Option Agreement shall state the Option Price, which, in the case of an Incentive Stock Option, shall not be less than one hundred percent (100%) of the Fair Market Value of the shares of Common Stock covered by the Option on the date of grant. The Option Price shall be subject to adjustment as provided in Section 11 hereof. The date as of which the Committee adopts a resolution expressly granting an Option shall be considered the day on which such Option is granted.

    (d) Medium and Time of Payment. The Option Price shall be paid in full, at the time of exercise, in cash or in shares of Common Stock having a Fair Market Value equal to such Option Price or in a combination of cash and Common Stock or in such other manner as the Committee shall determine including a cashless exercise procedure through a broker-dealer.

    (e) Term and Exercisability of Options. Each Option Agreement shall provide the exercise schedule for the Option as determined by the Committee, provided, that, the Committee shall have the authority to accelerate the exercisability of any outstanding Option at such time and under such circumstances as it, in its sole discretion, deems appropriate. The exercise period will be ten (10) years from the date of the grant of the Option unless otherwise determined by the Committee; provided, however, that in the case of an Incentive Stock Option, such exercise period shall not exceed ten (10) years from the date of grant of such Option. The exercise period shall be subject to earlier termination as provided in Sections 6(f) hereof. An Option may be exercised, as to any or all full shares of Common Stock as to which the Option has become exercisable, by written notice delivered in person or by mail to the Secretary of the Company, specifying the number of shares of Common Stock with respect to which the Option is being exercised.

    (f) Termination. Except as provided in this Section 6(f), an Option may not be exercised unless the Grantee is then in the employ of or maintaining a consultant relationship with the Company or a Subsidiary thereof (or a company or a Parent or Subsidiary company of such company issuing or assuming the Option in a transaction to which Section 424(a) of the Code applies), and unless the Grantee has remained continuously so employed or in the consultant relationship since the date of grant of the Option. In the event that the employment or consultant relationship of a Grantee shall terminate, all Options of such Grantee that are exercisable at the time of such termination may, unless earlier terminated in accordance with their terms, be exercised within thirty (30) days after the date of such termination (or such longer period as the Committee shall prescribe) and all Options that are nonexercisable at the time of such termination shall terminate at such time.

    (g) Other Provisions. The Option Agreements evidencing awards under the Plan shall contain such other terms and conditions not inconsistent with the Plan as the Committee may determine.

7.  Nonqualified Stock Options.

  Options granted pursuant to this Section 7 are intended to constitute Nonqualified Stock Options and shall be subject only to the general terms and conditions specified in Section 6 hereof.

8.  Incentive Stock Options.

  Options granted pursuant to this Section 8 are intended to constitute Incentive Stock Options and shall be subject to the following special terms and conditions, in addition to the general terms and conditions specified in
Section 6 hereof.

  (a) Value of Shares. The aggregate Fair Market Value (determined as of the date the Incentive Stock Option is granted) of the shares of Common Stock with respect to which Incentive Stock Options granted under this Plan and all other option plans of any subsidiary become exercisable for the first time by any Grantee during any calendar year shall not exceed $100,000.

  (b) Ten Percent Stockholder. In the case of an Incentive Stock Option granted to a Ten Percent Stockholder, (i) the Option Price shall not be less than one hundred ten percent (110%) of the Fair Market Value of the shares of Common Stock on the date of grant of such Incentive Stock Option, and (ii) the exercise period shall not exceed five (5) years from the date of grant of such Incentive Stock Option.

9.  Stock Appreciation Rights.

  The Committee shall have authority to grant a Stock Appreciation Right to the Grantee of any Option under the Plan with respect to all or some of the shares of Common Stock covered by such related Option. A Stock Appreciation Right shall, except as provided in this Section 9, be subject to the same terms and conditions as the related Option. Each Stock Appreciation Right granted pursuant to the Plan shall be evidenced by a written Agreement between the Company and the Grantee in such form as the Committee shall time to time approve.

  (a) Time of Grant. A Stock Appreciation Right may be granted either at the time of grant, or at any time thereafter during the term of the Option; provided, however that Stock Appreciation Rights related to Incentive Stock Options may only be granted at the time of grant of the related Option.

  (b) Payment. A Stock Appreciation Right shall entitle the holder thereof, upon exercise of the Stock Appreciation Right or any portion thereof, to receive payment of an amount computed pursuant to Section 9(d).

  (c) Exercise. A Stock Appreciation Right shall be exercisable at such time or times and only to the extent that the related Option is exercisable, and will not be transferable except to the extent the related Option may be transferable. A Stock Appreciation Right granted in connection with an Incentive Stock Option shall be exercisable only if the Fair Market Value of a share of Common Stock on the date of exercise exceeds the purchase price specified in the related Incentive Stock Option.

  (d) Amount Payable. Upon the exercise of a Stock Appreciation Right, the Optionee shall be entitled to receive an amount determined by multiplying (i) the excess of the Fair Market Value of a share of Common Stock on the date of exercise of such Stock Appreciation Right over the Option Price under the related Option, by (ii) the number of shares of Common Stock as to which such Stock Appreciation Right is being exercised. Notwithstanding the foregoing, the Committee may limit in any manner the amount payable with respect to any Stock Appreciation Right by including such a limit at the time it is granted.

  (e) Treatment of Related Options and Stock Appreciation Rights Upon Exercise. Upon the exercise of a Stock Appreciation Right, the related Option shall be cancelled to the extent of the number of shares of Common Stock as to which the Stock Appreciation Right is exercised and upon the exercise of an Option granted in connection with a Stock Appreciation Right, the Stock Appreciation Right shall be cancelled to the extent of the number of shares of Common Stock as to which the Option is exercised or surrendered.

  (f) Method of Exercise. Stock Appreciation Rights shall be exercised by a Grantee only by a written notice delivered in person or by mail to the Secretary of the Company, specifying the number of shares of Common Stock with respect to which the Stock Appreciation Right is being exercised. If requested by the Committee, the Grantee shall deliver the Agreement evidencing the Stock Appreciation Right being exercised and the Option Agreement evidencing any related Option to the Secretary of the Company who shall endorse thereon a notation of such exercise and return such Agreements to the Grantee.

  (g) Form of Payment. Payment of the amount determined under Section 9(d), may be made solely in whole shares of Common Stock in a number determined based upon their Fair Market Value on the date of exercise of the Stock Appreciation Right or, alternatively, at the sole discretion of the Committee, solely in cash, or in a combination of cash and shares of Common Stock as the Committee deems advisable. If the Committee decides to make full payment in shares of Common Stock, and the amount payable results in a fractional share, payment for the fractional share will be made in cash. Notwithstanding the foregoing, to the extent required by Rule 16b-3 no payment in the form of cash may be made upon the exercise of a Stock Appreciation Right pursuant to Section 9(d) to an Insider, unless the exercise of such Stock Appreciation Right is made during the period beginning on the third business day and ending on the twelfth business day following the date of release for publication of the Company's quarterly or annual statements of earnings.

10.  Limited Stock Appreciation Rights.

  The Committee shall have authority to grant a Limited Right to the Grantee of any Option under the Plan with respect to all or some of the shares of Common Stock covered by such related Option. Each Limited Right granted pursuant to the Plan shall be evidenced by a written Agreement between the Company and the Grantee, in such form as the Committee shall from time to time approve.

  (a) Time of Grant. A Limited Right granted in tandem with a Nonqualified Stock Option may be granted either at the time of grant of the related Option or any time thereafter during its term. A Limited Right granted in tandem with an Incentive Stock Option may only be granted at the time of grant of the related Option.

  (b) Exercise. A Limited Right may be exercised only during the ninety-day period beginning on an Acceleration Date. Each Limited Right shall be exercisable only if, and to the extent that, the related Option is exercisable and, in the case of a Limited Right granted in tandem with an Incentive Stock Option, only when the Fair Market Value per share of Common Stock exceeds the Option Price per share. Notwithstanding the provisions of the two immediately preceding sentences, a Limited Right granted to a Grantee who is an Insider must be (i) held by the Insider for at least six (6) months from the date of grant of the Limited Right before it becomes exercisable and (ii) automatically paid out in cash to the Insider on an Acceleration Date (provided such six (6) month holding period requirement has been met).

  (c) Amount Payable. Upon the exercise of a Limited Right, the Grantee thereof shall receive in cash whichever of the following amounts is applicable:

    (i) in the case of the realization of Limited Rights by reason of an acquisition of Common Stock described in Section 11 (b)(i) below, an amount equal to the Acquisition Spread as defined in Section 10(d)(ii) hereof; or

    (ii) in the case of the realization of Limited Rights by reason of shareholder approval of an agreement or plan described in Section 11(b)(ii) below, an amount equal to the Merger Spread as defined in Section 10(d)(iv) hereof; or

    (iii) in the case of the realization of Limited Rights by reason of the change in composition of the Board described in Section 11(b)(iii) or shareholder approval of a plan or agreement described in Section 11(b)(iv) below, an amount equal to the Spread as defined in Section 10(d)(v) hereof.

  Notwithstanding the foregoing provisions of this Section 10(c), in the case of a Limited Right granted in respect of an Incentive Stock Option, the Grantee may not receive an amount in excess of the maximum amount that will enable such option to continue to qualify as an Incentive Stock Option.

  (d) Determination of Amounts Payable. The amounts to be paid to a Grantee pursuant to Section 10(c) shall be determined as follows:

    (i) The term "Acquisition Price per Share" as used herein shall mean, with respect to the exercise of any Limited Right by reason of an acquisition of Common Stock described in Section 12(b)(i) below, the greatest of (A) the highest price per share shown on the Statement of
  Schedule 13D or amendment thereto filed by the holder of 50% or more of the voting power of the Company that gives rise to the exercise of such Limited Right, (B) the highest price paid in any tender or exchange offer which is in effect at any time during the ninety-day period ending on the date of exercise of the Limited Right, or (C) the highest Fair Market Value per share of Common Stock during the ninety-day period ending on the date the Limited Right is exercised.

    (ii) The term "Acquisition Spread" as used herein shall mean an amount equal to the product computed by multiplying (A) the excess of (1) the Acquisition Price per Share over (2) the Option Price per share of Common Stock at which the Related LSAR Option is exercisable, by (B) the number of shares of Common Stock with respect to which such Limited Right is being exercised.

    (iii) The term "Merger Price per Share" as used herein shall mean, with respect to the exercise of any Limited Right by reason of shareholder approval of an agreement described in Section 11(b)(ii) below, the greater of (A) the fixed or formula price for the acquisition of shares of Common Stock specified in such agreement, if such fixed or formula price is determinable on the date on which such Limited Right is exercised, (B) the highest price paid in any tender or exchange offer which is in effect at any time during the ninety-day period ending on the date of exercise of the Limited Right, or (C) the highest Fair Market Value per share of Common Stock during the ninety-day period ending on the date on which such Limited Right is exercised.

    (iv) The term "Merger Spread" as used herein shall mean an amount equal to the product computed by multiplying (A) the excess of (1) the Merger Price per Share over (2) the Option Price per share of Common Stock at which the related Option is exercisable, by (B) the number of shares of Common Stock with respect to which such Limited Right is being exercised.

    (v) The term "Spread" as used herein shall mean, with respect to the exercise of any Limited Right by reason of a change in the composition of the Board described in Section 11(b)(iii) or shareholder approval of a plan or agreement described in Section 11(b)(iv) below, an amount equal to the product computed by multiplying (i) the excess of (A) the greater of (1) the highest price paid in any tender or exchange offer which is in effect at any time during the ninety-day period ending on the date of exercise of the Limited Right or (2) the highest Fair Market Value per share of Common Stock during the ninety-day period ending on the date the Limited Right is exercised over (B) the Option Price per share of Common Stock at which the related Option is exercisable, by (ii) the number of shares of Common Stock with respect to which the Limited Right is being exercised.

  (e) Treatment of Related Options and Limited Rights Upon Exercise. Upon the exercise of a Limited Right, the related Option shall cease to be exercisable to the extent of the shares of Common Stock with respect to which such Limited Right is exercised, but shall be considered to have been exercised to that extent for purposes of determining the number of shares of Common Stock available for the grant of further awards pursuant to this Plan. Upon the exercise or termination of a related Option, the Limited Right with respect to such related Option shall terminate to the extent of the shares of Common Stock with respect to which the related Option was exercised or terminated.

  (f) Method of Exercise. To exercise a Limited Right, the Grantee shall (i) deliver written notice to the Secretary of the Company specifying the number of shares of Common Stock with respect to which the Limited Right is being exercised, and (ii) if requested by the Committee, deliver the Agreement evidencing the Limited Rights being exercised and, if applicable, the Option Agreement evidencing the related Option to the Secretary of the Company, who shall endorse thereon a notation of such exercise and return such Agreements to the Grantee. The date of exercise of a Limited Right that is validly exercised shall be deemed to be the date on which there shall have been delivered the instruments referred to in the first sentence of this paragraph (f).

11.  Effect of Certain Changes.

  (a) In the event of any extraordinary dividend, stock dividend, recapitalization, reclassification, merger, consolidation, stock split, warrant or rights issuance, or combination or exchange of such shares, or other similar transactions, the number of shares of Common Stock available for awards, the number of such shares covered by outstanding awards, and the price per share of Options or the applicable market value of Stock Appreciation Rights or Limited Rights shall be equitably adjusted by the Committee to reflect such event and preserve the value of such awards; provided, however, that any fractional shares resulting from such adjustment shall be eliminated.

  (b) If, while any awards remain outstanding under the Plan, any of the following events shall occur (which events shall constitute a "Change in Control of the Company")--

    (i) any "person," as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than (1) the Company, (2) any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Subsidiaries, or (3) any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of Common Stock), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company's then outstanding voting securities;

    (ii) during any period of not more than two consecutive years, not including any period prior to the adoption of this Plan, individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (i),
  (iii), or (iv) of this Section 11(b)) whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds ( 2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof;

    (iii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving or parent entity) 50% or more of the combined voting power of the voting securities of the Company or such surviving or parent entity outstanding immediately after such merger or consolidation or (B) a merger or consolidation in which no "person" (as hereinabove defined) acquired 50% or more of the combined voting power of the Company's then outstanding securities; or

    (iv) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets (or any transaction having a similar effect)--

then from and after the date on which any such Change in Control shall have occurred (the "Acceleration Date"), the award covered by such Agreement shall be exercisable or otherwise nonforfeitable in full, whether or not otherwise exercisable or forfeitable.

  (c) In the event of a change in the Common Stock of the Company as presently constituted that is limited to a change of all of its authorized shares of Common Stock into the same number of shares with a different par value or without par value, the shares resulting from any such change shall be deemed to be the Common Stock within the meaning of the Plan.

12.  Period During Which Awards May Be Granted.

  Awards may be granted pursuant to the Plan from time to time within a period of ten (10) years from the date the Plan is adopted by the Board.

13.  Nontransferability of Awards.

  Awards granted under the Plan shall not be transferable otherwise than by will or by the laws of descent and distribution, and awards may be exercised or otherwise realized, during the lifetime of the Grantee, only by the Grantee or by his guardian or legal representative.

14.  Approval of Shareholders.

  The Plan shall take effect upon its adoption by the Board but the Plan (and any grants of awards made prior to the shareholder approval mentioned herein) shall be subject to the approval of the holder(s) of a majority of the issued and outstanding shares of voting securities of the company entitled to vote, which approval must occur within twelve months of the date the Plan is adopted by the Board.

15.  Agreement by Grantee Regarding Withholding Taxes.

  If the Committee shall so require, as a condition of exercise of an Option, Stock Appreciation Right or Limited Right (each a "Tax Event"), each Grantee shall agree that no later than the date of the Tax Event, the Grantee will pay to the Company or make arrangements satisfactory to the Committee regarding payment of any federal, state or local taxes of any kind required by law to be withheld upon the Tax Event. Alternatively, the Committee may provide that a Grantee may elect, to the extent permitted or required by law, to have the Company deduct federal, state and local taxes of any kind required by law to be withheld upon the Tax Event from any payment of any kind due to the Grantee. The withholding obligation may be satisfied by the withholding or delivery of Common Stock.

16.  Amendment and Termination of the Plan.

  The Board at any time and from time to time may suspend, terminate, modify or amend the Plan; provided, however, that an amendment which requires stockholder approval in order for the Plan to continue to comply with Rule 16b-3 or any other law, regulation or stock exchange requirement shall not be effective unless approved by the requisite vote of stockholders. Except as provided in
Section 11(a) hereof, no suspension, termination, modification or amendment of the Plan may adversely affect any award previously granted without the written consent of the Grantee.

17.  Rights as a Shareholder.

  A Grantee or a transferee of an award shall have no rights as a shareholder with respect to any shares covered by the award until the date of the issuance of a stock certificate to him for such shares. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distribution of other rights for which the record date is prior to the date such stock certificate is issued, except as provided in Section 11(a) hereof.

18.  No Rights to Employment.

  Nothing in the Plan or in any award granted or Agreement entered into pursuant hereto shall confer upon any Grantee the right to continue in the employ of, or in a consultant relationship with, the Company or any Subsidiary or to be entitled to any remuneration or benefits not set forth in the Plan or such Agreement or to interfere with or limit in any way the right of the Company or any such Subsidiary to terminate such Grantee's employment. Awards granted under the Plan shall not be affected by any change in duties or position of a Grantee as long as such Grantee continues to be employed by, or in a consultant relationship with, the Company or any Subsidiary.

19.  Beneficiary.

  A Grantee may file with the Committee a written designation of a beneficiary on such form as may be prescribed by the Committee and may, from time to time, amend or revoke such designation. If no designated beneficiary survives the Grantee, the executor or administrator of the Grantee's estate shall be deemed to be the Grantee's beneficiary.

20.  Governing Law.

  The Plan and all determinations made and actions taken pursuant hereto shall be governed by the laws of the State of New York.

21.  Effective Date and Duration of the Plan.

  This Plan shall be effective as of the date it is ratified by the shareholders of the Company, and shall terminate on the later of (a) the tenth anniversary of such date or (b) the last expiration of awards granted hereunder.

PROXY

                              SUMMIT HEALTH LTD.

                   PROXY FOR SPECIAL MEETING OF STOCKHOLDERS

                                 April 19, 1994

 THIS PROXY IS SOLICITED ON BEHALF OF SUMMIT HEALTH LTD.'S BOARD OF DIRECTORS

        The undersigned hereby appoints Donald J. Amaral and Shirley Hough, and each of them, proxies for the undersigned, with full power of substitution, to vote all shares of Summit Health Ltd. Common Stock which the undersigned may be entitled to vote at the Special Meeting of Stockholders of Summit Health Ltd., at The Rihga Royal Hotel, 151 West 54th Street, New York, New York on April 19, 1994, at 9:00 A.M., or at any adjournment thereof, upon the matters set forth on the reverse side and described in the accompanying Proxy Statement/Prospectus and upon such other business as may properly come before the meeting or any adjournment thereof.

        PLEASE MARK THIS PROXY AS INDICATED ON THE REVERSE SIDE TO VOTE ON ANY ITEM. IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS RECOMMENDATIONS, PLEASE SIGN THE REVERSE SIDE; NO BOXES NEED TO BE CHECKED.

COMMENTS/ADDRESS CHANGE: PLEASE MARK COMMENT/ADDRESS BOX ON REVERSE SIDE



                                      (Continued and to be signed on other side)




_______________________________________________________________________________



                                              [x] Please mark your vote this way

         -----------
           Common


The Board of Directors recommends a vote FOR item 1.

Item 1-THE SUMMIT
       MERGER         FOR         AGAINST       ABSTAIN
       PROPOSAL       [_]          [_]           [_]



I PLAN TO ATTEND MEETING      [_]

COMMENTS/ADDRESS CHANGE       [_]
Please mark the box if you
have written comments/address
change on the reverse side


Receipts is hereby acknowledged of Summit Health Ltd.'s
Notice of Meeting and Proxy Statement.



Signature(s) ____________________________________________     Date _________
NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

                            GAP PAGE TO COME LATER.